UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant  ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
CAPRI HOLDINGS LIMITED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee paid previously with preliminary materials.
☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED SEPTEMBER 8, 2023

Capri Holdings Limited
90 Whitfield Street
2nd Floor
London, United Kingdom
W1T 4EZ
44 207 632 8600

[  ], 2023
Dear Capri Shareholder:
You are cordially invited to attend a special meeting (including any adjournments or postponements thereof, which we refer to as the “Special Meeting”) of shareholders of Capri Holdings Limited, a British Virgin Islands business company (which we refer to as “Capri,” the “Company,” “we,” “us,” and “our”), to be held virtually via live webcast on [  ], 2023, beginning at [  ] (unless the Special Meeting is adjourned or postponed). Capri shareholders will be able to virtually attend and vote at the Special Meeting by visiting www.virtualshareholdermeeting.com/CPRI2023SM, which we refer to as the “Special Meeting website.” For purposes of attendance at the Special Meeting, all references in the enclosed proxy statement to “present” shall mean virtually present at the Special Meeting.
At the Special Meeting, you will be asked to consider and vote on (a) a proposal to adopt a resolution authorizing the Agreement and Plan of Merger, dated as of August 10, 2023 (as it may be amended from time to time, which we refer to as the “Merger Agreement”), by and among Capri, Tapestry, Inc., a Maryland corporation (which we refer to as “Tapestry”), and Sunrise Merger Sub, Inc., a British Virgin Islands business company and a wholly owned subsidiary of Tapestry (which we refer to as “Merger Sub”) (including the Plan of Merger attached thereto) and approving the Merger (as defined below) and the other transactions contemplated by the Merger Agreement (which we refer to as the “Merger Agreement Proposal”), (b) a proposal to approve, on an advisory (nonbinding) basis, the compensation that may be paid or become payable to Capri’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (which we refer to as the “Compensation Proposal”) and (c) a proposal to adjourn the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (which we refer to as the “Adjournment Proposal”). Pursuant to the terms of the Merger Agreement, subject to the terms and conditions set forth therein, Merger Sub will merge with and into Capri (which we refer to as the “Merger”), with Capri continuing as the surviving company in the Merger and as a wholly owned subsidiary of Tapestry.
The Merger Agreement provides that, subject to certain exceptions, each ordinary share, no par value, of Capri (which we refer to as “Capri ordinary shares”) outstanding immediately prior to the effective time of the Merger (which we refer to as the “Effective Time”) will, at the Effective Time, automatically be cancelled and the holder shall have the right to receive $57.00 in cash, without interest (which we refer to as the “Merger Consideration”), subject to any required tax withholding.
If the Merger is completed, you will be entitled to receive the Merger Consideration, less any applicable withholding taxes, for each Capri ordinary share that you own immediately prior to the Effective Time.
The Board of Directors of Capri (which we refer to as the “Board of Directors”), after considering the factors more fully described in the enclosed proxy statement, has unanimously: (a) determined that the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of Capri and its shareholders, (b) recommended that the shareholders of Capri adopt a resolution authorizing the Merger Agreement and the Plan of Merger and approve the Merger and the other transactions contemplated by the Merger Agreement, and (c) resolved to submit such matters for approval by Capri shareholders at the Special Meeting. The Board of Directors unanimously recommends that you vote: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement.
The proxy statement also describes the actions and determinations of the Board of Directors in connection with its evaluation of the Merger Agreement and the Merger. You should carefully read and consider the entire enclosed proxy statement and its annexes, including the Merger Agreement, as they contain important information about, among other things, the Merger and how it affects you.
Whether or not you plan to attend the virtual Special Meeting, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (in accordance with the instructions detailed in the section of this proxy statement entitled “The Special Meeting — Voting at the Special Meeting”). If you attend the Special Meeting and vote thereat, your vote will revoke any proxy that you have previously submitted.
If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the Merger Agreement Proposal, without your instructions.
Your vote is very important, regardless of the number of shares that you own. We cannot complete the Merger unless the Merger Agreement Proposal is approved by the affirmative vote of the holders of a majority of the outstanding Capri ordinary shares present virtually or represented by proxy at the Special Meeting and entitled to vote thereon at the Special Meeting. If you have any questions or need assistance voting your shares, please contact our proxy solicitor:
INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor
New York, New York 10022
Shareholders may call toll-free: (877) 800-5195
Banks and brokers may call collect: (212) 750-5833
On behalf of the Board of Directors, I thank you for your support and appreciate your consideration of these matters.
Sincerely,

John D. Idol

Chairman and Chief Executive Officer
Capri Holdings Limited
Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated [  ], 2023, and, together with the enclosed form of proxy card, is first being mailed to Capri shareholders on or about [  ], 2023.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED SEPTEMBER 8, 2023

Capri Holdings Limited
90 Whitfield Street
2nd Floor
London, United Kingdom
W1T 4EZ
44 207 632 8600
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON [  ], 2023
Notice is hereby given that a special meeting (including any adjournments or postponements thereof, which we refer to as the “Special Meeting”) of shareholders of Capri Holdings Limited, a British Virgin Islands business company (which we refer to as “Capri,” the “Company,” “we,” “us,” and “our”), will be held virtually via live webcast on [  ], 2023, beginning at [  ] (unless the Special Meeting is adjourned or postponed). Capri shareholders will be able to virtually attend and vote at the Special Meeting by visiting www.virtualshareholdermeeting.com/CPRI2023SM, which we refer to as the “Special Meeting website.” For purposes of attendance at the Special Meeting, all references in the enclosed proxy statement to “present” shall mean virtually present at the Special Meeting. The Special Meeting is being held for the following purposes:
1.
To consider and vote on the proposal to adopt a resolution authorizing the Agreement and Plan of Merger, dated as of August 10, 2023 (as it may be amended from time to time, which we refer to as the “Merger Agreement”), by and among Capri, Tapestry, Inc., a Maryland corporation (which we refer to as “Tapestry”), and Sunrise Merger Sub, Inc., a British Virgin Islands business company and a wholly owned subsidiary of Tapestry (which we refer to as “Merger Sub”) (including the Plan of Merger attached thereto) and approving the Merger and the other transactions contemplated by the Merger Agreement. Pursuant to the terms of the Merger Agreement, subject to the terms and conditions set forth therein, Merger Sub will merge with and into Capri (which we refer to as the “Merger”), with Capri continuing as the surviving company in the Merger and as a wholly owned subsidiary of Tapestry (which we refer to as the “Merger Agreement Proposal”);

2.
To consider and vote on the proposal to approve, on an advisory (nonbinding) basis, the compensation that may be paid or become payable to Capri’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (which we refer to as the “Compensation Proposal”); and

3.
To consider and vote on any proposal to adjourn the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (which we refer to as the “Adjournment Proposal”).

Only Capri shareholders of record as of the close of business on [  ], 2023 are entitled to notice of the Special Meeting and to vote at the Special Meeting or any adjournment, postponement or other delay thereof.
The Board of Directors unanimously recommends that you vote: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Whether or not you plan to attend the virtual Special Meeting, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (in accordance with the instructions detailed in the section of this proxy statement entitled “The Special Meeting — Voting at the Special Meeting”). If you attend the Special Meeting and vote thereat, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the Merger Agreement Proposal, without your instructions.

If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote “FOR” the Merger Agreement Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.
By Order of the Board of Directors,

John D. Idol

Chairman and Chief Executive Officer
Capri Holdings Limited

Dated: [ ], 2023

YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE: (1) BY TELEPHONE; (2) OVER THE INTERNET; OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote before the Special Meeting in the manner described in the enclosed proxy statement.
If you fail to (1) return your proxy card, (2) grant your proxy electronically over the Internet or by telephone or (3) attend the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the Merger Agreement Proposal but, assuming a quorum is present, will have no effect on the Compensation Proposal or the Adjournment Proposal.
You should carefully read and consider the entire accompanying proxy statement and its annexes, including the Merger Agreement, along with all of the documents incorporated by reference into the accompanying proxy statement, as they contain important information about, among other things, the Merger and how it affects you. If you have any questions concerning the Merger Agreement, the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your Capri ordinary shares, please contact our proxy solicitor:
INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor
New York, New York 10022
Shareholders may call toll-free: (877) 800-5195
Banks and brokers may call collect: (212) 750-5833

i

ii

SUMMARY
This summary highlights selected information from this proxy statement related to the Merger and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including the Merger Agreement (as defined below), along with all of the documents to which we refer in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement entitled “Where You Can Find More Information.” A copy of the Merger Agreement is attached as Annex A to this proxy statement. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger.
Except as otherwise specifically noted in this proxy statement, “Capri,” “we,” “our,” “us,” the “Company” and similar words refer to Capri Holdings Limited. Throughout this proxy statement, we refer to Tapestry, Inc. as “Tapestry,” Sunrise Merger Sub, Inc. as “Merger Sub,” and Capri, Tapestry, and Merger Sub each as a “party” and together as the “parties.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated as of August 10, 2023 (as it may be amended from time to time), by and among Capri, Tapestry, and Merger Sub as the “Merger Agreement”; our ordinary shares, no par value, as “Capri ordinary shares”; and the holders of Capri ordinary shares as “Capri shareholders.” Unless indicated otherwise, any other capitalized term used herein but not otherwise defined herein has the meaning assigned to such term in the Merger Agreement.
Parties Involved in the Merger (see page 21)
Capri Holdings Limited
Capri is a global fashion luxury group consisting of iconic, founder-led brands Versace, Jimmy Choo and Michael Kors. Our commitment to glamorous style and craftsmanship is at the heart of each of our luxury brands. We have built our reputation on designing exceptional, innovative products that cover the full spectrum of fashion luxury categories. Our strength lies in the unique DNA and heritage of each of our brands, the diversity and passion of our people and our dedication to the clients and communities we serve. Capri ordinary shares are listed on the New York Stock Exchange (which we refer to as the “NYSE”) under the symbol “CPRI.”
Tapestry, Inc.
Tapestry, a Maryland corporation, is a global house of brands that unites the magic of Coach, kate spade new york and Stuart Weitzman. Each of Tapestry’s brands are unique and independent, while sharing a commitment to innovation and authenticity defined by distinctive products and differentiated customer experiences across channels and geographies. Tapestry uses its collective strengths to move its customers and empower its communities, to make the fashion industry more sustainable, and to build a company that’s equitable, inclusive, and diverse. Tapestry’s common stock is listed on the NYSE under the symbol “TPR.”
Sunrise Merger Sub, Inc.
Merger Sub is a British Virgin Islands (“BVI”) business company limited by shares with BVI company number 2129509 and a wholly owned subsidiary of Tapestry that was formed solely for the purposes of entering into the Merger Agreement and related agreements and consummating the transactions contemplated thereby. Merger Sub has not engaged in any business activities to date other than in connection with the transactions contemplated by the Merger Agreement. Pursuant to the Merger Agreement, at the Effective Time (as defined below), Merger Sub will merge with and into Capri and will cease to exist.
The Merger (see page 55)
On the terms and subject to the conditions of the Merger Agreement, and in accordance with the BVI Business Companies Act (Revised Edition 2020) (as amended) (which we refer to as the “BVI Act”), Merger Sub will merge with and into Capri (which we refer to as the “Merger”), the separate corporate existence of Merger Sub will cease and Capri will continue its corporate existence under the BVI Act as the surviving BVI business company in the Merger (which we refer to as the “Surviving Company”). As a result of the Merger, Capri ordinary shares will no longer be publicly traded and will be delisted from the NYSE. In addition, Capri ordinary shares will be deregistered under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), and Capri will no longer file periodic or other reports with the United States Securities and Exchange Commission (which we refer to as the “SEC”). If the Merger is completed, you will not own any ordinary shares of the Surviving Company. The Merger will become effective at such time as the articles of merger with respect to the Merger have been duly registered by the Registrar of Corporate Affairs of the British Virgin Islands (which we refer to as the “Registrar”) or at such later date or time as may be agreed by Capri and Tapestry and specified in the articles of merger in accordance with the BVI Act (which we refer to as the “Effective Time”).
Merger Consideration (see page 56)
Capri Ordinary Shares
At the Effective Time, by virtue of the Merger and without any action on the part of Capri, Tapestry, Merger Sub, or the holders of any securities of Capri or Merger Sub, each Capri ordinary share issued and outstanding immediately prior to the Effective Time (other than (a) each share that is owned or held in treasury by Capri or is owned by Tapestry or any of its direct or indirect subsidiaries, which will be cancelled and will cease to exist (which we refer to as “Cancelled Shares”) and (b) each share held by a shareholder who properly demands in writing, and does not withdraw or lose, its dissenters’ rights in accordance with Section 179 of the BVI Act and otherwise complies with all provisions of the BVI Act relevant to the exercise and perfection of dissenters’ rights (which we refer to as the “Dissenting Shares”)) will be cancelled and the holder will receive the right to receive $57.00 in cash, without interest (which we refer to as the “Merger Consideration”), subject to any required tax withholding.
At or prior to the Effective Time, Tapestry will deposit (or cause to be deposited) with a designated exchange agent a cash amount that is sufficient to pay the aggregate Merger Consideration in exchange for all Capri ordinary shares outstanding immediately prior to the Effective Time (other than Cancelled Shares and Dissenting Shares). For more information, please see the section of this proxy statement entitled “The Merger Agreement — Exchange and Payment Procedures.”
After the Merger is completed, you will have the right to receive the Merger Consideration in respect of each Capri ordinary share that you own (other than any Cancelled Shares or Dissenting Shares) immediately prior to the Effective Time (subject to any required tax withholding), but you will no longer have any rights as a Capri shareholder (except for Capri shareholders who properly demand in writing, and do not withdraw or lose, their dissenters’ rights in accordance with Section 179 of the BVI Act and otherwise comply with all provisions of the BVI Act relevant to the exercise and perfection of dissenters’ rights, who shall only have such rights as prescribed by the BVI Act). For more information, please see the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Dissenters’ Rights.”
Treatment of Capri Equity Awards
At the Effective Time, (i) each outstanding option to purchase Capri ordinary shares (which we refer to as a “Capri Option”) with a per share exercise price equal to or in excess of the Merger Consideration will be converted automatically into an option to purchase shares of Tapestry common stock (which we refer to as a “Tapestry Option”), adjusted based on the Conversion Ratio, (ii) each outstanding Capri Option with a per share exercise price that is less than the Merger Consideration will be cancelled in exchange for an amount in cash equal to the excess of the Merger Consideration over the per share exercise price applicable to the Capri Option, (iii) each restricted share unit award relating to Capri ordinary shares (which we refer to as a “Capri RSU”) that is held by a non-employee director or named executive officer of Capri will vest and will be exchanged for the Merger Consideration in respect of each Capri ordinary share subject to such Capri RSU immediately prior to the Effective Time, (iv) each Capri RSU (other than any Capri RSU covered by the preceding clause (iii)) will be converted automatically into a restricted share unit award with respect to shares of Tapestry common stock (which we refer to as a “Tapestry RSU”), adjusted based on the Conversion Ratio, and (v) each restricted share unit award relating to Capri ordinary shares for which vesting is conditioned in whole or in part based on achievement of performance goals or metrics and for which the applicable performance period has not been completed as of the applicable determination date (which we refer to as a “Capri PSU”) will vest and will be exchanged for the Merger Consideration in respect of each Capri ordinary share subject to such Capri PSU immediately prior to the Effective Time (with the number of Capri ordinary shares subject to such Capri PSU determined based on (x) actual performance as determined by the Compensation and Talent Committee of the Board of Directors of Capri (which we refer to as the “Compensation Committee”) for any fully completed measurement period or performance period, as applicable, ended prior to the Effective Time to the extent the Compensation Committee can reasonably determine the level of achievement of performance for such completed measurement period or performance period, as applicable, prior to the Effective Time, and (y) target performance for any measurement period or performance period, as applicable, for which performance has not previously been determined). Each such converted Tapestry equity award will be subject to the same terms and conditions (including vesting terms and terms related to the treatment upon termination of employment) as applied to the corresponding Capri equity award. For purposes of the Merger Agreement, the “Conversion Ratio” means the quotient, rounded to the second decimal place, of (A) the Merger Consideration divided by (B) the volume weighted average closing sale price of one share of Tapestry common stock as reported on the New York Stock Exchange for the 10 consecutive full trading days ending on the trading day immediately preceding the Closing Date (as defined below).
For more information, please see the section of this proxy statement entitled “The Merger Agreement — Merger Consideration — Treatment of Capri Equity Awards.”
Material U.S. Federal Income Tax Consequences of the Merger (see page 51)
The exchange of Capri ordinary shares for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a U.S. Holder (as defined in the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Material U.S. Federal Income Tax Consequences of the Merger”) who exchanges Capri ordinary shares for cash in the Merger generally will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount of cash that such U.S. Holder receives in the Merger and (ii) such U.S. Holder’s adjusted tax basis in the Capri ordinary shares surrendered in exchange therefor.
For more information, please see the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Material U.S. Federal Income Tax Consequences of the Merger.” This proxy statement contains a general discussion of certain material U.S. federal income tax consequences of the Merger. You should consult your tax advisor to determine the particular tax consequences to you of the Merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws).
Dissenters’ Rights (see page 49)
At or from the Effective Time, all Dissenting Shares shall automatically be cancelled and each holder of Dissenting Shares shall cease to be a shareholder of Capri (and shall not be a shareholder of the Surviving Company) and shall cease to have any rights thereto (including any right to receive such holder’s portion of the aggregate Merger Consideration), subject to and except for such rights as are granted under Section 179 of the BVI Act.
Pursuant to Section 179 of the BVI Act, Capri shareholders who properly demand in writing, and do not withdraw or lose, their dissenters’ rights in accordance with Section 179 of the BVI Act and otherwise comply with all provisions of the BVI Act relevant to the exercise and perfection of dissenters’ rights, are entitled to payment of the fair value of their Capri ordinary shares.
If any holder of Capri ordinary shares (other than a holder of Capri ordinary shares who consented in writing to the Capri Shareholder Approval) fails to give written objection to the Merger within the terms of Section 179 of the BVI Act, or otherwise fails to validly dissent in accordance with the terms of Section 179 of the BVI Act, then the rights of such holder under Section 179 of the BVI Act shall cease to exist, and the underlying Capri ordinary shares shall be cancelled, and the holder shall only be entitled to receive such holder’s portion of the aggregate Merger Consideration.
Only Capri shareholders of record may dissent. Any shares held in “street name” will need to be transferred to you before you may dissent.
Regulatory Approvals Required for the Merger (see page 53)
U.S. Regulatory Clearances
Under the Merger Agreement, the Merger cannot be completed until the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (which we refer to as the “HSR Act”), has expired or been terminated and any and all agreements with governmental entities pursuant to which such parties have agreed not to consummate the transactions contemplated by the Merger Agreement until a specified time that have been entered into in accordance with the Merger Agreement have expired, been terminated or been waived. Tapestry and Capri made the filings required under the HSR Act on August 31, 2023.

Other Regulatory Clearances
The Merger is also subject to receipt of regulatory approvals in certain other jurisdictions. In particular, the Merger is subject to clearance or approval under the antitrust laws in Australia, Canada, China, the EU (or, in the alternative, under the national merger control regimes of certain EU member states), Japan, Korea, and the United Kingdom. The Merger is also subject to approval by the European Commission under the EU Foreign Subsidies Regulation (Regulation EU 2022/2560).
For more information, please see the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Regulatory Approvals Required for the Merger.” In each case, the Merger cannot be completed until the parties obtain clearance or approval to consummate the Merger or the applicable waiting periods have expired or been terminated unless the condition is waived. Subject to the terms and conditions of the Merger Agreement, the parties have agreed to cooperate with each other and use their reasonable best efforts to make these filings as promptly as reasonably practicable.
Closing Conditions (see page 73)
The obligations of the parties to consummate the Merger are subject to the satisfaction or waiver of customary conditions, including (among other conditions) the following:
•	the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding Capri ordinary shares;
•
the absence of any law, order, injunction or timing agreement issued by any governmental entity of competent jurisdiction in certain applicable jurisdictions that has the effect of restraining, enjoining or otherwise prohibiting the consummation of the Merger;

•
the expiration or termination of the waiting period applicable to the consummation of the Merger and other transactions contemplated by the Merger Agreement under the HSR Act and the completion, expiration, or termination of all applicable filings, registrations, waiting periods and approvals under certain other applicable regulatory laws;

•	the accuracy of the representations and warranties contained in the Merger Agreement (subject to certain materiality qualifiers); and
•
the compliance with and performance by the parties, in all material respects, of their respective covenants and obligations required by the Merger Agreement to be complied with or performed by such parties at or prior to the Closing (as defined below).

Financing of the Merger (see page 48)
Tapestry intends to fund the Merger, the repayment of certain indebtedness of Capri and related transaction costs (which we refer to as the “Financing Amounts”) with a combination of cash on hand and the proceeds from (a) one or more issuances of senior unsecured debt securities or the borrowing of senior unsecured term loans, or a combination of the foregoing, and/or (b) a committed bridge facility. The funding of the bridge facility, to the extent necessary, is subject to customary conditions. The completion of the Merger is not subject to any financing condition.
Required Shareholder Approval (see page 17)
The affirmative vote of the holders of a majority of the outstanding Capri ordinary shares present virtually or represented by proxy at the Special Meeting and entitled to vote thereon is required to adopt the Merger Agreement (which we refer to as the “Merger Agreement Proposal”). As of [ ], 2023 (which we refer to as the “Record Date”), [ ] votes constitute a majority of the outstanding Capri ordinary shares entitled to vote thereon. Approval of the proposal to approve, on an advisory (nonbinding) basis, the compensation that may be paid or become payable to Capri’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (which we refer to as the “Compensation Proposal”) requires the affirmative vote of a majority of the votes of the Capri ordinary shares present virtually or represented by proxy at the special meeting of Capri shareholders (such meeting, the “Special Meeting”) and entitled to vote on the Compensation Proposal. Approval of the proposal to adjourn the Special Meeting (which we refer to as the “Adjournment Proposal”) requires the affirmative vote of a majority of the votes of the Capri ordinary shares present virtually or represented by proxy at the Special Meeting and entitled to vote on the Adjournment Proposal. The approval of the Compensation Proposal is advisory (nonbinding) and is not a condition to the completion of the Merger.
As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, [ ] Capri ordinary shares, representing approximately [ ]% of the Capri ordinary shares outstanding as of the Record Date. We currently expect that our directors and executive officers will vote all of their respective Capri ordinary shares: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal, although none of them have entered into any agreements obligating them to do so.
The Special Meeting (see page 17)
Date, Time and Location
The Special Meeting to consider and vote on the proposal to adopt the Merger Agreement will be held virtually via live webcast on [ ], 2023, beginning at [ ] (unless the Special Meeting is adjourned or postponed). Capri shareholders will be able to virtually attend and vote at the Special Meeting by visiting www.virtualshareholdermeeting.com/CPRI2023SM, which we refer to as the “Special Meeting website.” For purposes of attendance at the Special Meeting, all references in this proxy statement to “present” shall mean virtually present at the Special Meeting.
Record Date; Shares Entitled to Vote
You are entitled to vote at the Special Meeting if you owned Capri ordinary shares at the close of business on [ ], 2023, which we refer to as the “Record Date.” Each Capri shareholder shall be entitled to one vote for each such Capri ordinary share owned at the close of business on the Record Date.
Quorum
As of the Record Date, there were [ ] Capri ordinary shares outstanding and entitled to vote at the Special Meeting. The presence, in person, or by remote communication, or represented by proxy, of not less than 50 percent of the votes of the Capri ordinary shares entitled to vote on resolutions of members to be considered at the Special Meeting will constitute a quorum at the Special Meeting.
Recommendation of the Capri Board of Directors (see page 31)
The Board of Directors of Capri (which we refer to as the “Board of Directors”) has unanimously: (a) determined that the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of Capri and its shareholders, (b) recommended that the shareholders of Capri adopt a resolution authorizing the Merger Agreement and the Plan of Merger and approve the Merger and the other transactions contemplated by the Merger Agreement, and (c) resolved to submit such matters for approval by Capri shareholders at the Special Meeting.
The Board of Directors unanimously recommends that you vote: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Opinion of Barclays Capital Inc. (see page 35)
On August 9, 2023, Barclays Capital Inc. (which we refer to as “Barclays”) rendered its oral opinion (which was subsequently confirmed in writing) to the Board of Directors that, as of the date of such opinion and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the consideration to be offered to the shareholders of Capri in the Merger is fair to such shareholders from a financial point of view.
The full text of Barclays’ written opinion is attached as Annex B to this proxy statement. Barclays’ written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion. You are encouraged to read the opinion carefully in its entirety.
For a further discussion of Barclays’ opinion, see the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Opinion of Barclays Capital Inc.”

Interests of Capri’s Executive Officers and Directors in the Merger (see page 43)
Capri’s executive officers and directors have certain interests in the Merger that are different from, or in addition to, those of Capri shareholders. See “Proposal 1: Adoption of the Merger Agreement — Interests of Capri’s Executive Officers and Directors in the Merger” for additional information about interests that Capri’s executive officers and directors have in the Merger that are different than yours.
Non-Solicitation Covenant (see page 64)
During the period commencing on the date of the Merger Agreement and ending as of the earlier of the Effective Time or the valid termination of the Merger Agreement pursuant to the Merger Agreement (which we refer to as the “Pre-Closing Period”), Capri has agreed that it will not, and will cause its controlled affiliates and all of its directors and officers and any of their other respective representatives acting on their behalf not to, directly or indirectly: solicit, initiate or knowingly facilitate or knowingly encourage the making or submission of any proposal or offer which constitutes or would reasonably be expected to lead to an Acquisition Proposal (as defined in the section of this proxy statement entitled “The Merger Agreement — Non-Solicitation Covenant”); participate in any negotiations regarding, or furnish to any person any information relating to Capri or any of its subsidiaries in connection with an Acquisition Proposal; withdraw, amend or otherwise propose to withdraw or amend, in a manner adverse to Tapestry, the Board of Directors’ recommendation in favor of Capri’s shareholders approving the Merger Agreement; fail to publicly recommend against any publicly disclosed Acquisition Proposal or reaffirm the Board of Directors’ recommendation within 10 business days after such public disclosure; fail to include the Board of Directors’ recommendation in this proxy statement; approve, authorize or permit entry into any merger agreement, acquisition agreement, letter of intent or similar agreement with respect to any Acquisition Proposal; call or convene a meeting of Capri’s shareholders to consider a proposal that would reasonably be expected to materially impair, prevent or delay the consummation of the Merger and the other transactions contemplated by the Merger Agreement; or resolve to do any of the foregoing.
Capri has agreed that it will, and will cause its controlled affiliates and its directors and officers and any of their other respective representatives acting on their behalf to, cease any existing activities with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal. Capri has agreed to promptly (and in any event within two business days of the date of the Merger Agreement) request that each third party that had executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal return or destroy all nonpublic information furnished by Capri or any of its representatives, and Capri has agreed to terminate access to any physical or electronic data rooms relating to an acquisition of Capri or any portion thereof by such person and its representatives. For more information, please see the section of this proxy statement entitled “The Merger Agreement — Non-Solicitation Covenant.”
Prior to the adoption of the Merger Agreement Proposal by Capri shareholders, the Board of Directors is entitled to change its recommendation regarding adoption of the Merger Agreement and/or to terminate the Merger Agreement, as applicable, for the purpose of entering into an agreement in respect of a Superior Proposal or in light of an Intervening Event (as defined in the section of this proxy statement entitled “The Merger Agreement — The Board of Directors’ Recommendation; Change of Recommendation”) if it complies with certain procedures in the Merger Agreement, including giving Tapestry appropriate notice of such intention and negotiating further in good faith with Tapestry at Tapestry’s option before the Board of Directors determines in good faith, after having consulted with its outside counsel, that the failure to make a Change of Recommendation or terminate the Merger Agreement, as applicable, would be reasonably likely to violate its fiduciary or statutory duties under applicable law. For more information, please see the section of this proxy statement entitled “The Merger Agreement — The Board of Directors’ Recommendation; Change of Recommendation.”
The termination of the Merger Agreement by Capri in connection with the Board of Directors’ authorization for Capri to enter into a definitive agreement to consummate an alternative transaction contemplated by a Superior Proposal will result in the payment by Capri of a termination fee of $240 million. For more information, please see the section of this proxy statement entitled “The Merger Agreement — Termination Fee Payable by Capri.”
Termination of the Merger Agreement (see page 74)
In addition to the circumstances described above, Tapestry and Capri have certain rights to terminate the Merger Agreement under customary circumstances, including (i) by mutual agreement, (ii) if any governmental entity with competent jurisdiction over Tapestry or Capri has issued a final and non-appealable injunction or similar order or any law that prohibits or makes illegal the consummation of the Merger and the other transactions contemplated by the Merger Agreement, (iii) in the event of an uncured breach in any material respect of the Merger Agreement by the other party, (iv) if the Merger has not been consummated on or before August 10, 2024 (which we refer to as the “Outside Date”, and which may be extended to November 10, 2024 and February 10, 2025 under certain circumstances) or (v) if Capri shareholders fail to adopt the Merger Agreement at the Special Meeting (or any adjournment or postponement thereof). Under certain circumstances, (a) Capri is required to pay Tapestry a termination fee equal to $240 million and (b) Tapestry is required to pay Capri its reasonable fees and expenses, subject to a specified cap. For more information, please see the sections of this proxy statement entitled “The Merger Agreement — Termination of the Merger Agreement,” “The Merger Agreement — Termination Fee Payable by Capri” and “The Merger Agreement — Fees Payable by Tapestry.”
Effect on Capri if the Merger Is Not Completed (see page 22)
If the Merger Agreement is not adopted by Capri shareholders, or if the Merger is not completed for any other reason:
•	Capri shareholders will not be entitled to, nor will they receive, any payment for their respective Capri ordinary shares pursuant to the Merger Agreement;
•
(a) Capri will remain an independent public company; (b) Capri ordinary shares will continue to be listed and traded on the NYSE and registered under the Exchange Act; and (c) Capri will continue to file periodic and other reports with the SEC; and

•
under certain specified circumstances described in the section of this proxy statement entitled “The Merger Agreement — Termination Fee Payable by Capri,” Capri will be required to pay Tapestry a termination fee of $240 million.

For more information, please see the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Effect on Capri if the Merger Is Not Completed.”

QUESTIONS AND ANSWERS
The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that are important to you. You should carefully read and consider the more detailed information contained elsewhere in this proxy statement and the annexes to this proxy statement, including the Merger Agreement, along with all of the documents we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement entitled “Where You Can Find More Information.”
Q:	Why am I receiving these materials?
A:
This document is being delivered to you because you are a shareholder of Capri as of the Record Date of [  ], 2023. The Board of Directors is furnishing this proxy statement and form of proxy card to the Capri shareholders in connection with the solicitation of proxies to be voted at the Special Meeting.

Q:	When and where is the Special Meeting?
A:
The Special Meeting is scheduled to be held virtually via live webcast on [  ], 2023, at [  ] (unless the Special Meeting is adjourned or postponed). There will not be a physical meeting location. We believe a virtual-only meeting format facilitates shareholder attendance and participation by enabling all shareholders to participate fully, equally and without additional cost, using an Internet-connected device from any location around the world. In addition, the virtual-only meeting format increases our ability to engage with all shareholders, regardless of size, resources or physical location.

Capri shareholders will be able to virtually attend and vote at the Special Meeting by visiting www.virtualshareholdermeeting.com/CPRI2023SM, which we refer to as the “Special Meeting website.” On the day of the Special Meeting, you can log in to the Special Meeting with the control number included on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials, as applicable. We recommend that you log in to our virtual meeting platform at least 15 minutes before the scheduled start time of the Special Meeting to ensure that you can access the meeting. If you encounter any technical difficulties with the virtual meeting during the log in or meeting time, please call the technical support number that will be posted on the virtual meeting log in page. Rules governing the conduct of the Special Meeting will be posted on the virtual meeting platform along with an agenda.
Q:	What am I being asked to vote on at the Special Meeting?
A:	You are being asked to vote on the following proposals:
•	to adopt the Merger Agreement Proposal;
•	to approve, on an advisory (nonbinding) basis, the Compensation Proposal; and
•	to approve the Adjournment Proposal.
Q:	Who is entitled to vote at the Special Meeting?
A:
Capri shareholders as of the Record Date of [  ], 2023 are entitled to notice of the Special Meeting and to vote at the Special Meeting. Each holder of Capri ordinary shares shall be entitled to cast one vote on each matter properly brought before the Special Meeting for each such ordinary share owned at the close of business on the Record Date. Virtual attendance at the Special Meeting via the Special Meeting website is not required to vote.

Q:	How does the Merger Consideration compare to the market price of Capri ordinary shares prior to the announcement of the Merger Agreement?
A:
The Merger Consideration of $57.00 per share represents a premium of approximately 59% to Capri’s 30-day volume-weighted average share price ending August 9, 2023, the last full trading day prior to the announcement of the entry into the Merger Agreement. The closing price of Capri ordinary shares on the NYSE on [  ], 2023, the most recent practicable date prior to the date of this proxy statement, was $[  ]. You are encouraged to obtain current market prices of Capri ordinary shares in connection with voting your Capri ordinary shares.

Q:	May I attend and vote at the Special Meeting?
A:	All Capri shareholders as of the Record Date may attend and vote at the Special Meeting.
Shares held directly in your name as a Capri shareholder of record may be voted at the Special Meeting via the Special Meeting website. Shares held in “street name” may be voted at the Special Meeting via the Special Meeting website only if you obtain a legal proxy from your bank, broker or other nominee.
Even if you plan to attend the virtual Special Meeting, we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (in accordance with the instructions detailed in the section of this proxy statement entitled “The Special Meeting — Voting at the Special Meeting”) so that your vote will be counted if you later decide not to or become unable to virtually attend the Special Meeting. If you attend the Special Meeting and vote thereat, your vote will revoke any proxy previously submitted.
Q:	What will I receive if the Merger is completed?
A:
Upon completion of the Merger, you will be entitled to receive the Merger Consideration of $57.00 in cash, without interest, for each Capri ordinary share that you own (other than any Dissenting Shares or Cancelled Shares) immediately prior to the Effective Time, subject to any required tax withholding. For example, if you own 100 Capri ordinary shares, you will receive $5,700 in cash in exchange for your Capri ordinary shares (other than any Dissenting Shares or Cancelled Shares), without interest and less any applicable tax withholding. Dissenting Shares means shares held by a shareholder who properly provides a written objection, properly provides written notice of his or her election to dissent, and does not withdraw or lose, its dissenters’ rights in accordance with Section 179 of the BVI Act and otherwise complies with all provisions of the BVI Act relevant to the exercise and perfection of dissenters’ rights. Cancelled Shares means shares that are owned or held in treasury by Capri or are owned by Tapestry or any of its direct or indirect subsidiaries, which will be cancelled and will cease to exist.

Q:	What are the material U.S. federal income tax consequences of the Merger to holders of Capri ordinary shares?
A:
The exchange of Capri ordinary shares for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a U.S. Holder (as defined in the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Material U.S. Federal Income Tax Consequences of the Merger”) who exchanges Capri ordinary shares for cash in the Merger generally will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount of cash that such U.S. Holder receives in the Merger and (ii) such U.S. Holder’s adjusted tax basis in the Capri ordinary shares exchanged therefor.

For more information, please see the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Material U.S. Federal Income Tax Consequences of the Merger.” This proxy statement contains a general discussion of certain material U.S. federal income tax consequences of the Merger. You should consult your tax advisor to determine the particular tax consequences to you of the Merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws).
Q:	What vote is required to approve the Merger Agreement Proposal, the Compensation Proposal and the Adjournment Proposal?
A:
The affirmative vote of the holders of a majority of the outstanding Capri ordinary shares present virtually or represented by proxy at the Special Meeting and entitled to vote thereon is required to adopt the resolution authorizing the Merger Agreement. The affirmative vote of a majority of the votes of the Capri ordinary shares present virtually or represented by proxy at the Special Meeting and entitled to vote on the Compensation Proposal is required to approve the Compensation Proposal. The affirmative vote of a majority of the votes of the Capri ordinary shares present virtually or represented by proxy at the Special Meeting and entitled to vote on the Adjournment Proposal is required for approval of the Adjournment Proposal.

If a quorum is present at the Special Meeting, the failure of any Capri shareholder of record to: (a) submit a signed proxy card; (b) grant a proxy over the Internet or by telephone (in accordance with the instructions detailed in the section of this proxy statement entitled “The Special Meeting — Voting at the Special Meeting”); or (c) attend the Special Meeting will have the same effect as a vote “AGAINST” the Merger Agreement Proposal but, assuming a quorum is present, will have no effect on the Compensation Proposal or the Adjournment Proposal. If a quorum is present at the Special Meeting, abstentions will have the same effect as a vote “AGAINST” the Merger Agreement Proposal, the Compensation Proposal and the Adjournment Proposal. If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Q:	What constitutes a quorum?
A:
Not less than 50 percent of the votes of the Capri ordinary shares outstanding and entitled to vote on resolutions of members present virtually or represented by proxy will constitute a quorum at the Special Meeting. Because there were [  ] Capri ordinary shares outstanding and entitled to vote as of the Record Date, we will need holders of at least [  ] shares present virtually or represented by proxy at the Special Meeting to achieve a quorum.

Q:	What happens if the Merger is not completed?
A:
If the Merger Agreement is not authorized by Capri shareholders or if the Merger is not completed for any other reason, Capri shareholders will not receive any payment for their Capri ordinary shares. Instead, Capri will remain an independent public company, Capri ordinary shares will continue to be listed and traded on the NYSE and registered under the Exchange Act, and Capri will continue to file periodic and other reports with the SEC.

Under specified circumstances, Capri will be required to pay Tapestry a termination fee of $240 million upon the termination of the Merger Agreement, as described in the section of this proxy statement entitled “The Merger Agreement — Termination Fee Payable by Capri.”
Q:	Why are Capri shareholders being asked to cast an advisory (nonbinding) vote to approve the Compensation Proposal?
A:
The Exchange Act and applicable SEC rules thereunder require Capri to seek an advisory (nonbinding) vote with respect to certain payments that could become payable to its named executive officers in connection with the Merger.

Q:	What will happen if Capri shareholders do not approve the Compensation Proposal at the Special Meeting?
A:
Approval of the Compensation Proposal is not a condition to the completion of the Merger and is separate and apart from the Merger Agreement Proposal. Accordingly, a Capri shareholder may vote to approve the Merger Agreement Proposal and vote not to approve the Compensation Proposal, or vice versa. The vote with respect to the Compensation Proposal is an advisory vote and will not be binding on Capri. Therefore, if the approval of the Merger Agreement Proposal is obtained and the Merger is completed, the amounts payable under the Compensation Proposal will continue to be payable to Capri’s named executive officers in accordance with the terms and conditions of the applicable agreements regardless of whether the Compensation Proposal is approved.

Q:	What do I need to do now?
A:
You should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including the Merger Agreement, along with all of the documents that we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or grant your proxy electronically over the Internet or by telephone (in accordance with the instructions detailed in the section of this proxy statement entitled “The Special Meeting — Voting at the Special Meeting”), so that your shares can be voted at the Special Meeting. If you hold your shares in “street name,” please refer to the voting instruction form provided by your bank, broker or other nominee to vote your shares.

Q:	Should I surrender my certificates or book-entry shares now?
A:
No. After the Merger is completed, the Exchange Agent (as defined in the section of this proxy statement entitled “The Merger Agreement — Exchange and Payment Procedures”) will, within two business days following the Effective Time, mail to each holder of record of certificates representing Capri ordinary shares, whose shares were converted into the right to receive the Merger Consideration, (A) a letter of transmittal and (B) instructions that explain how to surrender certificates of Capri ordinary shares in exchange for the Merger Consideration. If you hold book-entry shares, Tapestry will cause the applicable Merger Consideration to be paid directly to the person in whose name such book-entry shares are registered.
Q:	What happens if I sell or otherwise transfer my Capri ordinary shares after the Record Date but before the Special Meeting?
A:
The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the date the Merger is expected to be completed. If you sell or transfer your Capri ordinary shares after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies Capri in writing of such special arrangements, you will transfer the right to receive the Merger Consideration, if the Merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the Special Meeting. Even if you sell or otherwise transfer your Capri ordinary shares after the Record Date, we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (in accordance with the instructions detailed in the section of this proxy statement entitled “The Special Meeting — Voting at the Special Meeting”).

Q:	What is the difference between holding shares as a Capri shareholder of record and holding shares in “street name” as a beneficial owner?
A:
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered to be the “shareholder of record” with respect to those shares. In this case, this proxy statement and your proxy card have been sent directly to you by Capri.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of Capri ordinary shares held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the Capri shareholder of record. As the beneficial owner, you have the right to vote on the Internet, by telephone or, if you received a paper copy of the proxy materials, by completing, signing and mailing the proxy card enclosed therewith in the postage-prepaid envelope provided for that purpose.
Q:	How may I vote?
A:
If you are a Capri shareholder of record (that is, if your Capri ordinary shares are registered in your name with American Stock Transfer & Trust Company, our transfer agent), there are four ways to vote:

•
Internet: Vote at www.virtualshareholdermeeting.com/CPRI2023SM in advance of the Special Meeting. The Internet voting system is available 24 hours a day until 11:59 p.m. Eastern Time on [  ], 2023. Once you enter the Internet voting system, you can record and confirm (or change) your voting instructions.

•
Telephone: Use the telephone number shown on your proxy card. The telephone voting system is available 24 hours a day in the United States until 11:59 p.m. Eastern Time on [  ], 2023. Once you enter the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions.

•
Mail: Mark your voting instructions on the card and sign, date and return it in the postage-paid envelope provided. For your mailed proxy card to be counted, we must receive it before [  ] on [  ], 2023.

•
At the Special Meeting: Shares held directly in your name as a Capri shareholder of record may be voted at the Special Meeting via the Special Meeting website. Shares held in “street name” may be voted at the Special Meeting via the Special Meeting website only if you obtain a legal proxy from your bank, broker or other nominee.

If your Capri ordinary shares are held in “street name” by a bank, broker or other nominee, the holder of your shares will provide you with a copy of this proxy statement, a voting instruction form and directions on how to provide voting instructions. These directions may allow you to vote over the Internet or by telephone.
Whether or not you plan to attend the virtual Special Meeting, we urge you to vote in advance by proxy to ensure your vote is counted. We encourage you to submit your proxy over the Internet or by telephone, both of which are convenient, cost-effective and reliable alternatives to returning a proxy card by mail. You may still attend the Special Meeting and vote thereat if you have already voted by proxy.

Please be aware that, although there is no charge for voting your shares, if you vote electronically over the Internet by visiting the address on your proxy card or by telephone by calling the phone number on your proxy card, in each case, you may incur costs such as Internet access and telephone charges for which you will be responsible.
Q:	What is a proxy?
A:
A proxy is a Capri shareholder’s legal designation of another person to vote shares owned by such Capri shareholder on their behalf. If you are a Capri shareholder of record, or beneficially in street name, you can vote by proxy over the Internet, by telephone or by mail by following the instructions provided in the enclosed proxy card. If you hold shares beneficially in “street name,” you should follow the voting instructions provided by your bank, broker or other nominee.

Q:	If a Capri shareholder gives a proxy, how are the shares voted?
A:
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?
A:
No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares. Without instructions, your shares will not be voted on such proposals, which will have the same effect as if you voted against the Merger Agreement Proposal but, assuming a quorum is present, will have no effect on the Compensation Proposal or the Adjournment Proposal.

Q:	May I change my vote after I have mailed my signed and dated proxy card?
A:
Yes. You can change or revoke your proxy before the Special Meeting in the manner described in this proxy statement. If you are the record holder of your shares, you may change or revoke your proxy by any of the following actions:

•	Notifying our Corporate Secretary in writing at 90 Whitfield Street, 2nd Floor, London, United Kingdom W1T 4EZ;
•	Signing and returning a later dated proxy card;
•	Submitting a new proxy electronically via the Internet or by telephone; or
•	Voting at the Special Meeting. Please note that virtual attendance at the Special Meeting will not by itself constitute revocation of a proxy.
Any change to your proxy that is provided by telephone or the Internet must be submitted by 11:59 p.m. Eastern Time on [  ], 2023.
If you hold your Capri ordinary shares in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote.
If you have any questions about how to vote or change your vote, you should contact our proxy solicitor:
INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor
New York, New York 10022
Shareholders may call toll-free: (877) 800-5195
Banks and brokers may call collect: (212) 750-5833

Q:	What should I do if I receive more than one set of voting materials?
A:
This means you own Capri ordinary shares that are registered under different names or are in more than one account. For example, you may own some shares directly as a Capri shareholder of record and other shares through a broker, or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must vote, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards that you receive in order to vote all of the shares you own. Each proxy card you receive comes with its own prepaid return envelope. If you submit your proxy by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card.

Q:	How many copies of this proxy statement and related voting materials should I receive if I share an address with another Capri shareholder?
A:
The SEC’s proxy rules permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more Capri shareholders sharing the same address by delivering a single proxy statement to those Capri shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for Capri shareholders and cost savings for companies.

Capri and some brokers may be householding our proxy materials by delivering a single set of proxy materials to multiple Capri shareholders who request a copy and share an address, unless contrary instructions have been received from the affected Capri shareholders. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify our investor relations department by emailing investorrelations@capriholdings.com or calling (201) 514-8234, or you may also contact your broker or other nominee record holder.
Q:	Where can I find the voting results of the Special Meeting?
A:
The preliminary voting results for the Special Meeting are expected to be announced at the Special Meeting. In addition, within four business days following certification of the final voting results, Capri will file the final voting results of the Special Meeting (or, if the final voting results have not yet been certified, the preliminary results) with the SEC on a Current Report on Form 8-K.

Q:	Who will solicit and pay the cost of soliciting proxies?
A:
Capri has engaged Innisfree M&A Incorporated, which we refer to as “Innisfree,” to assist in the solicitation of proxies for the Special Meeting. Capri estimates that it will pay Innisfree a fee of up to $30,000, plus reimbursement for certain out-of-pocket fees, telephone charges and expenses. Capri has agreed to indemnify Innisfree against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).

Capri also may reimburse banks, brokers and other custodians, nominees and fiduciaries or their respective agents for their expenses in forwarding proxy materials to beneficial owners of Capri ordinary shares. Capri directors, officers and employees also may solicit proxies by telephone, by electronic means or in person. They will not be paid any additional amounts for soliciting proxies.
Q:	When do you expect the Merger to be completed?
A:
We currently expect the Merger to be completed in calendar year 2024. However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to the closing conditions specified in the Merger Agreement and summarized in this proxy statement, many of which are outside of our control.

Q:	How can I obtain additional information about Capri?
A:
Capri will provide copies of this proxy statement, documents incorporated by reference and its Annual Report on Form 10-K for the fiscal year ended April 1, 2023 (which we refer to as the “Annual Report”), without charge to any Capri shareholder who makes a request in writing to our Corporate Secretary at 90 Whitfield Street, 2nd Floor, London, United Kingdom, W1T 4EZ. In order for you to receive timely delivery of documents in advance of the Special Meeting, you must make such request by no later than [  ], 2023. Capri’s Annual Report and other SEC filings may also be accessed at https://sec.gov or on Capri’s website at www.capriholdings.com. Capri’s website address is provided as an inactive textual reference only. The information provided on or accessible through our website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to our website provided in this proxy statement.
Q:	Who can help answer my questions?
A:
If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your Capri ordinary shares, please contact our proxy solicitor:

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor
New York, New York 10022
Shareholders may call toll-free: (877) 800-5195
Banks and brokers may call collect: (212) 750-5833

FORWARD-LOOKING STATEMENTS
This communication contains statements which are, or may be deemed to be, “forward-looking statements.” Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of Capri management about future events and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements, other than statements of historical facts included herein, may be forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “plans”, “believes”, “expects”, “intends”, “will”, “should”, “could”, “would”, “may”, “anticipates”, “might” or similar words or phrases are forward-looking statements. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions, which could cause actual results to differ materially from those projected or implied in any forward-looking statements, including regarding the proposed transaction. These risks, uncertainties and other factors include:
•	changes in consumer traffic and retail trends;
•	high consumer debt levels, recession and inflationary pressures;
•	impact of industry competition;
•	the impact of the COVID-19 pandemic;
•	levels of cash flow and future availability of credit;
•	compliance with restrictive covenants under Capri’s credit agreement;
•	Capri’s ability to integrate successfully and to achieve anticipated benefits of any acquisition and to successfully execute our strategic initiatives;
•	the risk of disruptions to Capri’s businesses;
•	risks associated with operating in international markets and our global sourcing activities, including disruptions or delays in manufacturing or shipments;
•	the risk of cybersecurity threats and privacy of data security breaches;
•	the negative effects of events on the market price of Capri’s ordinary shares and our operating results;
•	unknown liabilities;
•	the risk of litigation and/or regulatory actions related to Capri’s businesses and adverse outcomes in litigation;
•	fluctuations in demand for Capri’s products;
•	levels of indebtedness (including the indebtedness incurred in connection with acquisitions);
•	the level of other investing activities and uses of cash;
•	fluctuations in the capital markets;
•	fluctuations in interest and exchange rates;
•	the occurrence of unforeseen epidemics and pandemics, disasters or catastrophes; extreme weather conditions and natural disasters;
•	general, local and global economic, political, business and market conditions including acts of war and other geopolitical conflicts;
•	the timing, receipt and terms and conditions of required governmental and regulatory approvals for the Merger that could delay or result in the termination of the Merger;
•	the occurrence of any other event, change or other circumstances that could give rise to the termination of the Merger Agreement;
•	the possibility that our shareholders may not approve the Merger;

•	the risk that the parties to the Merger Agreement may not be able to satisfy the conditions to the Merger in a timely manner or at all;
•	the risk that any announcements relating to the Merger could have adverse effects on the market price of Capri’s ordinary shares;
•	the risk of any unexpected costs or expenses resulting from the Merger;
•	the risk of any litigation relating to the Merger;
•
the risk that the Merger and its announcement could have an adverse effect on the ability of Capri to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, shareholders and other business relationships and on its operating results and business generally;

•	the risk the pending Merger could divert the attention of Capri’s management; and
•	other risk factors as detailed from time to time in Capri’s reports filed with the SEC.
For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to Capri’s disclosure filings and materials, which you can find on www.capriholdings.com, such as its Form 10-K, Form 10-Q and Form 8-K reports that have been filed with the SEC. Please consult these documents for a more complete understanding of these risks and uncertainties. Any forward-looking statement in this proxy statement speaks only as of the date made and Capri disclaims any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.

THE SPECIAL MEETING
The enclosed proxy is solicited on behalf of the Board of Directors for use at the Special Meeting.
Date, Time and Place
The Special Meeting will be held virtually via live webcast on [ ], 2023, beginning at [ ] (unless the Special Meeting is adjourned or postponed). Capri shareholders will be able to virtually attend and vote at the Special Meeting by visiting www.virtualshareholdermeeting.com/CPRI2023SM, which we refer to as the “Special Meeting website.”
Purpose of the Special Meeting
At the Special Meeting, we will ask Capri shareholders to vote on proposals to: (a) adopt the Merger Agreement Proposal; (b) approve, on an advisory (nonbinding) basis, the Compensation Proposal; and (c) approve the Adjournment Proposal.
Record Date; Shares Entitled to Vote; Quorum
Only Capri shareholders as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. As of the Record Date, there were [ ] Capri ordinary shares outstanding and entitled to vote at the Special Meeting.
The presence, virtually or represented by proxy, of not less than 50 percent of the votes of the Capri ordinary shares entitled to vote on resolutions of members to be considered at the Special Meeting will constitute a quorum at the Special Meeting. In the event that a quorum is not present at the Special Meeting, it is expected that the Special Meeting will be adjourned to solicit additional proxies.
Vote Required; Abstentions and Broker Non-Votes
Each Capri shareholder shall be entitled to one vote for each Capri ordinary share owned at the close of business on the Record Date.
The affirmative vote of the holders of a majority of the outstanding Capri ordinary shares present virtually or represented by proxy at the Special Meeting and entitled to vote thereon is required to approve the Merger Agreement Proposal. As of the Record Date, [ ] votes constitute a majority of the outstanding Capri ordinary shares. Adoption of the Merger Agreement by Capri shareholders is a condition to the consummation of the Merger.
The affirmative vote of a majority of the votes of the Capri ordinary shares present virtually or represented by proxy at the Special Meeting and entitled to vote on the Compensation Proposal is required to approve, on an advisory (nonbinding) basis, the Compensation Proposal.
The affirmative vote of a majority of the votes of the Capri ordinary shares present virtually or represented by proxy at the Special Meeting and entitled to vote on the Adjournment Proposal is required for approval of the Adjournment Proposal.
The failure of any Capri shareholder of record to: (a) submit a signed proxy card; (b) grant a proxy over the Internet or by telephone (in accordance with the instructions detailed in the section of this proxy statement entitled “The Special Meeting — Voting at the Special Meeting”); or (c) attend the Special Meeting will have the same effect as a vote “AGAINST” the Merger Agreement Proposal but, assuming a quorum is present, will have no effect on the Compensation Proposal or the Adjournment Proposal. If a quorum is present at the Special Meeting, for Capri shareholders who attend the Special Meeting or are represented by proxy and abstain from voting, the abstention will have the same effect as if the Capri shareholder voted “AGAINST” the Merger Agreement Proposal, the Compensation Proposal and the Adjournment Proposal.
Each “broker non-vote” will also count as a vote “AGAINST” the Merger Agreement Proposal but, assuming a quorum is present, will have no effect on the Compensation Proposal or the Adjournment Proposal. A so-called “broker non-vote” results when banks, brokers and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares. Capri does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered “routine,” whereas each of the proposals to be presented at the Special Meeting is considered “non-routine.” As a result, no broker will be permitted to vote your Capri ordinary shares at the Special Meeting without receiving instructions. Failure to instruct your broker on how to vote your shares will have the same effect as a vote “AGAINST” the Merger Agreement Proposal.
Share Ownership and Interests of Certain Persons
Shares Held by Capri’s Directors and Executive Officers
As of the Record Date, our executive officers and directors beneficially owned and were entitled to vote, in the aggregate, [ ] Capri ordinary shares, representing approximately [ ]% of the Capri ordinary shares outstanding on the Record Date. We currently expect that our executive officers and directors will vote all of their respective Capri ordinary shares (1) “FOR” the Merger Agreement Proposal, (2) “FOR” the Compensation Proposal and (3) “FOR” the Adjournment Proposal, although none of them have entered into any agreements obligating them to do so.
Voting at the Special Meeting
You can vote at the virtual Special Meeting, which will be held on [ ], 2023, at [ ] at www.virtualshareholdermeeting.com/CPRI2023SM (unless the Special Meeting is adjourned or postponed).
You may also authorize the persons named as proxies on the proxy card to vote your shares by returning the proxy card in advance by mail, over the Internet or by telephone. Although Capri offers multiple voting methods, Capri encourages you to vote over the Internet or by phone as Capri believes they are the most cost-effective methods. We also recommend that you vote as soon as possible, even if you are planning to attend the Special Meeting, so that the vote count will not be delayed. Both the Internet and the telephone provide convenient, cost-effective and reliable alternatives to returning your proxy card by mail. If you choose to vote your shares over the Internet or by telephone, there is no need for you to submit your proxy card by mail.
To Vote Over the Internet:
Vote at [ ] in advance of the Special Meeting. The Internet voting system is available 24 hours per day until 11:59 p.m. Eastern Time on [ ], 2023. Once you enter the Internet voting system, you can record and confirm (or change) your voting instructions.
To Vote by Telephone:
Use the telephone number shown on your proxy card. The telephone voting system is available 24 hours per day in the United States until 11:59 p.m. Eastern Time on [ ], 2023. Once you enter the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions.
To Vote by Proxy Card:
If you received a proxy card, mark your voting instructions on the card and sign, date and return it in the postage-paid envelope provided. For your mailed proxy card to be counted, we must receive it before 11:59 p.m. Eastern Time on [ ], 2023.
All shares represented by properly signed and dated proxies received by the deadline indicated above will be voted at the Special Meeting in accordance with the instructions of the Capri shareholder. Properly signed and dated proxies that do not contain voting instructions will be voted: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal. If you indicate on your proxy card that you wish to vote in favor of the Merger Agreement Proposal but do not indicate a choice on the Adjournment Proposal or the Compensation Proposal on an advisory (nonbinding) basis, your Capri ordinary shares will be voted “FOR” each such proposal. Proxy cards that are returned without a signature will not be counted as present at the Special Meeting and cannot be voted.
If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee or attending the Special Meeting and voting using your control number, or, if you did not obtain a control number, contacting your bank, broker or other nominee to obtain a control number so that you may vote. If such a service is provided, you may vote over the Internet or telephone through your bank, broker or other nominee by following the instructions on the voting form provided by your bank, broker or other nominee. If you do not return your bank’s, broker’s or other nominee’s voting form, do not vote via the Internet or telephone through your bank, broker or other nominee, if possible, or do not attend the Special Meeting and vote thereat, it will have the same effect as if you voted “AGAINST” the Merger Agreement Proposal but, assuming a quorum is present, will not have any effect on the Compensation Proposal or the Adjournment Proposal (so long as you do not attend the Special Meeting and abstain from voting on any given proposal, which would have the same effect as voting “AGAINST” the Merger Agreement Proposal, the Compensation Proposal and/or the Adjournment Proposal, as applicable).
Revocability of Proxies
Any proxy given by a Capri shareholder may be revoked before the Special Meeting by doing any of the following:
•
if a proxy was submitted by telephone or over the Internet, by submitting another proxy by telephone or over the Internet, in accordance with the instructions detailed in the section of this proxy statement entitled “The Special Meeting — Voting at the Special Meeting” at any time before the closing of the voting facilities at 11:59 p.m. Eastern Time on [ ], 2023;

•
by submitting a properly signed and dated proxy card with a date later than the date of the previously submitted proxy relating to the same Capri ordinary shares, provided such proxy card is received no later than the close of business on [ ], 2023;

•
by delivering a signed written notice of revocation bearing a date later than the date of the proxy to Capri’s Corporate Secretary at 90 Whitfield Street, 2nd Floor, London, United Kingdom W1T 4EZ, stating that the proxy is revoked, provided such written notice is received no later than the close of business on [ ], 2023; or

•	by attending the virtual Special Meeting and voting thereat (your attendance at the virtual Special Meeting will not, by itself, revoke your proxy).
If you hold your Capri ordinary shares in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the virtual Special Meeting with your control number, or, if you did not obtain a control number, by contacting your bank, broker or other nominee to obtain a control number.
Any adjournment, postponement or other delay of the Special Meeting, including for the purpose of soliciting additional proxies, will allow Capri shareholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned, postponed or delayed.
Board of Directors’ Recommendation
The Board of Directors has unanimously: (a) determined that the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of Capri and its shareholders, (b) recommended that the shareholders of Capri adopt a resolution authorizing the Merger Agreement and the Plan of Merger and approve the Merger and the other transactions contemplated by the Merger Agreement, and (c) resolved to submit such matters for approval by Capri shareholders at the Special Meeting.
The Board of Directors unanimously recommends that you vote: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Solicitation of Proxies
The Board of Directors is soliciting your proxy, and Capri will bear the cost of soliciting proxies. Innisfree has been retained to assist with the solicitation of proxies. Innisfree will be paid up to $30,000 and will be reimbursed for its reasonable out-of-pocket fees, telephone charges and expenses for these and other advisory services in connection with the Special Meeting. Forms of proxies and proxy materials may also be distributed through brokers, custodians and other like parties to the beneficial owners of Capri ordinary shares, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses in accordance with SEC and NYSE regulations. Proxies may also be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by Capri or, without additional compensation, by Capri’s directors, officers and employees.

Anticipated Date of Completion of the Merger
Assuming timely satisfaction of necessary closing conditions, including the approval by Capri shareholders of the Merger Agreement Proposal, we currently anticipate that the Merger will be consummated in calendar year 2024.
Delisting and Deregistration of Capri Ordinary Shares
If the Merger is completed, the Capri ordinary shares will be delisted from the NYSE and deregistered under the Exchange Act, and Capri ordinary shares will no longer be publicly traded.
Householding of Special Meeting Materials
Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more Capri shareholders reside if we believe the shareholders are members of the same family. Each Capri shareholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.
If you would like to receive your own set of our disclosure documents, please contact us using the instructions set forth below. Similarly, if you share an address with another Capri shareholder and together both of you would like to receive only a single set of our disclosure documents, please contact us using the instructions set forth below.
If you are a Capri shareholder of record, you may contact us by writing to our Corporate Secretary at 90 Whitfield Street, 2nd Floor, London, United Kingdom W1T 4EZ or by calling our proxy solicitor, Innisfree, at (877) 800-5195. Eligible shareholders of record receiving multiple copies of this proxy statement can request householding by contacting us in the same manner. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.
Questions and Additional Information
If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your Capri ordinary shares, please contact our proxy solicitor:
INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor
New York, New York 10022
Shareholders may call toll-free: (877) 800-5195
Banks and brokers may call collect: (212) 750-5833

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT
This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because it contains important information about the Merger and how it affects you.
Parties Involved in the Merger
Capri Holdings Limited
90 Whitfield Street, 2nd Floor,
London, United Kingdom
W1T 4EZ
Capri is a global fashion luxury group consisting of iconic, founder-led brands Versace, Jimmy Choo and Michael Kors. Our commitment to glamorous style and craftsmanship is at the heart of each of our luxury brands. We have built our reputation on designing exceptional, innovative products that cover the full spectrum of fashion luxury categories. Our strength lies in the unique DNA and heritage of each of our brands, the diversity and passion of our people and our dedication to the clients and communities we serve. Capri ordinary shares are listed on the NYSE under the symbol “CPRI.”
Tapestry, Inc.
10 Hudson Yards
New York, New York 10001
Tapestry, a Maryland corporation, is a global house of brands that unites the magic of Coach, kate spade new york and Stuart Weitzman. Each of Tapestry’s brands are unique and independent, while sharing a commitment to innovation and authenticity defined by distinctive products and differentiated customer experiences across channels and geographies. Tapestry uses its collective strengths to move its customers and empower its communities, to make the fashion industry more sustainable, and to build a company that’s equitable, inclusive, and diverse. Tapestry’s common stock is listed on the NYSE under the symbol “TPR.”
Sunrise Merger Sub, Inc.
c/o Tapestry, Inc.
10 Hudson Yards
New York, New York 10001
Merger Sub is a British Virgin Islands business company limited by shares with BVI company number 2129509 and a wholly owned subsidiary of Tapestry that was formed solely for the purposes of entering into the Merger Agreement and related agreements and consummating the transactions contemplated thereby. Merger Sub has not engaged in any business activities to date other than in connection with the transactions contemplated by the Merger Agreement. Pursuant to the Merger Agreement, at the Effective Time, Merger Sub will merge with and into Capri and will cease to exist.
Effect of the Merger
On the terms and subject to the conditions of the Merger Agreement at the Effective Time, Merger Sub will merge with and into Capri, the separate corporate existence of Merger Sub will cease and Capri will continue as the Surviving Company. As a result of the Merger, Capri will become a wholly owned subsidiary of Tapestry, and Capri ordinary shares will no longer be publicly traded and will be delisted from the NYSE. In addition, Capri ordinary shares will be deregistered under the Exchange Act, and Capri will no longer file periodic or other reports with the SEC. If the Merger is completed, you will not own any shares of the Surviving Company.
The Effective Time will occur at such time as the articles of merger with respect to the Merger have been duly registered by the Registrar of Corporate Affairs of the British Virgin Islands or at such other date or time as may be agreed by Capri and Tapestry and specified in the articles of merger.

Effect on Capri if the Merger Is Not Completed
If the Merger Agreement is not adopted by Capri shareholders, or if the Merger is not completed for any other reason:
•	Capri shareholders will not be entitled to, nor will they receive, any payment for their respective Capri ordinary shares pursuant to the Merger Agreement;
•
(a) Capri will remain an independent public company; (b) Capri ordinary shares will continue to be listed and traded on the NYSE and registered under the Exchange Act; and (c) Capri will continue to file periodic and other reports with the SEC; and

•
under certain specified circumstances, Capri will be required to pay Tapestry a termination fee of $240 million, upon the termination of the Merger Agreement, as described in the section of this proxy statement entitled “The Merger Agreement — Termination Fee Payable by Capri.”

Merger Consideration
Capri Ordinary Shares
At the Effective Time, by virtue of the Merger and without any action on the part of Capri, Tapestry, Merger Sub, or the holders of any securities of Capri or Merger Sub, each Capri ordinary share (other than any Dissenting Shares or Cancelled Shares) outstanding immediately prior to the Effective Time will be cancelled and the holder will have the right to receive the Merger Consideration of $57.00 in cash, without interest, less any applicable tax withholding.
After the Merger is completed, you will have the right to receive the Merger Consideration, subject to any required tax withholding, in respect of each Capri ordinary share that you own (other than any Dissenting Shares or Cancelled Shares) immediately prior to the Effective Time, but you will no longer have any rights as a Capri shareholder.
Treatment of Capri Equity Awards
Capri Options.
At the Effective Time, each Capri Option with a per share exercise price equal to or in excess of the Merger Consideration and that is outstanding and unexercised immediately prior to the Effective Time will be converted automatically into a Tapestry Option to purchase the number of shares of Tapestry common stock equal to the product obtained by multiplying (x) the number of Capri ordinary shares subject to the Capri Option immediately prior to the Effective Time, by (y) the Conversion Ratio, with any fractional shares rounded down to the nearest whole share. Each Tapestry Option will have an exercise price per share of Tapestry common stock equal to (i) the per share exercise price for Capri ordinary shares subject to the corresponding Capri Option immediately prior to the Effective Time divided by (ii) the Conversion Ratio, rounded up to the nearest whole cent. Each Tapestry Option will otherwise be subject to the same terms and conditions applicable to the corresponding Capri Option under the applicable Capri equity plan and award agreements, including vesting terms and terms related to the treatment upon termination of employment.
At the Effective Time, each Capri Option with a per share exercise price that is less than the Merger Consideration and that is outstanding and unexercised immediately prior to the Effective Time will be cancelled, with the holder of such Capri Option becoming entitled to receive an amount in cash equal to the product obtained by multiplying (i) the number of Capri ordinary shares subject to such Capri Option as of immediately prior to the Effective Time, by (ii) the excess of the Merger Consideration over the per share exercise price applicable to the Capri Option.
Capri RSUs.
At the Effective Time, (i) each Capri RSU that is outstanding immediately prior to the Effective Time and that is held by a non-employee director or named executive officer of Capri will vest as of the Effective Time and will be cancelled, with the holder of such Capri RSU becoming entitled to receive the Merger Consideration in respect of each Capri ordinary share subject to such Capri RSU immediately prior to the Effective Time, and (ii) each Capri RSU (other than any Capri RSU covered by the preceding clause (i)) that is outstanding immediately prior to the

Effective Time will be converted automatically into a Tapestry RSU equal to the product obtained by multiplying (i) the total number of Capri ordinary shares subject to the Capri RSU immediately prior to the Effective Time by (ii) the Conversion Ratio, with any fractional shares rounded to the nearest whole share. Each Tapestry RSU shall otherwise be subject to the same terms and conditions applicable to the corresponding Capri RSU under the applicable Capri equity plan and award agreements, including vesting terms and terms related to the treatment upon termination of employment.
Capri PSUs.
At the Effective Time, each Capri PSU that is outstanding immediately prior to the Effective Time will fully vest and be cancelled in consideration for the right to receive the Merger Consideration with respect to the number of Capri ordinary shares equal to the number of Capri ordinary shares subject to such Capri PSU immediately prior to the Effective Time (with such number of Capri ordinary shares determined based on (i) actual performance as determined by the Compensation Committee for any fully completed measurement period or performance period, as applicable, ended prior to the Effective Time to the extent the Compensation Committee can reasonably determine the level of achievement of performance for such completed measurement period or performance period, as applicable, prior to the Effective Time, and (ii) target performance for any measurement period or performance period, as applicable, for which performance has not previously been determined).
Background of the Merger
The terms of the Merger are the result of arm’s-length negotiations between Capri and Tapestry. The following is a summary of the events leading up to the entry into the Merger Agreement and the key meetings, negotiations, discussions and actions between Capri and Tapestry and their respective advisors that preceded the public announcement of the Merger. Unless otherwise indicated, the dates referred to herein occurred in 2023.
From time to time, the Board of Directors, together with Capri’s senior management, has reviewed and evaluated Capri’s business strategies, opportunities and challenges as part of its consideration and evaluation of Capri’s prospects and ways to maximize shareholder value. These reviews and evaluations have focused on a diverse array of topics, including, among others, internal growth strategies, potential divestitures and separation transactions and potential acquisitions by Capri. The Board of Directors has also periodically reviewed with senior management and external advisors the global personal luxury goods industry, trends and landscape and discussed the possibility of an acquisition of Capri or one or more of its brands by a strategic or financial buyer. Nonetheless, except with respect to Tapestry as described below, in the two years prior to Tapestry’s proposal to acquire Capri made on April 4 through the date the Merger Agreement was executed, Capri did not have any discussions with any other party regarding a potential acquisition of Capri or one or more of its brands that led to Capri entering into a confidentiality or standstill agreement, or sharing non-public information, with any such party.
On November 1, 2022, the Board of Directors held a meeting. At the meeting, representatives of Barclays reviewed certain potential strategic alternatives the Board of Directors could consider pursuing, including a sale of Capri, an initial public offering of equity interests of a holding company owning Capri’s luxury businesses of Versace and Jimmy Choo (which we refer to as a “Versace and Jimmy Choo IPO”) and a sale of Capri’s Versace and Jimmy Choo businesses, as well as maintaining the status quo and continuing to execute on Capri’s standalone business plan. Representatives of Barclays indicated their view that, based upon their knowledge of the global personal luxury goods industry and the likely strategic and financial buyers of companies with similar characteristics as Capri in such industry, there were likely only a limited number of other parties who might be interested in, and capable of, purchasing the whole company, and that while there was likely to be strategic interest in acquiring the Versace business, there would likely be less strategic interest in acquiring the luxury businesses of Versace and Jimmy Choo together. After discussion, the Board of Directors authorized Capri senior management to work with advisors to further explore the potential for a Versace and Jimmy Choo IPO.
On January 31, the Board of Directors held a meeting. At the meeting, representatives of Barclays and members of Capri’s senior management reviewed the work that had been done with respect to a Versace and Jimmy Choo IPO since the November 1, 2022 meeting. After discussion, the Board of Directors determined that a Versace and Jimmy Choo IPO could be value enhancing at the appropriate time, but not at that time, and determined to revisit the exploration of a Versace and Jimmy Choo IPO at a later date.

On March 20, Joanne Crevoiserat, Director and Chief Executive Officer of Tapestry, contacted Mr. Idol to request a meeting to discuss industry dynamics and the strategic opportunities and challenges that both Tapestry and Capri face. Ms. Crevoiserat followed up with Mr. Idol on March 30 to request that the parties meet to discuss a topic of strategic importance.
On April 4, Ms. Crevoiserat and Mr. Idol met, at which meeting Ms. Crevoiserat proposed to Mr. Idol an acquisition of Capri by Tapestry in an all-cash transaction priced at $60.00 per Capri ordinary share (which we refer to as the “April 4 proposal”). Ms. Crevoiserat indicated that she would provide a formal written offer to Mr. Idol outlining the April 4 proposal the following day.
On April 5, Ms. Crevoiserat sent Mr. Idol a letter (which we refer to as the “April 5 Tapestry Letter” and together with the April 4 proposal, the “April Tapestry Offer”) containing the terms of the April 4 proposal and highlighting certain priority due diligence items. David Howard, General Counsel and Secretary of Tapestry, also shared a draft confidentiality agreement with Krista McDonough, Senior Vice President, General Counsel and Chief Sustainability Officer of Capri, containing, among other terms, a customary standstill provision.
On April 5, Mr. Idol called Robin Freestone, Lead Director of the Board of Directors, to notify him of the April Tapestry Offer, and arranged for Ms. McDonough to coordinate holding a meeting of the Board of Directors on April 10.
On April 7, Mr. Idol, Mr. Edwards, Ms. McDonough and a representative of Barclays had a call with Mr. Freestone to discuss the April Tapestry Offer and to review the agenda and materials for the upcoming Board of Directors meeting.
On April 10, the Board of Directors held a meeting. At the meeting, Mr. Idol updated the Board of Directors regarding the April Tapestry Offer. Representatives of Wachtell, Lipton, Rosen & Katz (which we refer to as “Wachtell Lipton”), counsel to Capri, then provided an overview of the Board of Directors’ fiduciary and statutory duties, including in considering the April Tapestry Offer. The Board of Directors then discussed with members of Capri senior management and representatives of Barclays the April Tapestry Offer and other potential strategic alternatives, including a Versace and Jimmy Choo IPO, a sale of the Versace and Jimmy Choo businesses and maintaining the status quo and continuing to execute on Capri’s standalone business plan, the timing of the letter vis-à-vis Capri’s fiscal year end and other potential acquirors that could conceivably be interested in, and capable of, acquiring Capri. Representatives of Barclays indicated their view that, based upon their knowledge of the global personal luxury goods industry and the likely strategic and financial buyers of targets with similar characteristics as Capri in such industry, there were likely only a limited number of other parties who might be interested in, and capable of, purchasing the whole company and paying a price comparable to or above that offered by Tapestry. After discussion, the Board of Directors determined that it would make a decision regarding the April Tapestry Offer after Capri senior management had completed and reviewed with the Board of Directors its fiscal year 2024 budget and three-year plan, which were being prepared in the ordinary course, and requested Barclays to review at a subsequent Board of Directors meeting, Barclays’ preliminary financial analyses of Capri and strategic alternatives that might be available to Capri. After the representatives of Barclays departed the meeting, Mr. Idol also discussed with the Board of Directors the potential engagement of Barclays as financial advisor in connection with the April Tapestry Offer and other similar transactions. The Board of Directors authorized Capri senior management to negotiate an engagement of Barclays as discussed at the meeting, with management to revert to the Board of Directors for final approval of an engagement once all key terms were negotiated.
On April 11, Mr. Idol sent a letter to Ms. Crevoiserat indicating that he had discussed the April Tapestry Offer with the Board of Directors and that the Board of Directors would not be in a position to respond substantively until the first half of May due to Capri’s fiscal year having just ended and the ongoing ordinary course preparation of Capri management’s fiscal year 2024 budget and three-year plan.
On May 1, Mr. Idol and the Chairman and Chief Executive Officer of a multi-industry holding company (which we refer to as “Company A”) had a meeting. At the meeting, the Chairman and Chief Executive Officer of Company A discussed with Mr. Idol on a preliminary basis a range of potential transactions, including either an acquisition of both Versace and Jimmy Choo or a potential investment in Versace and Jimmy Choo in the event Capri pursued a Versace and Jimmy Choo IPO. The Chairman and Chief Executive Officer of Company A indicated to Mr. Idol that the two should meet again at a later date to discuss further.

On May 1, the Chairman and Chief Executive Officer of an international luxury goods company (which we refer to as “Company B”), who Mr. Idol has previously spoken to in 2020, told Mr. Idol, that Company B was interested in resuming prior conversations between the parties concerning a potential acquisition of both Versace and Jimmy Choo. Mr. Idol and the Chairman and Chief Executive Officer of Company B agreed to discuss further at a later date.
On May 2, the Board of Directors held a meeting. Mr. Idol and Mr. Edwards presented regarding Capri’s expected fiscal year 2023 financial performance, Capri management’s fiscal year 2024 budget and three-year plan and the May 2023 Projections (as defined below). After discussion, the Board of Directors approved the May 2023 Projections. Also at the meeting, the Board of Directors met in executive session, during which session Mr. Idol updated the other members of the Board of Directors on his conversations with representatives of Company A and Company B, and indicated his belief based on those conversations that neither Company A nor Company B was interested in purchasing the whole company. Messrs. Idol and Edwards and Ms. McDonough reviewed with the Board of Directors the proposed terms of the engagement of Barclays, as well as a disclosure letter containing Barclays’ conflict of interest disclosures, and the Board of Directors, after discussion, resolved to authorize the engagement of Barclays on the terms discussed.
On May 9, the Board of Directors held a meeting. Representatives of Barclays reviewed its preliminary financial analysis of Capri and also discussed certain potential strategic alternatives, including a sale of Capri, a Versace and Jimmy Choo IPO and a sale of Capri’s Versace and Jimmy Choo brands, as well as maintaining the status quo and continuing to execute on Capri’s standalone business plan. The representatives of Barclays also reiterated their view that, based upon their knowledge of the global personal luxury goods industry and the likely strategic and financial buyers of targets with similar characteristics as Capri in such industry, there were likely only a limited number of other parties who might be interested in, and capable of, purchasing the whole company and paying a price comparable to or above that offered by Tapestry, and their preliminary views regarding Tapestry’s ability to finance the transaction and the potential terms thereof. The Board of Directors further discussed that pursuing an acquisition of Capri was likely to be more value enhancing than the other alternatives discussed, including a sale of Versace and Jimmy Choo, a Versace and Jimmy Choo IPO and maintaining the status quo and continuing to execute on Capri’s standalone business plan, taking into account, among other things, the preliminary analysis discussed with Barclays and the execution risk and timing associated with the different alternatives discussed. After discussion, the Board of Directors indicated its support for exploring the proposed transaction with Tapestry and authorized Capri’s management to engage in discussions with Tapestry regarding the April Tapestry Offer (including negotiating and executing a confidentiality agreement and providing Tapestry with nonpublic information to facilitate a due diligence investigation at the appropriate time), and instructed Mr. Idol to keep the Board of Directors apprised of the status of discussions.
On May 9, at the instruction of Capri senior management, representatives of Barclays indicated to representatives of Morgan Stanley & Co., LLC (which we refer to as “Morgan Stanley”), financial advisor to Tapestry, that the Board of Directors was supportive of providing Tapestry with due diligence as part of exploring a sale of Capri to Tapestry but that Tapestry would need to improve its offer above $60.00 per Capri ordinary share.
On May 10, representatives of Morgan Stanley, at the direction of Tapestry, communicated to representatives of Barclays that Tapestry would not increase its bid at that time and would need access to additional diligence materials that demonstrated increased value in order to consider an increased offer.
On May 21, the Board of Directors held a meeting. Mr. Edwards, Ms. McDonough and representatives of Barclays and Wachtell Lipton were in attendance. Representatives of Barclays reviewed its preliminary financial analysis of Capri and reviewed with the Board of Directors certain potential strategic alternatives, including a sale of Capri, a Versace and Jimmy Choo IPO and a sale of Capri’s Versace and Jimmy Choo brands, as well as maintaining the status quo and continuing to execute on Capri’s standalone business plan. The representatives of Barclays also reiterated their view that, based upon their knowledge of the global personal luxury goods industry and the likely strategic and financial buyers of targets with similar characteristics as Capri in such industry, there were likely only a limited number of other parties who might be interested in, and capable of, purchasing the whole company and paying a price comparable to or above that offered by Tapestry. The Board of Directors discussed that pursuing an acquisition of Capri was likely to be more value enhancing than the other alternatives discussed, including a sale of Versace and Jimmy Choo, a Versace and Jimmy Choo IPO and maintaining the status quo and continuing to execute on Capri’s standalone business plan, taking into account, among other things, the preliminary analysis discussed with Barclays and the execution risk and timing associated with the different alternatives discussed. Mr. Idol also discussed with the Board of Directors fourth quarter and fiscal 2023 year end results and business trends, risks and opportunities. After discussion, the Board of Directors continued to indicate its support for exploring the proposed transaction with Tapestry, authorized Capri senior management and its advisors to continue discussions with Tapestry, and instructed Capri senior management to keep the Board of Directors apprised of the status of discussions.
On May 31, Capri issued a press release announcing its earnings for the fourth quarter of its 2023 fiscal year, indicating a 10.5% decrease in total revenue in the fourth quarter of fiscal year 2023 compared to the fourth quarter of fiscal year 2022. The price of Capri ordinary shares fell 10.34% during the trading day.
On June 5, at the instruction of Capri senior management, representatives of Barclays contacted representatives of Morgan Stanley to inquire whether the April Tapestry Offer was still outstanding. Representatives of Morgan Stanley indicated to representatives of Barclays that Tapestry continued to be interested in a proposed transaction, but would need to be provided with additional due diligence, including responses to its initial diligence requests from the April 5 Tapestry Letter, before Tapestry would be prepared to engage further on value. Representatives of Barclays conveyed the request for additional due diligence to Capri senior management. Representatives of Morgan Stanley and Barclays also discussed arranging a meeting between the Capri and Tapestry management teams on June 12.
Also on June 5, Mr. Idol and the Chairman and Chief Executive Officer of Company A again met. At the meeting, the Chairman and Chief Executive Officer of Company A discussed with Mr. Idol on a preliminary basis either an acquisition of both Versace and Jimmy Choo or a potential investment in Versace and Jimmy Choo in the event Capri pursued a Versace and Jimmy Choo IPO. The Chairman and Chief Executive Officer of Company A indicated to Mr. Idol that the two should meet again at a later date to discuss further.
On June 8, ahead of the management meeting scheduled for June 12, Ms. McDonough sent Mr. Howard comments to the draft confidentiality agreement and responses to the diligence requests contained in the April 5 Tapestry Letter.
On June 12, Mr. Idol, Ms. Crevoiserat and representatives of Barclays and Morgan Stanley met and discussed Tapestry’s due diligence requests and timing expectations for both parties. Ms. Crevoiserat indicated that if Tapestry received adequate due diligence, Tapestry would use best efforts to submit a revised proposal by July 11.
On June 13, Capri and Tapestry executed a confidentiality agreement, containing, among other terms, a customary standstill provision.
On June 14, representatives of Barclays, at the direction of Capri management, granted Tapestry and its advisors access to Capri’s virtual data room.
On June 15, Ms. McDonough, Mr. Howard and other representatives of Tapestry and representatives of Wachtell Lipton and Latham & Watkins LLP (which we refer to as “Latham & Watkins”), counsel to Tapestry, met to discuss regulatory filings potentially required in connection with a potential transaction.
On June 21, Messrs. Idol and Edwards and Ms. McDonough participated in an in-person management meeting with Ms. Crevoiserat, Mr. Howard, Scott Roe, Chief Financial Officer and Chief Operating Officer of Tapestry, and other representatives of Tapestry where Capri management reviewed certain business and financial due diligence items with Tapestry. Capri provided the May 2023 Projections to Tapestry and its advisors in advance of such meeting, and Messrs. Idol and Edwards further discussed the May 2023 Projections with representatives of Tapestry and Morgan Stanley at the meeting. Representatives of Barclays, Latham & Watkins, Morgan Stanley and Wachtell Lipton also attended the meeting.
On June 28, Mr. Edwards and Ms. McDonough participated in a video conference call with Messrs. Roe and Howard and other representatives of Tapestry in order to answer further business and financial due diligence requests of Tapestry. Representatives of Barclays, Latham & Watkins, Morgan Stanley and Wachtell Lipton also attended the meeting. Mr. Edwards again discussed the May 2023 Projections with representatives of Tapestry and Morgan Stanley during the meeting. Ms. McDonough, Mr. Howard and representatives of Tapestry, along with representatives of Wachtell Lipton and Latham & Watkins, also held a legal due diligence call later that day.
On June 28, Mr. Idol and the Chairman and Chief Executive Officer of Company A had a meeting. At the meeting, the Chairman and Chief Executive Officer of Company A indicated Company A was only interested in a potential investment in Versace and Jimmy Choo. The parties discussed an investment in Capri, but Company A indicated that any interest in Capri would be a minority stake.

On July 11, Ms. Crevoiserat and Mr. Idol, together with representatives of Barclays and Morgan Stanley, met. Representatives of Morgan Stanley indicated that Tapestry required additional business due diligence before submitting its revised proposal.
On July 17, representatives of Morgan Stanley spoke with representatives of Barclays to coordinate a call between Capri and Tapestry’s chief financial officers to discuss Capri’s financial and operating performance in the first quarter of its 2024 fiscal year.
On July 20, Mr. Edwards and Ms. McDonough met with representatives of Tapestry, including Messrs. Roe and Howard, to discuss Capri’s financial and operating performance in the first quarter of its 2024 fiscal year. Representatives of Barclays and Morgan Stanley also attended the meeting.
From the date prior to the April 4 Proposal through the end of the trading day on July 26, Capri’s share price fell from $47.03 to $36.47, or 22.5%.
On July 27, Ms. Crevoiserat spoke to, and subsequently submitted a revised offer letter to, Mr. Idol proposing an acquisition of Capri by Tapestry in an all-cash transaction priced at $54.00 per Capri ordinary share, based on factors, including, among others, the learnings and conclusions that Tapestry had drawn from the diligence provided by Capri. Mr. Idol, based on prior discussions with the Board of Directors, rejected the proposal.
Throughout the day on July 27, representatives of Barclays, at the instruction of Capri senior management, and representatives of Morgan Stanley, at the instruction of Tapestry senior management, exchanged multiple calls to discuss the offer price. During these calls, representatives of Barclays and Morgan Stanley, each at the instruction of their respective client, discussed their clients’ respective flexibility on price, with Morgan Stanley indicating Tapestry may be willing to increase its all-cash offer to $55.00 and Barclays indicating that Capri may be willing to accept an all-cash offer of $59.00, in each case, subject to approval of their respective boards of directors and negotiation of definitive transaction documentation. During these calls, representatives of Barclays also indicated, at the instruction of Capri senior management, that Capri may be willing, if Tapestry increased its offer price, to accept an offer that did not contain a “go-shop” provision permitting Capri to solicit alternative offers for Capri and for either of the Versace and/or Jimmy Choo brands for a limited period following signing of the merger agreement subject to the approval of the Board of Directors.
On July 29, representatives of Morgan Stanley, at the instruction of Tapestry senior management, called representatives of Barclays and proposed a revised all-cash proposal of $56.50 per Capri ordinary share (the “July 29 Proposal”). Representatives of Morgan Stanley indicated that the increased offer price was conditional on Capri dropping its request to include a “go-shop” provision in the merger agreement. Representatives of Morgan Stanley and Barclays also discussed the timeline for negotiating and executing transaction agreements and announcing a potential transaction if the parties were able to agree on terms, and Barclays conveyed Capri’s desire to sign and announce a transaction on or prior to August 10. Morgan Stanley indicated that Tapestry would be willing to use best efforts to meet that timeline if it received satisfactory responses to its various diligence requests in a timely manner.
On July 29, Mr. Idol and the Chief Executive Officer of a luxury fashion house (which we refer to as “Company C”) had a meeting. The Chief Executive Officer of Company C discussed with Mr. Idol on a preliminary basis the potential acquisition by Company C of a minority stake in Versace and Jimmy Choo. Mr. Idol indicated that, based on prior discussions of the Board of Directors, he did not believe that the Board of Directors would be interested in such a transaction. The parties then discussed a potential acquisition by Company C of a majority stake in Versace and Jimmy Choo. The Chief Executive Officer of Company C indicated to Mr. Idol that he or she would meet again with Mr. Idol in the fall of 2023 to discuss a potential transaction further.
On July 30, at the instruction of Capri senior management and based on prior discussions of the Board of Directors, representatives of Barclays contacted representatives of Morgan Stanley and rejected Tapestry’s July 29 Proposal.
Later in the day on July 30, Ms. Crevoiserat contacted Mr. Idol. After discussion, Ms. Crevoiserat and Mr. Idol agreed that each would propose a revised all-cash price of $57.00 per Capri ordinary share to their respective boards of directors, without a “go-shop” provision in the merger agreement, subject to all other terms and conditions being negotiated and agreed. Ms. Crevoiserat also informed Mr. Idol that she required to meet with the chief executive officers of each of Versace, Jimmy Choo and Michael Kors, as well as Donatella Versace and Michael Kors before finalizing any transaction. Ms. Crevoiserat and Mr. Idol also discussed the timing of announcement of the transaction and agreed to use best efforts to announce a potential transaction, subject to completion of Tapestry’s diligence, the approval of each party’s respective boards of directors and provided the parties could agree upon final terms, on or prior to August 10.
On July 31, the Board of Directors held a meeting. Mr. Edwards, Ms. McDonough and representatives of Barclays and Wachtell Lipton were present at the meeting. Messrs. Idol and Edwards provided an update on the status of negotiations with Tapestry, the due diligence conducted by Tapestry, Ms. Crevoiserat’s request to meet with the chief executive officers of Versace, Jimmy Choo and Michael Kors, Ms. Versace and Mr. Kors, the current state of Capri’s business and the personal luxury goods industry in North America, Europe and Asia and the competitive landscape of the industry and the August 2023 Projections (as defined below), including the additional planned capital expenditures to refurbish Michael Kors stores not reflected in the May 2023 Projections, forward-looking trends and changes in business performance. Mr. Idol also provided an update on discussions with representatives of Company A and Company C (as well as the fact that there had been no further discussions with Company B since the May 1 meeting) and indicated his view that there were likely only a limited number of other parties who might be interested in, and capable of, purchasing the whole company and paying a price comparable to or above that offered by Tapestry, and that none of Company A, Company B or Company C expressed interest in acquiring the whole company. Next, representatives of Barclays reviewed the revised proposal, and Barclays’ preliminary financial analysis of Capri. The Board of Directors, management and representatives of Barclays discussed the factors driving the decrease in Tapestry’s proposed price since the April Tapestry Offer, including, among others, the ongoing negative dynamics in the industry, learnings and conclusions that Tapestry may have drawn from its due diligence findings, Capri’s recent negative share price performance (including that its share price had declined approximately 22.5% since the April Tapestry Offer) and its implications for the premium paid analysis. Next, Ms. McDonough and representatives of Wachtell Lipton discussed key legal considerations and terms in connection with the transaction, including regulatory considerations, conditions to closing and provisions regarding Capri’s ability to solicit and enter into competing proposals. Lastly, Mr. Idol discussed potential timing of announcing the transaction on or prior to August 10 (and potentially postponing Capri’s scheduled first quarter fiscal year 2024 earnings announcement to coincide with announcement of the transaction). Discussion ensued, and the Board of Directors resolved to authorize Capri senior management to move forward with negotiating, together with its advisors, the terms and conditions of the potential transaction at the revised price of $57.00 per Capri ordinary share, subject to the Board of Directors’ review and approval of the final terms. The Board of Directors, after discussion, also approved the August 2023 Projections subject to Mr. Edwards finalizing the August 2023 Projections consistent with the Board of Directors’ discussion at the meeting.
On August 1, representatives of Latham & Watkins sent representatives of Wachtell Lipton a draft merger agreement, which, among other things, proposed (a) a fee equal to 4.5% of the total equity consideration payable by Capri to Tapestry in the event the merger agreement were terminated in connection with events relating to acceptance of a competing proposal by Capri, (b) that Tapestry would reimburse Capri’s expenses up to $20 million in the event the merger agreement were terminated in connection with events relating to failure to obtain regulatory approvals, (c) that Capri would reimburse Tapestry’s expenses up to $20 million in the event the merger agreement were terminated due to a failure of Capri’s shareholders to approve the transaction and (d) that the outside date after which either party could terminate the merger agreement if the transaction has not yet been consummated would be one year following signing of the merger agreement, subject to two three-month extensions in certain circumstances.
On August 3, representatives of Wachtell Lipton sent representatives of Latham & Watkins a revised draft of the merger agreement, which, among other things, (a) proposed a fee equal to 2.5% of the total equity consideration payable by Capri to Tapestry in the event the merger agreement were terminated in connection with events relating to acceptance of a competing proposal by Capri, (b) proposed a fee equal to 2.5% of the total equity consideration payable by Tapestry to Capri in the event the merger agreement were terminated in connection with events relating to failure to obtain regulatory approvals, (c) rejected the proposal that Capri would reimburse Tapestry’s expenses in connection with a failure of Capri’s shareholders to approve the transaction and (d) proposed that the outside date after which either party could terminate the merger agreement if the transaction has not yet been consummated would be six months following signing of the merger agreement, subject to two three-month extensions in certain circumstances.
On August 3, Mr. Edwards sent representatives of Barclays the August 2023 Projections, which had been finalized consistent with the Board of Directors’ instructions at the July 31 meeting.

From August 4 until the signing of the merger agreement, representatives of Wachtell Lipton and Latham & Watkins negotiated ancillary materials, including the Articles of Merger and the Plan of Merger.
On August 6, representatives of Latham & Watkins sent representatives of Wachtell Lipton a revised draft of the merger agreement, which, among other things, (a) proposed a fee equal to 4% of the total equity consideration payable by Capri to Tapestry in the event the merger agreement were terminated in connection with events relating to acceptance of a competing proposal by Capri, (b) proposed that Tapestry would reimburse Capri’s expenses up to $25 million in the event the merger agreement were terminated in connection with events relating to failure to obtain regulatory approvals, (c) reinserted the proposal that Capri would reimburse Tapestry’s expenses in connection with a failure of Capri’s shareholders to approve the transaction and (d) reverted to the prior proposal that the outside date after which either party could terminate the merger agreement if the transaction has not yet been consummated would be one year following signing of the merger agreement, subject to two three-month extensions in certain circumstances.
Later that day on August 6, representatives of Wachtell Lipton sent representatives of Latham & Watkins an initial draft of the Capri disclosure letter.
Throughout the week of July 31 and until shortly prior to the signing of the merger agreement, representatives of Tapestry and its advisors received access to additional due diligence information from Capri and continued to conduct due diligence on Capri’s business, including through scheduling and attending calls with members of Capri management and reviewing information provided by Capri through a virtual data room.
On August 6, Ms. Crevoiserat met with Jenna Hendricks, Senior Vice President and Chief People Officer of Capri, to discuss certain human resources diligence matters and the employee culture at Capri and its brands.
In the morning on August 7, Capri issued a press release announcing the rescheduling of its first quarter fiscal year 2024 earnings release and conference call to August 10.
On August 7, the Chief Executive Officer of Company C reached out to Mr. Idol to express interest in conducting due diligence to assess whether to potentially acquire a majority stake in Versace and Jimmy Choo. Based on prior discussions with the Board of Directors and given the status of negotiations with Tapestry, Mr. Idol did not respond to the Chief Executive Officer of Company C.
On August 7, Ms. Crevoiserat, Mr. Idol and Ms. Hendricks met with the chief executive officers of Versace, Jimmy Choo and Michael Kors in order to discuss the proposed transaction and the creative direction and financial and operating performance of Versace, Jimmy Choo and Michael Kors, respectively. Also on August 7, Ms. Crevoiserat, Mr. Idol and Ms. Hendricks met with Michael Kors to discuss Tapestry’s creative vision for the Michael Kors brand.
Later in the day on August 7, Messrs. Roe and Howard and representatives of Morgan Stanley met with Mr. Edwards, Ms. McDonough and representatives of Barclays to discuss financial due diligence matters, including the August 2023 Projections.
Early in the morning of August 8, representatives of Wachtell Lipton sent representatives of Latham & Watkins a revised draft of the merger agreement, which, among other things, (a) proposed a fee equal to 2.5% of the total equity consideration payable by Capri to Tapestry in the event the merger agreement were terminated in connection with events relating to acceptance of a competing proposal by Capri, (b) proposed that Tapestry would reimburse Capri’s expenses up to $85 million in the event the merger agreement were terminated in connection with events relating to failure to obtain regulatory approvals, (c) rejected the proposal that Capri would reimburse Tapestry’s expenses in connection with a failure of Capri’s shareholders to approve the transaction and (d) proposed that the outside date after which either party could terminate the merger agreement if the transaction has not yet been consummated would be one year following signing of the merger agreement, subject to one three-month extension in certain circumstances.
On August 8, the Board of Directors held a meeting. Mr. Edwards, Ms. McDonough, Ms. Hendricks and representatives of Barclays and Wachtell Lipton were present at the meeting. Representatives of Wachtell Lipton provided a review of the Board of Directors’ fiduciary and statutory duties in the context of the consideration of the proposed transaction. Mr. Idol, Ms. McDonough and representatives of Barclays and Wachtell Lipton updated the Board of Directors on negotiations with Tapestry since the July 31 meeting, including a detailed review of the key provisions of the current draft of the merger agreement and the unresolved issues, Tapestry’s contemplated financing of the transaction, the expected timeline to obtain shareholder and regulatory approvals following announcement of the transaction and the meetings with the chief executive officers of Versace, Jimmy Choo and Michael Kors, Ms. Versace and Mr. Kors, which Ms. Crevoiserat had requested. Discussion ensued, and the Board of Directors resolved to authorize Capri senior management to continue negotiating, together with its advisors, the remaining terms and conditions of the potential transaction, subject to the Board of Directors’ review and approval of the final terms. The Board of Directors agreed to reconvene on August 9 to consider approval of the final terms of the transaction, if the negotiations had concluded by such time.
On August 8, Mr. Idol and Ms. Hendricks introduced Ms. Crevoiserat to Ms. Versace and the two discussed the potential transaction.
On August 8, representatives of Latham & Watkins sent representatives of Wachtell Lipton a revised draft of the merger agreement, which, among other things, (a) proposed a fee equal to 4% of the total equity consideration payable by Capri to Tapestry in the event the merger agreement were terminated in connection with events relating to acceptance of a competing proposal by Capri, (b) proposed that Tapestry would reimburse Capri’s expenses up to $25 million in the event the merger agreement were terminated in connection with events relating to failure to obtain regulatory approvals, (c) accepted that Capri would not be required to reimburse Tapestry’s expenses in connection with a failure of Capri’s shareholders to approve the transaction and (d) reverted to the proposal that the outside date after which either party could terminate the merger agreement if the transaction has not yet been consummated would be one year following signing of the merger agreement, subject to two three-month extensions in certain circumstances.
On the morning of August 9, Mr. Idol, Mr. Edwards, Ms. McDonough, Ms. Crevoiserat, Mr. Roe, Mr. Howard and representatives of Barclays and Morgan Stanley met to discuss the remaining outstanding issues in the draft merger agreement and agreed, among other things, that (a) the outside date after which either party could terminate the merger agreement if the transaction has not yet been consummated would be one year following signing of the merger agreement, subject to two three-month extensions in certain circumstances, (b) the termination fee payable by Capri to Tapestry in the event the merger agreement were terminated in connection with events relating to competing proposals would equal approximately 3.5% of equity value and (c) the expense reimbursement payable by Tapestry to Capri in the event the merger agreement were terminated in connection with events relating to failure to obtain regulatory approvals would be subject to a cap which would be equal to $30 million, $40 million or $50 million depending on the timing of the termination.
Later on the morning of August 9, representatives of Latham & Watkins sent representatives of Wachtell Lipton a draft of the Tapestry disclosure letter.
Later in the day on August 9, the Board of Directors held a meeting. Mr. Edwards, Ms. McDonough, Ms. Hendricks and representatives of Barclays and Wachtell Lipton were present at the meeting. Representatives of Wachtell Lipton reminded the Board of Directors of their fiduciary and statutory duties in the context of the consideration of the proposed transaction and described the outcome of the parties’ negotiations over the remaining outstanding issues. Representatives of Barclays reviewed their financial analyses of Capri and the proposed transaction and delivered an oral opinion, subsequently confirmed by delivery of a written opinion, that, as of the date of such opinion and based upon and subject to the various matters and limitations set forth in the written opinion, the consideration to be offered to the shareholders of Capri pursuant to the merger agreement was fair to such shareholders from a financial point of view. After discussion, the Board of Directors adopted resolutions (a) approving and authorizing Capri to execute and deliver the Merger Agreement, the Articles of Merger, the Plan of Merger and the other documents contemplated thereby, and approving the Merger and the transactions contemplated by the Merger Agreement, (b) determining that the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of Capri and its shareholders, (c) recommending that the Capri shareholders adopt a resolution authorizing the Merger Agreement and the Plan of Merger and approving the Merger and the transactions contemplated by the Merger Agreement and (d) submitting the Merger Agreement and the Plan of Merger to the holders of Capri ordinary shares for their approval.
On the evening of August 9, the Wall Street Journal announced that Tapestry and Capri were close to reaching agreement to enter into a transaction pursuant to which Tapestry would acquire Capri.
On August 9 and through the morning of August 10, representatives of Wachtell Lipton and Latham & Watkins finalized the draft merger agreement, related disclosure letters and all ancillary materials.

On the morning of August 10, Capri, Tapestry and Merger Sub executed the Merger Agreement and Capri and Tapestry issued a joint press release announcing the entry into the Merger Agreement.
Recommendation of the Board of Directors and Reasons for the Merger
Recommendation of the Board of Directors
The Board of Directors has unanimously: (a) determined that the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of Capri and its shareholders, (b) recommended that the shareholders of Capri adopt a resolution authorizing the Merger Agreement and the Plan of Merger and approve the Merger and the other transactions contemplated by the Merger Agreement, and (c) resolved to submit such matters for approval by Capri shareholders at the Special Meeting.
The Board of Directors unanimously recommends that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the Compensation Proposal; and (3) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.
Reasons for the Merger
The Board of Directors recommends that you vote “FOR” approval of the Merger Agreement Proposal.
The Board of Directors, at a meeting held on August 9, 2023, adopted resolutions unanimously (a) approving and authorizing Capri to execute and deliver the Merger Agreement, the Plan of Merger and the other documents contemplated thereby, and approving the Merger and the other transactions contemplated by the Merger Agreement, (b) determining that the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of Capri and its shareholders, (c) recommending that Capri’s shareholders approve the Merger Agreement Proposal, and (d) submitting the Merger Agreement and the Plan of Merger to Capri shareholders for their approval.
In arriving at its determinations and recommendations, the Board of Directors reviewed and discussed a significant amount of information and consulted with members of senior management and its independent legal and financial advisors.
Potential Positive Factors. In recommending that shareholders vote in favor of the Merger Agreement Proposal, the Board of Directors considered a number of factors, including, among others, the following (not necessarily in order of relative importance) that the Board of Directors believes support its decision:
•
Attractive Value. The Board of Directors’ belief that the per share merger consideration of $57.00 in cash per Capri ordinary share provides our shareholders with an attractive value for their ordinary shares in light of a number of factors, including:

•
Premium. The per share Merger Consideration constitutes a premium of approximately 59% to Capri’s 30-day volume-weighted average ordinary share price for the period ending August 9, 2023, the last full trading day prior to the announcement of the entry into the Merger Agreement, and approximately 65% to the closing price of Capri ordinary shares on August 9, 2023, the last full trading day prior to the announcement of the entry into the Merger Agreement.

•
Certainty of Value. The per share Merger Consideration is all cash, which provides our shareholders immediate certainty of value and liquidity for their shares and enables our shareholders to realize value that has been created at Capri while eliminating long-term business and execution risk.

•
Receipt of Fairness Opinion from Barclays. The Board of Directors considered the financial analysis presented to the Board of Directors by Barclays. The Board of Directors also considered the oral opinion of Barclays rendered to the Board of Directors, subsequently confirmed by delivery of a written opinion, that, as of the date of such opinion and based upon and subject to the various matters and limitations set forth in the written opinion, the consideration to be offered to the shareholders of Capri in the Merger is fair to such shareholders from a financial point of view, as more fully described in the section entitled “Proposal 1: Adoption of the Merger Agreement—Opinion of Barclays Capital Inc.” and which written opinion is attached in its entirety as Annex B hereto.

•
Value Relative to Standalone Prospects. The Board of Directors’ belief that the per share Merger Consideration compares favorably to the potential long-term value of our ordinary shares if Capri were to remain as a standalone business after taking into account the risks and uncertainties associated with remaining a standalone business, including Capri’s business, competitive position and current industry and financial conditions. Specifically, among other things, the Board of Directors considered:

•	its assessment of Capri’s business, assets and prospects, its competitive position and historical and projected financial performance, including the Capri management projections;
•
the challenges of operating as a standalone public company, including balancing the competing needs for improved or stable shareholder returns on a quarter-to-quarter basis, on the one hand, with the need for increased spending, including capital expenditures, to advance implementation of Capri’s long-term strategic plan, on the other hand;

•
the macroeconomic factors currently affecting the global luxury and accessories industries, including inflationary pressures and depressed consumer spending, and the broad economic, political and commercial trends affecting Capri’s business and financial results, including the recent slowdown in the U.S. and certain foreign economies, including in China, and consumer traffic (and risk of a further slowdown), declines in the wholesale business and certain other risk factors detailed in the Annual Report and Capri’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2023;

•	the fact that Capri’s ordinary shares have historically traded at a price implying a lower valuation as a multiple of its earnings than its competitors’ shares have traded;
•
the execution risks implicit in the Capri management projections, including the risk that new product designs may not succeed as planned, the risk that we may not be successful in continuing to elevate Michael Kors to become a stronger and more profitable brand or that we may not be able to grow Versace and Jimmy Choo in line with our projections, the risk that our brands omni-channel strategy may not be successful in driving retail sales, the risk relating to implementation of key systems, the risk that capital expenditure requirements will be greater than those projected and may not have the projected impact on the expected timeline or at all and the risk that we are unable to retain key talent; and

•
the risks and uncertainties relating to the competition our brands face from other accessories, footwear and apparel manufacturers and retailers as well as third-party distribution channels that sell our merchandise, such as e-commerce, department stores and specialty stores.

•
Value Relative to Other Strategic Alternatives. The Board of Directors’ belief that Tapestry was the potential transaction partner most likely to offer the best combination of value and certainty to shareholders. In reaching that determination, the Board of Directors considered, among other things:

•
its belief that a sale of Capri is more value-enhancing than other alternatives available, including a sale or IPO of one or more of Capri’s brands or maintaining the status quo and continuing to execute on Capri’s standalone business plan, taking into account, among other things, the execution risk and timing associated with the different alternatives discussed;

•
its belief that there were a limited number of other parties who would be interested in, and capable of, purchasing the whole company and paying a price comparable to or above that offered by Tapestry;

•
that Mr. Idol had informal discussions with other potential counterparties, and none of those potential counterparties expressed interest in an acquisition of all of Capri, nor did any potential counterparty actively pursue any other potential transaction in the same manner as Tapestry, as described in the section entitled “Proposal 1: Adoption of the Merger Agreement—Background of the Merger”; and

•
Capri’s rights under the Merger Agreement, subject to certain conditions, to respond to and negotiate with respect to certain unsolicited acquisition proposals made prior to the time Capri’s shareholders approve the Merger Agreement Proposal and, in certain instances, to terminate the Merger Agreement to enter into an agreement with respect to a Superior Proposal, subject to Tapestry’s right to receive payment of the Termination Fee of $240 million, which amount the Board of Directors believed to be reasonable under the circumstances, taking into account the size of the transaction and the range of similar termination fees in comparable transactions, as described in the sections entitled “The Merger Agreement—Non-Solicitation Covenant” and “The Merger Agreement—The Board of Directors’ Recommendation; Change of Recommendation.”
•	Non-Price Terms of the Merger Agreement. The Board of Directors considered the non-price terms and conditions of the Merger Agreement, including, among others:
•	the absence of any financing condition to consummation of the Merger;
•
the provision allowing the Board of Directors to change its recommendation prior to obtaining the Capri Shareholder Approval in specified circumstances relating to a Superior Proposal or Intervening Event, subject to Tapestry’s right to terminate the Merger Agreement and receive payment of the Termination Fee of $240 million;

•
the provision allowing the Board of Directors to terminate the Merger Agreement to enter into a Superior Proposal, subject to certain conditions (including certain rights of Tapestry to match the Superior Proposal and payment of the Termination Fee of $240 million), as described in the sections entitled “The Merger Agreement—Non-Solicitation Covenant”, “The Merger Agreement—The Board of Directors’ Recommendation; Change of Recommendation”, “The Merger Agreement—Termination of the Merger Agreement” and “The Merger Agreement—Termination Fee Payable by Capri”;

•	the fact that the conditions to the closing of the Merger are specific and limited in scope, as described in the section entitled “The Merger Agreement—Conditions to the Closing of the Merger”;
•
the provisions requiring Tapestry to use its reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable to consummate the Merger and the other transactions contemplated by the Merger Agreement as promptly as reasonably practicable (and in any event by the Outside Date), including obtaining the regulatory approvals necessary to consummate the Merger, subject to certain limitations specified in the Merger Agreement, as described in the section entitled “The Merger Agreement—Regulatory Approvals and Related Matters”;

•
the fact that, if the Merger Agreement is terminated in certain circumstances in connection with the failure to obtain required regulatory approvals or the existence of legal prohibitions, Tapestry will be required to reimburse Capri’s expenses incurred in connection with the transaction up to a cap of $30 million if the Merger Agreement is terminated on or before August 10, 2024, $40 million if the Merger Agreement is terminated on or before November 10, 2024 (but after August 10, 2024) and $50 million if the Merger Agreement is terminated following November 10, 2024;

•
the Outside Date of the Merger Agreement on which either party, subject to certain exceptions, can terminate the Merger Agreement, and the Board of Directors’ view that such Outside Date, which may be extended up to 18 months following signing of the Merger Agreement if all conditions are satisfied other than the receipt of the regulatory approvals or the absence of legal prohibitions, allows for sufficient time to consummate the Merger;

•
the fact that the Merger Agreement provides Capri sufficient operating flexibility to conduct its business in the ordinary course until the earlier of the consummation of the Merger and the termination of the Merger Agreement, as more fully described in the section entitled “The Merger Agreement—Conduct of Business Pending the Merger”; and

•	the fact that the Merger is not subject to the approval of Tapestry’s shareholders.
•
Opportunity for Capri’s Shareholders to Vote. The Board of Directors considered the fact that the Merger would be subject to the approval of Capri’s shareholders, and that shareholders would be free to evaluate the Merger and vote for or against the Merger Agreement Proposal at the Special Meeting.

•
Dissenters’ Rights. The Board of Directors considered the availability of dissenters’ rights under the BVI Act in connection with the Merger for Capri’s shareholders who timely and properly exercise such rights in compliance with Section 179 of the BVI Act and the absence of any closing conditions in the Merger Agreement related to the exercise of appraisal rights by Capri’s shareholders.

•
Negotiation Process. The Board of Directors considered the fact that the terms of the Merger Agreement were informed by the advice and professional experience of Capri’s advisors and were the result of robust negotiations.

•
Specific Performance. The Board of Directors considered Capri’s ability, under circumstances specified in the Merger Agreement, to seek specific performance of Tapestry’s and Merger Sub’s obligation to cause the Merger to be consummated and prevent other breaches of the Merger Agreement.

Potential Negative Factors. In the course of reaching its recommendation, the Board of Directors also considered a variety of risks and potentially negative factors concerning the Merger and the Merger Agreement, including the following (not necessarily in order of relative importance), among others:
•
the fact that completion of the transaction depends on certain factors outside of Capri’s control, including regulatory approvals and the Capri Shareholder Approval, and there can be no assurance that all of the conditions to the transaction will be satisfied in a timely manner or at all even if the Merger Agreement Proposal is approved by Capri shareholders;

•
the risk that the pendency of the Merger or failure to consummate the Merger could adversely affect the operations of Capri and its subsidiaries and the relationships of Capri and its subsidiaries with their respective employees (including making it more difficult to attract and retain key personnel), customers, key designers, suppliers and others with whom they have business dealings and that the Outside Date following which either party may terminate the Merger Agreement could be extended up to 18 months following the signing of the Merger Agreement;

•
that our shareholders will have no ongoing equity participation in Capri following the Merger, and our shareholders will cease to participate in Capri’s future earnings and growth, if any, and will not benefit from increases, if any, in the value of Capri or any of its brands following the Merger;

•	that Capri’s share price has not yet reflected all of the potential benefits of Capri’s investments in management’s strategic plan;
•	that our ordinary shares traded at a price higher than the per share Merger Consideration of $57.00 as recently as February 7, 2023;
•
the fact that Tapestry initially offered a price of $60.00 per share, which is higher than the final agreed-upon per share Merger Consideration of $57.00 per share, as described in the section entitled “Proposal 1: Adoption of the Merger Agreement—Background of the Merger”;

•
the effect that a failure to consummate the Merger, for any reason, could have on the price of our ordinary shares and on the market’s perceptions of Capri’s prospects, resulting in loss of value to our shareholders;

•
the restrictions imposed by the terms of the Merger Agreement on the conduct of Capri’s business prior to consummation of the Merger, which may delay or prevent Capri from capitalizing on business opportunities that may arise pending consummation of the Merger, including in light of the risk that the Outside Date could be extended up to 18 months following the signing of the Merger Agreement, and the resultant risk if the Merger is not consummated, as described in the section entitled “The Merger Agreement—Conduct of Business Pending the Merger”;

•
the significant effort and cost involved in connection with negotiating the Merger Agreement and consummating the Merger (including certain costs and expenses if the Merger is not consummated), and the substantial time and effort of management required to consummate the Merger and the potential further disruptions to Capri’s day-to-day operations during the pendency of the Merger;

•
the possibility that Capri may be required to pay Tapestry the Termination Fee of $240 million under certain circumstances following termination of the Merger Agreement, including if the Board of Directors changes its recommendation in light of an Intervening Event or terminates the Merger Agreement to accept a

Superior Proposal, which may discourage other parties that otherwise might have an interest in a business combination with, or an acquisition of, Capri or may reduce the price offered by such other parties in a competing bid, as described in the section entitled “The Merger Agreement—Termination Fee Payable by Capri”;
•
the restrictions imposed by the Merger Agreement on soliciting competing acquisition proposals from third parties, as described in the sections entitled “The Merger Agreement—Non-Solicitation Covenant” and “The Merger Agreement—The Board of Directors’ Recommendation; Change of Recommendation”;

•
the effect that the right afforded to Tapestry under the Merger Agreement to match acquisition proposals from third parties may have to discourage other parties that might otherwise have an interest in a business combination with, or an acquisition of, Capri, as described in the sections entitled “The Merger Agreement—Non-Solicitation Covenant” and “The Merger Agreement—The Board of Directors’ Recommendation; Change of Recommendation”;

•	the potential for litigation by shareholders in connection with the Merger, which, even where lacking in merit, could nonetheless result in distraction and expense;
•	the fact that the receipt of cash in exchange for our ordinary shares pursuant to the Merger will be a taxable transaction for many of our shareholders;
•
the fact that Capri’s directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of our shareholders, as described in the section entitled “Proposal 1: Adoption of the Merger Agreement—Interests of Capri’s Executive Officers and Directors in the Merger”; and

•	certain other risk factors detailed in the Annual Report and Capri’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2023.
The foregoing discussion of the information and factors considered by the Board of Directors is intended to be illustrative and not exhaustive, but includes the material factors considered by the Board of Directors. In reaching its determination and recommendation, the Board of Directors did not quantify, rank or assign any relative or specific weight to any of the foregoing factors, and individual members of the Board of Directors may have considered various factors differently. The Board of Directors did not undertake to make any specific determination as to whether any specific factor, or any particular aspect of any factor, supported or did not support its ultimate recommendation. Moreover, in considering the information and factors described above, each individual member of the Board of Directors applied his or her own personal business judgment to the process and may have given differing weights to differing factors. The Board of Directors based its recommendation on the totality of the information presented. The explanation of the factors and reasoning set forth above contain forward-looking statements that should be read in conjunction with the section of this proxy statement entitled “Forward-Looking Statements.”
Opinion of Barclays Capital Inc.
Capri engaged Barclays to act as its financial advisor with respect to pursuing strategic alternatives for Capri, including a possible sale of Capri, pursuant to an engagement letter dated May 2, 2023. On August 9, 2023, Barclays rendered its oral opinion (which was subsequently confirmed in writing) to the Board of Directors that, as of the date of such opinion and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the consideration to be offered to the shareholders of Capri in the Merger is fair to such shareholders from a financial point of view.
The full text of Barclays’ written opinion is attached as Annex B to this proxy statement. Barclays’ written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion. You are encouraged to read the opinion carefully in its entirety. The following is a summary of Barclays’ opinion and the methodology that Barclays used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.
Barclays’ opinion, the issuance of which was approved by Barclays’ Valuation and Fairness Opinion Committee, is addressed to the Board of Directors, addresses only the fairness, from a financial point of view, of the consideration to be offered to the shareholders of Capri and does not constitute a recommendation to any shareholder of Capri as to how such shareholder should vote with respect to the Merger or any other matter. The terms of the Merger were determined through arm’s-length negotiations between Capri and Tapestry and were unanimously approved by the Board of Directors. Barclays did not recommend any specific form of consideration to Capri or that any specific form of consideration constituted the only appropriate consideration for the Merger. Barclays was not requested to address, and its opinion does not in any manner address, Capri’s underlying business decision to proceed with or effect the Merger, the likelihood of the consummation of the Merger, or the relative merits of the Merger as compared to any other transaction in which Capri may engage. In addition, Barclays expressed no opinion on, and its opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the consideration to be offered to the shareholders of Capri in the Merger. No limitations were imposed by the Board of Directors upon Barclays with respect to the investigations made or procedures followed by it in rendering its opinion.
In arriving at its opinion, Barclays, among other things:
•	reviewed and analyzed the Merger Agreement and the specific terms of the Merger;
•
reviewed and analyzed publicly available information concerning Capri that Barclays believed to be relevant to its analysis, including Capri’s Annual Report on Form 10-K for the fiscal year ended April 1, 2023 and Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2022, October 1, 2022, and July 2, 2022;

•
reviewed and analyzed financial and operating information with respect to the business, operations and prospects of Capri furnished to Barclays by Capri, including financial projections prepared by Capri’s management;

•	reviewed and analyzed the trading history of Capri ordinary shares from May 2021 through July 2023;
•	reviewed and analyzed a comparison of the projected future financial results and trading multiples of Capri with those of other companies that Barclays deemed relevant;
•	reviewed and analyzed a comparison of the financial terms of the Merger with the financial terms of certain other transactions that Barclays deemed relevant;
•	had discussions with the management of Capri concerning its business, operations, assets, liabilities, financial condition and prospects; and
•	has undertaken such other studies, analyses and investigations as Barclays deemed appropriate.
In arriving at its opinion, Barclays assumed and relied upon the accuracy and completeness of the financial and other information used by Barclays without any independent verification of such information (and had not assumed responsibility or liability for any independent verification of such information). Barclays also relied upon the assurances of management of Capri that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the management projections of Capri, upon advice of Capri, Barclays assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Capri as to Capri’s future financial performance. In arriving at its opinion, Barclays assumed no responsibility for and expressed no view as to any such projections or estimates or the assumptions on which they were based. In arriving at its opinion, Barclays did not conduct a physical inspection of the properties and facilities of Capri and did not make or obtain any evaluations or appraisals of the assets or liabilities of Capri. In addition, Barclays was not authorized by Capri to solicit, and did not solicit, any indications of interest from any third party with respect to the purchase of all or a part of Capri’s business. Barclays’ opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of such opinion. Barclays assumed no responsibility for updating or revising its opinion based on events or circumstances that may have occurred after such date.
Additionally, Barclays assumed the accuracy of the representations and warranties contained in the Merger Agreement in all respects material to Barclays’ analysis. Barclays also assumed, upon the advice of Capri, that all material governmental, regulatory and third-party approvals, consents and releases for the Merger would be obtained within the constraints contemplated by the Merger Agreement and that the Merger will be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. Barclays did not express any opinion as to any tax or other consequences that might result from the Merger, nor did Barclays’ opinion address any legal, tax, regulatory or accounting matters, as to which Barclays understood Capri had obtained such advice as it deemed necessary from qualified professionals.

In connection with rendering its opinion, Barclays performed certain financial, comparative and other analyses as summarized below. In arriving at its opinion, Barclays did not ascribe a specific range of values to the Capri ordinary shares but rather made its determination as to fairness, from a financial point of view, to Capri’s shareholders of the consideration to be offered to such shareholders in the Merger on the basis of various financial and comparative analyses. The preparation of a fairness opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to summary description.
In arriving at its opinion, Barclays did not attribute any particular weight to any single analysis or factor considered by it but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by it and in the context of the circumstances of the particular transaction. Accordingly, Barclays believes that its analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.
Summary of Material Financial Analyses
The following is a summary of the material financial analyses used by Barclays in preparing its opinion to the Board of Directors. The summary of Barclays’ analyses and reviews provided below is not a complete description of the analyses and reviews underlying Barclays’ opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of analysis and review and the application of those methods to particular circumstances, and, therefore, is not readily susceptible to summary description.
For the purposes of its analyses and reviews, Barclays made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Capri or any other parties to the Merger. No company, business or transaction considered in Barclays’ analyses and reviews is identical to Capri, Tapestry, Merger Sub, or the Merger, and an evaluation of the results of those analyses and reviews is not entirely mathematical. Rather, the analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions considered in Barclays’ analyses and reviews. None of Capri, Tapestry, Merger Sub, Barclays or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses and reviews and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of companies, businesses or securities do not purport to be appraisals or reflect the prices at which the companies, businesses or securities may actually be sold. Accordingly, the estimates used in, and the results derived from, Barclays’ analyses and reviews are inherently subject to substantial uncertainty.
The summary of the financial analyses and reviews summarized below include information presented in tabular format. In order to fully understand the financial analyses and reviews used by Barclays, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses and reviews. Considering the data in the tables below without considering the full description of the analyses and reviews, including the methodologies and assumptions underlying the analyses and reviews, could create a misleading or incomplete view of Barclays’ analyses and reviews.
Selected Precedent Transaction Analysis
Barclays reviewed and compared the purchase prices and financial multiples paid in selected other transactions that Barclays, based on its experience with merger and acquisition transactions, deemed relevant. Barclays chose such transactions based on, among other things, the similarity of the applicable target companies in the transactions to Capri with respect to the size, products, margins and other characteristics of their businesses, as well as customer demographic.

The reasons for and the circumstances surrounding each of the selected precedent transactions analyzed were diverse, and there are inherent differences in the business, operations, financial conditions and prospects of Capri and the companies included in the selected precedent transaction analysis. Accordingly, Barclays believed that a purely quantitative selected precedent transaction analysis would not be particularly meaningful in the context of considering the proposed transaction. Barclays therefore made qualitative judgments concerning differences between the characteristics of the selected precedent transactions and the Merger which would affect the acquisition values of the selected target companies and Capri. Based upon these judgments, Barclays selected a range of 8.0x to 10.0x multiples of enterprise value to the last twelve month earnings before interest, taxes, depreciation and amortization (which we refer to as “EV/LTM Adjusted EBITDA”), and applied such range to the management projections to calculate a range of implied prices per share of Capri. The following table sets forth the transactions analyzed based on such characteristics and the results of such analysis:
Announcement Date	Acquirer	Target
May 2017	Coach, Inc.	Kate Spade & Company
May 2015	Ascena Retail Group, Inc.	Ann Inc.
December 2013	Sycamore Partners	The Jones Group, Inc.
May 2013	Apax Partners, L.P.	Rue 21, Inc.
October 2012	PVH Corp.	The Warnaco Group, Inc.
November 2010	Leonard Green & Partners, L.P., TPG	J.Crew Group, Inc.
March 2010	PVH Corp.	Tommy Hilfiger
Implied Price per Share
EV/LTM Adjusted EBITDA	$49 – $65
Barclays noted that on the basis of the selected precedent transaction analysis, the consideration of $57.00 per ordinary share was within the range of implied values per share calculated using management projections.
Discounted Cash Flow Analysis
In order to estimate the present value of Capri ordinary shares, Barclays performed a discounted cash flow analysis of Capri. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.
To calculate the estimated enterprise value of Capri using the discounted cash flow method, Barclays added (1) Capri’s projected after-tax unlevered free cash flows for the last nine months of fiscal year 2024 and fiscal years 2025 through 2028 based on management projections to (2) the “terminal value” of Capri as of March 31, 2028, and discounted such amount to its present value using a range of selected discount rates. The after-tax unlevered free cash flows were calculated by taking the adjusted tax-affected earnings before interest and tax expense, adding back depreciation and amortization, subtracting capital expenditures and other non-recurring expenses and adjusting for changes in working capital. The residual value of Capri at the end of the forecast period, or “terminal value,” was estimated by selecting a perpetuity growth rate of 2.0% which was derived by Barclays using its professional judgment and experience, taking into account the long-term inflation target and applying such growth rate to the management projections. The range of after-tax discount rates of 11.75% to 13.75% was selected based on an analysis of the weighted average cost of capital of Capri. Barclays then calculated a range of implied prices per share of Capri by subtracting estimated net debt as of July 1, 2023 from the estimated enterprise value using the perpetuity growth rate method and dividing such amount by the fully diluted number of outstanding Capri ordinary shares. The following summarizes the result of these calculations:
	Implied Equity Value per Share
Discounted Cash Flow Analysis	Low	High
	$53	$67
Barclays noted that on the basis of the discounted cash flow analysis, the consideration of $57.00 per share was within the range of implied values per share calculated using management projections.

Other Factors
Barclays also reviewed and considered other factors, which were not considered part of its financial analyses in connection with rendering its advice, but were references for informational purposes, including, among other things, the Selected Comparable Company Analysis described below.
Selected Comparable Company Analysis
In order to assess how the public market values shares of similar publicly traded companies and to provide a range of relative implied equity values per ordinary share of Capri by reference to those companies, Barclays reviewed and compared specific financial and operating data relating to Capri with selected companies that Barclays, based on its experience in the luxury apparel and accessories industry, deemed comparable to Capri. The selected comparable companies with respect to Capri were:
•	Hanesbrands Inc.
•	Kontoor Brands, Inc.
•	Carter’s, Inc.
•	Levi Strauss & Co.
•	Ralph Lauren Corporation
•	Thunder Clothing Co.
•	PVH Corp.
•	G-III Apparel Group, Ltd.
Barclays calculated and compared various financial multiples and ratios of Capri and the selected comparable companies. As part of its selected comparable company analysis, Barclays calculated and analyzed each company’s ratio of its current stock price to its projected earnings per share for fiscal year 2024 (referred to as “P/FY2024E Adjusted EPS”), and each company’s enterprise value to its projected earnings before interest, taxes, depreciation and amortization for fiscal year 2024 (referred to as “EV/FY2024E Adjusted EBITDA”). The enterprise value of each company was obtained by adding its short and long-term debt to the sum of the market value of its common equity, the value of any preferred stock (at liquidation value) and the book value of any minority interest, and subtracting its cash and cash equivalents. All of these calculations were performed, and based on publicly available financial data (including FactSet) and closing prices, as of August 8, 2023, the last trading date prior to the delivery of Barclays’ opinion. The results of this selected comparable company analysis are summarized below:
	Range	Average
EV/ FY2024E Adj. EBITDA	4.8x-8.7x	7.6x
P/ FY2024E Adj. EPS	7.4x-14.0x	10.9x
Barclays selected the comparable companies listed above because of similarities in one or more business or operating characteristics with Capri. However, because no selected comparable company is exactly the same as Capri, Barclays believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected comparable company analysis. Accordingly, Barclays also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of Capri and the selected comparable companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degree of operational risk between Capri and the companies included in the selected company analysis. Based upon these judgments, Barclays selected a range of 6.6x to 8.6x multiples for EV/FY2024E Adjusted EBITDA and a range of 9.9x to 11.9x multiples for P/FY2024E Adjusted EPS and applied such range to the management projections to calculate a range of implied prices per ordinary share of Capri. The following summarizes the result of these calculations:
	Implied Equity Value per Share
Comparable Company Analysis	Low	High
EV/FY2024E Adjusted EBITDA	$43	$60
P/FY2024E Adjusted EPS	$64	$77

Barclays noted that on the basis of the selected comparable company analysis, the consideration of $57 per share was (1) within the range of implied values per share calculated in accordance with the EV/FY2024E Adjusted EBITDA analysis and (2) below the range of implied values per share calculated in accordance with the P/FY2024E Adjusted EPS analysis.
General
Barclays is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Board of Directors selected Barclays because of its familiarity with Capri and its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally, as well as substantial experience in transactions comparable to the Merger.
Barclays is acting as financial advisor to Capri in connection with the proposed transaction. As compensation for its services in connection with the proposed transaction, Capri paid Barclays a fee of $3,000,000 upon the delivery of Barclays’ opinion, which is referred to as the “Opinion Fee.” The Opinion Fee was not contingent upon the conclusion of Barclays’ opinion or the consummation of the Merger. Additional compensation of approximately $56 million will be payable on completion of the Merger, against which the amounts paid for the opinion will be credited. In addition, Capri has agreed to reimburse Barclays for certain reasonable out-of-pocket expenses incurred in connection with the Merger and to indemnify Barclays for certain liabilities that may arise out of its engagement by Capri and the rendering of Barclays’ opinion. Barclays has performed various investment banking and financial services for Capri, Tapestry and their affiliates in the past, and is likely to perform such services in the future, and has received, and is likely to receive, customary fees for such services. For the period from January 1, 2021 through August 9, 2023, Barclays has provided financial services to Capri for which Barclays has received compensation in an amount of approximately $19.4 million. Specifically, in the past two years, Barclays has acted as a counterparty in hedging transactions of Capri’s European net assets. In addition, Barclays is currently a lender under Capri’s existing credit facility and has received and will receive customary fees in connection therewith. Barclays has not performed any investment banking services for Tapestry for which Barclays has earned fees in the past two years.
Barclays and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of its business, Barclays and its affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of Capri and Tapestry and their respective affiliates for its own account and for the accounts of Barclays’ customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.
Certain Financial Projections
While Capri has from time to time provided limited financial guidance to investors, Capri does not, as a matter of course, otherwise publicly disclose internal projections as to future performance, earnings, or other results beyond, prior to the announcement of the Merger, the then-next quarterly and the then-current or (in the case of fourth quarter reporting) the then-next annual period due to, among other reasons, the inherent difficulty of accurately predicting financial performance for future periods and the uncertainty, unpredictability and subjectivity of underlying assumptions and estimates. However, in the ordinary course, Capri management prepares longer term strategic projections, which are periodically updated and reviewed with the Board of Directors and reflect Capri management’s financial and business outlook for Capri. In connection with the Merger, Capri is including in this proxy statement a summary of certain limited unaudited prospective financial information of Capri, on a standalone basis, without giving effect to the Merger, prepared by Capri management, because certain financial information was given to the Board of Directors, which it considered in connection with its evaluation of the Merger, as described below, and to Barclays for its use and reliance in connection with the financial analyses presented by Barclays to the Board of Directors and in Barclays’ opinion, as described in the section of this proxy statement entitled “— Opinion of Barclays Capital Inc.”
In early May 2023, as part of the Board of Directors’ and Capri management’s ordinary course planning process, Capri management prepared certain unaudited, preliminary financial projections for Capri for fiscal years 2024 through 2026 and an extrapolation of such projections for fiscal years 2027 and 2028 (which we refer to, collectively, as the “May 2023 Projections”). The May 2023 Projections, other than the extrapolation for fiscal years 2027 and 2028 and the unlevered free cash flow, as further described under “— May 2023 Projections,” were subsequently made available to Tapestry in June 2023 as part of Tapestry’s due diligence investigation of Capri. In addition, during June 2023, as a result of ongoing strategic planning and positioning for Capri’s Michael Kors brand, management determined that Capri’s financial projections would need to reflect additional capital expenditures to refurbish Michael Kors stores in upcoming years (which we refer to as the “MK Stores CapEx”) and required updates to account for recent trends. Capri management informed Tapestry of the need to update the May 2023 Projections in connection with Tapestry’s review of the May 2023 Projections, and made such updates in connection with the August 2023 Projections.
Thereafter, Capri management made updates to the May 2023 Projections, which were finalized in early August 2023, to take into account forward-looking trends and changes in business performance and the MK Stores CapEx (such updated financial projections, the “August 2023 Projections”). The Board of Directors reviewed the August 2023 Projections as part of its and management’s ordinary course planning process and considered the August 2023 Projections in connection with its evaluation of Tapestry’s proposal to acquire Capri. In addition, at Capri management’s direction, Barclays used the August 2023 Projections in connection with its financial analyses presented by Barclays to the Board of Directors and in Barclays’ opinion, as described in the section of this proxy statement entitled “— Opinion of Barclays Capital Inc.” The August 2023 Projections, other than the extrapolation for fiscal years 2027 and 2028 and the unlevered free cash flow, as further described under “— August 2023 Projections,” were also made available to Tapestry as part of its ongoing due diligence investigation of Capri.
The May 2023 Projections and the August 2023 Projections are referred to collectively as the “Management Projections.” Capri is including a summary of the Management Projections to provide Capri shareholders with access to information that the Board of Directors considered in connection with its evaluation of the Merger and the Merger Consideration and that was made available to Tapestry.
May 2023 Projections
The May 2023 Projections reflect Capri management’s projections of Capri’s business as a standalone company for fiscal years 2024 through 2026 and extrapolation of such projections for fiscal years 2027 and 2028, except that unlevered free cash flow was arithmetically calculated by Barclays, at the direction of Capri management, using assumptions provided by Capri management and the other financial information included in the May 2023 Projections. The following table summarizes the May 2023 Projections, with dollars in millions:
P&L Detail:	FY2023E(1)	FY2024E	FY2025E	FY2026E	FY2027E	FY2028E
Revenue	$5,619	$5,800	$6,193	$6,636	$6,983	$7,310
Adjusted EBITDA(2)	$1,092	$1,136	$1,229	$1,369	$1,477	$1,566
Adjusted EBIT(3)	$913	$950	$1,021	$1,143	$1,243	$1,324
Capex	$264	$260	$300	$300	$300	$300
Unlevered Free Cash Flow(4)	(5)	$666	$712	$857	$952	$1,057
(1)	Fiscal year 2023 financials were not yet finalized as of the date of the May 2023 Projections.
(2)	Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, excluding certain other non-operating and non-recurring expenses.
(3)	Adjusted EBIT represents earnings before interest and taxes, excluding certain other non-operating and non-recurring expenses.
(4)
Unlevered free cash flow is defined as adjusted EBITDA less certain non-recurring cash expenses, taxes and capital expenditures, plus certain non-cash expenses and adjusted for changes in working capital, in each case, as set forth in the Management Projections.

(5)	Unlevered free cash flow for fiscal year 2023 not included.

August 2023 Projections
The August 2023 Projections reflect Capri management’s projections of Capri’s business, as a standalone company for fiscal years 2024 through 2026 and extrapolation of such projections for fiscal years 2027 and 2028, except that unlevered free cash flow was arithmetically calculated by Barclays, at the direction of Capri management, using assumptions provided by Capri management and the prospective financial information included in the August 2023 Projections but reflecting the MK Stores CapEx. The following table summarizes the August 2023 Projections, with dollars in millions:
P&L Detail:	FY2023A	FY2024E	FY2025E	FY2026E	FY2027E	FY2028E
Revenue	$5,619	$5,523	$6,193	$6,636	$6,983	$7,310
Adjusted EBITDA(1)	$1,087	$1,036	$1,229	$1,369	$1,477	$1,566
Adjusted EBIT(2)	$908	$850	$1,021	$1,143	$1,243	$1,324
Capex	$226	$260	$500	$500	$300	$300
Unlevered Free Cash Flow(3)	(4)	$546(5)	$506	$657	$951	$1,022
(1)	Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, excluding certain other non-operating and non-recurring expenses.
(2)	Adjusted EBIT represents earnings before interest and taxes, excluding certain other non-operating and non-recurring expenses.
(3)
Unlevered free cash flow is defined as adjusted EBITDA less certain non-recurring cash expenses, taxes and capital expenditures, plus certain non-cash expenses and adjusted for changes in working capital, in each case, as set forth in the Management Projections.

(4)	Unlevered free cash flow for fiscal year 2023 not included.
(5)	Unlevered free cash flow for 2024E in the August 2023 Projections reflects estimated unlevered free cash flow for the 9 months from Q2 through Q4 2024.
Important Information Regarding the Management Projections
The inclusion of the Management Projections or of this summary does not constitute a representation by Capri, Barclays, or any other person that the information is material, and should not be regarded as an indication that the Board of Directors, Barclays, Capri or its management, or any other recipient of this information considered, or now considers, it to be an accurate prediction of future results, and they should not be relied on as such.
The Management Projections include non-GAAP financial measures, including Adjusted EBITDA and Unlevered Free Cash Flow. Please see the tables above for a description of how Capri defines these non-GAAP financial measures for purposes of the Management Projections in this section. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), and non-GAAP financial measures used by Capri may not be comparable to similarly titled measures used by other companies.
The Management Projections and the underlying assumptions upon which the Management Projections were based are subjective in many respects and subject to multiple interpretations and frequent revisions attributable to the dynamics of Capri’s industry and business developments. The Management Projections reflect numerous assumptions with respect to Capri’s performance, industry performance, general business, economic, regulatory, market, and financial conditions, and other matters, many of which are difficult to predict, subject to significant economic and competitive uncertainties, and beyond Capri’s control. The Management Projections constitute forward-looking information and are subject to a wide variety of significant risks and uncertainties, including those described in the section of this proxy statement entitled “Forward-Looking Statements,” that could cause the Management Projections or the underlying assumptions to be inaccurate and for actual results to differ materially from the Management Projections. As a result, there can be no assurance that the Management Projections will be realized or that actual results will not be significantly higher or lower than projected, and the Management Projections cannot be considered a guarantee of future operating results and should not be relied upon as such. Because the Management Projections cover multiple years, such information by its nature becomes less reliable with each successive year. The Management Projections do not take into account any circumstances or events occurring after the date on which they were prepared, including the Merger, and some or all of the assumptions that have been made in connection with the preparation of the Management Projections may have changed since the date the Management Projections were prepared. Economic and business environments can and do change quickly, which adds an additional significant level of uncertainty as to whether the results portrayed in the Management Projections will be achieved.

In addition, the Management Projections have not been updated or revised to reflect information or results after the date the Management Projections were prepared or as of the date of this proxy statement. None of Capri, Tapestry or any of Capri’s or Tapestry’s respective affiliates intends to, and each of them disclaims any obligation to, update or otherwise revise the Management Projections or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error (except, in the case of Capri, as required by applicable securities laws). These considerations should be taken into account in reviewing the Management Projections, which were prepared as of an earlier date.
For the foregoing reasons, and considering that the Special Meeting will be held several months after the Management Projections were prepared, as well as the uncertainties inherent in any forecasting information, readers of this proxy statement are cautioned not to place unwarranted reliance on the Management Projections. The Management Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information contained in Capri’s public filings with the SEC. Capri urges all of its shareholders to review its most recent SEC filings for a description of its reported financial results. See the section of this proxy statement entitled “Where You Can Find More Information.”
The Management Projections were not prepared with the purpose of, or with a view toward, public disclosure or toward compliance with GAAP, published guidelines of the SEC, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither Ernst & Young LLP (“Ernst & Young”), Capri’s independent registered public accounting firm, nor any other accounting firm, has examined, compiled, or performed any procedures with respect to the Management Projections and, accordingly, neither Ernst & Young nor any other accounting firm expresses an opinion or any other form of assurance with respect thereto. The Ernst & Young report included in Capri’s Annual Report on Form 10-K incorporated by reference in this proxy statement relates to Capri’s historical financial information. It does not extend to the prospective financial information contained herein and should not be read to do so.
None of Capri or its affiliates, directors, executive officers, advisors or other representatives has made or makes any representation to any Capri shareholder or to Tapestry or Merger Sub in the Merger Agreement or otherwise concerning the Management Projections or regarding Capri’s ultimate performance compared to the information contained in the Management Projections or that the projected results will be achieved.
Interests of Capri’s Executive Officers and Directors in the Merger
In considering the recommendation of the Board of Directors that Capri shareholders approve the transaction and vote in favor of the Merger Agreement Proposal, the Compensation Proposal and the Adjournment Proposal, Capri shareholders should be aware that the executive officers and directors of Capri have interests in the transactions that are or may be different from, or in addition to, the interests of Capri shareholders generally. The Board of Directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated by it, including the Merger, and in making their recommendation that Capri shareholders adopt the Merger Agreement.
These interests are described in more detail below, and certain of them are quantified in the narrative below, including compensation that may become payable in connection with the Merger to Capri’s named executive officers (which is the subject of an advisory (nonbinding) vote of Capri shareholders). For more information, please see the section of this proxy statement entitled “Proposal 2: The Compensation Proposal.”
Capri’s named executive officers included in the summary below are:
•	John D. Idol – Chairman and Chief Executive Officer
•	Thomas J. Edwards, Jr. – Executive Vice President, Chief Financial Officer and Chief Operating Officer
•	Jenna A. Hendricks – Senior Vice President, Chief People Officer
•	Krista A. McDonough – Senior Vice President, General Counsel and Chief Sustainability Officer
For purposes of this disclosure, Capri’s executive officers consist of its named executive officers and Cedric Wilmotte (Chief Executive Officer – Michael Kors). Daniel Purefoy is also deemed to be a named executive officer, but because he separated from employment with Capri on July 29, 2022, he will not receive any benefit that is payable or that may become payable that is based on, or otherwise relates to, the Merger other than the Merger Consideration in respect of any Capri ordinary shares that he owns, and he is not included in the disclosure below.

Treatment of Capri Equity Awards
As further described in the section entitled “The Merger Agreement — Treatment of Capri Equity Awards,” outstanding Capri equity awards held by Capri’s directors and executive officers will be subject to the following treatment at the Effective Time:
•
Capri Options. Each Capri Option (A) with a per share exercise price equal to or in excess of the Merger Consideration and that is outstanding and unexercised immediately prior to the Effective Time will be converted automatically into a Tapestry Option to purchase the number of shares of Tapestry common stock equal to the product obtained by multiplying (x) the number of Capri ordinary shares subject to the Capri Option immediately prior to the Effective Time, by (y) the Conversion Ratio, with any fractional shares rounded down to the nearest whole share, with an exercise price per share of Tapestry common stock equal to (i) the per share exercise price for Capri ordinary shares subject to the corresponding Capri Option immediately prior to the Effective Time divided by (ii) the Conversion Ratio, rounded up to the nearest whole cent; and (B) with a per share exercise price that is less than the Merger Consideration and that is outstanding and unexercised immediately prior to the Effective Time will be cancelled, with the holder of such Capri Option becoming entitled to receive an amount in cash equal to the product obtained by multiplying (i) the number of Capri ordinary shares subject to such Capri Option as of immediately prior to the Effective Time, by (ii) the excess of the Merger Consideration over the per share exercise price applicable to the Capri Option.

•
Capri RSUs. Each Capri RSU that is outstanding immediately prior to the Effective Time and that is held by a non-employee director or named executive officer of Capri will vest as of the Effective Time and will be cancelled, with the holder of such Capri RSU becoming entitled to receive the Merger Consideration in respect of each Capri ordinary share subject to such Capri RSU immediately prior to the Effective Time, and each Capri RSU not held by a non-employee director or named executive officer of Capri that is outstanding immediately prior to the Effective Time will be converted automatically into a Tapestry RSU equal to the product obtained by multiplying (i) the total number of Capri ordinary shares subject to the Capri RSU immediately prior to the Effective Time by (ii) the Conversion Ratio, with any fractional shares rounded to the nearest whole share.

•
Capri PSUs. Each Capri PSU that is outstanding immediately prior to the Effective Time will fully vest and be cancelled in consideration for the right to receive the Merger Consideration with respect to the number of Capri ordinary shares equal to the number of Capri ordinary shares subject to such Capri PSU immediately prior to the Effective Time (with such number of Capri ordinary shares determined based on (i) actual performance as determined by the Compensation Committee for any fully completed measurement period or performance period, as applicable, ended prior to the Effective Time to the extent the Compensation Committee can reasonably determine the level of achievement of performance for such completed measurement period or performance period, as applicable, prior to the Effective Time, and (ii) target performance for any measurement period or performance period, as applicable, for which performance has not previously been determined).

The terms and conditions applicable to the Capri Options and Capri RSUs under the Capri equity plan and award agreements held by Capri’s executive officers provide that they will become fully vested and accelerate if the holder’s employment is terminated without “cause” or, to the extent applicable, for “good reason” (each as defined in the applicable award agreement, and each of which we refer to as a “qualifying termination”) within two years following a change in control, including the Merger. The estimated values that would be realized by Capri’s named executive officers in respect of their unvested Capri equity awards in connection with the Merger are set forth below in the section of this proxy statement entitled “— Quantification of Potential Payments and Benefits to Capri’s Named Executive Officers in Connection with the Merger.” Based on the same assumptions set forth in such section (including the applicable footnotes to the table included in such section), (i) the estimated aggregate value that would be realized by Mr. Wilmotte in respect of his unvested Capri equity awards upon a qualifying termination at the Effective Time is: Capri Options—$0 and Capri RSUs—$5,418,249, and (ii) the estimated aggregate value that would be realized by the seven non-employee members of the Board of Directors in respect of their unvested Capri RSUs at the Effective Time is $1,939,539.

Idol Employment Agreement
Capri is party to an employment agreement with Mr. Idol (which we refer to as the “Idol Employment Agreement”) that provides for certain severance benefits upon a qualifying termination, whether or not in connection with a change in control. Under the Idol Employment Agreement, if Mr. Idol is terminated by Capri without “cause” or he terminates his employment for “good reason,” subject to his execution of a separation agreement and release, he will be entitled to receive the following severance benefits: (i) an amount representing the annual cash incentive payment payable to Mr. Idol for the fiscal year in which his termination date occurs, based on actual performance over the course of the applicable performance period and assuming Mr. Idol’s employment had not been terminated, multiplied by a fraction, the numerator of which is the number of days Mr. Idol was employed during the applicable performance period and the denominator of which is the full number of days in the performance period, (ii) vesting of his equity awards as described above, and (iii) a lump sum payment equal to two times (x) Mr. Idol’s annual base salary then in effect and (ii) the annual cash incentive payment paid or payable to him with respect to Capri’s last full fiscal year ended prior to the termination date.
For an estimate of the value of the severance payments and benefits that would be payable to Mr. Idol upon a qualifying termination under the Idol Employment Agreement, see the section entitled “— Quantification of Payments and Benefits to Capri’s Named Executive Officers” below.
Capri Change in Control Agreements
Each of Messrs. Edwards and Wilmotte and Mmes. Hendricks and McDonough is party to a change in control continuity agreement with Capri (which we refer to as the “CIC Agreements”) that provides for the executive’s continued employment for the two-year period following a change in control with terms of employment that are substantially similar to those applicable prior to the change in control, including with respect to the executive’s position, authority, duties and responsibilities, primary workplace, and compensation and benefits, as well as certain severance benefits upon a termination of employment by Capri (other than for “cause”, death or disability) or by the executive officer for “good reason” that occurs on or within two years following a change in control. The Merger will constitute a change in control under the CIC Agreements.
The CIC Agreements provide for the following payments and benefits upon such a qualifying termination, subject to the executive officer’s execution and non-revocation of a release of claims:
•
An amount equal to the product of (i) the executive officer’s target annual bonus opportunity and (ii) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination and the denominator of which is 365 (provided that Mr. Wilmotte will only be entitled to this amount if his qualifying termination occurs during Capri’s 2025 fiscal year or thereafter);

•	An amount equal to two times the sum of the executive officer’s annual base salary and target annual bonus opportunity;
•
An amount equal to the product of (i) the monthly premiums for coverage under Capri’s health care plans for purposes of continuation coverage under COBRA with respect to the maximum level of coverage in effect for the executive officer and his or her spouse and dependents as of immediately prior to the date of termination, and (ii) 24; and

•	Outplacement services, the scope and provider of which shall be selected by the executive officer, with a cost not to exceed $25,000.
In addition, the CIC Agreement with Mr. Wilmotte provides that he will be entitled to the following additional payments and benefits, subject to the same release of claims: (i) if his date of termination occurs prior to June 30, 2024 (or such earlier date that annual bonuses for Capri’s 2024 fiscal year are paid to other peer executives), a cash payment of $1,000,000 (representing the second half of his guaranteed annual bonus with respect to Capri’s 2024 fiscal year), (ii) reimbursement of up to $350,000 for the actual liability to be incurred by the executive officer in terminating his residential lease in New York City, reimbursement of up to $150,000 for the actual liability to be incurred by the executive officer in relocating his residence from New York City to Switzerland, and (iii) $25,000 for tax preparation services with respect to the executive officer’s personal U.S. income tax returns for each of calendar years 2023 and 2024, less any amounts previously paid or reimbursed to the executive officer for such services prior to his date of termination.

The CIC Agreements contain a Section 280G “net-better” cutback provision, which provides that if the total payments to the executive officer would exceed the applicable threshold under Section 280G of the Code, then those payments will be reduced to the applicable threshold to avoid the imposition of the excise taxes under Section 4999 of the Code in the event, and only in the event, such reduction would result in a better after-tax result for the executive officer.
For an estimate of the value of the payments and benefits described above that would be payable to Capri’s named executive officers under their CIC Agreements upon a qualifying termination in connection with the Merger, see the section titled “— Quantification of Potential Payments and Benefits to Capri’s Named Executive Officers in Connection with the Merger.” Based on the same assumptions set forth in such section (including the applicable footnotes to the table included in such section), the estimated aggregate amount of the severance payments and benefits described above that would be payable to Mr. Wilmotte is $5,595,937, assuming that the maximum reimbursable amounts are reimbursed to the executive officer.
Special Bonus Awards
In connection with the entry into the Merger Agreement, Capri entered into a letter agreement with each of Capri’s executive officers providing that, subject to the executive officer actively working toward the completion of all requirements necessary to consummate the Merger and remaining employed through the closing of the Merger, the executive officer will be eligible to receive a special one-time cash bonus award (which we refer to as the “Special Bonus Awards”) equal to his or her current base salary. If the Merger Agreement is terminated in accordance with its terms (without Capri entering into a subsequent transaction agreement in connection with the receipt of a Superior Proposal), or the executive officer’s employment terminates for any reason prior to the closing of the Merger, the executive officer’s eligibility to receive the Special Bonus Award will automatically terminate and the right to the Special Bonus Award will be forfeited.
For the value of the Special Bonus Awards that would be payable to Capri’s named executive officers at the Effective Time, see the section entitled “— Quantification of Potential Payments and Benefits to Capri Named Executive Officers in Connection with the Merger.” Based on the same assumptions set forth in such section (including the applicable footnotes to the table included in such section), the amount of the Special Bonus Award that would be payable to Mr. Wilmotte is $1,000,000.
Prorated Annual Bonuses
As further described below in the section entitled “The Merger Agreement — Employee Matters,” Tapestry has agreed to, or agreed to cause Capri and its subsidiaries to, pay bonuses to each employee of Capri and its subsidiaries (including each of the executive officers) under Capri’s annual incentive plan in respect of the fiscal year in which the Effective Time occurs in an amount equal to the annual incentive award earned by such employee based on the actual level of performance for the applicable fiscal year through the latest practicable date prior to the Effective Time as determined by the Compensation Committee, prorated for the portion of the fiscal year in which the Effective Time occurs. Such prorated bonuses will be paid by Tapestry, Capri or its subsidiaries at the time or times that the bonuses would normally be paid by Capri or its subsidiaries, subject to such employee’s continued employment through the date of payment, provided that any employee whose employment is terminated on or following the Closing Date and prior to the prorated annual bonus payment date under circumstances that entitle such employee to severance and/or equity award vesting shall be entitled to receive his or her prorated annual bonus, payable as soon as reasonably practicable following the date of such termination of employment. For purposes of this proxy statement, we have assumed that each executive officer will receive a prorated annual bonus based on the target level of performance under the Idol Employment Agreement (in the case of Mr. Idol) and the CIC Agreements (in the case of each other executive officer).
Section 280G and 4999 of the Code
Under the Merger Agreement, if the Effective Time is not reasonably expected to occur in 2023, Capri (in consultation with Tapestry) may implement tax planning strategies for the purpose of mitigating the impact of Sections 280G and 4999 of the Internal Revenue Code and thereby preserve certain compensation-related tax deductions that might otherwise be disallowed. Any such tax planning strategies may include accelerating the vesting or payment of compensation that is scheduled to vest or be paid in the 2024 calendar year into 2023 and accelerating the vesting or payment of compensation that would vest or become payable at or in connection with the Effective Time into 2023. As of the date of this proxy statement, no such tax planning strategies have yet been finalized or implemented.

“Good Reason” Acknowledgement and Transition or New Arrangements with Tapestry
Under the Merger Agreement, Capri is permitted to enter into letter agreements with each of its named executive officers that acknowledge that such executive officers shall have the right to terminate their employment for “good reason” upon or following the Effective Time under the terms of the Capri benefit plans applicable to such executive officer, unless any of the named executive officers agrees with Tapestry to waive or delay his or her right to terminate employment for “good reason” for up to three months after the Closing (or a mutually agreed longer period). Any executive officers and directors who are retained to provide services to Tapestry or the surviving entity following the closing of the Merger may enter into new individualized compensation arrangements and may participate in cash or equity incentive or other benefit plans maintained by Tapestry or its affiliates. As of the date of this proxy statement, no such letter agreements or new compensation arrangements have been entered into with Capri or Tapestry.
Indemnification and Insurance
Under the Merger Agreement, Capri’s executive officers and directors will be entitled to certain ongoing indemnification and insurance coverage for a period of six years after the Effective Time under directors’ and officers’ liability insurance policies. This indemnification and insurance coverage is further described in the section of this proxy statement entitled “The Merger Agreement — Indemnification and Insurance.”
Quantification of Potential Payments and Benefits to Capri’s Named Executive Officers in Connection with the Merger
This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each of Capri’s named executive officers that is based on or that otherwise relates to the Merger. The Merger-related compensation payable to these individuals is subject to a non-binding advisory vote of Capri’s shareholders, as described below in “Proposal 2: The Compensation Proposal.” The table below sets forth, for the purposes of this Merger-related compensation disclosure, the amount of payments and benefits that each Capri named executive officer would receive, using the following assumptions:
•	The Effective Time occurs on September 8, 2023 (which is an assumed date solely for purposes of this disclosure);
•	Each named executive officer experiences a qualifying termination of employment immediately following the Effective Time;
•	Each named executive officer’s base salary and target annual bonus opportunity are those in effect as of September 8, 2023;
•	Capri equity awards that are outstanding as of September 8, 2023;
•	For purposes of Mr. Idol’s prorated annual cash incentive award and the Capri PSUs, achievement at the target level of performance; and
•	A price per share of Capri ordinary shares of $57.00.
The calculations in the table do not include amounts that Capri’s named executive officers were already vested in as of the date of this proxy statement. These amounts also do not reflect compensation actions that may occur after the date of this proxy statement but before the Effective Time (including any additional equity award grants, issuances or forfeitures that may occur after the date of this proxy statement but before the Effective Time).
As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.

For purposes of this disclosure, “single trigger” refers to payments and benefits that arise solely as a result of the completion of the Merger and “double trigger” refers to payments and benefits that require two conditions, which are the completion of the Merger and a qualifying termination of employment.
Named Executive Officer(4)	Cash ($)(1)	Equity ($)(2)	Benefits ($)(3)	Total ($)
John D. Idol	15,078,462	24,329,310	—	39,407,772
Thomas J. Edwards, Jr.	4,386,362	8,689,479	$25,000	13,100,841
Jenna A. Hendricks	2,134,840	4,731,684	$25,000	6,891,524
Krista A. McDonough	2,394,562	4,731,684	$25,000	7,151,246
(1)
Cash. The cash amounts equal the sum of the following, as described above: (i) for Mr. Idol, the cash severance payable to Mr. Idol pursuant to the Idol Employment Agreement, which is two times the sum of his annual base salary and the annual cash incentive payment paid or payable to him with respect to Capri’s last full fiscal year ended prior to the termination date, (ii) for Mr. Edwards and Mmes. Hendricks and McDonough, the cash severance payable under the CIC Agreements, which is two times the sum of such named executive officer’s annual base salary and target annual bonus opportunity, (iii) a prorated target annual cash incentive award for the fiscal year in which termination occurs, (iv) for Mr. Edwards and Mmes. Hendricks and McDonough, a payment equal to 24 monthly premiums for coverage under Capri’s health care plans for purposes of continuation coverage under COBRA, and (v) each named executive officer’s Special Bonus Award. The Special Bonus Award is “single trigger,” while all other cash amounts are “double trigger.”

Named Executive Officer	Severance ($)	Special Bonus Award ($)	Prorated Annual Bonus ($)	COBRA Payment ($)
John D. Idol	11,340,000	1,350,000	2,388,462	—
Thomas J. Edwards, Jr.	3,200,000	800,000	353,846	32,516
Jenna A. Hendricks	1,500,000	500,000	110,577	24,263
Krista A. McDonough	1,650,000	550,000	121,635	72,927
(2)
Equity. As described above in the section of this proxy statement titled “— Treatment of Capri Equity Awards,” at the Effective Time, the Capri equity awards held by Capri’s named executive officers will be treated as follows: (i) each outstanding Capri Option with a per share exercise price equal to or greater than the Merger Consideration will be converted automatically into a Tapestry Option, adjusted based on the Conversion Ratio, (ii) each outstanding Capri Option with a per share exercise price that is less than the Merger Consideration will be cancelled in exchange for an amount in cash equal to the excess of the Merger Consideration over the per share exercise price applicable to the Capri Option, (iii) each Capri RSU will vest and will be exchanged for the Merger Consideration, and (iv) each Capri PSU will vest and will be exchanged for the Merger Consideration (based on (x) actual performance as determined by the Compensation Committee for any fully completed measurement period or performance period ended prior to the Effective Time and (y) target performance for any measurement period or performance period for which performance has not previously been determined, however, as of the date of this proxy statement, no such measurement or performance period has been fully completed). The amounts shown in this column represent Capri RSUs and Capri PSUs, all of which are “single trigger.” All Capri Options held by the named executive officers as of the date of this proxy statement are fully vested, so no value is included for such Capri Options.

Named Executive Officer	Capri RSUs ($)	Capri PSUs ($)
John D. Idol	12,640,320	11,688,990
Thomas J. Edwards, Jr.	4,563,933	4,125,546
Jenna A. Hendricks	2,475,453	2,256,231
Krista A. McDonough	2,475,453	2,256,231
(3)
Benefits. As described above in the section of this proxy statement titled “— Change in Control Agreements,” upon a qualifying termination of employment on or within two years of a Change in Control, Mr. Edwards and Mmes. Hendricks and McDonough are entitled to receive outplacement services up to a maximum cost of $25,000. All amounts in this column are “double trigger.”

(4)
Daniel Purefoy, Capri’s former Senior Vice President, Global Operations and Head of Diversity and Inclusion, terminated employment with Capri on July 29, 2022. He is not entitled to receive any compensation in connection with, or as a result of, the Merger.

Financing of the Merger
Tapestry intends to fund the Financing Amounts with a combination of cash on hand and the proceeds from (a) one or more issuances of senior unsecured debt securities or the borrowing of senior unsecured term loans, or a combination of the foregoing, and/or (b) the Bridge Facility (as defined below). Tapestry has entered into a commitment letter (the “Commitment Letter”), dated as of August 10, 2023, with BofA Securities, Inc., Bank of America, N.A. and Morgan Stanley Senior Funding, Inc. (which we refer to collectively as the “Commitment Parties”), pursuant to which the Commitment Parties have committed to provide a 364-day senior unsecured bridge loan facility in an aggregate principal amount of up to $8.0 billion (the “Bridge Facility”) to fund the Financing Amounts. The funding of the Bridge Facility provided for in the Commitment Letter is subject to customary conditions. Additionally, the Bridge Facility includes customary commitment reductions in the amount of qualified term loan commitments and net proceeds of certain debt and equity issuances and asset sales. On August 30, 2023, Tapestry entered into a definitive credit agreement (the “Term Loan Agreement”) whereby Bank of America, N.A., as administrative agent, the other agents party thereto, and a syndicate of banks and financial institutions have committed to lend to Tapestry, subject to the satisfaction or waiver of the conditions set forth in the Term Loan Agreement, (i) a $1.05 billion unsecured term loan facility maturing three years after the term loans thereunder are borrowed (the “Three-Year Term Loan Facility”), and a (ii) $350 million term loan facility maturing five years after the term loans thereunder are borrowed (the “Five-Year Term Loan Facility”; and collectively with the Three-Year Term Loan Facility, the “Term Loan Facilities”). As a result of Tapestry’s entering into the Term Loan Agreement and the commitments thereunder with respect to the Term Loan Facilities, the Bridge Facility commitments were reduced to $6.6 billion. The completion of the Merger is not subject to any financing condition.
Closing and Effective Time
The closing of the Merger (which we refer to as the “Closing”) will take place virtually at 8:00 a.m., Eastern Time, on the third business day after the date on which all conditions to the Closing, which are described below in the section of this proxy statement entitled “The Merger Agreement — Conditions to the Closing of the Merger,” are satisfied or waived (to the extent permitted by applicable law) (other than the conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof at the Closing), or at such other date and place as Capri and Tapestry may agree in writing. The date on which the Closing takes place is herein referred to as the “Closing Date.”
Accounting Treatment
The Merger will be accounted for as a business combination in accordance with the acquisition method of accounting under GAAP. Tapestry management has evaluated the guidance contained in ASC 805, Business Combinations, with respect to the identification of the acquirer in the Merger and concluded, based on a consideration of the pertinent facts and circumstances, that Tapestry will be the acquirer and Capri will be the acquiree for financial accounting purposes. Accordingly, Tapestry will measure the assets acquired and liabilities assumed at their fair values as of the Closing Date, with any excess purchase price over those fair values being recorded as goodwill.
Dissenters’ Rights
Under the laws of the British Virgin Islands, Capri shareholders are entitled to dissent from the Merger in accordance with Section 179 of the BVI Act.
Dissenters’ rights are available only to Capri shareholders whose names are entered in the register of members of Capri as a registered holder of Capri ordinary shares. Any person who holds Capri ordinary shares through a depositary, nominee or broker and who wishes to exercise their right to dissent from the Merger must first ensure that they are entered in the register of members of Capri and have therefore become a “member” for the purposes of the BVI Act. Capri shareholders must comply with the procedures and requirements for exercising dissenters’ rights with respect to their Capri ordinary shares under Section 179 of the BVI Act (which includes the delivery to Capri, before the vote is taken, of a written objection to the Merger).
A holder of Capri ordinary shares who wishes to exercise their dissenters’ rights with respect to their Capri ordinary shares must give a written notice of objection to Capri prior to the Capri Shareholders Meeting or at the Capri Shareholders Meeting but prior to the time that the Merger is submitted to a vote (which we refer to as the “Notice of Objection”). The Notice of Objection must include a statement that such Capri shareholder proposes to demand payment for its Capri ordinary shares if the Merger is approved at the Capri Shareholders Meeting and implemented.
Within 20 days immediately following the date of the Capri Shareholders Meeting at which a vote approving the Merger is taken, Capri must give an approval notice to all Capri shareholders who have served a Notice of Objection (which we refer to as the “Approval Notice”).
A Capri shareholder who has served a Notice of Objection shall, within 20 days immediately following the date on which the Approval Notice is given (which we refer to as the “Dissent Period”), give to Capri a written notice of their desire to elect to dissent (which we refer to as the “Notice of Dissent”). The Notice of Dissent must state (a) the Capri shareholder’s name and address, (b) the number and class of shares in respect of which they dissent (which must be all of the shares which they hold in Capri) and (c) a demand for payment of the fair value of their Capri ordinary shares.

It is important to note that:
•	only Capri shareholders who have served a Notice of Objection (or who were not given notice of the Capri Shareholders Meeting) may elect to dissent;
•
any Capri shareholder who has elected to dissent must dissent in respect of all of the shares which they hold in Capri (as noted above, it is not possible to dissent only in respect of certain shares held by a Capri shareholder, and any Notice of Dissent purporting to do so will be invalid); and

•
once the Notice of Dissent has been provided to Capri, a dissenting shareholder will cease to have the rights of a Capri shareholder and will only be entitled to receive payment of the fair value of their Capri ordinary shares in accordance with Section 179 of the BVI Act.

Within seven days immediately following (a) the date of expiry of the Dissent Period or (b) the effective date of the Merger, whichever is later, Capri, as the Surviving Company, must make a fair value offer to each dissenting Capri shareholder specifying the consideration determined by Capri to be the fair value of their Dissenting Shares (which we refer to as the “Offer”).
If, within 30 days immediately following the date of the Offer, Capri and the dissenting shareholder fail to agree on the fair value consideration of the Dissenting Shares, then, within 20 days immediately following the date of the expiry of such 30-day period:
•	Capri and the dissenting shareholder shall each designate an appraiser;
•	the two designated appraisers together shall designate a third appraiser; and
•
the three appraisers shall fix the fair value of the Dissenting Shares in accordance with the BVI Act (it should be noted that, under the terms of the BVI Act, fair value would be determined at the close of business on the business day prior to the date on which the vote to approve the Merger was taken at the Capri Shareholders Meeting, excluding any appreciation or depreciation in the value of the Dissenting Shares, directly or indirectly, induced by the proposed merger).

The fair value determined by the three appraisers is binding on Capri and the dissenting shareholder for all purposes. Capri will pay, in cash, the fair value of the Dissenting Shares determined by the appraisers to the dissenting shareholders.
Capri shareholders are cautioned that, if a Capri shareholder initiates an appraisal process, they may be responsible for a portion of the costs of the appraisal.
All notices and petitions (including any Notice of Objection and Notice of Dissent) must be executed by or for the Capri shareholder, fully and correctly, as such Capri shareholder’s name appears on Capri’s register of members. If the Capri ordinary shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, these notices must be executed by or for the fiduciary. A person having a beneficial interest in the Capri ordinary shares held of record in the name of another person, such as a nominee, must act promptly to cause the shareholder of record to follow the steps summarised above and in a timely manner to perfect whatever dissenters’ rights are attached to the Capri ordinary shares.
As explained above, dissenters’ rights are available only to Capri shareholders of record. If you hold any Capri ordinary shares as the beneficial owner but are not the “registered holder” or “member” of such Capri ordinary shares and you wish to exercise dissenters’ rights, you must arrange for such Capri ordinary shares to be registered in your name and comply with the procedures and requirements of Section 179 of the BVI Act.
If you do not satisfy each of these requirements, you will not be entitled to exercise dissenters’ rights and will be bound by the terms of the plan of merger if approved at the Capri Shareholders Meeting.
At or from the Effective Time, all Dissenting Shares shall automatically be cancelled and each holder of Dissenting Shares shall cease to be a shareholder of Capri (and shall not be a shareholder of the Surviving Company) and shall cease to have any rights thereto (including any right to receive such holder’s portion of the aggregate Merger Consideration), subject to and except for such rights as are granted under Section 179 of the BVI Act.
Any Capri shareholder who considers exercising dissent rights is strongly advised to consult legal counsel in the British Virgin Islands.

Material U.S. Federal Income Tax Consequences of the Merger
The following is a general discussion of certain material U.S. federal income tax consequences of the Merger that may be relevant to U.S. Holders (as defined below) of Capri ordinary shares whose Capri ordinary shares are converted into the right to receive cash pursuant to the Merger. This discussion is limited to U.S. Holders who hold their Capri ordinary shares as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, (which we refer to as the “Code”) (generally, property held for investment). This discussion does not address U.S. federal income tax consequences with respect to holders of Capri ordinary shares other than U.S. Holders. This discussion is based upon the Code, Treasury Regulations promulgated under the Code, rulings and other published positions of the Internal Revenue Service (which we refer to as the “IRS”) and judicial decisions, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described in this discussion. No advance ruling has been or will be sought from the IRS, and no opinion of counsel has been or will be rendered, regarding the Merger or any matter discussed below.
For purposes of this discussion, a “U.S. Holder” means a beneficial owner of Capri ordinary shares that is for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•
a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (b) the trust validly elected to be treated as a United States person for U.S. federal income tax purposes.

This discussion is for general information purposes only and does not purport to be a complete analysis of all of the potential tax consequences of the Merger. Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their particular facts and circumstances, or to holders subject to special rules under the U.S. federal income tax laws, including, for example:
•	banks and other financial institutions;
•	mutual funds;
•	insurance companies;
•	brokers or dealers in securities, currencies or commodities;
•	dealers or traders in securities subject to a mark-to-market method of accounting;
•	regulated investment companies and real estate investment trusts;
•	retirement plans, individual retirement and other deferred accounts;
•	tax-exempt organizations, governmental agencies, instrumentalities or other governmental organizations and pension funds;
•	U.S. Holders that hold Capri ordinary shares as part of a “straddle,” hedge, constructive sale, or other integrated transaction or conversion transaction or similar transaction;
•	U.S. Holders whose functional currency is not the U.S. dollar;
•
partnerships, other entities classified as partnerships for U.S. federal income tax purposes, “S corporations,” or any other pass-through entities for U.S. federal income tax purposes (or investors in such entities);

•	expatriated entities subject to Section 7874 of the Code;

•	U.S. Holders that own or have owned (directly, indirectly or constructively) 5% or more of Capri ordinary shares (by vote or value);
•	U.S. Holders that received their Capri ordinary shares in a compensatory transaction, through a tax-qualified retirement plan or pursuant to the exercise of options or warrants;
•	U.S. expatriates and former citizens or long-term residents of the United States;
•	U.S. Holders that own an equity interest (directly, indirectly or constructively) in Tapestry following the Merger;
•	U.S. Holders subject to the alternative minimum tax;
•	U.S. Holders exercising dissenters’ rights in accordance with Section 179 of the BVI Act;
•	U.S. Holders that hold their Capri ordinary shares through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States; and
•	holders required to accelerate the recognition of any item of gross income as a result of such income being taken into account on an applicable financial statement.
This discussion does not address any U.S. federal tax considerations other than those pertaining to the income tax (such as estate, gift or other non-income tax consequences) or any state, local or non-U.S. income or non-income tax considerations. In addition, this discussion does not address any considerations arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 or any considerations in respect of the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations and administrative guidance promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith and any laws, regulations or practices adopted in connection with any such agreement).
If any entity or arrangement treated as a partnership for U.S. federal income tax purposes is a beneficial owner of Capri ordinary shares, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner, the activities of the partner and the partnership and certain determinations made at the partner level. Accordingly, entities or arrangements treated as partnerships holding Capri ordinary shares, and any partners therein, should consult their tax advisors as to the particular tax consequences to them of the Merger.
THE U.S. FEDERAL INCOME TAX TREATMENT OF THE TRANSACTIONS DISCUSSED HEREIN TO ANY PARTICULAR CAPRI SHAREHOLDER WILL DEPEND ON THE CAPRI SHAREHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE MERGER IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES, AS WELL AS ANY TAX CONSEQUENCES OF THE MERGER ARISING UNDER THE U.S. FEDERAL TAX LAWS OTHER THAN THOSE PERTAINING TO INCOME TAX, OR UNDER ANY STATE, LOCAL OR NON-U.S. TAX LAWS OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Except as specifically discussed below, the following discussion assumes Capri is not a PFIC (as defined below). The receipt of cash by a U.S. Holder in exchange for Capri ordinary shares pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. Holder who receives cash in exchange for Capri ordinary shares pursuant to the Merger will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received in the Merger and (ii) the U.S. Holder’s adjusted tax basis in the Capri ordinary shares surrendered in exchange therefor. A U.S. Holder’s adjusted tax basis in its Capri ordinary shares generally will equal the amount that such U.S. Holder paid for such shares. Any such gain or loss will generally be capital gain or loss, and generally will be long-term capital gain or loss if such U.S. Holder’s holding period in the Capri ordinary shares surrendered pursuant to the Merger is more than one year at the time of the completion of the Merger. Long-term capital gains of certain non-corporate holders, including individuals, currently are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of Capri ordinary shares at different times or different prices, such U.S. Holder must determine its adjusted tax basis and holding period separately with respect to each block of Capri ordinary shares.
A non-U.S. corporation, such as Capri, will be classified as a “passive foreign investment company” (a “PFIC”) for U.S. federal income tax purposes for any taxable year in which, after the application of certain look-through rules, either: (i) 75% or more of its gross income for such taxable year is “passive income” as defined in the relevant provisions of the Code (e.g., dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains), or (ii) 50% or more of the total value of its assets (based on an average of the quarterly values of the assets during such year) is attributable to assets, including cash, that produce “passive income” or are held for the production of “passive income.” Although it is not free from doubt, based on the composition of Capri’s gross assets and income and the manner in which Capri has operated its business, Capri does not believe that it has been classified as a PFIC for U.S. federal income tax purposes for prior taxable years or that it will be so classified for the taxable year including the Merger. However, the determination of PFIC status is fundamentally factual in nature, depends on the application of complex U.S. federal income tax rules that are subject to differing interpretations and generally cannot be determined until the close of the taxable year in question. Accordingly, there can be no assurance that Capri will not be a PFIC for the taxable year including the Merger or that Capri has not been a PFIC for any other taxable year. If Capri were classified as a PFIC for any taxable year during which a U.S. Holder held Capri ordinary shares, such classification could result in adverse tax consequences to such U.S. Holder, and different U.S. federal income tax consequences from those described above may apply to the receipt of cash by such U.S. Holder in exchange for Capri ordinary shares pursuant to the Merger. These consequences may include having gains realized on the receipt of cash in exchange for Capri ordinary shares treated as ordinary income rather than capital gain and being subject to punitive interest charges on such gains.
Information Reporting and Backup Withholding
Information reporting requirements may apply in connection with payments made to U.S. Holders in connection with the Merger.
Backup withholding (currently, at a rate of 24%) generally will apply to the proceeds received by a U.S. Holder pursuant to the Merger, unless the U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. Holder’s correct taxpayer identification number and certifying that such U.S. Holder is not subject to backup withholding, or otherwise establishes an exemption, and otherwise complies with the backup withholding rules. Certain U.S. Holders (including corporations) are not subject to backup withholding or information reporting.
Backup withholding is not an additional tax. The amount of any backup withholding withheld from a payment to a U.S. Holder may be refunded or credited against such U.S. Holder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.
U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY. IT DOES NOT ADDRESS TAX CONSIDERATIONS THAT MAY VARY WITH, OR ARE CONTINGENT ON, YOUR INDIVIDUAL CIRCUMSTANCES OR THE APPLICATION OF ANY U.S. NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. JURISDICTION, AND HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING SUCH MATTERS AND THE TAX CONSEQUENCES OF THE MERGER TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.
Regulatory Approvals Required for the Merger
General
Each of the parties to the Merger Agreement has agreed to (subject to the terms and conditions of the Merger Agreement) use its reasonable best efforts to take promptly, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement as soon as practicable (and in event by the Outside Date), including obtaining of all necessary waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits and authorizations, orders and other confirmations from governmental entities as described in the section of this proxy statement entitled “The Merger Agreement — Regulatory Approvals and Related Matters.” These approvals include clearances under the HSR Act and regulatory approvals under the laws of certain other jurisdictions.

U.S. Regulatory Clearances
Under the Merger Agreement, the Merger cannot be completed until the waiting period applicable to the Merger under the HSR Act has expired or been terminated and any and all agreements with governmental entities pursuant to which such parties have agreed not to consummate the transactions contemplated by the Merger Agreement until a specified time has expired, been terminated or been waived. A transaction notifiable under the HSR Act may not be completed until the expiration or termination of an initial 30-day waiting period following the parties’ filings of their HSR Act notification and report forms. If the Federal Trade Commission (which we refer to as the “FTC”) or the Antitrust Division of the Department of Justice (which we refer to as the “DOJ”) issues a request for additional information and documentary materials (which we refer to as a “Second Request”) prior to the expiration of the initial 30-day waiting period, the parties must observe a second 30-day waiting period, which would begin to run only after the parties have certified “substantial compliance” with the Second Request, unless the waiting period is terminated earlier or the parties otherwise agree to give the FTC or the DOJ additional time to conduct their review through a timing agreement. The parties made the required filings with the FTC and the DOJ pursuant to the HSR Act on August 31, 2023.
At any time before or after consummation of the Merger, notwithstanding the expiration or termination of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights. At any time before or after consummation of the Merger, any state attorney general could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot be certain that a challenge to the Merger will not be made or that, if a challenge is made, that we will prevail.
Other Regulatory Clearances
The Merger is also subject to receipt of pending regulatory approvals in certain other jurisdictions. In particular, the Merger is subject to clearance or approval under the antitrust laws in Australia, Canada, China, the EU (or, in the alternative, under the national merger control regimes of certain EU member states), Japan, Korea, and the United Kingdom. The Merger is also subject to approval by the European Commission under the EU Foreign Subsidies Regulation (Regulation EU 2022/2560).
In each case, the Merger cannot be completed until the parties obtain clearance or approval to consummate the Merger or the applicable waiting periods have expired or been terminated. The parties have agreed to cooperate with each other and use their reasonable best efforts to make these filings as promptly as reasonably practicable. The relevant regulatory authorities could take such actions under the applicable regulatory laws as they deem necessary or desirable, including (but not limited to) seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights.
Required Vote
The affirmative vote of the holders of a majority of the outstanding Capri ordinary shares present virtually or represented by proxy at the Special Meeting and entitled to vote thereon is required for approval of the Merger Agreement Proposal.
Assuming a quorum is present, (a) a failure to be represented by proxy or attend the Special Meeting, (b) abstentions and (c) “broker non-votes” (if any) will each have the same effect as a vote “AGAINST” the Merger Agreement Proposal. Capri ordinary shares represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If a Capri shareholder returns a signed proxy card without indicating voting preferences on such proxy card, the Capri ordinary shares represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Special Meeting, and all of such shares will be voted as recommended by the Board of Directors.
The Board of Directors unanimously recommends that you vote “FOR” the Merger Agreement Proposal.

THE MERGER AGREEMENT
The following summarizes the provisions of the Merger Agreement. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this summary may not contain all of the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.
The representations, warranties, covenants and agreements described below and included in the Merger Agreement (a) were made only for purposes of the Merger Agreement and as of specific dates; (b) were made solely for the benefit of the parties to the Merger Agreement; and (c) may be subject to important qualifications, limitations and supplemental information agreed to by Capri, Tapestry and Merger Sub in connection with negotiating the terms of the Merger Agreement. In addition, the representations and warranties have been included in the Merger Agreement for the purpose of allocating contractual risk between Capri, Tapestry and Merger Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Capri shareholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Capri, Tapestry or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of Capri, Tapestry and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure letters to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Capri, Tapestry, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Capri and our business.
Effects of the Merger; Directors and Officers; Memorandum and Articles of Association
The Merger Agreement provides that, in accordance with the BVI Business Companies Act (Revised Edition 2020) (as amended) (which we refer to as the “BVI Act”) and on the terms and subject to the conditions of the Merger Agreement, at the Effective Time, Merger Sub will merge with and into Capri, the separate existence of Merger Sub will cease and Capri will be the Surviving Company and a wholly owned subsidiary of Tapestry.
Unless otherwise determined by Tapestry prior to the Effective Time, the directors and officers of Merger Sub as of immediately prior to the Effective Time will be the initial directors and officers of the Surviving Company and will hold office until their respective successors are duly elected and qualified, or their earlier death, incapacitation, retirement, resignation or removal. Immediately following the Effective Time, Tapestry intends to amend and restate Capri’s memorandum and articles of association in the form of the memorandum and articles of association of Merger Sub, as in effect immediately prior to the Effective Time (but amended so that the name of the Surviving Company will be “Capri Holdings Limited”).
Closing and Effective Time
The Closing will take place at 8:00 a.m., Eastern Time, remotely by exchange of documents and signatures (or their electronic counterparts), on the third business day after the date on which all conditions to Closing, which are described below in the section of this proxy statement entitled “— Conditions to the Closing of the Merger,” are satisfied or waived (to the extent permitted by applicable law) (other than those conditions that by their nature are to be satisfied by actions to be taken at the Closing, but subject to the satisfaction or waiver of such conditions) or at such other place, time and date as Capri and Tapestry may agree in writing.
At the Closing, the parties will file articles of merger, which will have attached to it a plan of merger, with the Registrar of Corporate Affairs of the British Virgin Islands (which we refer to as the “Registrar”) and make all other filings or recordings required under the BVI Act in connection with the Merger. The Effective Time will occur at such time as the articles of merger are duly registered by the Registrar or at such other date or time as may be agreed in writing by Capri and Tapestry and specified in the articles of merger in accordance with the BVI Act.

Merger Consideration
Capri Ordinary Shares
At the Effective Time, by virtue of the Merger and without any action on the part of Capri, Tapestry, Merger Sub, or the holders of any securities of Capri or Merger Sub, each Capri ordinary share issued and outstanding immediately prior to the Effective Time (other than (a) each share that is owned or held in treasury by Capri or is owned by Tapestry or any of its direct or indirect subsidiaries, which will be cancelled and will cease to exist (which we refer to as “Cancelled Shares”) and (b) each share held by a shareholder who properly demands in writing, and does not withdraw or lose, its dissenters’ rights in accordance with Section 179 of the BVI Act and otherwise complies with all provisions of the BVI Act relevant to the exercise and perfection of dissenters’ rights (which we refer to as the “Dissenting Shares”)) will be cancelled and the holder will have the right to receive $57.00 in cash, without interest (which we refer to as the “Merger Consideration”), subject to any required tax withholding.
Treatment of Capri Equity Awards
Capri Options.
At the Effective Time, each Capri Option with a per share exercise price equal to or in excess of the Merger Consideration and that is outstanding and unexercised immediately prior to the Effective Time will be converted automatically into a Tapestry Option to purchase the number of shares of Tapestry common stock equal to the product obtained by multiplying (x) the number of Capri ordinary shares subject to the Capri Option immediately prior to the Effective Time, by (y) the Conversion Ratio, with any fractional shares rounded down to the nearest whole share. Each Tapestry Option will have an exercise price per share of Tapestry common stock equal to (i) the per share exercise price for Capri ordinary shares subject to the corresponding Capri Option immediately prior to the Effective Time divided by (ii) the Conversion Ratio, rounded up to the nearest whole cent. Each Tapestry Option will otherwise be subject to the same terms and conditions applicable to the corresponding Capri Option under the applicable Capri equity plan and award agreements, including vesting terms and terms related to the treatment upon termination of employment.
At the Effective Time, each Capri Option with a per share exercise price that is less than the Merger Consideration and that is outstanding and unexercised immediately prior to the Effective Time will be cancelled, with the holder of such Capri Option becoming entitled to receive an amount in cash equal to the product obtained by multiplying (i) the number of Capri ordinary shares subject to such Capri Option as of immediately prior to the Effective Time, by (ii) the excess of the Merger Consideration over the per share exercise price applicable to the Capri Option.
Capri RSUs.
At the Effective Time, (i) each Capri RSU that is outstanding immediately prior to the Effective Time and that is held by a non-employee director or named executive officer of Capri will vest as of the Effective Time and will be cancelled, with the holder of such Capri RSU becoming entitled to receive the Merger Consideration in respect of each Capri ordinary share subject to such Capri RSU immediately prior to the Effective Time, and (ii) each Capri RSU (other than any Capri RSU covered by the preceding clause (i)) that is outstanding immediately prior to the Effective Time will be converted automatically into a Tapestry RSU equal to the product obtained by multiplying (i) the total number of Capri ordinary shares subject to the Capri RSU immediately prior to the Effective Time by (ii) the Conversion Ratio, with any fractional shares rounded to the nearest whole share. Each Tapestry RSU shall otherwise be subject to the same terms and conditions applicable to the corresponding Capri RSU under the applicable Capri equity plan and award agreements, including vesting terms and terms related to the treatment upon termination of employment.
Capri PSUs.
At the Effective Time, each Capri PSU that is outstanding immediately prior to the Effective Time will fully vest and be cancelled in consideration for the right to receive the Merger Consideration with respect to the number of Capri ordinary shares equal to the number of Capri ordinary shares subject to such Capri PSU immediately prior to the Effective Time (with such number of Capri ordinary shares determined based on (i) actual performance as determined by the Compensation Committee for any fully completed measurement period or performance period, as applicable, ended prior to the Effective Time to the extent the Compensation Committee can reasonably determine the level of achievement of performance for such completed measurement period or performance period, as applicable, prior to the Effective Time, and (ii) target performance for any measurement period or performance period, as applicable, for which performance has not previously been determined).
Exchange and Payment Procedures
At or prior to the Effective Time, Tapestry will deposit (or cause to be deposited) with a national or international bank or trust company reasonably acceptable to Capri to act as the exchange agent in connection with the Merger (which we refer to as the “Exchange Agent”), in trust for the sole benefit of holders of the Capri ordinary shares, cash in U.S. dollars sufficient to pay the aggregate Merger Consideration in exchange for all of the Capri ordinary shares outstanding immediately prior to the Effective Time (other than Cancelled Shares or Dissenting Shares), payable upon due surrender of the certificates that, immediately prior to the Effective Time, represented Capri ordinary shares (or affidavits of loss in lieu thereof and, if reasonably required by Tapestry, an indemnity bond) or noncertificated shares of ordinary shares represented by book-entry (which cash fund we refer to as the “Exchange Fund”). In the event that the Exchange Fund has insufficient funds to pay the Merger Consideration, Tapestry will promptly deposit additional funds with the Exchange Agent in an amount that is equal to the shortfall that is required to make such payment.
Within two business days following the Effective Time, Tapestry will cause the Exchange Agent to mail to each holder of record of certificates representing Capri ordinary shares whose shares were converted into the right to receive the Merger Consideration, (a) a letter of transmittal, and (b) customary instructions for effecting the surrender of certificates (or affidavits of loss in lieu thereof and, if reasonably required by Tapestry, an indemnity bond) in exchange for the Merger Consideration. Upon surrender of certificates (or affidavits of loss in lieu thereof and, if reasonably required by Tapestry, an indemnity bond) for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such certificates will be entitled to receive in exchange therefor an amount in cash equal to the product of (i) the number of Capri ordinary shares represented by such holder’s properly surrendered certificates (or affidavits of loss in lieu thereof and, if reasonably required by Tapestry, an indemnity bond) and (ii) the Merger Consideration. No interest will be paid or accrued on any amount payable upon due surrender of certificates (or affidavits of loss in lieu thereof and, if reasonably required by Tapestry, an indemnity bond). If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered certificate is registered, then it will be a condition precedent to payment that (A) the certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and (B) the person requesting such payment shall have paid any transfer, documentary, sales, use, stamp, registration and other such taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the certificate surrendered or shall have established to the satisfaction of Tapestry that such tax either has been paid or is not required to be paid. In the case that any certificate of Capri ordinary shares has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder thereof and, if reasonably required by Tapestry, an indemnity bond, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate, the applicable Merger Consideration payable.
Holders of book-entry shares will not be required to deliver a certificate or an executed letter of transmittal to the Exchange Agent to receive the Merger Consideration. In lieu thereof, each such registered holder will automatically be entitled to receive, and Tapestry will cause the Exchange Agent to pay and deliver within two business days following the Effective Time, the applicable Merger Consideration for each Capri ordinary share formerly represented by such book-entry share, and the exchanged book-entry share will be cancelled. Payment of the Merger Consideration with respect to book-entry shares will only be made to the person in whose name such book-entry shares are registered.
Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains undistributed to the former holders of Capri ordinary shares that have been converted into the right to receive the Merger Consideration on the first anniversary of the Effective Time will thereafter be delivered to Tapestry upon demand, and any former holders of such shares must thereafter look only to Tapestry (subject to abandoned property, escheat or similar laws) as general creditors thereof with respect to the applicable Merger Consideration payable upon due surrender of their certificates, without any interest thereon.

Withholding
The Exchange Agent, Capri, the Surviving Company, Tapestry and Merger Sub, as applicable, (without duplication) will be entitled to deduct and withhold from amounts otherwise payable pursuant to the Merger Agreement any amounts as are required to be withheld or deducted with respect to such payment under the Code, or any other applicable state, local or non-U.S. law. To the extent that amounts are so deducted or withheld, (a) such deducted or withheld amounts will be remitted to the appropriate governmental entity in accordance with applicable law and (b) any such deducted or withheld amounts so remitted shall be treated for all purposes of the Merger Agreement as having been paid to the person in respect of which such deduction or withholding was made. If Tapestry or Merger Sub determines that it or any of its affiliates, permitted successors or assigns is required to deduct or withhold any amount from any payment under the Merger Agreement (other than any backup withholding under Section 3406 of the Code (or a similar provision of state, local or foreign law) or any withholding in respect of Capri equity awards covered by the Merger Agreement) or in connection with the transactions contemplated by the Merger Agreement, then Tapestry or Merger Sub, as applicable, will provide notice to Capri of the intent to deduct or withhold such amount and the basis for such deduction or withholding as promptly as reasonably practicable, and the parties shall, and shall cause their applicable affiliates, permitted successors and assigns to, reasonably cooperate with one another in order to eliminate or reduce any such deduction or withholding, including providing a reasonable opportunity for the applicable payee to provide forms or other evidence that would mitigate, reduce or eliminate such deduction or withholding.
Representations and Warranties
The Merger Agreement contains representations and warranties of Capri, Tapestry and Merger Sub.
Some of the representations and warranties in the Merger Agreement made by Capri are qualified as to materiality or Material Adverse Effect. For purposes of the Merger Agreement, “Material Adverse Effect” when used with reference to Capri means a change, effect, development, circumstance, condition, state of facts, event or occurrence that has, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition, business or operations of Capri and its subsidiaries, taken as a whole, but does not include changes, effects, developments, circumstances, conditions, states of facts, events or occurrences to the extent resulting or arising from the following matters:
•	any changes in United States, regional, global or international economic conditions, including any changes affecting financial, credit, foreign exchange or capital market conditions;
•	any changes in conditions in the industry in which Capri and its subsidiaries operate;
•	any changes in political, geopolitical, regulatory or legislative conditions in the United States or any other country or region of the world;
•	any changes after the date of the Merger Agreement in GAAP or the interpretation thereof;
•	any changes after the date of the Merger Agreement in applicable law or the interpretation thereof;
•
any failure by Capri to meet any internal or published projections, estimates or expectations of its revenue, earnings or other financial performance or results of operations for any period, in and of itself (provided that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from this definition of a Material Adverse Effect may be taken into account);

•
any acts of terrorism or sabotage, war (whether or not declared, including the conflict between the Russian Federation and Ukraine), the commencement, continuation or escalation of a war, acts of armed hostility, weather conditions, natural disasters, epidemics or pandemics or other force majeure events, including any material worsening of such conditions threatened or existing as of the date of the Merger Agreement;

•
the execution and delivery of the Merger Agreement, the identity of Tapestry or any of its subsidiaries the pendency or consummation of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, or the public announcement of the Merger Agreement or the other transactions contemplated by the Merger Agreement;

•	any action or failure to take any action which action or failure to act is requested or consented to in writing by Tapestry or otherwise expressly required by the Merger Agreement; and
•	any breach by Tapestry or any of its affiliates of the Merger Agreement;

provided that in the case of the matters in the first, second and seventh bullets, to the extent that such event, change, occurrence or development referred to therein has had a disproportionate adverse impact on Capri or any of its subsidiaries, relative to other companies operating in the business in which Capri and its subsidiaries operate, then only the incremental disproportionate adverse effect of such change, effect, development, circumstance, condition, state of facts, event or occurrence shall be taken into account for the purpose of determining whether a Material Adverse Effect exists or has occurred.
Material Adverse Effect when used with respect to Capri also includes any change, effect, development, circumstance, condition, state of facts, event or occurrence that prevents or materially impairs the ability of Capri to consummate the transactions contemplated by the Merger Agreement, including the Merger, prior to the Outside Date.
In the Merger Agreement, Capri has made representations and warranties to Tapestry and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement and Capri’s confidential disclosure letter. These representations and warranties relate to, among other things:
•	due organization, valid existence and good standing and authority and qualification to conduct business with respect to Capri and its subsidiaries;
•	the capital structure of Capri;
•	Capri’s corporate power and authority to enter into and perform the Merger Agreement;
•	the Capri Board of Directors’ recommendation in favor of the Merger;
•	governmental authorizations and permits;
•	required consents, approvals and regulatory filings in connection with the Merger Agreement and the Merger and other transactions contemplated by the Merger Agreement and performance thereof;
•
the absence of, as a result of the performance of and compliance with the Merger Agreement and consummation of the Merger and other transactions contemplated by the Merger Agreement, any default or violation (or similar event) with respect to certain material contracts, Capri’s organizational documents and applicable laws;

•	Capri’s SEC filings, financial statements and internal controls over financial reporting;
•	the absence of specified undisclosed liabilities;
•	the absence of a Material Adverse Effect or any actions outside the ordinary course from April 1, 2023 through the date of the Merger Agreement;
•	compliance with laws, including compliance with applicable anti-corruption, anti-bribery and export and import laws and the rules and regulations of the NYSE;
•	certain employee and labor matters;
•	certain tax matters;
•	legal proceedings and orders;
•	certain matters relating to patents, trademarks, domain names, copyrights, trade secrets, software and other intellectual property, including data security and privacy;
•	certain real property owned or leased by Capri and its subsidiaries;
•
the existence and enforceability of specified categories of certain of Capri’s and its subsidiaries’ material contracts, and the absence of any breach or default under the terms thereof or occurrence of an event that would constitute a default thereunder;

•	certain environmental matters;
•	Capri’s and its subsidiaries’ top customers and suppliers;
•	certain insurance matters;
•	information included or incorporated by reference into this proxy statement;

•	the rendering of Barclays’s opinion to the Board of Directors;
•	the inapplicability of anti-takeover statutes to the Merger Agreement, the Merger or other transactions contemplated by the Merger Agreement;
•	the absence of any shareholder rights plan, “poison pill” or other comparable agreement with respect to acquiring control of Capri;
•	the absence of certain related party transactions, agreements or understandings between Capri and its subsidiaries and any affiliate thereof; and
•	broker, finder and investment banker fees.
In the Merger Agreement, Tapestry and Merger Sub have made representations and warranties to Capri that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement and Tapestry’s confidential disclosure letter. These representations and warranties relate to, among other things:
•	due organization, valid existence, and good standing and authority with respect to Tapestry and Merger Sub;
•	Tapestry’s and Merger Sub’s corporate power and authority to enter into and perform the Merger Agreement;
•	required consents, approvals and regulatory filings in connection with the Merger Agreement and the Merger and other transactions contemplated by the Merger Agreement and performance thereof;
•	the corporate approvals necessary for the Merger to be consummated;
•
the absence of, as a result of the performance of and compliance with the Merger Agreement and consummation of the Merger and other transactions contemplated by the Merger Agreement, any default or violation (or similar event) with respect to certain material contracts, Tapestry’s organizational documents and applicable laws;

•	the absence of certain legal proceedings or orders;
•	information supplied by or on behalf of Tapestry or its affiliates for inclusion in this proxy statement;
•	delivery and enforceability of the debt-financing commitment letter entered into by Tapestry and certain lenders in connection with the Merger Agreement;
•	the commitments to provide financing to Tapestry, the availability of Tapestry’s financing and sufficiency of funds, to pay the amounts required under the Merger Agreement;
•	broker, finder and investment banker fees;
•	the absence of ownership of Capri’s ordinary shares by Tapestry and its subsidiaries;
•	the absence of any activity or obligations, other than in connection with the Merger Agreement and the transactions contemplated thereunder, of Merger Sub; and
•	the solvency of Tapestry and its subsidiaries following the Closing.
The representations and warranties contained in the Merger Agreement will not survive the consummation of the Merger.
Conduct of Business Pending the Merger
During the period commencing on the date of the Merger Agreement and ending as of the earlier of the Effective Time or the valid termination of the Merger Agreement pursuant to the Merger Agreement (which we refer to as the “Pre-Closing Period”), except (a) as set forth in the Capri disclosure letter, (b) as specifically permitted or required by the Merger Agreement, (c) as required by applicable law, or (d) as consented to in writing by Tapestry (which consent may not be unreasonably withheld, conditioned or delayed), Capri will, and will cause its subsidiaries to, use reasonable best efforts to:
•	conduct its business in all material respects in the ordinary course of business; and
•
preserve intact its and their present business organizations, goodwill and ongoing businesses and preserve its and their relationships with material customers, suppliers, vendors, licensors and licensees.

During the Pre-Closing Period, and except (a) as set forth in the Capri disclosure letter, (b) as specifically permitted or required by the Merger Agreement, (c) as required by applicable law, or (d) as consented to in writing by Tapestry (which consent may not be unreasonably withheld, conditioned or delayed), Capri will not, and will not permit any of its subsidiaries to, directly or indirectly:
•
amend, modify, waive, rescind, change or otherwise restate Capri’s or any of its subsidiaries’ organizational documents in a manner that would reasonably be expected to be material to Capri or any of its subsidiaries;

•
authorize, declare, set aside, make or pay any dividends on or make any distribution with respect to its outstanding ordinary shares or other equity interests (whether in cash, assets, shares or other securities of Capri or any subsidiary) (other than dividends or distributions made by any wholly owned subsidiary to Capri or any wholly owned subsidiary), or enter into any agreement and arrangement with respect to voting or registration, or file any registration statement (other than any Form S-8 or Form S-3) with the SEC with respect to any, of its ordinary shares or other equity interests or securities;

•
issue new equity interests or convertible securities or combine, divide, reduce or reclassify (or repurchase, redeem or otherwise acquire) any of its equity interests, including convertible securities;

•
issue, deliver, grant, sell, pledge, dispose of or encumber, or authorize the issuance, delivery, grant, sale, pledge, disposition or encumbrance of, any shares, voting securities or other equity interest in Capri or any of its subsidiaries or any securities convertible into or exchangeable or exercisable for any such shares, voting securities or equity interest, or any rights, warrants or options to acquire any such shares, voting securities or equity interest or any “phantom” shares, “phantom” share rights, share appreciation rights or share based performance units, including without limitation any Capri equity award under the Capri equity plan (except as otherwise provided by the terms of the equity award), other than (A) issuances of Capri’s ordinary shares in respect of any exercise, vesting or settlement, as applicable, of equity awards in accordance with their respective terms, (B) withholding or sales of Capri ordinary shares pursuant to the exercise of options granted under Capri’s equity plan or pursuant to the settlement of equity awards in order to satisfy payment of the exercise price of options granted under Capri’s equity plan or for withholding taxes, (C) transactions solely between Capri and a wholly owned subsidiary or solely between wholly owned subsidiaries, or (D) as expressly permitted pursuant to the bullet directly below;

•
except as required by any of Capri’s benefit plans as in existence as of the date of the Merger Agreement or any collective bargaining agreement or other agreement with a union, (A) increase the compensation or benefits payable or to become payable to any current or former directors, individual consultants who are natural persons or employees of Capri or any of its subsidiaries, other than increases in annual base compensation (whether salary, wage rates or fees) in the ordinary course of business consistent with past practice for individuals who are not “Specified Employees” (meaning an employee (a) with annual base compensation in excess of $500,000, (b) who is an executive officer under Rule 3b-7 promulgated under the Exchange Act, or (c) who is the chief executive officer of Michael Kors, Jimmy Choo or Versace, or has a title of president), provided that the aggregate budgeted amount of such increases shall not increase by more than four percent (4%) of the aggregate budgeted amount of such compensation as in effect as of the date hereof with respect to such employees, (B) enter into any collective bargaining agreement or other contract with a union, or recognize any union or other employee representative group or labor organization as the representative of any of the employees of Capri or any of its subsidiaries, (C) establish, adopt, enter into, materially amend or terminate any Capri benefit plan or any plan or arrangement which would be a Capri benefit plan if in effect as of the date hereof (including any employment, severance, incentive, change in control or retention arrangement), other than any such actions that are in the ordinary course of business consistent with past practice, and, with respect to Capri benefit plans providing health, dental, vision or other medical benefits, would not increase costs to Capri or any of its subsidiaries under such existing Capri benefit plans by more than four percent (4%) of the aggregate costs of providing benefits under such Capri benefit plans in effect as of the date hereof to Capri and its subsidiaries (and, for the avoidance of doubt, excluding any increases in costs resulting from ordinary course market rate increase or healthcare cost trends in the applicable jurisdictions), (D) take any action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding of any Capri equity award or under any Capri benefit plan, (E) terminate the employment of any Specified Employee, other than for cause, (F) hire any new employee who would be a Specified Employee, (G) provide any funding for any rabbi trust or similar arrangement, or (H) expressly waive any confidentiality, non-compete, non-solicit or other material restrictive covenant agreement of any current or former directors, individual consultants or employees of Capri or any of its subsidiaries;
•
acquire or agree to acquire any equity interests in or assets, real property, personal property or equipment of any person or any business or division thereof, or otherwise engage in any mergers, consolidations or business combinations, except for (A) transactions solely between Capri and a wholly owned subsidiary or solely between wholly owned subsidiaries, (B) acquisitions of assets, personal property or equipment in the ordinary course of business or (C) acquisitions that are not in excess of $2,000,000 individually or $10,000,000 in the aggregate;

•
liquidate (completely or partially), dissolve, restructure, recapitalize or effect any other reorganization (excluding any restructuring, recapitalization or reorganization solely between or among any of Capri and/or its subsidiaries), or adopt any plan or resolution providing for any of the foregoing, excluding the liquidation or dissolving of any inactive or de minimis subsidiaries;

•
make any loans, advances or capital contributions to, or investments in, any other person, except for (A) any such transactions solely among Capri and its wholly owned subsidiaries or solely among Capri’s wholly owned subsidiaries, (B) advances for reimbursable employee expenses in the ordinary course of business or (C) loans, advances, capital contributions or investments that are not in excess of $2,000,000 individually or $10,000,000 in the aggregate;

•
other than in accordance with contracts in effect on the date of the Merger Agreement, sell, lease, assign, abandon, permit to lapse, transfer, exchange, swap or otherwise dispose of, or subject to any lien (other than certain permitted liens, as specified in the Merger Agreement), any of its properties, rights or assets (including shares in the capital of Capri or its subsidiaries) having a value in excess of $2,000,000 individually or $10,000,000 in the aggregate to any person (provided that such values shall not apply to assets constituting intellectual property, provided further that this bullet applies apply only to intellectual property that is material to the business of Capri and its subsidiaries), except (A) dispositions of obsolete, expired or worthless equipment, properties, rights or assets in the ordinary course of business, (B) licenses of Capri’s intellectual property entered into in the ordinary course of business consistent with past practice, (C) pursuant to transactions solely among Capri and its wholly owned subsidiaries or solely among wholly owned subsidiaries, (D) sales and transfers and other dispositions of products and services in the ordinary course of business, (E) leases or subleases entered into in the ordinary course of business (provided that this exception shall not apply to any lease or sublease involving an annual payment of more than $5,000,000), including guarantees in connection with any leases, and (F) dispositions of Capri’s registered intellectual property constituting applications in the ordinary course of prosecution;

•
enter into any contract that would constitute a Material Contract (as defined in the Merger Agreement), or modify in a manner materially adverse to Capri, amend in a manner materially adverse to Capri or voluntarily terminate any Material Contract (or waive, release or assign any material rights or material claims thereunder);

•
except in accordance with Capri’s capital budget set forth in Capri’s disclosure letter, make any capital expenditure or expenditures, enter into agreements or arrangements providing for capital expenditure or expenditures or otherwise commit to do so, except for variations of up to 10% of such budget in the aggregate during any specified period;

•
commence (other than in the ordinary course of business), waive, release, assign, compromise or settle any claim, litigation, investigation or proceeding or any claim, litigation or proceeding that is not brought by a governmental entity and that: (A) is for an amount not to exceed, for any such compromise or settlement, $1,000,000, individually, or $5,000,000, in the aggregate (in either case, in excess of any amounts covered by insurance) and (B) does not impose any injunctive relief on Capri and its subsidiaries and does not involve the admission of wrongdoing by Capri, any of its subsidiaries or any of their respective officers or directors;

•
make any material change in financial accounting policies, practices, principles or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP or applicable law;

•
amend or modify in any material respect any of Capri’s or its subsidiaries’ published privacy policies, written statements and published notices regarding personal data, other than in the ordinary course of business consistent with past practice or as reasonably necessary to comply with a data privacy obligation arising from information privacy and security laws, the Payment Card Industry Data Security Standard, Capri’s privacy statements and policies, contracts, and consents and authorizations that apply to personal data obtained by Capri or its subsidiaries;

•
(A) change or revoke any material tax election or adopt or change any material tax accounting period or material method of tax accounting, in the case of this clause (A), other than in the ordinary course of business or in a manner consistent with past practice (provided that it is agreed and understood that an entity classification election pursuant to Treasury Regulation Section 301.7701-3 shall be treated as not being made in the ordinary course of business or in a manner consistent with past practice), (B) settle or compromise any material liability for taxes or any tax audit, claim or other proceeding relating to a material amount of taxes for an amount materially in excess of the amount reserved for the taxes subject to such proceeding on the financial statements of Capri, (C) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. law) with respect to material taxes, (D) amend any material tax returns (other than any amendments that would not reasonably be expected to result in a material increase to the tax liability of Capri, Capri’s subsidiaries or Tapestry or its affiliates) or file any material tax return that is materially inconsistent with past practice, if any, with respect to filing tax returns of the same type for a prior taxable period, (E) surrender any right to claim a material refund of taxes other than in the ordinary course of business, or (F) with respect to any subsidiary of Capri (I) that is treated as a foreign corporation for U.S. federal income tax purposes and (II) equity interests (meeting the requirements of Section 1504(a)(2) of the Code) of which are owned, for U.S. federal income tax purposes, by one or more of any of Capri and Capri’s subsidiaries that are part of an “Affiliated Group” within the meaning of Section 338(h)(5) of the Code, cause (x) such subsidiary not to meet the requirements set forth in clause (I) and (II) or (y) any “United States person” within the meaning of Section 7701(a)(30) of the Code (excluding any shareholder of Capri) to own (within the meaning of Section 958(a) of the Code), or to be considered as owning by applying the rules of ownership of Section 958(b) of the Code, equity interests (or additional equity interests, as relevant) of such subsidiary;

•
incur, assume, endorse, guarantee or otherwise become liable for or modify in any material respects the terms of any Indebtedness (as defined in the Merger Agreement) for borrowed money, issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise) or enter into any swap, forward, futures or hedging transaction or other derivative agreements (or amend or modify any such transaction or agreement), except for (A) any Indebtedness solely among Capri and its wholly owned subsidiaries or solely among wholly owned subsidiaries, (B) guarantees by Capri of Indebtedness for borrowed money of its subsidiaries or guarantees by Capri’s subsidiaries of Indebtedness for borrowed money of Capri or any of its subsidiaries, which Indebtedness is incurred in compliance with this bullet or is outstanding on the date of the Merger Agreement, (C) refinancings, replacements or amendments on market standard terms of Indebtedness incurred pursuant to agreements entered into by Capri or any of its subsidiaries in effect prior to the execution of the Merger Agreement (including the refinancing of Capri’s $450,000,000 notes due November 2024), provided that only existing Indebtedness with a maturity date within eighteen (18) months of the date of the Merger Agreement may be refinanced or replaced pursuant to this clause (C) above, provided further, that such refinanced Indebtedness does not become due in connection with the Merger or does not include material prepayment penalties, and (D) drawing on Capri’s Revolving Credit Agreement, dated as of July 1, 2022, as it exists on the date of the Merger Agreement, without giving effect to any expansion or accordion feature, in the ordinary course of business or in order to repay existing Indebtedness if so repaying is commercially reasonable;

•
enter into any transactions or contracts with any affiliate or other person that would be required to be disclosed by Capri under Item 404 of Regulation S-K of the SEC, except in the ordinary course of business;

•
fail in any material respect to maintain Capri’s material insurance policies or comparable replacement policies with respect to the material assets, operations and activities of Capri and its subsidiaries;

•
acquire any material real property or modify in a manner materially adverse to Capri or amend in a manner materially adverse to Capri or exercise any right to renew any material lease, in each case, other than in the ordinary course of business and with respect to any lease with payments per annum from Capri less than $5,000,000; provided that entry into such lease must be consistent with Capri’s capital budget provided in Capri’s disclosure letter;

•
other than the shareholder meeting being held for the purpose of seeking approval of the Merger Agreement (the “Capri Shareholders Meeting”) or as required by Capri’s governing documents or by applicable law, convene any special meeting (or any adjournment or postponement thereof) of shareholders;

•	adopt or otherwise implement any shareholder rights plan, “poison-pill” or other comparable agreement;
•
enter into any material new line of business outside the businesses being conducted by Capri and its subsidiaries on the date of the Merger Agreement (excluding planned extensions as of the date of the Merger Agreement and retail marketing initiatives);

•
except as expressly provided for in any contracts entered into between Capri and any of its subsidiaries and any third party prior to the date of the Merger Agreement, open or commit to open any new stores or similar retail location or close any stores or similar retail location, unless in any case, such store opening, commitment or closing is in the ordinary course of business and involves an annual payment less than $5,000,000; provided that any such store opening or commitment must be consistent with Capri’s capital budget provided in Capri’s disclosure letter;

•	materially deviate from the ordinary course inventory and distribution management practices (by brand or by distribution channel) of Capri or any of its subsidiaries;
•	terminate, modify, or waive in any material respect any right under any material permit;
•
make any distribution or contribution with respect to cash or other assets of the Versace Foundation, the Jimmy Choo Foundation and the Capri Holdings Foundation for the Advancement in Diversity in Fashion, other than distributions not in excess of five percentage points above the minimum annual distributions (i.e., 10% in total) under the Code; or

•	agree or authorize, in writing or otherwise, to take any of the foregoing actions.
Non-Solicitation Covenant
During the Pre-Closing Period, Capri has agreed that it will not, and will cause its controlled affiliates and all of its directors and officers and any of their other respective representatives acting on their behalf, not to, directly or indirectly:
•
solicit, initiate or knowingly encourage or knowingly facilitate any inquiry, proposal or offer, or the making, submission or announcement of any inquiry, proposal or offer which constitutes or would reasonably be expected to lead to an Acquisition Proposal (as defined below in this section of this proxy statement);

•	participate in any negotiations regarding, or furnish to any person any information relating to Capri or any of its subsidiaries in connection with an Acquisition Proposal;
•	adopt, approve, endorse or recommend, or propose to adopt, approve, endorse or recommend, any Acquisition Proposal;
•
withdraw, change, amend or modify, or otherwise propose to withdraw, change, amend or modify, in a manner adverse to Tapestry, the Board’s recommendation in favor of Capri shareholders adopting a resolution authorizing the Merger Agreement and the plan of merger and approving the Merger and the other transactions contemplated by the Merger Agreement (which we refer to as the “Capri Board Recommendation”);

•
if an Acquisition Proposal has been publicly disclosed, fail to publicly recommend against any such Acquisition Proposal within 10 business days after the public disclosure of such Acquisition Proposal (or subsequently withdraw, change, amend, modify or qualify, in a manner adverse to Tapestry, such rejection of such Acquisition Proposal) and reaffirm the Capri Board Recommendation within such 10 business day period (or, if earlier, by the second business day prior to the date of the Special Meeting);
•	fail to include the Capri Board Recommendation in this proxy statement;
•
approve, or authorize, or cause or permit Capri or any of its subsidiaries to enter into, any merger agreement, acquisition agreement, reorganization agreement, letter of intent, memorandum of understanding, agreement in principle, option agreement, joint venture agreement, partnership agreement or similar agreement with respect to any Acquisition Proposal (other than certain permitted confidentiality agreements);

•
call or convene a meeting of Capri’s shareholders to consider a proposal that would reasonably be expected to materially impair, prevent or delay the consummation of the transactions contemplated by the Merger Agreement; or

•	resolve or agree to do any of the foregoing.
Capri has agreed that it will, and will cause its controlled affiliates and its directors and officers and any of their other respective representatives acting on their behalf to, cease any activities occurring prior to the date of the Merger Agreement with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal. Capri agreed to promptly (and in any event within two business days following the date of the Merger Agreement) (A) request in writing that each person that had executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal promptly destroy or return to Capri all nonpublic information that was furnished by Capri or any of its Representatives to such person or any of its representatives and (B) terminate access to any physical or electronic data rooms relating to an acquisition of Capri or any portion thereof by such person and its representatives.
“Acquisition Proposal” means any offer, proposal or indication of interest from a person (other than a proposal or offer by Tapestry or any of its subsidiaries) at any time relating to any transaction or series of related transactions (other than the transactions contemplated by the Merger Agreement) involving: (a) any acquisition or purchase by any person, directly or indirectly, of more than 20% of any class of outstanding voting or equity securities of Capri (whether by voting power or number of shares), or any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any person beneficially owning more than 20% of any class of outstanding voting or equity securities of Capri (whether by voting power or number of shares); (b) any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving Capri and a person pursuant to which the shareholders of Capri immediately preceding such transaction hold less than 80% of the equity interests in the surviving, resulting or ultimate parent entity of such transaction (whether by voting power or number of shares); or (c) any sale, lease, exchange, transfer or other disposition to a person of more than 20% of the consolidated assets of Capri and its subsidiaries (measured by the fair market value thereof).
“Superior Proposal” means a bona fide, written Acquisition Proposal (with references in the definition thereof to 20% and 80% being deemed to be replaced with references to 50%) by a third party, which the Capri board determines in good faith after consultation with Capri’s outside legal counsel and financial advisors to be more favorable to the Capri shareholders than the Merger, taking into account all relevant factors and any changes to the terms of the Merger Agreement proposed by Tapestry; provided, however, that any offer, proposal or indication of interest involving the sale or disposition of any of the Michael Kors, Versace or Jimmy Choo brands individually or in a combination of two does not constitute an Acquisition Proposal for purposes of this definition.
The Board of Directors’ Recommendation; Change of Recommendation
As described in this proxy statement, and subject to the provisions described below, the Capri board has made the recommendation that the Capri shareholders adopt a resolution authorizing the Merger Agreement and the plan of merger and approving the Merger and the other transactions contemplated by the Merger Agreement. The Merger Agreement provides that the Capri board will not effect a Change of Recommendation (as defined below in this section of this proxy statement), except as described below.

Capri has agreed that the Capri board, including any committee thereof, will not:
•	adopt, approve, endorse or recommend, or propose to adopt, approve, endorse or recommend, any Acquisition Proposal;
•	withdraw, change, amend or modify, or otherwise propose to withdraw, change, amend or modify, in a manner adverse to Tapestry, the Capri Board Recommendation;
•
if an Acquisition Proposal has been publicly disclosed, fail to publicly recommend against any such Acquisition Proposal within 10 business days after the public disclosure of such Acquisition Proposal (or subsequently withdraw, change, amend, modify or qualify, in a manner adverse to Tapestry, such rejection of such Acquisition Proposal) and reaffirm the Capri Board Recommendation within such 10 business day period (or, if earlier, by the second business day prior to the Capri Shareholders Meeting);

•	fail to include the Capri Board Recommendation in this proxy statement;
•
approve, or authorize, or cause or permit Capri or any of its subsidiaries to enter into, any merger agreement, acquisition agreement, reorganization agreement, letter of intent, memorandum of understanding, agreement in principle, option agreement, joint venture agreement, partnership agreement or similar agreement with respect to any Acquisition Proposal (other than certain permitted confidentiality agreements) (we refer to any of the foregoing actions as a “Change of Recommendation”).

However, at any time prior to Capri shareholders adopting a resolution authorizing the Merger Agreement and the plan of merger and approving the Merger and the other transactions contemplated by the Merger Agreement, if the Capri board determines in good faith after consultation with its outside counsel that an Acquisition Proposal constitutes a Superior Proposal and that the failure to take actions as described below would be reasonably likely to violate the directors’ fiduciary or statutory duties under applicable law, Capri’s Board may:
•
make a Change of Recommendation in response to an Intervening Event (as defined below) if Capri’s Board has determined in good faith after consultation with its outside legal counsel and financial advisor, that the failure to take such action would be reasonably likely to violate the directors’ fiduciary or statutory duties under applicable law;

•
make a Change of Recommendation and/or cause Capri to terminate the Merger Agreement in accordance with its terms, in order to enter into an acquisition agreement for an Acquisition Proposal received after the date of the Merger Agreement that did not result from a non-de minimis breach of its terms.

Capri has agreed to provide Tapestry with three business days’ written notice prior to taking any action permitted under the first bullet point above, advising Tapestry that Capri’s Board intends to change the Capri Board Recommendation and specifying the reasons therefor. During the three business day period, Capri and its representatives will negotiate in good faith (if desired by Tapestry) any proposal by Tapestry to amend the terms of the Merger Agreement in a manner that would obviate the need to change the Capri Board Recommendation. Capri has also agreed to provide Tapestry with three business days’ written notice that it intends to take action permitted under the second bullet point above and specifying the material terms of the Acquisition Proposal, including a copy of any proposed definitive documentation. During the three business day period, Capri and its representatives will negotiate in good faith (if desired by Tapestry) any proposal by Tapestry to amend the terms of the Merger Agreement in a manner that the Acquisition Proposal would no longer constitute a Superior Proposal. If there are any material amendments, revisions or changes to the terms of a Superior Proposal, Capri must notify Tapestry, and the applicable three business day period will be extended at least two additional business days after notice of each revision. At the end of the three business day period, the Board of Directors must again make the determination in good faith after consultation with its outside counsel that an Acquisition Proposal constitutes a Superior Proposal and that the failure to take actions as described below would be reasonably likely to violate the directors’ fiduciary or statutory duties under applicable law (after in good faith taking into account the amendments proposed by Tapestry), to make a Change of Recommendation.
Nothing in the Merger Agreement will prevent the Board of Directors from complying with its disclosure obligations under applicable law or rules and policies of NYSE or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder.
“Intervening Event” means any change, effect, development, circumstance, condition, state of facts, event or occurrence that (a) is neither known by, nor reasonably foreseeable (with respect to magnitude or material consequences) by Capri or the Capri board as of or prior to the date of the Merger Agreement and (b) first occurs, arises or becomes known to Capri or the Capri board after the entry into the Merger Agreement and prior to obtaining the Capri Shareholder Approval, subject to certain limited exceptions set forth in the Merger Agreement.
Employee Matters
Effective as of the Effective Time and for a period of 12 months thereafter (which we refer to as the “Continuation Period”), Tapestry will provide or cause to be provided to each employee of Capri and its subsidiaries who continues to be employed by Tapestry or any of its subsidiaries (each of whom we refer to as a “Continuing Employee”):
•
a base salary or hourly wage rate and short-term (annual or more frequent) cash bonus or commission opportunities that are no less favorable in the aggregate than the base salary or hourly wage rate and short-term (annual or more frequent) cash bonus or commission opportunities, as applicable, as than were provided to such Continuing Employee immediately prior to the Effective Time, provided that during the Continuation Period, Tapestry will provide or cause to be provided to such Continuing Employee a base salary or hourly wage rate, as applicable, that is no less favorable than that provided to such Continuing Employee immediately prior to the Effective Time;

•
long-term incentive compensation opportunities that are no less favorable than the long-term incentive compensation opportunities provided to such Continuing Employee immediately prior to the Effective Time, provided that in lieu of equity or equity-based compensation, Tapestry may elect to substitute cash incentive compensation of equivalent value; and

•
benefits (excluding retention, change in control, defined benefit pension and post-retirement welfare payments or benefits) that are no less favorable in the aggregate to such Continuing Employee than those provided to similarly situated employees of Tapestry or its subsidiaries, provided that providing for such Continuing Employee to continue to participate in the Capri benefit plans as in effect immediately prior to the Effective Time shall satisfy this prong, and provided further that during the Continuation Period, the medical, dental, vision and other health benefits provided to such Continuing Employee shall be no less favorable in the aggregate than those provided to such Continuing Employee immediately prior to the Effective Time.

In addition, Tapestry will provide or cause to be provided to each Continuing Employee whose employment is terminated by Tapestry, Capri or any subsidiary of Capri other than for cause during the one-year period following the Effective Time the severance payments and benefits as set forth in the confidential disclosure schedules to the Merger Agreement, or such greater benefits as may be required by applicable law or any collective bargaining or similar agreement with a union.
Tapestry will, or will cause Capri and its subsidiaries to, honor all Capri benefit plans in accordance with their terms as in effect prior to the Effective Time, including Capri’s retention program providing for retention payments to certain individuals as set forth in the confidential disclosure schedules to the Merger Agreement. Following the Effective Time, Tapestry, Capri or one of its subsidiaries will pay or cause to be paid such retention payments pursuant to the terms of the retention program.
Tapestry agrees to, and agrees to cause Capri and its subsidiaries to, pay bonuses to Continuing Employees under Capri’s annual incentive plan in respect of the fiscal year in which the Effective Time occurs in an amount equal to the annual incentive award earned by such Continuing Employee based on the actual level of performance for the applicable fiscal year through the latest practicable date prior to the Effective Time as determined by the Compensation Committee in good faith and consistent with such annual incentive plan, prorated for the portion of fiscal year in which the Effective Time occurs (which we refer to as the “Prorated Annual Bonuses”). The Prorated Annual Bonuses will be paid by Tapestry, Capri or its subsidiaries at the time or times that the Prorated Annual Bonuses would normally be paid by Capri or its subsidiaries, subject to such Continuing Employee’s continued employment through the date that Prorated Annual Bonuses are paid; provided, however, that any Continuing Employee whose employment is terminated on or following the Closing Date and prior to the Prorated Annual Bonus payment date under circumstances that entitle such employee to severance and/or equity award vesting shall be entitled to receive his or her Prorated Annual Bonus, payable as soon as reasonably practicable following the date of such termination of employment.

Any Continuing Employees who, at any time during the Continuation Period, are covered by a collective bargaining agreement will be provided with the aforementioned compensation, benefits and terms and conditions of employment in addition to, and not in contravention of, any obligations under the applicable collective bargaining agreement or law.
Tapestry will (a) credit each Continuing Employee’s years of service with Capri and its subsidiaries and their respective predecessors prior to the Effective Time for all purposes under the Tapestry employee benefit plans to the same extent such service was recognized under any similar or comparable Capri employee benefit plan, subject to certain customary exclusions, (b) waive or cause to be waived any preexisting condition exclusions or limitations and actively-at work-requirements for such Continuing Employee and his or her covered dependents to the extent that such exclusions or limitations and waiting periods would not apply under a similar or comparable Capri benefit plan in which such employee participated prior to the Effective Time, and (c) use reasonable best efforts to cause such Continuing Employee to be given credit for all amounts paid under any similar or comparable Capri benefit plan for the plan year that includes the Effective Time for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the plans maintained by Tapestry or any of its subsidiaries, as applicable, for the plan year in which the Effective Time occurs.
Furthermore, if, at least thirty (30) business days prior to the Effective Time, Tapestry provides written notice to Capri directing Capri to terminate its 401(k) plan(s), Capri shall terminate any and all 401(k) plans effective as of the day immediately preceding the day on which the Effective Time occurs (which we refer to as the “401(k) Termination Date”). If the Capri 401(k) plan is terminated, then on the Closing Date (such that there is no gap in 401(k) plan participation), Tapestry shall permit all Continuing Employees who were eligible to participate in any of Capri’s 401(k) plan(s) immediately prior to the 401(k) Termination Date to participate in Tapestry’s 401(k) plan and shall permit each such Continuing Employee to elect to transfer his or her account balance when distributed from the terminated Capri 401(k) plan(s), including any outstanding participant loans, to Tapestry’s 401(k) plan.
Debt Financing
Tapestry has agreed to, and to cause each of its subsidiaries to, use reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things reasonably necessary or advisable to obtain funds sufficient to fund the Financing Amounts on or prior to the date on which the Merger is required to be consummated pursuant to the terms of the Merger Agreement, which may include the issuance and sale of senior unsecured notes and/or the entry into a committed term loan facility (any such (a) notes that have been funded and are not subject to an escrow arrangement, (b) notes that are subject to an escrow agreement, which shall have conditions to funding not less favorable than those set forth in the Commitment Letter as of the date of the Merger Agreement, and (c) committed term loan facility, which shall have conditions to funding not less favorable than those set forth in the Commitment Letter as of the date of the Merger Agreement, collectively, the “Replacement Financing”). In furtherance and not in limitation of the foregoing, Tapestry has agreed to use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary or advisable to obtain the proceeds of the debt financing on the terms and subject only to the conditions described in the Commitment Letter on or prior to the date on which the Merger is required to be consummated pursuant to the terms of the Merger Agreement.
In the event that any portion of the debt financing becomes unavailable (other than due to a reduction in connection with a Replacement Financing), Tapestry has agreed to (i) as promptly as practicable notify Capri in writing of such unavailability and the reason therefor and (ii) unless Tapestry has available sufficient cash on hand or cash from other funding sources pursuant to a Replacement Financing to fund the Financing Amounts, use reasonable best efforts, and cause each of its subsidiaries to use their reasonable best efforts, to arrange and obtain, as reasonably promptly as practicable following the occurrence of such event, alternative financing (on terms and conditions that are not materially less favorable to Tapestry and/or any of its subsidiaries, taken as a whole, than the terms and conditions as set forth in the Commitment Letter, taking into account any “market flex” provisions thereof) for any such unavailable portion from the same or alternative sources (the “Alternative Financing”) in an amount sufficient, when taken together with the available portion of the debt financing, to consummate the transactions contemplated by the Merger Agreement and to pay the Financing Amounts and, without limiting the foregoing, to use reasonable best efforts to cause such Alternative Financing to not include certain prohibited modifications or conditions to the consummation thereof that are more onerous than those set forth in Commitment Letter as of the date the Merger Agreement was executed.
Promptly after obtaining knowledge thereof, Tapestry has agreed to provide Capri with written notice of any actual or threatened breach, default, cancellation, termination or repudiation by any party to the Commitment Letter or any definitive agreement and a copy of any written notice or other written communication from any lender or other financing source with respect to any actual or threatened breach, default, cancellation, termination or repudiation by any party to the Commitment Letter or any definitive agreements with respect to the debt financing of any provision thereof and to keep Capri reasonably informed on a timely basis of the status of its efforts to consummate the debt financing, including any Alternative Financing.
In no event will the receipt or availability of any funds or financing (including the debt financing) by or to Tapestry or any of its affiliates or any other financing or other transactions be a condition to any of Tapestry’s obligations under the Merger Agreement.
Cooperation as to Debt Financing
Prior to the Effective Time and subject to the last paragraph of this section of this proxy statement, Capri has agreed to use its reasonable best efforts, to cause its subsidiaries to use their reasonable best efforts, and to cause its and their respective representatives to, provide all customary cooperation and all customary financial information, in each case that is reasonably requested by Tapestry in connection with any financing, including the debt financing, obtained or to be obtained by Tapestry for the purpose of financing the Merger or any transaction undertaken in connection therewith (it being understood that the receipt of any such financing is not a condition to the Merger), including by using reasonable best efforts to:
•	furnish, or cause to be furnished, certain specified financial information to Tapestry;
•
cause Capri’s independent accountants, as reasonably requested by Tapestry, to (a) consent to the use of their audit reports on the financial statements of Capri and its subsidiaries in any materials relating to, or any filings made with the SEC related to, such financing, (b) provide, consistent with customary practice, “comfort letters” necessary and reasonably requested by Tapestry, and (c) participate in reasonable and customary due diligence sessions;

•
assist Tapestry in (including by providing information relating to Capri and its subsidiaries reasonably required and requested by Tapestry in connection with) its preparation of rating agency presentations, road show materials, bank information memoranda, projections, prospectuses, bank syndication materials, credit agreements, offering memoranda, private placement memoranda, definitive financing documents (as well as customary certificates and “backup” support) and similar or related documents to be prepared by Tapestry in connection with such financings;

•
cooperate with customary marketing efforts of Tapestry for such financing, including using reasonable best efforts to cause its management team, with appropriate seniority and expertise, to assist in preparation for and to participate in a reasonable number of meetings, presentations, road shows, due diligence sessions (including accounting due diligence sessions), drafting sessions, and sessions with rating agencies;

•	deliver to Tapestry any materials and documentation about Capri and its subsidiaries required under applicable “know your customer” and anti-money laundering laws;
•
inform Tapestry promptly in writing if Capri (a) concludes that any previously issued financial statement of Capri or any of its subsidiaries included in any materials with respect to such financing should no longer be relied upon as per Item 4.02 of Form 8-K under the Exchange Act or (b) determines a restatement of any of Capri’s or its subsidiaries’ financial statements is required or reasonably likely;

•	cooperate with respect to the provision of guarantees required by such financing, including by executing and delivering definitive documents related thereto; and
•	provide customary authorization letters to prospective lenders or investors.
Capri’s obligation to provide such cooperation is subject to specified customary exceptions. Additionally, Tapestry has agreed to reimburse Capri or any of its subsidiaries for all reasonable and documented out-of-pocket costs incurred by them or their respective representatives in connection with such cooperation and has agreed to reimburse, indemnify and hold harmless Capri and its subsidiaries and their respective representatives from and against any and all losses actually suffered or incurred by them in connection with the arrangement of such financing, any action taken by them at the request of Tapestry or its representatives pursuant to the above provisions and any information used in connection therewith, subject to certain customary exceptions.

Indemnification and Insurance
Tapestry has agreed that for six years from and after the Effective Time, Tapestry will, and will cause the Surviving Company to, indemnify and hold harmless each past and present director, officer and employee of Capri or any of its subsidiaries and each person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request or for the benefit of Capri or any of its subsidiaries (which we refer to collectively as the “Indemnified Parties”) against any costs or expenses incurred in connection with any claim brought in connection with such person serving as an officer, director, employee or other fiduciary of Capri or any of its subsidiaries or of any other person, to the fullest extent permitted by applicable law and Capri’s governing documents or the organizational documents of the applicable subsidiary of Capri (as applicable) or any indemnification agreements with such person in existence on the date of the Merger Agreement. The parties further agreed that all rights to elimination of liability, indemnification and advancement of expenses for acts or omissions occurring or alleged to have occurred at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, that exist in favor of the Indemnified Parties as provided in Capri’s or its subsidiaries’ respective certificate of incorporation, certificate(s) of change of name (if any), certificate(s) of merger (if any), memorandum and articles of association or bylaws (or comparable organizational documents) or in any indemnification agreement of Capri or any of its subsidiaries with any Indemnified Party in existence on the date of the Merger Agreement will survive the transactions contemplated by the Merger Agreement, and will continue in full force and effect in accordance with the terms thereof. Further, if any Indemnified Party notifies the Surviving Company on or prior to the sixth anniversary of the Effective Time of a matter in respect of which such person intends in good faith to seek indemnification pursuant to the Merger Agreement, those provisions will continue in effect with respect to such matter until the final disposition of all claims, actions, investigations, suits and proceedings relating thereto.
Tapestry has further agreed that, for six years after the Effective Time, it will maintain in effect the provisions in (i) Capri’s governing documents and (ii) any indemnification agreement of Capri or its subsidiaries with any Indemnified Party in existence on the date of the Merger Agreement, except to the extent that such agreement provides for an earlier termination, in each case, regarding elimination of liability, indemnification of officers, directors and employees and advancement of expenses that are in existence on the date of the Merger Agreement, and that no such provision may be amended, modified or repealed in any manner that would adversely affect the rights or protections thereunder of any such Indemnified Party in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time (including acts or omissions occurring in connection with the approval of the Merger Agreement and the consummation of the transactions thereunder).
Capri has agreed that it will, at or prior to the Effective Time, purchase a six-year prepaid “tail” policy on terms and conditions providing coverage retentions, limits and other material terms substantially equivalent to the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by Capri and its subsidiaries with respect to matters arising at or prior to the Effective Time. However, Capri will not commit or spend on such “tail” policy, in the aggregate, more than 300% of the last aggregate annual premium paid by Capri prior to the date of the Merger Agreement for its current policies of directors’ and officers’ liability insurance and fiduciary liability insurance (which we refer to as the “Base Amount”), and if the cost of such “tail” policy would otherwise exceed the Base Amount, Capri is permitted to purchase only as much coverage as reasonably practicable for the Base Amount. Capri has agreed that it will in good faith consult with Tapestry prior to the Closing with respect to the procurement of such “tail” policy, including with respect to the selection of the broker, available policy price and coverage options.
Special Meeting
Capri has agreed to:
•	prepare and file with the SEC this proxy statement no later than 20 business days after the date of the Merger Agreement;
•	respond as promptly as practicable to any comments by the SEC staff in respect of this proxy statement and file such other documents with the SEC as the SEC staff may reasonably request;
•	notify Tapestry promptly of the receipt of any comments from the SEC staff and of any request by the SEC staff for amendments or supplements to this proxy statement or for additional information;

•
provide Tapestry with copies of all correspondence between it and any of its representatives and the SEC staff with respect to this proxy statement or the transactions contemplated by the Merger Agreement;

•
use reasonable best efforts to cause the commencement of the dissemination of this proxy statement to occur as promptly as reasonably practicable after the earlier of (i) two business days after the resolution of any comments of the SEC staff with respect to this proxy statement or (ii) two business days after (A) receiving notification that the SEC is not reviewing this proxy statement or (B) if the SEC has not affirmatively notified Capri by 11:59 p.m. (Eastern Time) on the tenth calendar day following the filing of this proxy statement with the SEC, oral confirmation from the staff of the SEC that the SEC is not reviewing this proxy statement; and

•
prior to the filing of this proxy statement (or any amendment or supplement hereto) or any dissemination hereof to its shareholders, or responding to any comments from the SEC with respect hereto, provide Tapestry with a reasonable opportunity to review and to propose comments on such document or response, which Capri will consider in good faith.

Capri has also agreed that it will:
•
duly call, give notice of, convene and hold the Capri Shareholders Meeting as soon as reasonably practicable and legally permitted after the date of the Merger Agreement (and in no event later than 40 days following the mailing of this proxy statement) for the purpose of obtaining the adoption of the Merger Agreement by the Capri shareholders;

•	use reasonable best efforts to provide Tapestry with periodic updates (including voting reports) concerning proxy solicitation results, as reasonably requested by Tapestry; and
•
use reasonable best efforts to (A) solicit from its shareholders proxies in favor of the adoption of the Merger Agreement and approval of the transactions contemplated thereunder and (B) take all other action necessary or advisable to secure the adoption of resolutions authorizing the Merger Agreement and the Plan of Merger and approving the Merger and the other transactions contemplated by the Merger Agreement (which we refer to as the “Capri Shareholder Approval”).

Capri may not adjourn or postpone the Special Meeting without Tapestry’s prior written consent, other than in specified circumstances (provided that Tapestry consent is always required for any adjournment of more than 10 business days).
Transaction Litigation
Capri has agreed to provide Tapestry prompt notice of any litigation brought by any shareholder of Capri or purported shareholder of Capri against it or any of its subsidiaries and/or any of their respective directors or officers relating to the Merger or any of the other related transactions or the Merger Agreement. Capri has further agreed to keep Tapestry informed on a prompt and timely basis with respect to the status thereof. Capri will give Tapestry the opportunity to participate (at Tapestry’s expense) in the defense or settlement of any such litigation and reasonably cooperate with Tapestry in conducting the defense or settlement of such litigation (provided that Capri will in any event control such defense and/or settlement), and no such settlement shall be agreed without Tapestry’s prior written consent (which consent may not be unreasonably withheld, conditioned or delayed).
Regulatory Approvals and Related Matters
Subject to the terms and conditions of the Merger Agreement, each of Tapestry and Capri has agreed to cooperate with each other and use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement and related transaction documents as promptly as practicable following the date of the Merger Agreement, including:
•
preparing and filing or otherwise providing, in consultation with the other party and as promptly as reasonably practicable and advisable after the date of the Merger Agreement all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as reasonably practicable (and in any event by the Outside Date) all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or certain governmental entities in order to consummate the transactions contemplated by the Merger Agreement (which we refer to as “Required Regulatory Approvals”); and
•	taking all steps as may be necessary, subject to certain limitations, to obtain all the Required Regulatory Approvals.
Specifically, in furtherance of and without limiting the generality of the above, Tapestry and Capri have agreed as promptly as reasonably practicable after the date of the Merger Agreement to:
•	prepare and file the notifications required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder (the “HSR Act”) within 15 business days;
•
supply, as promptly as practicable and advisable, any additional information or documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting period under the HSR Act as soon as reasonably practicable (and in any event by the Outside Date); and

•
make all other necessary filings under any applicable regulatory law as promptly as reasonably practicable, and to supply as promptly as reasonably practicable and advisable any additional information and documentary materials that may be requested under any regulatory law.

However, in no event will Tapestry, Merger Sub or any of their respective subsidiaries be required to, and Capri may not, and may not permit any of its subsidiaries to, without the prior written consent of Tapestry, become subject to, consent to, or offer or agree to, take or commit to take any action with respect to, any requirement, condition, limitation, understanding, agreement or order to (A) sell, license, assign, transfer, divest, hold separate or otherwise dispose of any assets, business or portion of business of Capri, the Surviving Company, Tapestry, Merger Sub or any subsidiary of any of the foregoing or (B) impose any restriction, requirement or limitation on the operation of the business or portion of the business of Capri, the Surviving Company, Tapestry, Merger Sub or any subsidiary of any of the foregoing (unless, within such clause (B), such restriction, requirement or limitation shall have no material impact on Capri, the Surviving Company, Tapestry, Merger Sub or any subsidiary of any of the foregoing or the transactions contemplated by the Merger). However, Capri has agreed that, if requested by Tapestry, Capri or its subsidiaries will become subject to, consent to or offer or agree to, or otherwise take any action with respect to, any such requirement, condition, limitation, understanding, agreement or order so long as such requirement, condition, limitation, understanding, agreement or order is only binding on Capri or its subsidiaries in the event the Closing occurs.
The parties have further agreed to use their reasonable best efforts to defend or contest, including through litigation or other means, any objection to, or actions challenging, the consummation of the transactions contemplated by the Merger Agreement and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by the Merger Agreement.
Tapestry will, acting reasonably and considering Capri’s views in good faith, be entitled to lead the strategy and course of action for seeking and obtaining all Required Regulatory Approvals, including but not limited to directing and unilaterally determining (i) any decision to pull and refile any governmental filing or voluntarily extend any waiting period or review period under the HSR Act or any other applicable regulatory law and (ii) any decision to enter into, and the contents of, any agreement (including a timing agreement) with any governmental entity to delay and not to consummate the transactions contemplated by the Merger Agreement (provided that at the time of entry into any timing or similar agreement, the term thereof would not reasonably be expected to extend beyond such time as would allow the parties sufficient time to consummate the Closing prior to the Outside Date).
Tax Matters
Capri has agreed (i) to use commercially reasonable efforts to consult with Tapestry with respect to, and keep Tapestry reasonably apprised of, (A) any reorganizations of the corporate structure of Capri and its subsidiaries or (B) any reorganizations, restructurings, transactions or other actions by or among Capri and its subsidiaries which have a substantial or principal objective relating to tax planning, including in respect of OECD Pillar Two, in the case of each of clauses (A) and (B), (I) which have a material tax impact, but (II) excluding (x) any items set forth in the

Capri disclosure letter and (y) any actions consistent with past practice and in the ordinary course of the tax compliance function of Capri and its subsidiaries (which we refer to collectively as “Tax Actions”), (ii) to consider in good faith any comments from Tapestry in respect of such Tax Actions, and (iii) if Tapestry reasonably objects to any such Tax Action on the basis that such Tax Action would materially increase the tax liability of Tapestry, Capri, or their respective subsidiaries after the Closing (or materially increase the risk of any material tax liability of Tapestry, Capri and their respective subsidiaries, including as a result of a tax audit, claim, or other proceeding after the Closing with respect to any taxable period (or portion thereof) ending on or before the Closing Date), not to, and to cause each of its subsidiaries not to, consummate such Tax Action unless Capri has received an opinion from a “Big-4” accounting firm or other nationally recognized accounting firm concluding that there is at least “more likely than not-level” support for the reporting position(s) with respect to such Tax Action.
Upon the written request of Tapestry and at Tapestry’s sole cost and expense, Capri has also agreed to consider in good faith any reasonable request by Tapestry that Capri and its subsidiaries make tax elections, implement restructuring transactions, or otherwise take actions, in each case, prior to the Closing, in furtherance of Tapestry’s integration and tax planning with respect to Capri and its subsidiaries; except that Capri is not required to make any tax election, implement any restructuring transaction, or otherwise take any action pursuant to this provision that Capri determines, in its discretion, exercised in good faith, not to make, implement, or take.
Other Covenants
The Merger Agreement contains other covenants, including those relating to access to information, takeover statutes, public announcements, stock exchange delisting and deregistration, matters related to Section 16 of the Exchange Act and further assurances.
Conditions to the Closing of the Merger
The respective obligations of each party to effect the Merger and other transactions contemplated by the Merger Agreement are subject to the satisfaction (or waiver by Tapestry, Merger Sub and Capri to the extent permitted by applicable law) of the following conditions:
•
the adoption of the resolution authorizing the Merger Agreement (including the Plan of Merger attached thereto) and approving the Merger and the other transactions contemplated by the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding Capri ordinary shares;

•
the absence of any law, order, injunction or timing agreement issued by any governmental entity of competent jurisdiction in certain applicable jurisdictions that has the effect of restraining, enjoining or otherwise prohibiting the consummation of the Merger (the “Absence of Illegality Condition”); and

•
the expiration or termination of the applicable waiting period applicable to the consummation of the Merger and other transactions contemplated by the Merger Agreement under the HSR Act and the completion, expiration, termination of all applicable filings, registrations, waiting periods and approvals under other specified applicable regulatory laws (the “Government Consent Condition”).

In addition, the obligation of Capri to effect the Merger and other transactions contemplated by the Merger Agreement is subject to the satisfaction (or waiver by Capri to the extent permitted by applicable law) of the following additional conditions:
•
the representations and warranties of Tapestry and Merger Sub relating to qualification, organization, corporate authority and finders and brokers being true and correct in all material respects as of the Closing (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date);

•
the other representations and warranties of Tapestry and Merger Sub set forth in the Merger Agreement (without giving effect to any qualification as to materiality) being true and correct as of the Closing (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date), except where any failures any such representation or warranty to be true and correct would not prevent or materially impair the ability of Tapestry or Merger Sub to consummate the transactions contemplated by the Merger Agreement, prior to the Outside Date;

•
Tapestry and Merger Sub having in all material respects performed all obligations and complied with all covenants required by the Merger Agreement to be performed or complied with by it prior to the Closing; and

•
the receipt by Capri of a certificate of Tapestry, dated as of the Closing Date and signed by its chief executive officer or chief financial officer, certifying to the effect that the conditions described in the preceding three bullets have been satisfied.

In addition, the obligations of Tapestry and Merger Sub to effect the Merger and other transactions contemplated by the Merger Agreement are subject to the satisfaction (or waiver by Tapestry and Merger Sub to the extent permitted by applicable law) of the following additional conditions:
•
the representations and warranties of Capri related to qualification, organization, certain matters of capitalization, corporate authority, financial advisor opinion, state takeover and anti-takeover laws, and finders and brokers being true and correct in all material respects as of Closing (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date);

•	the representations and warranties of Capri relating to the absence of certain changes being true and correct in all respects as of the Closing;
•
the representations and warranties of Capri relating to certain matters of capitalization being true and correct other than for de minimis inaccuracies as of the Closing (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date);

•
the other representations and warranties of Capri set forth in the Merger Agreement (without giving effect to any qualification as to materiality or Material Adverse Effect) being true and correct as of the Closing (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date), except where any failure of any such representation or warranty to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

•	Capri having in all material respects performed all obligations and complied with all covenants required by the Merger Agreement to be performed or complied with by it prior to the Closing;
•	no Material Adverse Effect with respect to Capri having occurred on or after the date of the Merger Agreement; and
•
the receipt by Tapestry of a certificate of Capri, dated as of the Closing Date and signed by its chief executive officer or chief financial officer, certifying to the effect that the conditions described in the preceding six bullets have been satisfied.

Termination of the Merger Agreement
The Merger Agreement may be terminated at any time prior to the Closing in the following ways (whether before or after any approval by Capri shareholders of the matters presented in connection with the Merger):
•	by mutual written consent of Capri and Tapestry;
•	by either Capri or Tapestry, subject to certain limitations, if:
•
the Closing has not occurred on or before August 10, 2024 (which we refer to as the “Outside Date”); provided that if on such date, the Government Consent Condition and/or the Absence of Illegality Condition shall not have been satisfied but all other conditions to Closing shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but provided that such conditions shall then be capable of being satisfied if the Closing were to take place on such date), then the Outside Date shall be automatically extended for one three-month period and such date shall become the Outside Date for purposes of the Merger Agreement; provided further that if on the date which is three months after the first anniversary of the date of the Merger Agreement, the Government Consent Condition and/or the Absence of Illegality Condition shall not have been satisfied but all other conditions to Closing have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but provided that such conditions shall then be capable of being satisfied if the Closing were to take place on such date), then the Outside Date shall be automatically further extended for one additional three-month period and such date as so extended shall become the Outside Date for purposes of the Merger Agreement; provided further that the right to terminate the Merger Agreement pursuant to this bullet shall not be available to any party whose failure to fulfill or perform any obligation or covenant under the Merger Agreement has been a principal cause of the failure of the transactions to be consummated by the Outside Date and such action or failure to act constitutes a material breach of the Merger Agreement (the “Outside Date Termination Right”);
•
a governmental entity of competent jurisdiction shall have issued a final, nonappealable order, injunction, decree or ruling in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Merger Agreement; provided that the right to terminate the Merger Agreement pursuant to this bullet shall not be available to any party whose failure to fulfill or perform any obligation or covenant under the Merger Agreement has been a principal cause of the issuance of such order, injunction, decree or ruling (the “Injunction Termination Right”); or

•
the Capri Shareholder Approval shall not have been obtained upon a vote taken thereon at the Capri Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof (the “Shareholder Approval Termination Right”).

•	by Capri, subject to certain limitations, if:
•
(i) Tapestry and/or Merger Sub breach, fail to perform or violate their respective covenants or agreements under the Merger Agreement or (ii) any of the representations and warranties of Tapestry or Merger Sub set forth in the Merger Agreement become inaccurate, in case of clause (i) or (ii) in a manner that would give rise to the failure of a condition set forth in the section entitled “—Conditions to the Closing of the Merger,” as applicable, and such breach, failure to perform, violation or inaccuracy is not capable of being cured by the Outside Date or, if capable of being cured by the Outside Date, is not cured by Tapestry or Merger Sub, as applicable, before the earlier of (x) the third business day immediately prior to the Outside Date and (y) the 45th calendar day following receipt of written notice from Capri of such breach, failure to perform, violation or inaccuracy; provided that Capri will not have the right to terminate the Merger Agreement pursuant to this paragraph if Capri is then in breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement which breach would give rise to the failure of a condition set forth in the section entitled “—Conditions to the Closing of the Merger,” as applicable; or

•
upon written notice to Tapestry, at any time prior to the receipt of the Capri Shareholder Approval, in accordance with the section entitled “—Non-Solicitation Covenant,” in order to accept a Superior Proposal and enter into an acquisition agreement providing for the consummation of such Superior Proposal; provided that Capri shall have (i) previously or concurrently paid the Termination Fee in accordance with the section entitled “—Termination Fee Payable by Capri,” and (ii) substantially concurrently with such termination, entered into an acquisition agreement with respect to such Superior Proposal (the “Superior Proposal Termination Right”).

•	by Tapestry, subject to certain limitations, if:
•
(i) Capri breaches, fails to perform or violates its covenants or agreements under the Merger Agreement or (ii) any of the representations and warranties of Capri set forth therein become inaccurate, in either case in a manner that would give rise to the failure of a condition described in the section entitled “—Conditions to the Closing of the Merger,” as applicable, and such breach, failure to perform, violation or inaccuracy is not capable of being cured by the Outside Date or, if capable of being cured by the Outside Date, is not cured by Capri before the earlier of (x) the third business day immediately prior to the Outside Date and (y) the 45th calendar day following receipt of written notice from Tapestry of such breach, failure to perform, violation or inaccuracy; provided that Tapestry will not have the right to terminate the Merger Agreement pursuant to this paragraph if Tapestry or Merger Sub is then in breach of any of its representations, warranties, covenants or agreements contained therein, which breach would give rise to the failure of a condition set forth the section entitled “—Conditions to the Closing of the Merger,” as applicable (the “Failure of Closing Conditions Termination Right”); or

•
prior to obtaining the Capri Shareholder Approval, (i) Capri’s Board shall have effected a Change of Recommendation or (ii) Capri has materially breached its obligations described in the section entitled “—Non-Solicitation Covenant” (the “Change of Recommendation Termination Right”).

Termination Fee Payable by Capri
Capri has agreed to pay to Tapestry a termination fee of $240 million in cash (which we refer to as the “Termination Fee”) if the Merger Agreement is validly terminated:
•	by Capri in accordance with the Superior Proposal Termination Right;
•	by Tapestry in accordance with the Change of Recommendation Termination Right; or
•
(A) by Tapestry or Capri in accordance with the Outside Date Termination Right or the Shareholder Approval Termination Right, or by Tapestry in accordance with the Failure of Closing Conditions Termination Right; (B) prior to the date of such termination, an Acquisition Proposal is made to the Capri Board, Capri’s management or Capri’s shareholders or otherwise becomes publicly known, or any person publicly proposes or announces an intention to make an Acquisition Proposal, and (C) within twelve (12) months of such termination, an Acquisition Proposal is consummated or a definitive agreement with respect to an Acquisition Proposal is entered into (and such Acquisition Proposal is subsequently consummated) (for purposes of this paragraph, references to “twenty percent (20%)” and “eighty percent (80%)” in the definition of Acquisition Proposal shall be deemed to be references to “fifty percent (50%)”).

Fees Payable by Tapestry
•
Tapestry has agreed to reimburse Capri on an indemnity basis for its reasonable and documented costs and expenses, including all fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement and the fees and expenses of counsel, accountants, investment bankers, experts and consultants, incurred by Capri in connection with the Merger Agreement and the transactions contemplated thereunder in an amount not to exceed a specified reimbursement cap if: (A) Capri terminates the Merger Agreement pursuant to the Outside Date Termination Right or the Injunction Termination Right or (B) Tapestry terminates the Merger Agreement pursuant to the Outside Date Termination Right or the Injunction Termination Right at a time when the Merger Agreement is terminable by Capri pursuant to those rights; and

•
either party terminates the Merger Agreement pursuant to the Outside Date Termination Right, and at the time of such termination, all of the conditions set forth in the section entitled “—Conditions to the Closing of the Merger” (other than conditions that are solely conditions with respect to Capri’s obligation to close) have been satisfied (or, if any such conditions are by their nature to be satisfied at the Closing, would have been capable of being satisfied on the date of such termination) or waived other than the conditions related to government consents and the absence of legal prohibitions.

Tapestry’s reimbursement obligation is subject to a cap of $30 million if the Merger Agreement is terminated on or prior to August 10, 2024, $40 million if the Merger Agreement is terminated after August 10, 2024 but on or prior to November 10, 2024 and $50 million if the Merger Agreement is terminated following November 10, 2024.
Specific Performance
The parties have agreed that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, would occur in the event that any of the provisions of the Merger Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties have agreed that each party is entitled to (i) an injunction or injunctions to prevent or remedy any breach or threatened breaches of the Merger Agreement by any other party, (ii) a decree or order of specific performance specifically enforcing the terms and provisions of the Merger Agreement, and (iii) any further equitable relief, in addition to any other remedy to which such party is entitled to under the terms of the Merger Agreement, at law or in equity.
Expenses
Except in limited circumstances, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereunder shall be paid by the party incurring such costs and expenses. Except as otherwise described under the section of this proxy statement entitled “— Exchange and Payment Procedures,” all transfer, documentary, sales, use, stamp, registration and other such taxes imposed with respect to or as a result of the transfer of Capri ordinary shares pursuant to the Merger will be borne by Tapestry or Merger Sub and expressly will not be a liability of holders of Capri ordinary shares.
Amendments and Waivers
Subject to applicable law, the Merger Agreement may be amended, modified and supplemented by written agreement of each of the parties thereto. At any time and from time to time prior to the Effective Time, either Capri, on the one hand, or Tapestry and Merger Sub, on the other hand, may, to the extent legally allowed and except as otherwise set forth in the Merger Agreement, (i) extend the time for the performance of any of the obligations or other acts of the other parties, as applicable, (ii) waive any inaccuracies in the representations and warranties made by the other parties contained therein or in any document delivered pursuant thereto and (iii) waive compliance with any of the agreements or conditions for their respective benefit contained herein. Any agreement on the part of Tapestry, Merger Sub or Capri to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of Tapestry or Capri, as applicable. No failure or delay by Capri, Tapestry or Merger Sub in exercising any right under the foregoing will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise of any other right thereunder.
Governing Law
The Merger Agreement is governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the law of any other state, provided that (i) the provisions of the BVI Act applicable to the authorization, effectiveness and effects of the Merger will apply to the Merger and (ii) the applicable law of the British Virgin Islands shall apply to the standard of conduct governing acts by Capri’s Board in connection with the Merger Agreement, including with respect to compliance with statutory and fiduciary duties.

PROPOSAL 2: THE COMPENSATION PROPOSAL
Under Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Capri is required to submit a proposal to Capri shareholders to approve, on an advisory (nonbinding) basis, the compensation that may be paid or become payable to Capri’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement. Such compensation is summarized and quantified in the section entitled “Proposal 1: Adoption of the Merger Agreement — Interests of Capri’s Executive Officers and Directors in the Merger.” The Board of Directors encourages you to review carefully the named executive officer Merger-related compensation information disclosed in this proxy statement. Accordingly, Capri is asking you to approve the following resolution:
RESOLVED, that the shareholders of Capri approve, on an advisory (nonbinding) basis, the compensation that will or may become payable to Capri’s named executive officers that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled “Proposal 1: Adoption of the Merger Agreement — Interests of Capri’s Executive Officers and Directors in the Merger — Quantification of Potential Payments and Benefits to Capri’s Named Executive Officers in Connection with the Merger.”
The vote on this Compensation Proposal is a vote separate and apart from the vote on the Merger Agreement Proposal. Accordingly, you may vote to approve the Merger Agreement Proposal and vote not to approve the Compensation Proposal and vice versa. Because the vote on the Compensation Proposal is advisory only, it will not be binding on Capri. Accordingly, if the Merger Agreement Proposal is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on this Compensation Proposal.
Required Vote
The affirmative vote of a majority of the votes of the Capri ordinary shares present virtually or represented by proxy at the Special Meeting and entitled to vote on the Compensation Proposal is required to approve, on an advisory (nonbinding) basis, the Compensation Proposal.
Assuming a quorum is present, (a) a failure to be represented by proxy or attend the Special Meeting will have no effect on the outcome of the Compensation Proposal, (b) abstentions will have the same effect as a vote “AGAINST” the Compensation Proposal and (c) “broker non-votes” (if any) will have no effect on the outcome of the Compensation Proposal. Capri ordinary shares represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If a Capri shareholder returns a signed proxy card without indicating voting preferences on such proxy card, the Capri ordinary shares represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Special Meeting, and all of such shares will be voted as recommended by the Board of Directors.
The Board of Directors unanimously recommends that you vote “FOR” the Compensation Proposal.

PROPOSAL 3: THE ADJOURNMENT PROPOSAL
We are asking you to approve a proposal to adjourn the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. If Capri shareholders approve the Adjournment Proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including soliciting proxies from Capri shareholders that have previously returned properly executed proxies voting against the Merger Agreement Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against the Merger Agreement Proposal such that the Merger Agreement Proposal would be defeated, we could adjourn the Special Meeting without a vote on the Merger Agreement Proposal and seek to convince the holders of those shares to change their votes to votes in favor of the Merger Agreement Proposal. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chairman of the Special Meeting.
Required Vote
The affirmative vote of a majority of the votes of the Capri ordinary shares present in virtually or represented by proxy at the Special Meeting and entitled to vote on the Adjournment Proposal is required for approval of the Adjournment Proposal.
Assuming a quorum is present, (a) a failure to be represented by proxy or attend the Special Meeting will have no effect on the outcome of the Adjournment Proposal, (b) abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal and (c) “broker non-votes” (if any) will have no effect on the outcome of the Adjournment Proposal. Capri ordinary shares represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If a Capri shareholder returns a signed proxy card without indicating voting preferences on such proxy card, the Capri ordinary shares represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Special Meeting, and all of such shares will be voted as recommended by the Board of Directors.
The Board of Directors unanimously recommends that you vote “FOR” the Adjournment Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our ordinary shares as of September 5, 2023 by:
•	each person known to us to beneficially own more than five percent of our outstanding ordinary shares based solely on our review of SEC filings,
•	each of our named executive officers,
•	each of our directors, and
•	all directors and executive officers as a group.
Beneficial ownership is based upon 116,138,350 Capri ordinary shares outstanding as of September 5, 2023, unless otherwise indicated in the footnotes to the table. In addition, Capri ordinary shares issuable upon exercise of share options or other derivative securities that are exercisable as of September 5, 2023 or will become exercisable within 60 days of September 5, 2023 are deemed outstanding for purposes of computing the percentage of the person holding such options or other derivative securities, but are not deemed outstanding for purposes of computing the percentage owned by any other person.
All of the ordinary shares listed in the table below are entitled to one vote per share, and each of the persons described below has sole voting power and sole investment power with respect to the shares set forth opposite his, her or its name, except as otherwise noted. Unless otherwise indicated, the address of each executive officer named in the table below is c/o Capri Holdings Limited, 11 West 42nd Street, New York, New York 10036, and the address of each director named in the table below is 90 Whitfield Street, 2nd Floor, London, United Kingdom W1T 4EZ.
Beneficial Owner	Ordinary Shares Beneficially Owned	Percent of Ordinary Shares Beneficially Owned
5% or More Shareholder
The Vanguard Group(1)	13,411,024	11.5%
BlackRock, Inc.(2)	11,503,519	9.9%
FMR LLC(3)	6,987,777	6.0%
Senvest Management, LLC(4)	6,828,785	5.9%
Named Executive Officers and Directors
John D. Idol(5)	2,508,326	2.2%
Thomas J. Edwards, Jr.(6)	170,692	*
Jenna Hendricks	43,392	*
Krista A. McDonough(7)	77,646	*
Daniel T. Purefoy(8)	—	*
Marilyn Crouther	6,071	*
Robin Freestone	16,245	*
Judy Gibbons	26,229	*
Mahesh Madhavan	1,063	*
Stephen F. Reitman	13,446	*
Jane Thompson	21,276	*
Jean Tomlin	22,272	*
All Executive Officers and Directors as a Group (13 persons)	2,925,718	2.5%
*	Represents beneficial ownership of less than one percent of Capri’s ordinary shares outstanding.
(1)
Based on Amendment No. 11 to the Schedule 13G filed with the SEC by The Vanguard Group (“Vanguard”) on February 9, 2023. The mailing address for Vanguard is 100 Vanguard Blvd, Malvern, Pennsylvania 19355. Vanguard may be deemed to have shared voting power with respect to 63,455 ordinary shares, sole dispositive power with respect to 13,213,895 ordinary shares and shared dispositive power with respect to 197,129 ordinary shares.

(2)
Based on the Schedule 13G filed with the SEC by BlackRock, Inc. (“BlackRock”) on January 25, 2023. The mailing address for BlackRock is 55 East 52nd Street, New York, New York 10022. BlackRock may be deemed to have sole voting power with respect to 11,144,550 ordinary shares and sole dispositive power with respect to 11,503,519 ordinary shares.

(3)
Based on Amendment No. 4 to the Schedule 13G filed with the SEC by FMR LLC (“FMR”) on July 10, 2023. The mailing address for FMR is 245 Summer Street, Boston, Massachusetts 02210. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer

of FMR. FMR may be deemed to have sole voting power with respect to 6,902,581 ordinary shares and sole dispositive power with respect to 6,987,777 ordinary shares, and Ms. Johnson may be deemed to have sole dispositive power with respect to 6,987,777 ordinary shares.
(4)
Based on Amendment No. 1 to the Schedule 13G filed with the SEC by Senvest Management, LLC (“Senvest”) on February 10, 2023. The mailing address for Senvest is 540 Madison Avenue, 32nd Floor, New York, New York 10022. These securities are held in the account of Senvest Master Fund, LP (the “Investment Vehicle”). Senvest may be deemed to beneficially own the securities held by the Investment Vehicle by virtue of Senvest’s position as investment manager of the Investment Vehicle. Richard Mashaal may be deemed to beneficially own the securities held by the Investment Vehicle by virtue of Mr. Mashaal’s status as the managing member of Senvest. Senvest and Mr. Mashaal may be deemed to have shared voting and dispositive power with respect to 6,828,785 ordinary shares.

(5)
For Mr. Idol, this amount includes 61,249 options to purchase ordinary shares that are vested and exercisable. This amount also includes 54,600 ordinary shares held by the Idol Family Foundation. Mr. Idol may be deemed to have beneficial ownership of the shares held by the Idol Family Foundation but does not have a pecuniary interest in such shares. This amount also includes 1,299,400 ordinary shares held by certain grantor retained annuity trusts (“GRATs”) established by Mr. Idol (as grantor) for the benefit of his children. Mr. Idol is not the trustee of the GRATs but may be deemed to have shared voting and dispositive power over the ordinary shares held by the GRATs, and therefore, may be deemed to have beneficial ownership over such ordinary shares.

(6)	For Mr. Edwards, this amount includes 12,250 options to purchase ordinary shares that are vested and exercisable.
(7)	For Ms. McDonough, this amount includes 11,785 options to purchase ordinary shares that are vested and exercisable.
(8)	Based on information available to Capri.

FUTURE SHAREHOLDER PROPOSALS
If the Merger is completed, we will have no public shareholders and there will be no public participation in any future meetings of Capri shareholders. However, if the Merger is not completed, Capri shareholders will continue to be entitled to attend and participate in shareholder meetings.
Capri will hold an annual meeting of shareholders in 2024, which we refer to as the “Capri 2024 annual meeting,” only if the Merger has not already been completed.
As described in our proxy statement for the 2023 annual meeting of shareholders, filed on June 15, 2023, Capri shareholders may submit proper proposals for inclusion in our proxy statement for the Capri 2024 annual meeting and for consideration at the Capri 2024 annual meeting by submitting their proposals to Capri at our principal executive offices, addressed to our Corporate Secretary, no later than February 16, 2024. Assuming that the Capri 2024 annual meeting is held no more than 30 days before, and no more than 70 days after, the anniversary date of Capri’s 2023 annual meeting of shareholders, shareholders who intend to present a proposal at the Capri 2024 annual meeting without inclusion of such proposal in our proxy materials or who intend to nominate a director are required to provide us with notice of such proposal or nomination no later than May 3, 2024 or earlier than April 4, 2024. In the event that the date of the Capri 2024 annual meeting is more than 30 days before, or more than 70 days after, such anniversary date, notice of any such proposal or director nomination must be provided to us no later than the later of the 90th day prior to the date of the Capri 2024 annual meeting or the 10th day following the first public announcement of the date of the meeting and no earlier than the close of business on the 120th day prior to the date of the Capri 2024 annual meeting. Additionally, shareholders must comply with other applicable requirements contained in Regulations 69, 70 and 71 of our memorandum and articles of association. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements contained in our memorandum and articles of association and applicable laws.
Additionally, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than Capri’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than June 3, 2024.

WHERE YOU CAN FIND MORE INFORMATION
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.
The following Capri filings with the SEC are incorporated by reference:
•	Capri’s Definitive Proxy Statement on Schedule 14A for the 2023 annual meeting of Capri shareholders, filed on June 15, 2023;
•	Capri’s Annual Report on Form 10-K for the fiscal year ended April 1, 2023, filed on May 31, 2023;
•	Capri’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2023, filed on August 10, 2023; and
•	Capri’s Current Reports on Form 8-K, in each case to the extent filed and not furnished with the SEC on August 4, 2023 and August 10, 2023.
We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials.
Capri is subject to the informational requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy and information statements and other information at https://sec.gov.
You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us:
Capri Holdings Limited
Attention: Corporate Secretary
90 Whitfield Street
2nd Floor
London, United Kingdom
W1T 4EZ
44 207 632 8600
In order for you to receive timely delivery of documents in advance of the Special Meeting, you must make such request by no later than [ ], 2023. Please note that all of our documents that we file with the SEC are also promptly available through our website at www.capriholdings.com. The information included on our website is not incorporated by reference into this proxy statement.
If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your Capri ordinary shares, please contact our proxy solicitor:
INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor
New York, New York 10022
Shareholders may call toll-free: (877) 800-5195
Banks and brokers may call collect: (212) 750-5833

MISCELLANEOUS
Capri has supplied all information relating to Capri, and Tapestry has supplied, and Capri has not independently verified, all of the information relating to Tapestry and Merger Sub contained in this proxy statement.
You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents that we incorporate by reference in this proxy statement in voting on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [ ], 2023. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to Capri shareholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

EXECUTION VERSION
Annex A
AGREEMENT AND PLAN OF MERGER

by and among

TAPESTRY, INC.,

SUNRISE MERGER SUB, INC.

and

CAPRI HOLDINGS LIMITED

dated as of

August 10, 2023

A-i

A-ii

Annex A	Certain Definitions

Annex B	Articles of Merger

Annex C	Plan of Merger
A-iii

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of August 10, 2023, is by and among Tapestry, Inc., a Maryland corporation (“Parent”), Sunrise Merger Sub, Inc., a British Virgin Islands business company limited by shares with BVI company number 2129509 incorporated under the laws of the territory of the British Virgin Islands and a wholly owned Subsidiary of Parent (“Merger Sub”), and Capri Holdings Limited, a British Virgin Islands business company limited by shares with BVI company number 524407 incorporated under the laws of the territory of the British Virgin Islands (the “Company”). All capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Annex A or as otherwise defined elsewhere in this Agreement, unless the context clearly provides otherwise. Parent, Merger Sub and the Company are each sometimes referred to herein as a “Party” and collectively, as the “Parties.”
RECITALS
WHEREAS, it is proposed that Merger Sub shall merge with and into the Company, with the Company surviving the merger as a wholly owned Subsidiary of Parent (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the BVI Business Companies Act (Revised Edition 2020) (as amended) (the “BVI Act”), pursuant to which each ordinary share, no par value, of the Company (“Company Ordinary Shares”) issued and outstanding immediately prior to the Effective Time, other than Dissenting Shares and Cancelled Shares, will be converted into the right to receive the Merger Consideration;
WHEREAS, the board of directors of the Company (the “Company Board of Directors”) have adopted resolutions unanimously (i) approving and authorizing the Company to execute and deliver this Agreement, the Plan of Merger and the other documents contemplated thereby, and approving the Merger and the other transactions contemplated by this Agreement (the “Transactions”), (ii) determining that the Merger and the other Transactions are advisable, fair to and in the best interests of the Company and its shareholders, (iii) recommending that the holders of Company Ordinary Shares (the “Company Shareholders”) adopt a resolution authorizing this Agreement and the Plan of Merger and approving the Merger and the Transactions (the “Company Board Recommendation”), and (iv) submitting this Agreement and the Plan of Merger to the Company Shareholders for their approval;
WHEREAS, the board of directors of each of Parent and Merger Sub have approved this Agreement and determined that this Agreement and the Transactions are advisable, fair to and in the best interests of, Parent and Merger Sub and their respective shareholder(s) and/or member(s); and
WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Transactions and also to prescribe various conditions to the Transactions.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:
ARTICLE I

THE MERGER
Section 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the relevant provisions of the BVI Act, at the Effective Time, Merger Sub shall be merged with and into the Company, and Merger Sub shall be struck off the BVI Register of Companies in accordance with the BVI Act. The Company will become a wholly owned Subsidiary of Parent and will continue as the surviving BVI business company in the Merger (the “Surviving Company”).
Section 1.2. Effect of the Merger. At the Effective Time, the effects of the Merger shall be as provided in this Agreement, the Articles of Merger, the Plan of Merger and the applicable provisions of the BVI Act.
Section 1.3. The Closing. The closing of the Merger (the “Closing”) shall take place by means of a virtual closing through electronic exchange of documents and signatures at 8:00 a.m., Eastern Time, on the third (3rd) Business Day after the satisfaction or, to the extent permitted by applicable Law, waiver of the last of the conditions set forth in Article VII to be satisfied or waived (other than any such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of such conditions at the Closing), unless another date or place is agreed to in writing by the Company and Parent. The date on which the Closing takes place is referred to as the “Closing Date.”

Section 1.4. Effective Time. Subject to the provisions of this Agreement, on the Closing Date, the Parties shall execute and file as a premium filing (as such term is used by the Registrar of Corporate Affairs of the British Virgin Islands (the “Registrar”)) articles of merger in substantially the form attached as Annex B hereto (the “Articles of Merger”), which will have attached to it, a plan of merger in substantially the form attached as Annex C hereto (the “Plan of Merger”) with the Registrar, and at the Closing, shall make any and all other filings or recordings required under the BVI Act in connection with the Merger (including the filing by Merger Sub’s registered agent of a letter confirming it has no objections to the Merger). The Merger shall become effective at such time as the Articles of Merger are duly registered by the Registrar, or at such other date or time as Parent and the Company shall agree in writing (subject to the requirements of the BVI Act) and shall specify in the Articles of Merger (the time the Merger becomes effective, the “Effective Time”).
Section 1.5. Governing Documents. Unless otherwise determined by Parent prior to the Effective Time, and by virtue of the Merger and pursuant to the Articles of Merger, but subject to, and without limiting, Section 6.4, the Company Governing Documents as in effect immediately prior to the Effective Time shall be amended and restated in their entirety in the form of the memorandum and articles of association of Merger Sub, as in effect immediately prior to the Effective Time, and as so amended and restated, shall be the memorandum and articles of association of the Surviving Company until thereafter changed or amended as provided therein or by applicable Law; provided that the name of the Surviving Company shall be “Capri Holdings Limited.”
Section 1.6. Officers and Directors. Unless otherwise determined by Parent prior to the Effective Time, the officers of Merger Sub immediately prior to the Effective Time, from and after the Effective Time, shall be the initial officers of the Surviving Company. The directors of Merger Sub immediately prior to the Effective Time, from and after the Effective Time, shall be the initial directors of the Surviving Company.
ARTICLE II

TREATMENT OF SECURITIES
Section 2.1. Treatment of Securities.
(a) The Merger. At the Effective Time by virtue of the Merger and without any action on the part of the holder thereof:
(i) Each Company Ordinary Share issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares or Cancelled Shares) shall be converted into the right to receive $57.00 in cash, without interest (the “Merger Consideration”). From and after the Effective Time, all Company Ordinary Shares (other than any Dissenting Shares or Cancelled Shares) shall as a result of the conversion cease to be issued and outstanding and shall be cancelled and shall cease to exist, and each holder of a valid certificate or certificates which immediately prior to the Effective Time represented any such Company Ordinary Shares (each, a “Certificate”) or evidenced by way of book-entry in the register of members of the Company immediately prior to the Effective Time (each, a “Book-Entry Share”) shall thereafter cease to have any rights with respect to such Company Ordinary Shares, except the right to receive the applicable Merger Consideration upon the surrender of such Company Ordinary Shares in accordance with Section 2.2.
(ii) Each Company Ordinary Share issued and outstanding immediately prior to the Effective Time that is owned or held in treasury by the Company or is owned by Parent or any of its direct or indirect Subsidiaries shall be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor (collectively, the “Cancelled Shares”).
(iii) Each ordinary share of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically converted into and become one validly issued, fully paid and nonassessable ordinary share, no par value, of the Surviving Company.
(b) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, and only to the extent available under the BVI Act, if a holder of Company Ordinary Shares (a “Dissenting Shareholder”) properly demands in writing, and does not withdraw or lose, its dissenters’ rights for such Company Ordinary Shares, in accordance with Section 179 of the BVI Act (the “Dissenting Shares”) and otherwise complies with all provisions of the BVI Act relevant to the exercise and perfection of dissenters’ rights, then the Dissenting Shareholder shall be entitled to receive an amount for such Dissenting Shares calculated in accordance with

Section 179 of the BVI Act (the “Dissenter Consideration”). For the avoidance of doubt, from and after the Effective Time, the Dissenting Shares will automatically be cancelled as a result of the Merger and will cease to exist or be outstanding and each shareholder who has properly exercised such dissenters’ rights will cease to be a member or shareholder of the Company (and will not be a member or shareholder of the Surviving Company) and will not have any rights of a shareholder of the Company or the Surviving Company with respect to the Dissenting Shares (including any right to receive such holder’s portion of the Merger Consideration), except the right to receive payment of the Dissenter Consideration, unless, after the Effective Time, such holder fails to perfect or withdraws or otherwise loses his, her or its right to dissent, in which case the Dissenting Shares will only have the right to receive the Merger Consideration, without interest thereon, upon surrender of the Certificates, if any, in accordance with this Article II.
(c) Adjustment to Merger Consideration. The Merger Consideration shall be adjusted appropriately, without duplication, to reflect the effect of any division or combination of shares, share dividend (including any dividend or distribution of securities convertible into Company Ordinary Shares), reorganization, recapitalization, reclassification, exchange of shares or other like change with respect to the number of Company Ordinary Shares outstanding after the date hereof and prior to the Effective Time. Nothing in this Section 2.1(c) shall be construed to permit the Company or Parent to take any action with respect to its securities that is prohibited by the terms of this Agreement.
Section 2.2. Payment for Securities; Surrender of Certificates.
(a) Exchange Fund. Prior to the Effective Time, Parent shall designate a national or international bank or trust company reasonably acceptable to the Company to act as the exchange agent in connection with the Merger (the “Exchange Agent”). The Exchange Agent shall also act as the agent for the Company Shareholders for the purpose of receiving and holding their Certificates and shall obtain no rights or interests in the shares represented thereby. At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Exchange Agent cash in immediately available funds in an amount sufficient to pay the Merger Consideration in accordance with Section 2.1(a) (such cash amounts, the “Exchange Fund”), in each case, for the sole benefit of the holders of Company Ordinary Shares. Parent shall cause the Exchange Agent to make, and the Exchange Agent shall make, delivery of the Merger Consideration of the Exchange Fund in accordance with this Agreement. The Exchange Fund shall not be used for any purpose that is not expressly provided for in this Agreement. The Exchange Fund shall be invested by the Exchange Agent as reasonably directed by Parent; provided, however, that any investment of such cash shall in all events be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government, and that no such investment or loss thereon shall affect the amounts payable to holders of Company Ordinary Shares (other than Dissenting Shares and Cancelled Shares) pursuant to this Article II; provided, further, that following any losses from any such investment, Parent shall promptly provide additional funds to the Exchange Agent for the benefit of the holders of Company Ordinary Shares at the Effective Time in the amount of such losses, which additional funds shall be deemed to be part of the Exchange Fund. Any interest and other income resulting from such investments shall be paid to Parent.
(b) Procedures for Surrender.
(i) Company Ordinary Share Certificates. Promptly after the Effective Time, and in any event within two (2) Business Days following the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a Certificate and whose Company Ordinary Shares were converted pursuant to Section 2.1 into the right to receive the Merger Consideration (A) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof and, if reasonably required by Parent, an indemnity bond) to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify and (B) customary instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu thereof and, if reasonably required by Parent, an indemnity bond) in exchange for payment of the Merger Consideration into which such Company Ordinary Shares have been converted pursuant to Section 2.1. Upon surrender of a Certificate (or an affidavit of loss in lieu thereof and, if reasonably required by Parent, an indemnity bond) for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the applicable Merger Consideration pursuant to the provisions of this

Article II for each Company Ordinary Share formerly represented by such Certificate, and the Certificate (or affidavit of loss in lieu thereof and, if reasonably required by Parent, an indemnity bond) so surrendered shall be forthwith cancelled. The Exchange Agent shall accept such Certificates (or affidavits of loss in lieu thereof and, if reasonably required by Parent, an indemnity bond) upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition precedent of payment that (x) the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and (y) the Person requesting such payment shall have paid any Transfer Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of Parent that such Tax either has been paid or is not required to be paid.
(ii) Book-Entry Shares. Any holder of any Book-Entry Shares whose Company Ordinary Shares were converted pursuant to Section 2.1 into the right to receive the Merger Consideration shall not be required to deliver a Certificate or an executed letter of transmittal to the Exchange Agent to receive the Merger Consideration. In lieu thereof, each registered holder of one or more Book-Entry Shares shall automatically upon the Effective Time be entitled to receive, and Parent shall cause the Exchange Agent to pay and deliver as promptly as reasonably practicable after the Effective Time, and in any event within two (2) Business Days following the Effective Time, the applicable Merger Consideration pursuant to the provisions of this Article II for each Company Ordinary Share formerly represented by such Book-Entry Share, and the Book-Entry Share so exchanged shall be forthwith cancelled. Payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to the person in whose name such Book-Entry Shares are registered.
(iii) No Interest. No interest shall be paid or accrue on any portion of the Merger Consideration payable upon surrender of any Certificate (or affidavit of loss in lieu thereof in accordance with Section 2.2(e)) or in respect of any Book-Entry Share.
(c) Transfer Books; No Further Ownership Rights in Company Ordinary Shares. At the Effective Time, the register of members of the Company shall be closed and thereafter there shall be no further registration of transfers of Company Ordinary Shares on the records of the Company. Until surrendered as contemplated by this Section 2.2, each Company Ordinary Share (other than any Dissenting Shares or Cancelled Shares) shall be deemed at any time after the Effective Time to represent only the right to receive the applicable Merger Consideration as contemplated by this Article II. If, after the Effective Time, a Certificate is presented to Parent for any reason, they shall be cancelled and exchanged as provided in this Agreement.
(d) Termination of Exchange Fund; No Liability. At any time following the first (1st) anniversary of the Effective Time, Parent shall be entitled to require the Exchange Agent to deliver to it any funds (including any interest received with respect thereto) remaining in the Exchange Fund that have not been disbursed, or for which disbursement is pending subject only to the Exchange Agent’s routine administrative procedures, to holders of Company Ordinary Shares (other than any Dissenting Shares or Cancelled Shares), and thereafter such holders shall be entitled to look only to Parent (subject to abandoned property, escheat or similar Laws) as general creditors thereof with respect to the applicable Merger Consideration payable upon due surrender of their Certificates (or affidavit of loss in lieu thereof in accordance with Section 2.2(e)) and compliance with the procedures in Section 2.2(a), without any interest thereon. Notwithstanding the foregoing, none of Parent, the Company, Merger Sub, the Surviving Company or the Exchange Agent shall be liable to any holder of Company Ordinary Shares for any Merger Consideration or other amounts delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.
(e) Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof and, if reasonably required by Parent, an indemnity bond, the applicable Merger Consideration payable in respect thereof pursuant to Section 2.1.
Section 2.3. Treatment of Company Equity Awards.
(a) At the Effective Time, each Company Option with a per share exercise price equal to or in excess of the Merger Consideration and that is outstanding and unexercised immediately prior to the Effective Time shall, without any action on the part of Parent, the Company or the holder thereof, cease to represent a right to acquire

Company Ordinary Shares and shall be assumed and converted automatically into an option to purchase the number of shares of Parent Common Stock (each, an “Adjusted Option”) equal to the product obtained by multiplying (x) the number of Company Ordinary Shares subject to the Company Option immediately prior to the Effective Time, by (y) the Conversion Ratio, with any fractional shares rounded down to the nearest whole share. Each Adjusted Option shall have an exercise price per share of Parent Common Stock equal to (i) the per share exercise price for Company Ordinary Shares subject to the corresponding Company Option immediately prior to the Effective Time divided by (ii) the Conversion Ratio, rounded up to the nearest whole cent. Each Adjusted Option shall otherwise be subject to the same terms and conditions applicable to the corresponding Company Option under the applicable Company Equity Plan and the agreements evidencing grants thereunder, including vesting terms and terms related to the treatment upon termination of employment.
(b) At the Effective Time, each Company Option with a per share exercise price that is less than the Merger Consideration and that is outstanding and unexercised immediately prior to the Effective Time shall, without any action on the part of Parent, the Company or the holder thereof, be cancelled, with the holder of such Company Option becoming entitled to receive, in full satisfaction of the rights of the holder with respect thereto, an amount in cash equal to the product obtained by multiplying (i) the number of Company Ordinary Shares subject to such Company Option as of immediately prior to the Effective Time, by (ii) the excess of the Merger Consideration over the per share exercise price applicable to the Company Option.
(c) At the Effective Time, each Company RSU that is outstanding immediately prior to the Effective Time and that is held by a non-employee director of the Company will vest as of the Effective Time and shall, without any action on the part of Parent, the Company or the holder thereof, be cancelled, with the holder of such Company RSU becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, the Merger Consideration in respect of each Company Ordinary Share subject to such Company RSU immediately prior to the Effective Time.
(d) Except as set forth on Section 2.3(d) of the Company Disclosure Letter, at the Effective Time, each Company RSU (other than any Company RSU covered by Section 2.3(c)) that is outstanding immediately prior to the Effective Time shall, without any action on the part of Parent, the Company or the holder thereof, be assumed and converted automatically into a restricted stock unit award with respect to a number of shares of Parent Common Stock (each, an “Adjusted RSU”) equal to the product obtained by multiplying (i) the total number of Company Ordinary Shares subject to the Company RSU immediately prior to the Effective Time by (ii) the Conversion Ratio, with any fractional shares rounded to the nearest whole share. Each Adjusted RSU shall otherwise be subject to the same terms and conditions applicable to the corresponding Company RSU under the applicable Company Equity Plan and the agreements evidencing grants thereunder, including vesting terms and terms related to the treatment upon termination of employment.
(e) At the Effective Time, each Company PSU that is outstanding immediately prior to the Effective Time shall, without any action on the part of Parent, the Company or the holder thereof, fully vest and be cancelled in consideration for the right to receive the Merger Consideration with respect to the number of Company Ordinary Shares equal to the number of Company Ordinary Shares subject to such Company PSU immediately prior to the Effective Time (with such number of Company Ordinary Shares determined based on (i) actual performance as determined by the Compensation and Talent Committee of the Company Board of Directors for any fully completed measurement period or performance period, as applicable, ended prior to the Effective Time to the extent the Compensation and Talent Committee of the Company Board of Directors can reasonably determine the level of achievement of performance for such completed measurement period or performance period, as applicable, prior to the Effective Time, and (ii) target performance for any measurement period or performance period, as applicable, for which performance has not previously been determined as provided in clause (i)).
(f) Parent shall cause the Company or the Company Subsidiaries to pay through the payroll system of the Surviving Company or one of its Subsidiaries (to the extent applicable) to each holder of a Company Option, Company RSU or Company PSU the amounts due to such holder under Section 2.3(b), Section 2.3(c), Section 2.3(d) and Section 2.3(e), as applicable, without interest and less such amounts as are required to be withheld or deducted under applicable Law with respect to the making of such payment, as promptly as practicable (but no later than two (2) Business Days) following the Effective Time; provided that the Merger

Consideration with respect to any Company Equity Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code shall be paid at the earliest time permitted under the terms of such award that will not result in the application of a Tax or penalty under Section 409A of the Code.
(g) Parent shall file or cause to be filed with the SEC, no later than the date on which the Effective Time occurs, a registration statement on a Form S-8 (or any successor form or other appropriate form, including a Form S-1 or Form S-3) relating to the shares of Parent Common Stock issuable with respect to the Adjusted Options and Adjusted RSUs. Parent shall use reasonable best efforts to maintain the effectiveness of such registration statement or statements (and maintain the current status of the prospectuses or prospectuses contained therein) for so long as such awards remain outstanding.
(h) Prior to the Effective Time, the Company shall take all actions and adopt all such resolutions as are necessary to effectuate the treatment of the Company Equity Awards as contemplated by this Section 2.3.
Section 2.4. Withholding. Each of the Company, Parent, Merger Sub, the Surviving Company and the Exchange Agent (without duplication) shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement any amounts as are required to be withheld or deducted with respect to such payment under the Code, or any other applicable state, local or non-U.S. Law. To the extent that amounts are so deducted or withheld, (a) such deducted or withheld amounts shall be remitted to the appropriate Governmental Entity in accordance with applicable Law and (b) any such deducted or withheld amounts so remitted shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made. If Parent or Merger Sub determines that it or any of its affiliates, permitted successors or assigns is required to deduct or withhold any amount from any payment hereunder (other than any backup withholding under Section 3406 of the Code (or a similar provision of state, local or foreign Law) or any withholding in respect of Company Equity Awards covered by Section 2.3) or in connection with the transactions contemplated hereby, then Parent or Merger Sub, as applicable, shall provide notice to the Company of the intent to deduct or withhold such amount and the basis for such deduction or withholding as promptly as reasonably practicable, and the parties shall, and shall cause their applicable affiliates, permitted successors and assigns to, reasonably cooperate with one another in order to eliminate or reduce any such deduction or withholding, including providing a reasonable opportunity for the applicable payee to provide forms or other evidence that would mitigate, reduce or eliminate such deduction or withholding.
Section 2.5. Further Assurances. If at any time before or after the Effective Time, Parent or the Company reasonably believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary to consummate the Merger or to carry out the purposes and intent of this Agreement at or after the Effective Time, then Parent, Merger Sub, the Company and the Surviving Company and their respective officers and directors shall execute and deliver all such instruments, deeds, assignments or assurances and do all other things reasonably necessary to consummate the Merger and to carry out the purposes and intent of this Agreement, but in each case subject to the terms and conditions of this Agreement.
ARTICLE III

REPRESENTATIONS AND
WARRANTIES OF THE COMPANY
Except as disclosed in (x) any Company SEC Documents filed or furnished by the Company with the SEC and publicly available prior to the date of this Agreement (but excluding any predictive, cautionary or forward looking disclosures contained under the captions “risk factors,” “forward looking statements” or any similar predictive or precautionary sections; provided that nothing set forth or disclosed in any such Company SEC Documents will be deemed to modify or qualify the representations and warranties set forth in Section 3.2, Section 3.3 and Section 3.8(a)) or (y) the applicable section of the disclosure letter delivered by the Company to Parent immediately prior to the execution of this Agreement (the “Company Disclosure Letter”) (it being understood that any information set forth in one section or subsection of the Company Disclosure Letter shall be deemed to apply to and qualify (or, as applicable, a disclosure for purposes of) the representation and warranty set forth in this Agreement to which it corresponds in number and, whether or not an explicit reference or cross-reference is made, each other representation and warranty set forth in this Article III for which it is reasonably apparent on its face that such information is relevant to such other section), the Company represents and warrants to Parent and Merger Sub as set forth below.

Section 3.1. Qualification, Organization, Subsidiaries, etc.
(a) The Company is a legal entity duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company’s Subsidiaries is a legal entity duly organized or incorporated (as applicable) and validly existing under the Laws of its respective jurisdiction of organization or incorporation (as applicable). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company and the Company’s Subsidiaries has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of the Company and the Company’s Subsidiaries is qualified to do business and, where relevant, is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or, where relevant, in good standing, has not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has filed with the SEC, prior to the date hereof, a complete and accurate copy of the Company Governing Documents as amended to the date hereof. The Company Governing Documents are in full force and effect and the Company is not in violation of the Company Governing Documents. The Company has made available to Parent prior to the date hereof complete and accurate copies of the certificates of incorporation, bylaws, certificate(s) of change of name, certificate(s) of merger and memorandum and articles of association, or equivalent organizational or governing documents, of and each of the Company’s “significant subsidiaries” within the meaning of Rule 1-02 of Regulation S-X of the SEC, each as currently in effect.
(b) All the issued and outstanding ordinary shares of, or other equity interests in, each Company Subsidiary have been validly issued and are fully paid and nonassessable and are wholly owned, directly or indirectly, by the Company free and clear of all Liens, other than Permitted Liens. Section 3.1(b) of the Company Disclosure Letter sets forth, as of the date hereof, (i) an organizational chart which shows the name and jurisdiction of incorporation of each Company Subsidiary, (ii) the percentage of interests held, directly or indirectly, by the Company in each Company Subsidiary and (iii) the names and the type of and percentage of interests held by any Person other than the Company or a Company Subsidiary in each Company Subsidiary.
Section 3.2. Capitalization.
(a) As of the date hereof, the Company is authorized to issue up to 650,000,000 ordinary shares, each of no par value. As of August 7, 2023 (the “Company Capitalization Date”), (A) 116,138,350 Company Ordinary Shares were issued and outstanding (not including shares held in treasury), (B) 109,627,881 Company Ordinary Shares were held in the Company’s treasury, (C) Company Options covering 191,967 Company Ordinary Shares were outstanding, (D) Company RSUs covering 3,921,056 Company Ordinary Shares were outstanding, (E) Company PSUs covering 368,932 Company Ordinary Shares were outstanding (assuming achievement of the applicable performance goals at the target level), and (F) 4,138,694 Company Ordinary Shares were reserved for issuance but not yet granted pursuant to the Company Equity Plan. All the outstanding Company Ordinary Shares are, and all Company Ordinary Shares reserved for issuance as described above shall be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.
(b) Section 3.2(b) of the Company Disclosure Letter sets forth a true and complete list, as of the Company Capitalization Date, of (i) each Company Equity Award, (ii) the name or employee identification number of the Company Equity Award holder, (iii) the number of Company Ordinary Shares underlying each Company Equity Award (assuming that applicable performance metrics in respect of the Company PSUs are achieved at “target” levels), (iv) the date on which the Company Equity Award was granted, (v) the ordinary vesting schedule with respect to the Company Equity Award, (vi) the exercise price of each Company Option, and (vii) the expiration date of each Company Option.
(c) Except as set forth in Section 3.2(a) and Section 3.2(b), and other than the Company Ordinary Shares that have become outstanding after the Company Capitalization Date that were reserved for issuance under the Company Equity Plan and issued in accordance with the terms of the Company Equity Plan and applicable Company Equity Award, in each case in effect as of the date hereof: (i) the Company does not have any ordinary shares or other equity or equity-based interests issued or outstanding and (ii) there are no outstanding subscriptions, options, phantom equity rights, share appreciation, restricted share unit awards, warrants, puts, calls, exchangeable or convertible securities or other similar rights or agreements or any other Contract to which the Company or any Company Subsidiary is a party or is otherwise bound obligating the Company or any Company Subsidiary (other than transactions solely among wholly owned Company Subsidiaries and/or the Company) to (A) issue, transfer or sell, or make any payment with respect to, any ordinary shares or other equity interests of the Company or any Company Subsidiary or securities convertible into, exchangeable for or exercisable for such shares or equity interests, (B) grant, extend or enter into any such subscription, option, warrant, put, call, exchangeable or convertible securities or other similar right or agreement or (C) redeem or otherwise acquire any ordinary shares or other equity interests. Except as set forth in Section 3.2(a) and Section 3.2(b), and other than the Company Ordinary Shares that have become outstanding after the Company Capitalization Date that were reserved for issuance under the Company Equity Plan and issued in accordance with the terms of the Company Equity Plan and applicable Company Equity Award, in each case in effect as of the date hereof, there are no outstanding subscriptions, options, phantom equity rights, share appreciation, restricted share unit awards, warrants, puts, calls, exchangeable or convertible securities or other similar rights or agreements or any other Contract to which the Company or any Company Subsidiary is a party or is otherwise bound obligating the Company or any Company Subsidiary (other than transactions solely among wholly owned Company Subsidiaries and/or the Company) to make any investment (in the form of a loan, capital contribution or similar form) in any Company Subsidiary that is not wholly owned or in any other Person. There are no outstanding obligations of the Company nor, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, any Company Subsidiary (other than in respect of transactions solely among wholly owned Company Subsidiaries and/or the Company) (1) restricting the transfer of, (2) affecting the voting rights of, (3) requiring the repurchase, redemption or disposition of, or containing any right of first refusal, right of first offer or similar right with respect to, (4) requiring the registration for sale of or (5) granting any preemptive or anti-dilutive rights with respect to, any ordinary shares or other equity interests of the Company or any Company Subsidiary.
(d) Neither the Company nor any Company Subsidiary has outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the Company Shareholders on any matter.
Section 3.3. Corporate Authority.
(a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions, including the Merger. The execution and delivery of this Agreement, the performance of the Company’s obligations under this Agreement, and the consummation of the Transactions have been duly and validly authorized by the Company Board of Directors and no other corporate proceedings (pursuant to the Company Governing Documents or otherwise) on the part of the Company are necessary to authorize the performance of the Company’s obligations under this Agreement or the consummation of, and to consummate, the Transactions, except, with respect to the Merger, the receipt of the Company Shareholder Approval and the filing of the Articles of Merger and Plan of Merger with the Registrar.
(b) The affirmative vote of the holders of a majority of the outstanding Company Ordinary Shares entitled to vote thereon (the “Company Shareholder Approval”) authorizing this Agreement and the Plan of Merger and approving the Merger and the Transactions is the only vote of the Company Shareholders necessary to approve the Merger and the Transactions.
(c) On or prior to the date hereof, the Company Board of Directors has adopted resolutions unanimously (i) approving and authorizing the Company to execute and deliver this Agreement, the Articles of Merger, the Plan of Merger and the other documents contemplated thereby, and approving the Merger and the Transactions, (ii) determining that the Merger and the other Transactions are advisable, fair to and in the best interests of the Company and its shareholders, (iii) recommending that the Company Shareholders adopt a resolution authorizing this Agreement and the Plan of Merger and approving the Merger and the Transactions and (iv) submitting this Agreement and the Plan of Merger to the holders of Company Ordinary Shares for their approval. None of the foregoing actions by the Company Board of Directors has been rescinded or modified in any way as of the entry into this Agreement.
(d) This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that

(i) such enforcement may be subject to applicable bankruptcy, insolvency, examinership, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Limitations”).
Section 3.4. Governmental Consents; No Violation.
(a) Other than in connection with or in compliance with (i) the BVI Act, (ii) the filing of the Proxy Statement with the SEC and any amendments or supplements thereto and the mailing of the Proxy Statement, (iii) the Securities Act, (iv) the Exchange Act, (v) applicable state, federal or foreign securities, takeover and “blue sky” Laws, (vi) the HSR Act and any other requisite authorizations, consents, orders, licenses, permits, registrations, declarations, notices, filings, clearances or approvals under any other applicable requirements of other Regulatory Laws and (vii) any applicable rules, regulations or requirements of the NYSE, and subject to the accuracy of Parent’s and Merger Sub’s representations and warranties set forth in this Agreement, no authorization, permit, notification to, consent or approval of, or filing with, any Governmental Entity is required, under applicable Law, for the consummation by the Company of the Transactions, except for such authorizations, consents, orders, licenses, permits, approvals, registrations, declarations, notices and filings that are not required to be made or obtained prior to the consummation of such transactions or that the failure to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b) The execution and delivery by the Company of this Agreement do not, and, subject to the receipt of the Company Shareholder Approval and except as described in Section 3.4(a), the consummation of the Transactions and performance and compliance with the provisions hereof will not, (i) in each case excluding Company Leases, conflict with or result in any violation or breach of, or default or change of control (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, modification, cancellation, or acceleration of any obligation or to the loss of a benefit under any Material Contract binding upon the Company or any Company Subsidiary or to which any of them are a party or by or to which any of their respective properties or assets are bound, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary, other than Permitted Liens, (ii) conflict with or result in any violation of any provision of the Company Governing Documents or (iii) conflict with or violate any Laws applicable to the Company or any Company Subsidiary or any of their respective properties or assets, other than in the case of each of clauses (i) and (iii), any such violation, breach, conflict, default, termination, modification, cancellation, acceleration, right, loss or Lien that has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.5. SEC Reports and Financial Statements.
(a) Since April 3, 2022, the Company has timely filed or furnished all forms, documents and reports required to be filed or furnished by it with the SEC (such forms, statements, schedules, documents and reports, the “Company SEC Documents”). As of their respective filing dates or, if amended prior to the date hereof, as of the date of (and giving effect to) the last such amendment, the Company SEC Documents complied in all material respects with the applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Company SEC Documents contained (or with respect to the Company SEC Documents filed after the date hereof, will contain) any untrue statement of a material fact or omitted (or with respect to the Company SEC Documents filed after the date hereof, will omit) to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No Company Subsidiary is required to file any forms, reports or other documents with the SEC.
(b) The audited consolidated financial statements and the unaudited consolidated interim financial statements (including, in each case, all related notes and schedules) of the Company and its consolidated Subsidiaries included or incorporated by reference in the Company SEC Documents when filed or, if amended prior to the date hereof, as of the date of (and giving effect to) the last such amendment, fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited quarterly financial statements, to normal year-end audit adjustments and any other adjustment described therein, including the notes thereto, permitted by the rules and regulations of the SEC) in conformity with United States Generally Accepted Accounting Principles (“GAAP”) applied on a consistent basis during the periods involved (subject, in the case of the unaudited quarterly financial statements, to normal year-end audit adjustments and any other adjustment described therein, including the notes thereto, permitted by the rules and regulations of the SEC).
(c) Except as would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, (i) the Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, (ii) each required form, report and document containing financial statements that has been filed with or submitted to the SEC was accompanied by any certifications required to be filed or submitted by the Company’s principal executive officer and principal financial officer pursuant to the Sarbanes-Oxley Act and, at the time of filing or submission of each such certification, such certification complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act. In the past three years, as of the entry into this Agreement, to the Company’s knowledge, neither the Company nor any of its executive officers has received written notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.
(d) Neither the Company nor any Company Subsidiary is a party to, or has any Contract to become a party to, any joint venture, off-balance sheet partnership or any similar Contract, including any Contract relating to any transaction or relationship between or among the Company or any Company Subsidiary, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any off-balance sheet arrangements (as defined in Item 303(a) of Regulation S-K of the SEC), in any such case, where the purpose of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company in the Company’s published financial statements or any Company SEC Documents.
Section 3.6. Internal Controls and Procedures. The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. Based on its most recent evaluation of internal controls over financial reporting prior to the date hereof, management of the Company has disclosed to the Company’s auditors and the audit committee of the Company Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting, (ii) any fraud, whether or not material, that involves management or other employees involved in financial reporting and (iii) any claim or allegation regarding any of the foregoing. Since April 3, 2022, neither the Company nor any Company Subsidiary has received any material, unresolved complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls.
Section 3.7. No Undisclosed Liabilities. Neither the Company nor any Company Subsidiary has any liabilities of any nature, whether or not accrued, contingent, absolute or otherwise, except for (a) liabilities that are reflected or reserved against on the audited consolidated balance sheet of the Company and the Company Subsidiaries included in its Annual Report on Form 10-K for the annual period ended April 1, 2023 (including any notes thereto), (b) liabilities arising in connection with the transactions contemplated hereby or in connection with obligations under existing Contracts or applicable Law, (c) liabilities incurred or which have been discharged or paid in full, in each case, in the ordinary course of business since April 1, 2023 (other than any liability for any material breaches of Contracts), (d) liabilities expressly required or contemplated by this Agreement and (e) liabilities which have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.8. Absence of Certain Changes or Events.
(a) From April 1, 2023 through the entry into this Agreement, there has not occurred any Effect that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b) From April 1, 2023 through the entry into this Agreement, except to the extent it relates to the events giving rise to and the discussion and negotiation of this Agreement and the Transactions, the businesses of the Company and the Company Subsidiaries have been conducted in all material respects in the ordinary course of business consistent with past practice.
Section 3.9. Compliance with Law; Permits.
(a) The Company and each Company Subsidiary are and have been since March 28, 2020 in compliance with any Laws (including Environmental Laws and employee benefits and labor Laws) applicable to the Company or such Company Subsidiary or any of their respective properties or assets, except where such non-compliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b) The Company and the Company Subsidiaries hold, and at all relevant times since March 28, 2020 have held, all franchises, grants, authorizations, licenses, permits, certificates, easements, variances, exemptions, approvals, registrations and clearances of any Governmental Entity or pursuant to any applicable Law necessary for the Company and the Company Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the “Company Permits”), except where the failure to have any of the Company Permits has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) all Company Permits are in full force and effect, no default (with or without notice, lapse of time or both) has occurred under any such Company Permit, and none of the Company or any Company Subsidiary has received any written notice from any Governmental Entity threatening to suspend, revoke, withdraw or modify any such Company Permit, or (ii), taken any action which could result in the Company’s or any Company Subsidiary’s liability pursuant to Italian Legislative Decree no. 231/2001.
(d) In the past five (5) years, none of the Company or any Company Subsidiary, or, to the Company’s Knowledge, any of the Company’s or the Company Subsidiaries’ respective Representatives or any other third party acting on behalf of the Company or any Company Subsidiary, has directly or indirectly (A) taken any action in violation of any applicable Anti-Corruption Law, or (B) offered, authorized, provided or given any payment or thing of value to any Person, including a “foreign official” (as defined by the FCPA), for the purpose of influencing any act or decision of such Person to unlawfully obtain or retain business or other advantage.
(e) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, in the past five (5) years, (i) none of the Company or any Company Subsidiary has been subject to any actual, pending, or, to the Company’s Knowledge, threatened civil, criminal, or administrative actions, suits, demands, claims, whistleblower reports, Actions, settlements or enforcement actions or, to the Company’s Knowledge, investigations (internal or external), or made any voluntary disclosures to any Governmental Entity, involving the Company or any Company Subsidiary in any way relating to applicable Anti-Corruption Laws or, (ii) any applicable provisions of Italian Legislative Decree no. 231/2001 (the “231 Decree”).
(f) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, at all times during the past five (5) years, the Company and each Company Subsidiary has established and maintains a compliance program and internal controls and procedures reasonably designed to promote and ensure compliance with applicable Anti-Corruption Laws, and the Company and Company Subsidiaries have at all times conducted their business in compliance with all applicable Anti-Money Laundering Laws.
(g) To the Company’s Knowledge, there are no Governmental Authorizations that the Company has obtained, or to which it is a party, under Trade Controls or Sanctions.

(h) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and the Company Subsidiaries have, in the past five years: (i) complied with applicable Trade Controls and Sanctions; (ii) not engaged in a transaction or dealing with or involving a Sanctioned Country or Sanctioned Person; (iii) maintained in place and implemented controls and systems to comply with applicable Trade Controls and Sanctions; and (iv) to the Company’s Knowledge, not been the subject of or otherwise involved in investigations or enforcement actions by any Governmental Entity or other legal proceedings with respect to any actual or alleged violations of Trade Controls or Sanctions, and has not been notified of any such pending or threatened actions.
(i) None of the Company or any Company Subsidiary, nor any director or officer, or, to the Company’s Knowledge, agent, employee or affiliate of the Company or any Company Subsidiary is: (i) a Sanctioned Person; (ii) subject to disbarment or any list-based designations under any Trade Controls; or (iii) engaged in transactions, dealings, or other activities that might reasonably be expected to cause such Person to become a Sanctioned Person.
(j) The Company is in compliance in all material respects with the applicable listing and other rules and regulations of the NYSE.
Section 3.10. Employee Benefit Plans.
(a) Section 3.10(a) of the Company Disclosure Letter sets forth an accurate and complete list, as of the entry into this Agreement, of each material Company Benefit Plan that is maintained primarily for the benefit of employees in the United States (a “U.S. Company Benefit Plan”) and each material Company Benefit Plan that is maintained primarily for the benefit of employees outside of the United States (a “Non-U.S. Company Benefit Plan”). For purposes of this Agreement, “Company Benefit Plan” means each employee benefit plan (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, and each bonus, stock, equity, stock option, restricted stock unit, performance stock unit or other equity-based compensation arrangement or plan, incentive, commission, deferred compensation, retirement or supplemental retirement, severance, employment, individual consulting arrangement with a natural person providing for annual compensation of $400,000 or more based on expected services, change-in-control, retention, profit sharing, pension, vacation, cafeteria, dependent care, health, welfare, medical care, employee assistance program, education or tuition assistance programs, and each other fringe, employee benefit or compensation plan, policy, program, agreement or arrangement, in each case, for the benefit of current employees, individual consultants who are natural persons with annual compensation of $400,000 or more based on expected services, or directors (or any dependent or beneficiary thereof) of the Company or any Company Subsidiary or with respect to which the Company or any Company Subsidiary has or may have any obligation or liability (whether actual or contingent), but in each case excluding any Multiemployer Plan (save, for the avoidance of doubt, any UK defined benefit pension plan) and any plan, policy, program, agreement or arrangement maintained by, or required to be established by, a Governmental Entity to which the Company or any Company Subsidiary contributes pursuant to applicable Law. With respect to each material Company Benefit Plan, the Company has made available to Parent correct and complete copies of (or, to the extent no such copy exists, a description of), in each case, to the extent applicable, (i) the plan document and any amendments thereto (which, for the avoidance of doubt, with respect to any material Company Benefit Plan for which a form agreement is used, shall consist of a copy of such form) and the most recent summary plan description, (ii) the most recent Form 5500 Annual Report, (iii) the most recent audited financial statement and actuarial valuation, (iv) the most recent determination or opinion letter from the IRS regarding the tax qualified status of such Company Benefit Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code, (v) all material non-routine correspondence with any Governmental Entity and (vi) all material related trust or funding agreements or insurance policies; provided, that with respect to each material Non-U.S. Company Benefit Plan, copies of the foregoing items, to the extent applicable, will be made available to Parent by the Company within thirty (30) Business Days following the date hereof.
(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each of the U.S. Company Benefit Plans has been operated and administered in all material respects in accordance with its terms and in compliance with applicable Law, including without limitation ERISA, the Code and, in each case, the regulations thereunder, (ii) all material contributions or other material amounts payable by the Company or the Company Subsidiaries pursuant to each U.S. Company Benefit Plan in respect of the current or two (2) prior plan years have been timely paid or accrued in accordance with

GAAP or applicable international accounting standards and (iii) there are no pending, or to the Company’s Knowledge, threatened or anticipated claims (other than routine claims for benefits), investigations or audits by, on behalf of or against any of the U.S. Company Benefit Plans or any trusts related thereto that would result in a material liability.
(c) Within the last six (6) years, no Company Benefit Plan has been an employee benefit plan subject to Section 302 or Title IV of ERISA or Section 412, 430 or 4971 of the Code. None of the Company, the Company Subsidiaries or any of their respective ERISA Affiliates has incurred within the last six (6) years or is reasonably expected to incur any Controlled Group Liability that has not been satisfied in full, and to the Company’s Knowledge, no condition exists that is likely to cause the Company, the Company Subsidiaries or any of their ERISA Affiliates to incur any such liability.
(d) Except as would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, neither the Company, the Company Subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six (6) years, contributed to, been obligated to contribute to or had any liability (including any actual or contingent liability) with respect to any Multiemployer Plan or a plan that has two (2) or more contributing sponsors, at least two (2) of whom are not under common control, within the meaning of Section 4063 of ERISA.
(e) No Company Benefit Plan provides life insurance or medical benefits (whether or not insured) with respect to current or former employees, consultants or directors of the Company or the Company Subsidiaries beyond their retirement or other termination of service, other than coverage mandated by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or comparable U.S. state or non-U.S. local Law.
(f) (i) Each of the Company Benefit Plans that is intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter or opinion letter as to its qualification and (ii) to the Company’s Knowledge, there are no existing circumstances or any events that have occurred that would reasonably be expected to adversely affect the qualified status of any such plan.
(g) Neither the execution and delivery of this Agreement nor the consummation of the Transactions (either alone or in conjunction with any other event) will, except as required by the terms of this Agreement, (i) result in any material payment (including, without limitation, severance) becoming due to any current or former director, independent contractor (who is a natural person) or any employee of the Company or any Company Subsidiary under any Company Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Company Benefit Plan, (iii) result in any acceleration of the time of payment, funding or vesting of any material benefits or material compensation otherwise due or payable under any Company Benefit Plan to any current or former director, independent contractor (who is a natural person) or any employee of the Company or any Company Subsidiary, or (iv) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulations Section 1.280G-1) that would, individually or in combination with any other such payment, constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).
(h) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Non-U.S. Company Benefit Plan (i) has been operated in conformance with the applicable statutes or governmental regulations and rulings relating to such plans in the jurisdictions in which such Non-U.S. Company Benefit Plan is present or operates, (ii) that is intended to qualify for special tax treatment meets all requirements for such treatment and (iii) that is intended to be funded or book-reserved is fully funded or book reserved, as appropriate, based upon reasonable actuarial assumptions.
(i) Each Company Benefit Plan has been maintained and operated in documentary and operational compliance in all material respects with Section 409A of the Code or an available exemption therefrom.
(j) Neither the Company nor any Company Subsidiary is a party to nor do they have any obligation to compensate any Person for excise Taxes payable pursuant to Section 4999 of the Code or for additional Taxes payable pursuant to Section 409A of the Code.
Section 3.11. Labor Matters.
(a) As of the entry into this Agreement, (i) no employee of the Company or any Company Subsidiary is represented by a labor or trade union, works council or other employee representative body (each, a “Union”), and, to the Company’s Knowledge, no union organizing efforts are currently being conducted, (ii) neither the Company nor any Company Subsidiary is a party or subject to, or is currently negotiating any entry into or under an obligation to negotiate, any collective bargaining agreement or other similar labor-related Contract with a Union, (iii) no strike, picket, work stoppage, work slowdown or other organized labor dispute or disruption exists, or within the past year has existed, in respect of the Company or any Company Subsidiary that would be material to the Company and the Company Subsidiaries, taken as a whole, and (iv) as of the entry into this Agreement, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (A) there is no pending charge or complaint against the Company or any Company Subsidiary by or before the National Labor Relations Board or any comparable U.S. or foreign Governmental Entity, and (B) none of the Company or the Company Subsidiaries are a party, or otherwise bound by, any consent decree with, or citation by or with any Governmental Entity relating to employees or employment practices. Neither the Company nor any Company Subsidiary is obliged to consult with any Union in connection with the Merger or entry into this Agreement, prior to the date of entry into this Agreement.
(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and the Company Subsidiaries are, and for the past three (3) years have been, in compliance with all applicable Law relating to labor and/or employment, including all applicable Law relating to wages, hours, classification of exempt employees, classification of independent contractors and other non-employees, collective bargaining, immigration, authorization to work, background checks, employment discrimination, harassment, civil rights, human rights, child labor, plant closings (within the meaning of the federal Worker Adjustment and Retraining Notification Act and any similar local, state, or foreign Law (each, a “WARN Act”)), mass layoffs, fair labor standards, safety and health, workers’ compensation, minimum working age, prohibition of forced labor, pay equity, wrongful discharge or violation of rights of employees, former employees or prospective employees, and the collection and payment of withholding or social security taxes, and (ii) neither the Company nor any of the Company Subsidiaries has incurred any liability or obligation under any WARN Act within the three (3) year period prior to the date of this Agreement that remains unsatisfied.
(c) To the Company’s Knowledge, in the last five (5) years, (i) no allegations of sexual harassment have been made against any employee at the level of Vice President or above or with an annual base salary above $200,000 USD, and (ii) neither the Company nor any of the Company Subsidiaries have entered into any settlement agreements related to allegations of sexual harassment or misconduct by any employee at the level of Vice President or above or with an annual base salary above $200,000 USD.
Section 3.12. Tax Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect,
(a) the Company and the Company Subsidiaries have timely filed (taking into account any extension of time within which to file) all Tax Returns that are required to be filed by any of them and all such Tax Returns are true, correct and complete;
(b) the Company and the Company Subsidiaries have timely paid in full to the appropriate Governmental Entity all Taxes required to be paid by any of them except for Taxes contested in good faith or for which adequate reserves have been established in accordance with GAAP;
(c) the Company and the Company Subsidiaries have (i) timely paid, deducted, withheld and collected all amounts required to be paid, deducted, withheld or collected by any of them with respect to any payment owing to, or received from, their employees, creditors, independent contractors, customers and other third parties (and have timely paid over any amounts so withheld, deducted or collected to the appropriate Governmental Entity) and (ii) have otherwise complied with all applicable Laws relating to the payment, withholding, collection and remittance of Taxes (including information reporting requirements);
(d) there is no (i) claim, litigation, audit, examination, investigation or other proceeding pending or threatened in writing with respect to any Taxes or Tax Returns of the Company or any Company Subsidiary, or (ii) deficiency for Taxes that has been assessed by any Governmental Entity against the Company or any Company Subsidiary and that has not been withdrawn, settled or fully satisfied by payment, in each case, without any further liability to the Company or any Company Subsidiary from and after the Closing;

(e) neither the Company nor any Company Subsidiary has waived any statute of limitations with respect to any Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency (in each case, other than an automatic or automatically granted waiver or extension), which waiver or extension will still be in effect after the Closing;
(f) within the last two (2) years, neither the Company nor any Company Subsidiary has distributed the stock of another Person, or has had its shares distributed by another Person, in a transaction that was intended to be governed by Section 355(a) of the Code;
(g) none of the Company or any Company Subsidiary (i) is a party to or bound by, or has any obligation under, any Tax allocation, sharing, indemnity, or reimbursement agreement (other than any Tax indemnification provisions in ordinary course commercial agreements or lease agreements not primarily related to Taxes, and other than any agreement or arrangement solely among the Company and/or the Company Subsidiaries, and other than any purchase agreement not primarily related to Taxes), (ii) has ever been a member of an affiliated group filing a consolidated federal income Tax Return or any similar group for federal, state, local or non-U.S. Tax purposes (other than a group the only members of which were any of the Company and/or one or more of present or former Company Subsidiaries or a group the parent of which was the Company or a Company Subsidiary) or (iii) has any liability for Taxes of any Person (other than the Company or any Company Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or non-U.S. Law) or as transferee or successor;
(h) there are no Liens for Taxes upon any property of the Company or any Company Subsidiary, other than Permitted Liens;
(i) within the last three (3) years, no claim has been made in writing by any Tax authority in a jurisdiction where the Company or any Company Subsidiary has not filed Tax Returns of a particular type that the Company or any Company Subsidiary is or may be subject to Tax of such type by, or required to file Tax Returns of such type in, such jurisdiction;
(j) neither the Company nor any Company Subsidiary has entered into any closing agreement (within the meaning of Section 7121(a) of the Code or any similar provision of state, local or non-U.S. Law) or received a written ruling from a Tax authority, in each case, which ruling or agreement would be binding on the Company or such Company Subsidiary, as applicable, in a Tax period (or portion thereof) beginning after the Closing Date;
(k) neither the Company nor any Company Subsidiary has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of state, local or non-U.S. Law);
(l) neither the Company nor any Company Subsidiary will be required to include an item of income in (or exclude an item of deduction from) taxable income for any Tax period (or portion thereof) beginning after the Closing Date as a result of (A) an adjustment pursuant to Section 481(c) of the Code (or any similar provision of state, local or non-U.S. Law) as a result of any change in method of accounting made prior to the Closing Date, (B) deferred revenue or other prepaid amount received prior to the Closing outside of the ordinary course of business with respect to which economic performance will occur after the Closing Date, or (C) any installment sale made prior to the Closing outside of the ordinary course of business;
(m) neither the Company nor any Company Subsidiary has any obligation to pay any amounts in a Tax period (or portion thereof) beginning after the Closing Date as a result of an election made pursuant to Section 965(h) of the Code;
(n) to the Company’s Knowledge, the Company and the Company Subsidiaries have timely paid to the appropriate Governmental Entity all amounts required to be paid over under all escheat and unclaimed property Law; and
(o) Section 3.1(b) of the Company Disclosure Schedule lists the entity classification of the Company and each Company Subsidiary for U.S. federal income tax purposes.
Section 3.13. Litigation; Orders. There are no Actions pending or, to the Company’s Knowledge, threatened against the Company or any Company Subsidiary or any of their respective properties, rights or assets by or before, and there are no orders, judgments or decrees of or settlement agreements with, any Governmental Entity that have had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There is no Action to which the Company or any of its Subsidiaries is a party pending or, to the Company’s Knowledge, threatened seeking to prevent, hinder, modify, delay or challenge the Merger or the other Transactions contemplated by this Agreement.
Section 3.14. Intellectual Property.
(a) Section 3.14(a) of the Company Disclosure Letter sets forth a substantially complete and accurate list of all Company Registered Intellectual Property, in each case including, where applicable, the record owner, jurisdiction, registration, patent, trademark or copyright number or application number, filing date and issue date.
(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) the Company solely owns each item of Company Intellectual Property free and clear of all Liens, other than Permitted Liens; (ii) each item of Company Registered Intellectual Property is subsisting, valid and, other than Company Registered Intellectual Property constituting applications, to the Company’s Knowledge, enforceable; and (iii) as of the entry into this Agreement, no Action (other than office actions in connection with the prosecution of applications) is pending or, to the Knowledge of the Company, threatened by or before any Governmental Entity, that challenges the legality, validity, enforceability, registration, use or ownership of any Company Registered Intellectual Property.
(c) The Company and the Company Subsidiaries own, have a valid license or sublicense, or otherwise have a legally enforceable and sufficient rights to use all Intellectual Property material to the conduct of the business of the Company and the Company Subsidiaries, taken as a whole, as currently conducted. Notwithstanding anything to the contrary, this Section 3.14(c) shall not be considered to make any representation or warranty regarding the infringement, misappropriation, dilution or other violation of Intellectual Property (which, for the avoidance of doubt, is addressed in Section 3.14(d)).
(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) no Actions are pending or, to the Company’s Knowledge, threatened against the Company or any Company Subsidiary, alleging that the Company or any Company Subsidiary is infringing, misappropriating, diluting or otherwise violating the Intellectual Property of any third party; (ii) the conduct of the business of the Company and the Company Subsidiaries including, their manufacture, sale, marketing, licensing and distribution of Company Products, as currently conducted, does not infringe, misappropriate, dilute, or otherwise violate any Intellectual Property of any third party (and as conducted since March 28, 2020, has not infringed, violated, diluted, or misappropriated any Intellectual Property of any third party), (iii) to the Company’s Knowledge, no third party is infringing, misappropriating, diluting, using in an unauthorized manner or otherwise violating any Company Intellectual Property, and (iv) as of the entry into this Agreement, neither the Company nor any Company Subsidiary has instituted or threatened to institute any Action that is currently pending against any third party alleging that such third party is infringing, misappropriating, diluting, using in an unauthorized manner or otherwise violating any Company Intellectual Property.
(e) Each employee who has since March 28, 2020, contributed to or participated in the development or creation of any material Company Intellectual Property on behalf of the Company or any Company Subsidiary has executed a written agreement assigning or transferring, or otherwise vesting exclusive ownership of all such Intellectual Property in or to the Company or such Company Subsidiary, or such ownership has otherwise vested in the Company or the Company Subsidiaries under applicable Laws. The Company and each Company Subsidiary have taken commercially reasonable actions to maintain and protect all of the Trade Secrets constituting material Company Intellectual Property (“Business Confidential Information”), and except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all such Business Confidential Information has, since March 28, 2020, been maintained in confidence in accordance with procedures that are customarily used in the industry to protect rights of like importance, without unauthorized disclosure thereof. Without limiting the generality of the foregoing, the Company and the Company Subsidiaries have used reasonable efforts to enforce a policy requiring each employee or third party that has access to any Business Confidential Information to execute a confidentiality agreement that obligates such Person to maintain the confidentiality thereof, and except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no such Person is, or, since March 28, 2020, was during their employment or engagement with the Company or any Company Subsidiaries, in violation of such confidentiality obligations.
(f) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) the Company or a Company Subsidiary owns or has a valid right to access and use all IT Assets used in the operation of the business of the Company and the Company Subsidiaries; and (ii) the IT Assets owned or controlled by the Company and the Company Subsidiaries (“Company IT Systems”) are in good working condition and perform the information technology operations required of them by the Company and Company Subsidiaries. Without limiting the foregoing, the Company and the Company Subsidiaries have taken reasonable steps and implemented reasonable procedures to ensure that the Company IT Systems are free from Malicious Code and to implement security patches and upgrades that are generally available and applicable to the Company IT Systems. Since March 28, 2020, there has been no failure of any Company IT Systems that has caused any material disruption to the business of the Company and the Company Subsidiaries, taken as a whole. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the Company or any of the Company Subsidiaries have suffered any (x) data loss, or (y) business interruptions or other harm resulting from a Security Incident.
Section 3.15. Privacy and Data Protection.
(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) the Company’s and each Company Subsidiary’s, and to the Company’s Knowledge, each Data Partner’s, receipt, collection, monitoring, maintenance, hosting, creation, transmission, use, analysis, disclosure, storage, retention, disposal and security, as the case may be, of Personal Data, have, since March 28, 2020, complied with their respective obligations arising from (in each case, to the extent applicable) (A) all Information Privacy and Security Laws, (B) PCI DSS, (C) all Privacy Statements, (D) all Contracts to which the Company or Company Subsidiary are bound and that govern their respective use of Personal Data, and (E) all consents and authorizations that apply to the Personal Data that have been obtained by the Company or a Company Subsidiary (such obligations, collectively, “Data Privacy Obligations”); (ii) the Company and each Company Subsidiary have all rights, authority, consents and authorizations necessary to receive, retain, access, use and disclose the Personal Data in their possession or under their control in connection with the operation of their business as currently retained, accessed, used and disclosed by them, including under the Transactions; and (iii) the Company and each Company Subsidiary have at all times posted, to the extent required under, and in accordance with, applicable Data Privacy Obligations, privacy policies governing their use of Personal Data on their websites made available by the Company and each Company Subsidiary. The execution, delivery, and performance of this Agreement and the Transactions will not materially conflict with or result in a material violation or breach of any Data Privacy Obligations.
(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since March 28, 2020, there has been no (i) data security breach of, unauthorized access to, or malicious disruption of any Company IT Systems that transmit or maintain Protected Information owned, used, hosted, maintained or controlled by or on behalf of the Company or the Company Subsidiaries or (ii) incident involving the loss, damage, unauthorized access, unauthorized acquisition, unauthorized modification, unauthorized use or unauthorized disclosure of any Protected Information owned, used, hosted, maintained or controlled by or on behalf of the Company or the Company Subsidiaries (clauses (i) and (ii) collectively, a “Security Incident”). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the Company’s or any Company Subsidiary’s Data Partners have, since March 28, 2020, suffered any Security Incident that resulted in any unauthorized access to, unauthorized modification of, unauthorized use of, unauthorized disclosure of or loss of or damage to any Personal Data held for or on behalf of the Company or any Company Subsidiaries, or violated any Information Privacy and Security Laws with respect thereto.
(c) The Company and each Company Subsidiary have, and have required their Data Partners to have, implemented, monitored and maintained a written information security program, covering the Company and each Company Subsidiary, designed to meet or exceed applicable industry standards, to (i) identify and address internal and external risks to the security, integrity or privacy of any proprietary or confidential information (including Protected Information) in their possession, (ii) implement, monitor and improve adequate and effective administrative, technical and physical safeguards to control these risks and protect the proprietary or confidential information (including Protected Information) in their possession, (iii) protect against Security Incidents, and (iv) maintain notification procedures in compliance with applicable Information Privacy and Security Laws in the case of any breach of security, integrity or privacy compromising data containing Personal Data in their possession. In each of the past three (3) fiscal years, the Company and each of the Company Subsidiaries have performed a security risk assessment covering the Company and each Company Subsidiary, in each case, as required under PCI DSS, and addressed and remediated all critical, high risk or material threats and deficiencies identified in those security risk assessments.
(d) Except as would not reasonably be expected to result in material liability, disruption, or other material obligation to or of the Company or any Company Subsidiary, since March 28, 2020, (i) provided a written notice or audit request to the Company or a Company Subsidiary, (ii) made any written claim against the Company or a Company Subsidiary or (iii) to the Company’s Knowledge, commenced any Action as of the entry into this Agreement, in each case, with respect to (A) any suspected, potential or alleged violation of Data Privacy Obligations by the Company or any Company Subsidiary or (B) any of the Company’s or a Company Subsidiary’s privacy or data security practices, including any Security Incident.
(e) The Company and the Company Subsidiaries have in place written disaster recovery plans and procedures with respect to the IT Assets that they have identified as essential to the continuity of their business.
Section 3.16. Real Property; Assets.
(a) Section 3.16(a) of the Company Disclosure Letter lists the common street address for all real property owned by the Company or any Company Subsidiary in fee as of the entry into this Agreement, and each such Company Subsidiary owning such real property (such real property interests, together with all right, title, and interest of the Company or any Company Subsidiaries in and to all buildings, structures, improvements, and fixtures located thereon, and all easements, rights, and interests appurtenant thereto, are, as the context may require, individually or collectively referred to as the “Owned Real Property”). Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, the Company and each Company Subsidiary has good, exclusive and valid fee simple title to all Owned Real Property, in each case free and clear of all Liens except for Permitted Liens.
(b) Section 3.16(b) of the Company Disclosure Letter sets forth a list, as of the entry into this Agreement, of the street address of each office space, distribution center and material retail space (“Material Real Property”) with respect to which there is any Contract pursuant to which the Company or any Company Subsidiary leases, subleases or occupies any such real property (“Company Leases”). Except as would not reasonably be expected to material to the Company and the Company Subsidiaries, taken as a whole, neither the Company nor any Company Subsidiary has assigned, subleased, licensed or otherwise granted any Person the right to use or occupy any Material Real Property.
(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Company Lease is valid, binding and in full force and effect, subject to the Enforceability Limitations, and no uncured default or any event which has occurred that, with notice or the lapse of time would constitute a default, in each case, on the part of the Company or, if applicable, any Company Subsidiary or, to the Company’s Knowledge, the landlord thereunder exists with respect to any Company Lease, (ii) all work required to be performed under any Company Lease on or prior to the entry into this Agreement by the landlord thereunder or by the Company or any Company Subsidiary has been performed, and (iii) the Company or a Company Subsidiary has a good and valid leasehold interest in or contractual right to use or occupy, subject to the terms of the applicable Company Lease, each real property subject to the Company Leases, free and clear of all Liens, other than Permitted Liens.
(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, in the past three (3) years, (i) neither the Company nor any Company Subsidiary has received any written notice of any pending or, to the Company’s Knowledge, threatened condemnation proceedings in connection with any parcel of real property described in a Company Lease and no eminent domain or condemnation action is pending or threatened, and to the Company’s Knowledge, neither the Company nor any Company Subsidiary has received any written notice of nonconforming use under or a violation of any applicable building, zoning, subdivision and other land use or similar laws, regulations and ordinances with respect to any real property described in any Company Lease, and (ii) to the Company’s

Knowledge, the Company and the Company Subsidiaries (A) have rights to access, use and operate all property described in the Company Leases, (B) enjoy peaceful and undisturbed possession of all such real property and (C) have not served or received written notice to terminate any Company Lease. Except as would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, there are no outstanding options or rights of first refusal to purchase or lease any Material Real Property or any portion thereof or interests therein, in either case, granted by the Company or any Company Subsidiary.
(e) Neither the Company nor any Company Subsidiary owns real property or land situated in the British Virgin Islands.
Section 3.17. Material Contracts.
(a) Except for this Agreement, Section 3.17 of the Company Disclosure Letter contains a complete and correct list, as of the entry into this Agreement, of each Contract, including all amendments, supplements, and side letters thereto that modify each such Contract, described below in this Section 3.17(a) to which the Company or any Company Subsidiary is a party or by which they are bound or by which they or any of their respective properties or assets are subject or bound, as of the entry into this Agreement, other than any Company Leases (all Contracts of the type described in this Section 3.17(a), whether or not set forth on Section 3.17 of the Company Disclosure Letter, being referred to herein as the “Material Contract”):
(i) each Contract that limits the freedom of the Company, any Company Subsidiary or any of their respective affiliates to compete or engage in any line of business or geographic region or with any Person or sell, supply or distribute any product or service or that otherwise has the effect of restricting the Company, the Company Subsidiaries or any of their respective affiliates (including Parent and its affiliates after the Effective Time) from the development, marketing or distribution of products and services, in each case, in any geographic area, in each case, both (A) in any geographic area and (B) in a manner that is material to the Company and the Company Subsidiaries, taken as a whole;
(ii) any material joint venture, strategic alliance (other than any such agreement solely between or among the Company and its wholly owned Subsidiaries) or similar Contract;
(iii) each acquisition or divestiture Contract that (A) requires future acquisition or divestiture by the Company with a value in excess of $5,000,000, or (B) contains representations, covenants, indemnities or other obligations (including “earnout” or other contingent payment obligations) that would reasonably be expected to result in the receipt or making by the Company or any Company Subsidiary of future payments in excess of $5,000,000;
(iv) each Contract that gives any Person the right to acquire any assets of the Company or any Company Subsidiary (excluding ordinary course commitments to purchase Company Products) after the entry into this Agreement with consideration of more than $5,000,000;
(v) each Contract pursuant to which the Company or any Company Subsidiary (A) grants any license, covenant not to assert or similar right to any third party under or to any Company Intellectual Property that is material to the business of the Company and the Company Subsidiaries, taken as a whole, except Ordinary Course Licenses, or (B) is granted a license, covenant not to assert, or similar right under or to any third party’s Intellectual Property that is material to the business of the Company and the Company Subsidiaries, taken as a whole, other than non-exclusive licenses granted on substantially standard terms with respect to commercially available Software or information technology services;
(vi) each Contract not otherwise described in any other subsection of this Section 3.17(a) pursuant to which the Company or any Company Subsidiary is obligated to pay, or entitled to receive, payments in excess of $5,000,000 during the Company’s Fiscal Year most recently ended prior to entry into this Agreement;
(vii) any Contract that obligates the Company or any Company Subsidiary to make any capital investment or capital expenditure outside the ordinary course of business and in excess of $5,000,000 per annum;
(viii) each Contract that is a Material Customer Agreement or a Material Supplier Agreement;

(ix) each Contract that grants any right of first refusal or right of first offer that is material to the Company and the Company Subsidiaries, taken as a whole, with respect to any material assets of the Company or the Company Subsidiaries;
(x) each Contract that contains any exclusivity rights or “most favored nations” provisions or minimum use, supply or display requirements that are binding on the Company or its affiliates (including Parent and its affiliates after the Effective Time) and, in each case, are material to the Company and the Company Subsidiaries, taken as a whole;
(xi) each Contract relating to outstanding Indebtedness for borrowed money (other than intercompany Indebtedness owed by the Company or any Company Subsidiary) of the Company or any Company Subsidiary (whether incurred, assumed, guaranteed or secured by any asset) in an aggregate principal amount in excess of $5,000,000;
(xii) each Contract governing any collaboration, co-promotion, strategic alliance or design project contract which, in each case, is material to the Company and the Company Subsidiaries, taken as a whole;
(xiii) each Contract involving any material collective bargaining agreement or other material Contract with any labor union (or similar organization); and
(xiv) any Contract not otherwise described in any other subsection of this Section 3.17(a) that would constitute a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company.
(b) True and complete copies of each Material Contract in effect as of the date hereof have been made available to Parent or publicly filed with the SEC prior to the date hereof. None of the Company or any Company Subsidiary is in (or has received any written claim of) breach or default under the terms of any Material Contract and no event has occurred with notice or lapse of time or both that would constitute a breach or default thereunder by the Company or any of the Company Subsidiaries, in each case except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Company’s Knowledge, as of the entry into this Agreement, no other party to any Material Contract is in breach of or default under the terms of any Material Contract where such breach or default has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Material Contract is a valid, binding and enforceable, obligation of the Company or the Company Subsidiary which is party thereto and, to the Company’s Knowledge, of each other party thereto, and is in full force and effect, in each case, subject to the Enforceability Limitations.
Section 3.18. Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) neither the Company nor any Company Subsidiary is or, since March 28, 2020, has been in violation of any Environmental Law, (b) none of the properties owned leased, operated or occupied by the Company or any Company Subsidiary is contaminated with any Hazardous Substance, (c) neither the Company nor any Company Subsidiary has been identified as responsible or potentially responsible for the investigation, cleanup, or remediation of Hazardous Substances at any property, including any third-party property, (d) the Company and the Company Subsidiaries have all Company Permits required under any Environmental Law, and the Company and the Company Subsidiaries are and, since March 28, 2020, have been in compliance with such Company Permits, and (e) no Action is pending, or to the Company’s Knowledge, threatened that seeks to rescind, revoke, modify or terminate any Company Permit required under Environmental Law, or otherwise impose, or that is reasonably likely to result in the imposition of, any liability arising under any Environmental Law on the Company or any Company Subsidiary.
Section 3.19. Customers; Suppliers.
(a) Section 3.19(a) of the Company Disclosure Letter sets forth a list of the top ten (10) customers of the Company and the Company Subsidiaries based on revenue received by the Company or any Company Subsidiary during the twelve (12) months ended April 1, 2023 (each, a “Material Customer” and each material Contract with a Material Customer, a “Material Customer Agreement”). As of the entry into this Agreement, in the past year, to the Company’s Knowledge, neither the Company nor any Company Subsidiary has received any written notice from any Material Customer that such Material Customer shall not continue as a customer of the Company or that such Material Customer intends to terminate existing material Contracts with the Company or the Company Subsidiaries.
(b) Section 3.19(b) of the Company Disclosure Letter sets forth a list of the top ten (10) suppliers of the Company and the Company Subsidiaries based on payments made by the Company or any Company Subsidiary during the last twelve (12) months ended April 1, 2023 (each, a “Material Supplier” and each material Contract pursuant to which the Company or a Company Subsidiary paid those amounts to the applicable Material Supplier, a “Material Supplier Agreement”). As of the entry into this Agreement, in the past year, to the Company’s Knowledge, neither the Company nor any Company Subsidiary has received any written notice from any Material Supplier that such supplier shall not continue as a supplier to the Company or that such supplier intends to terminate existing material Contracts with the Company or the Company Subsidiaries.
Section 3.20. Insurance. The Company has made available to Parent a copy of all material insurance policies maintained by the Company or any Company Subsidiary. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) all current insurance policies and insurance Contracts of the Company and the Company Subsidiaries are in full force and effect and are valid and enforceable and cover against the risks as are customary for companies of similar size in the same or similar lines of business and (b) all premiums due thereunder have been paid. Neither the Company nor any Company Subsidiary has received notice of cancellation or termination with respect to any current third-party insurance policies or insurance Contracts (other than in connection with normal renewals of any such insurance policies or Contracts) where such cancellation or termination would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.21. Information Supplied. The information supplied by or on behalf the Company and the Company Subsidiaries to be contained in, or incorporated by reference in the definitive proxy statement to be sent to the Company Shareholders in connection with the Merger and the Transactions (including any amendments or supplements, the “Proxy Statement”) will not, at the date the Proxy Statement is first mailed to the Company Shareholders or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing provisions of this Section 3.21, no representation or warranty is made by the Company with respect to information or statements made or incorporated by reference in the Proxy Statement, which information or statements were supplied by or on behalf of Parent or Merger Sub.
Section 3.22. Opinion of Financial Advisor. The Company Board of Directors has received an opinion of Barclays Capital Inc. to the effect that, as of the date of such opinion and based upon and subject to the various matters and limitations set forth therein, the consideration to be offered to the shareholders of the Company pursuant to this Agreement is fair to such shareholders from a financial point of view. A written copy of such opinion will be provided by the Company to Parent promptly following entry into this Agreement for informational purposes only.
Section 3.23. State Takeover Statutes; Anti-Takeover Laws. Assuming the accuracy of Parent’s representations and warranties set forth in Section 4.8, the Company Board of Directors has taken all action necessary to render inapplicable to this Agreement and the Transactions any applicable Takeover Statute. The Company has no shareholder rights plan, “poison-pill” or other comparable agreement or device in effect designed to have the effect of delaying, deferring or discouraging any Person from acquiring control of the Company.
Section 3.24. Related Party Transactions. Except as set forth in the Company SEC Documents, as of the entry into this Agreement, there are no transactions, agreements, arrangements or understandings between the Company or any Company Subsidiary, on the one hand, and any affiliate (including any officer or director) thereof, but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K of the SEC that are not so disclosed, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole.
Section 3.25. Finders and Brokers. Other than Barclays Capital Inc., neither the Company nor any Company Subsidiary has employed, engaged or made any arrangements with any investment banker, broker or finder in connection with the Transactions who is entitled to any fee, any commission or any reimbursement of expenses in connection with this Agreement or upon or as a result of the consummation of the Merger. The Company has furnished to Parent true and complete copies of all Contracts between the Company or any Company Subsidiary and Barclays Capital Inc. entered into in connection with the Merger.
Section 3.26. No Other Representations. Except for the express written representations and warranties made by the Company contained in this Article III, neither the Company nor any Representative or other Person on behalf of the Company makes any express or implied representation or warranty with respect to the Company or any of its affiliates, or the Company’s business, assets, liabilities, financial condition or results of operations or with respect to any other information provided to Parent or Merger Sub in connection with the Transactions or with respect to future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects), and Parent and Merger Sub expressly disclaim reliance on any representation or warranty of the Company or any other Person other than the representations and warranties expressly contained in this Article III.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES
OF PARENT AND MERGER SUB
Except as disclosed in (x) any forms, statements, schedules, documents and reports filed or furnished by Parent with the SEC and publicly available prior to the date of this Agreement (but excluding any predictive, cautionary or forward looking disclosures contained under the captions “risk factors,” “forward looking statements” or any similar predictive or precautionary sections and any other disclosures contained therein that are non-specific, predictive, cautionary or forward looking in nature) or (y) the applicable section of the disclosure letter delivered by Parent to the Company immediately prior to the execution of this Agreement (the “Parent Disclosure Letter”) (it being understood that any information set forth in one section or subsection of the Parent Disclosure Letter shall be deemed to apply to and qualify (or, as applicable, a disclosure for purposes of) the representation and warranty set forth in this Agreement to which it corresponds in number and, whether or not an explicit reference or cross-reference is made, each other representation and warranty set forth in this Article IV for which it is reasonably apparent on its face that such information is relevant to such other section), Parent and Merger Sub represent and warrant to the Company as set forth below.
Section 4.1. Qualification, Organization, etc. Each of Parent and Merger Sub is duly organized or incorporated (as applicable) and validly existing and in good standing under the Laws of the jurisdiction of its organization or incorporation (as applicable), with all requisite power and authority to own its properties and conduct its business as currently conducted, except for such failures to be in good standing or have such power that would prevent or materially impair the ability of Parent or Merger Sub to consummate the Transactions, including the Merger, prior to the Outside Date. All of the issued and outstanding shares of Merger Sub are owned directly by Parent. Both Parent and Merger Sub are in compliance with the provisions of their respective certificates of incorporation and bylaws (or other similar governing documents) and the Parent Governing Documents and governing documents of Merger Sub are in full force and effect.
Section 4.2. Corporate Authority.
(a) Parent and Merger Sub have the requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions, including the Merger. The execution and delivery of this Agreement, the performance of Parent’s and Merger Sub’s obligations under this Agreement, and the consummation of the Transactions have been duly and validly authorized by all necessary corporate action of Parent and Merger Sub and no other corporate proceedings (pursuant to the Parent Governing Documents or otherwise) on the part of Parent or Merger Sub are necessary to authorize the performance of the Company’s obligations under this Agreement or the consummation of, and to consummate, the Transactions, except, with respect to the Merger, for the filing of the Articles of Merger and the Plan of Merger with the Registrar.
(b) No vote or consent of the holders of any class or series of capital stock of Parent or the holders of any other securities of Parent (equity or otherwise) is necessary to adopt this Agreement, or to approve the Merger or the other Transactions. The vote or consent of Parent, as the sole shareholder of Merger Sub, is the only vote or consent of the holders of any class or series of shares of Merger Sub, which vote or consent will be obtained immediately following the entry into this Agreement.

(c) This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes the valid and binding agreement of Parent and Merger Sub, is enforceable against Parent and Merger Sub in accordance with its terms, subject to the Enforceability Limitations.
Section 4.3. Governmental Consents; No Violation.
(a) Other than in connection with or in compliance with (i) the BVI Act and (ii) the HSR Act and any other requisite authorizations, consents, orders, licenses, permits, restrictions, declarations, notices, filings, clearances or approvals under any other applicable requirements of other Regulatory Laws, and subject to the accuracy of the Company’s representations and warranties set forth in this Agreement, no authorization, permit, notification to, consent or approval of, or filing with, any Governmental Entity is required, under applicable Law, for the consummation by Parent and Merger Sub of the Transactions, except for such authorizations, permits, notifications, consents, approvals or filings that, if not obtained or made, would prevent or materially impair the ability of Parent or Merger Sub to consummate the Transactions, including the Merger, prior to the Outside Date.
(b) The execution and delivery by Parent and Merger Sub of this Agreement do not, and, except as described in Section 4.3(a), the performance and the consummation of the Transactions and compliance with the provisions hereof will not (i) conflict with or result in any violation or breach of, or default or change of control (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, modification, cancellation or acceleration of any obligation or to the loss of a benefit under, any Contract binding upon Parent or any Parent Subsidiary or to which any of them are a party or by which or to which any of their respective properties, rights or assets are bound or subject, or result in the creation of any Lien upon any of the properties, rights or assets of Parent or any Parent Subsidiary, other than Permitted Liens, (ii) conflict with or result in any violation of any provision of the Parent Governing Documents or the organizational or governing documents of any Parent Subsidiary or (iii) conflict with or violate any Laws applicable to Parent or any Parent Subsidiary or any of their respective properties, rights or assets, other than in the case of clauses (i) and (iii), any such violation, breach, conflict, default, termination, modification, cancellation, acceleration, right, loss or Lien that has not prevented or materially impaired and would not prevent or materially impair the ability of Parent or Merger Sub to consummate the Transactions, including the Merger, prior to the Outside Date.
Section 4.4. Litigation; Orders. There are no Actions pending or, to Parent’s Knowledge, threatened against Parent or any Parent Subsidiary or any of their respective properties, rights or assets, and there are no orders, judgments or decrees of or settlement agreements with, any Governmental Entity, that have prevented or materially impaired or would reasonably be expected to prevent or materially impair on the ability of Parent or Merger Sub to consummate the Transactions, including the Merger, prior to the Outside Date.
Section 4.5. Information Supplied. The information supplied by or on behalf of Parent and Merger Sub to be contained in, or incorporated by reference in the Proxy Statement will not, at the date the Proxy Statement is first mailed to the Company Shareholders or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading. Notwithstanding the foregoing provisions of this Section 4.5, no representation or warranty is made by Parent or Merger Sub with respect to information or statements made or incorporated by reference in the Proxy Statement, which information or statements were supplied by or on behalf of the Company.
Section 4.6. Financing.
(a) Parent is a party to and has accepted a fully executed commitment letter dated as of August 10, 2023 (together with all exhibits and schedules thereto, the “Debt Commitment Letter”) from the lenders party thereto (collectively, the “Lenders”) pursuant to which the Lenders have agreed, subject to the terms and conditions thereof, to provide debt financing in the amounts set forth therein. The debt financing contemplated pursuant to the Debt Commitment Letter is collectively referred to in this Agreement as the “Debt Financing.”
(b) Parent has delivered to the Company a true, complete and correct copy of the executed Debt Commitment Letter and fee letters related thereto, subject, in the case of such fee letters, to redaction solely of fee amounts, the rates and amounts included in the “market flex” and other economic provisions that are customarily redacted in connection with transactions of this type and that could not in any event affect the conditionality, enforceability, availability, termination or amount of the Debt Financing.
(c) Except as expressly set forth in the Debt Commitment Letter, there are no conditions precedent to the obligations of the Lenders to provide the full amount of the Debt Financing pursuant to the Debt Commitment Letter. Parent does not have any reason to believe that it will be unable to satisfy on a timely basis all terms and conditions to be satisfied by it in any of the Debt Commitment Letter on or prior to the Closing Date, nor does Parent have Knowledge that any Lender will not perform its obligations thereunder, in each case, assuming the accuracy of the Company’s representations and warranties contained in Article III and compliance by the Company with its covenants contained in Article V and Article VI, in each case, in all material respects. There are no side letters, understandings or other Contracts of any kind relating to the Debt Commitment Letter or the Debt Financing that could adversely affect the conditionality, enforceability, availability, termination or amount of the Debt Financing.
(d) The Debt Financing, when funded in accordance with the Debt Commitment Letter and giving effect to any “flex” provision in or related to the Debt Commitment Letter (including with respect to fees and original issue discount), and assuming the accuracy of the Company’s representations and warranties contained in Article III and compliance by the Company with its covenants contained in Article V and Article VI, in each case, in all material respects, together with cash on hand at Parent, shall provide Parent with cash proceeds on the Closing Date sufficient for the satisfaction of all of Parent’s obligations under this Agreement and the Debt Commitment Letter, including the payment of the Merger Consideration, and any fees and expenses of or payable by Parent or Merger Sub or the other Parent Subsidiaries, and for any repayment or refinancing of any outstanding indebtedness of the Company and/or the Company Subsidiaries contemplated by, or required in connection with the transactions described in, this Agreement or the Debt Commitment Letter (such amounts, collectively, the “Financing Amounts”).
(e) The Debt Commitment Letter constitutes the legal, valid, binding and enforceable obligations of Parent and, to the Knowledge of Parent, all the other parties thereto and are in full force and effect, subject to (a) the effect of bankruptcy, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting the enforcement of creditors’ rights generally and (b) general equitable principles (whether considered in an Action in equity or at law). No event has occurred which (with or without notice, lapse of time or both) would reasonably be expected to constitute a default, breach or failure to satisfy a condition by Parent under the terms and conditions of the Debt Commitment Letter. Parent does not have any reason to believe that any of the conditions to the Debt Financing will not be satisfied by Parent on a timely basis or that the Debt Financing will not be available to Parent on the Closing Date, assuming the accuracy of the Company’s representations and warranties contained in Article III and compliance by the Company with its covenants contained in Article V and Article VI, in each case, in all material respects. Parent has paid in full any and all commitment fees or other fees required to be paid pursuant to the terms of the Debt Commitment Letter on or before the entry into this Agreement. The Debt Commitment Letter has not been modified, amended or altered prior to the execution and delivery of this Agreement and none of the respective commitments under the Debt Commitment Letter have been terminated, reduced, withdrawn or rescinded in any respect.
(f) In no event shall the receipt or availability of any funds or financing (including the Debt Financing) by Parent or any Parent Subsidiaries or any other financing or other transactions be a condition to any of the Parent or Merger Sub’s obligations under this Agreement.
Section 4.7. Finders and Brokers. Other than Morgan Stanley & Co., LLC, neither Parent nor any Parent Subsidiary has employed, engaged or made any arrangements with any investment banker, broker or finder in connection with the Transactions who is entitled to any fee, any commission or any reimbursement of expenses in connection with this Agreement or upon or as a result of the consummation of the Merger.
Section 4.8. Share Ownership. Neither Parent nor any Parent Subsidiary owns any Company Ordinary Shares as of the date hereof.
Section 4.9. No Merger Sub Activity. Since its date of formation, Merger Sub has not engaged in any activities or incurred any obligations other than in connection with this Agreement and the Transactions.
Section 4.10. Solvency. No transfer of property is being made, and no obligation is being incurred, in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Parent, the Company, any Company Subsidiaries or any Parent Subsidiaries. Immediately after giving effect to the consummation of the transactions contemplated by this Agreement (including any financings being entered into in connection therewith): (a) the Fair Value of the assets of Parent and Parent Subsidiaries, taken as a whole, shall be greater than the total amount of Parent’s and Parent Subsidiaries’ liabilities (including all liabilities, whether or not reflected in a balance sheet prepared in accordance with GAAP, and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed), taken as a whole; (b) Parent and Parent Subsidiaries, taken as a whole, shall be able to pay their debts and obligations in the ordinary course of business as they become due; and (c) Parent and Parent Subsidiaries, taken as a whole, shall have adequate capital to carry on their businesses and all businesses in which they are about to engage. For the purposes of this Agreement, “Fair Value” means the amount at which the assets (both tangible and intangible), in their entirety, of Parent and Parent Subsidiaries would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.
Section 4.11. No Other Representations. Except for the express written representations and warranties made by Parent and Merger Sub contained in this Article IV, neither Parent, Merger Sub nor any Representative or other Person on behalf of Parent or Merger Sub makes any express or implied representation or warranty with respect to Parent, Merger Sub or any of their respective affiliates, or of Parent’s or Merger Sub’s business, assets, liabilities, financial condition or results of operations or with respect to any other information provided to the Company in connection with the Transactions or with respect to future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects), and the Company expressly disclaims reliance on any representation or warranty of Parent, Merger Sub or any other Person other than the representations and warranties expressly contained in this Article IV.
ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS
PENDING THE MERGER
Section 5.1. Conduct of Business by the Company Pending the Closing. The Company agrees that between the date hereof and the earlier of the Effective Time or the date, if any, on which this Agreement is validly terminated pursuant to Section 8.1, except as set forth in Section 5.1 of the Company Disclosure Letter, as specifically permitted or required by this Agreement, as required by applicable Law or as consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company (a) shall, and shall cause each Company Subsidiary to, use reasonable best efforts to conduct its business in all material respects in the ordinary course of business, preserve intact its and their present business organizations, goodwill and ongoing businesses and preserve its and their relationships with material customers, suppliers, vendors, licensors and licensees (provided, that any action or inaction addressed in, and permitted by, Section 5.1(b), shall not constitute a breach of this Section 5.1(a)); and (b) shall not, and shall cause each Company Subsidiary not to, directly or indirectly:
(i) amend, modify, waive, rescind, change or otherwise restate (i) the Company’s or (ii) any Company Subsidiary’s certificate of incorporation, bylaws or equivalent organizational documents, in the case of this clause (ii), in a manner that would reasonably be expected to be material to the Company or any Company Subsidiary, respectively;
(ii) authorize, declare, set aside, make or pay any dividends on or make any distribution with respect to its outstanding ordinary shares or other equity interests (whether in cash, assets, shares or other securities of the Company or any Company Subsidiary) (other than dividends or distributions made by any wholly owned Company Subsidiary to the Company or any wholly owned Company Subsidiary), or enter into any agreement and arrangement with respect to voting or registration, or file any registration statement (other than any Form S-8 or Form S-3) with the SEC with respect to any, of its ordinary shares or other equity interests or securities;
(iii) split, combine, subdivide, reduce or reclassify any of its ordinary shares, other equity interests or securities convertible or exchangeable into, or exercisable for, any of its ordinary shares or other equity interests, or redeem, purchase or otherwise acquire any of its ordinary shares, other equity interests or securities convertible or exchangeable into, or exercisable for, any of its ordinary shares or other equity interests, or issue or authorize the issuance of any of its ordinary shares, other equity interests, securities convertible or exchangeable into, or exercisable for, any of its ordinary shares or other equity interests or any other securities in respect of, in lieu of or in substitution for, any of its ordinary shares or other equity interests or securities convertible or exchangeable into, or exercisable for, any of its ordinary shares or other equity interests, except for (A) the acceptance of Company Ordinary Shares as payment of the exercise price of Company Options or for withholding Taxes in respect of Company Equity Awards or (B) any such transaction involving only wholly owned Company Subsidiaries;
(iv) issue, deliver, grant, sell, pledge, dispose of or encumber, or authorize the issuance, delivery, grant, sale, pledge, disposition or encumbrance of, any shares, voting securities or other equity interest in the Company or any Company Subsidiary or any securities convertible into or exchangeable or exercisable for any such shares, voting securities or equity interest, or any rights, warrants or options to acquire any such shares, voting securities or equity interest or any “phantom” shares, “phantom” share rights, share appreciation rights or share based performance units, including without limitation any Company Equity Award under any existing Company Equity Plan (except as otherwise provided by the terms of the Company Equity Award), other than (A) issuances of Company Ordinary Shares in respect of any exercise, vesting or settlement, as applicable, of Company Equity Awards in accordance with their respective terms, (B) withholding or sales of Company Ordinary Shares pursuant to the exercise of Company Options or pursuant to the settlement of Company Equity Awards in order to satisfy payment of the exercise price of Company Options or for withholding Taxes, or (C) transactions solely between the Company and a wholly owned Company Subsidiary or solely between wholly owned Company Subsidiaries or (D) as expressly permitted pursuant to Section 5.1(b)(v);
(v) except as required by any Company Benefit Plan as in existence as of the date hereof or any collective bargaining agreement or other agreement with a Union, (A) increase the compensation or benefits payable or to become payable to any current or former directors, individual consultants who are natural persons or employees of the Company or any Company Subsidiary, other than increases in annual base compensation (whether salary, wage rates or fees) in the ordinary course of business consistent with past practice for individuals who are not Specified Employees, provided that the aggregate budgeted amount of such increases shall not increase by more than four percent (4%) of the aggregate budgeted amount of such compensation as in effect as of the date hereof with respect to such employees, (B) enter into any collective bargaining agreement or other contract with a Union, or recognize any Union or other employee representative group or labor organization as the representative of any of the employees of the Company or any of the Company Subsidiaries, (C) establish, adopt, enter into, materially amend or terminate any Company Benefit Plan or any plan or arrangement which would be a Company Benefit Plan if in effect as of the date hereof (including any employment, severance, incentive, change in control or retention arrangement), other than any such actions that are in the ordinary course of business consistent with past practice, and, with respect to Company Benefit Plans providing health, dental, vision or other medical benefits, would not increase costs to the Company or any of the Company Subsidiaries under such existing Company Benefit Plans by more than four percent (4%) of the aggregate costs of providing benefits under such Company Benefit Plans in effect as of the date hereof to the Company and the Company Subsidiaries (and, for the avoidance of doubt, excluding any increases in costs resulting from ordinary course market rate increase or healthcare cost trends in the applicable jurisdictions), (D) take any action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding of any Company Equity Award or under any Company Benefit Plan, (E) terminate the employment of any Specified Employee, other than for cause, (F) hire any new employee who would be a Specified Employee, (G) provide any funding for any rabbi trust or similar arrangement, or (H) expressly waive any confidentiality, non-compete, non-solicit or other material restrictive covenant agreement of any current or former directors, individual consultants or employees of the Company or any Company Subsidiary;
(vi) acquire (including by merger, consolidation or acquisition of shares or assets or any other means) or authorize or enter into any Contracts providing for any acquisitions of, any equity interests in or assets, real property, personal property or equipment of any Person or any business or division thereof, or otherwise engage in any mergers, consolidations or business combinations, except for (A) transactions solely between the Company and a wholly owned Company Subsidiary or solely between wholly owned Company Subsidiaries, (B) acquisitions of assets, personal property or equipment in the ordinary course of business or (C) acquisitions that are not in excess of $2,000,000 individually or $10,000,000 in the aggregate;

(vii) liquidate (completely or partially), dissolve, restructure, recapitalize or effect any other reorganization (excluding any restructuring, recapitalization or reorganization solely between or among any of the Company and/or the Company Subsidiaries), or adopt any plan or resolution providing for any of the foregoing, excluding the liquidation or dissolving of any inactive or de minimis Company Subsidiaries;
(viii) make any loans, advances or capital contributions to, or investments in, any other Person, except for (A) any such transactions solely among the Company and its wholly owned Company Subsidiaries or solely among the Company’s wholly owned Company Subsidiaries, (B) advances for reimbursable employee expenses in the ordinary course of business or (C) loans, advances, capital contributions or investments that are not in excess of $2,000,000 individually or $10,000,000 in the aggregate;
(ix) other than in accordance with Contracts in effect on the date hereof, sell, lease, assign, abandon, permit to lapse, transfer, exchange, swap or otherwise dispose of, or subject to any Lien (other than Permitted Liens), any of its properties, rights or assets (including shares in the capital of the Company or the Company Subsidiaries) having a value in excess of $2,000,000 individually or $10,000,000 in the aggregate to any Person (provided that such values shall not apply to assets constituting Intellectual Property, provided further that this Section 5.1(b)(ix) shall apply only to Intellectual Property that is material to the business of the Company and the Company Subsidiaries), except (A) dispositions of obsolete, expired or worthless equipment, properties, rights or assets in the ordinary course of business, (B) licenses of Company Intellectual Property entered into in the ordinary course of business consistent with past practice, (C) pursuant to transactions solely among the Company and its wholly owned Company Subsidiaries or solely among wholly owned Company Subsidiaries, (D) sales and transfers and other dispositions of products and services in the ordinary course of business, (E) Company Leases or subleases entered into in the ordinary course of business (provided, that this exception shall not apply to any Company Lease or sublease involving an annual payment of more than $5,000,000), including guarantees in connection with any Company Leases, and (F) dispositions of Company Registered Intellectual Property constituting applications in the ordinary course of prosecution;
(x) enter into any Contract that would, if entered into prior to the date hereof, be a Material Contract, or modify in a manner materially adverse to the Company, amend in a manner materially adverse to the Company or voluntarily terminate any Material Contract (or waive, release or assign any material rights or material claims thereunder), in each case, other than in connection with (A) any action expressly permitted another provision of this Section 5.1(b) or (B) any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) (which shall solely be governed by clause (xv));
(xi) except in accordance with the Company’s capital budget provided to Parent on Section 5.1(b)(xi) of the Company Disclosure Letter, make any capital expenditure or expenditures, enter into agreements or arrangements providing for capital expenditure or expenditures or otherwise commit to do so, except for variations of up to ten percent (10)% of such budget in the aggregate during any specified period;
(xii) commence (other than in the ordinary course of business), waive, release, assign, compromise or settle any claim, litigation, investigation or proceeding (for the avoidance of doubt, including with respect to matters in which the Company or any Company Subsidiary is a plaintiff, or in which any of their officers or directors in their capacities as such are parties), other than the compromise or settlement of any Tax audit, claim or other proceeding (which shall solely be governed by clause (xv)) or any claim, litigation or proceeding that is not brought by Governmental Entities and that: (A) is for an amount not to exceed, for any such compromise or settlement, $1,000,000, individually, or $5,000,000, in the aggregate (in either case, in excess of any amounts covered by insurance) and (B) does not impose any injunctive relief on the Company and the Company Subsidiaries and does not involve the admission of wrongdoing by the Company, any Company Subsidiary or any of their respective officers or directors;
(xiii) make any material change in financial accounting policies, practices, principles or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP or applicable Law;

(xiv) amend or modify in any material respect any Privacy Statement of the Company or any Company Subsidiary other than in the ordinary course of business consistent with past practice or as reasonably necessary to comply with an applicable Data Privacy Obligation;
(xv) (A) change or revoke any material Tax election or adopt or change any material Tax accounting period or material method of Tax accounting, in the case of this clause (A), other than in the ordinary course of business or in a manner consistent with past practice (provided that it is agreed and understood that an entity classification election pursuant to Treasury Regulation Section 301.7701-3 shall be treated as not being made in the ordinary course of business or in a manner consistent with past practice), (B) settle or compromise any material liability for Taxes or any Tax audit, claim or other proceeding relating to a material amount of Taxes for an amount materially in excess of the amount reserved for the Taxes subject to such proceeding on the financial statements of the Company, (C) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) with respect to material Taxes, (D) amend any material Tax Returns (other than any amendments that would not reasonably be expected to result in a material increase to the Tax liability of the Company, the Company Subsidiaries or Parent or its affiliates) or file any material Tax Return that is materially inconsistent with past practice, if any, with respect to filing Tax Returns of the same type for a prior taxable period, (E) surrender any right to claim a material refund of Taxes other than in the ordinary course of business, or (F) with respect to any Company Subsidiary (I) that is treated as a foreign corporation for U.S. federal income Tax purposes and (II) equity interests (meeting the requirements of Section 1504(a)(2) of the Code) of which are owned, for U.S. federal income Tax purposes, by one or more of any of the Company and the Company Subsidiaries that are part of an “Affiliated Group” within the meaning of Section 338(h)(5) of the Code (a “Section 338(g) Company Subsidiary”), cause (x) such Section 338(g) Company Subsidiary not to be a Section 338(g) Company Subsidiary or (y) any “United States person” within the meaning of Section 7701(a)(30) of the Code (excluding any shareholder of the Company) to own (within the meaning of Section 958(a) of the Code), or to be considered as owning by applying the rules of ownership of Section 958(b) of the Code, equity interests (or additional equity interests, as relevant) of such Section 338(g) Company Subsidiary (it being agreed and understood that none of clauses (i) through (xiv) nor clauses (xvi) through (xxvii) of this Section 5.1(b) shall apply to any action to the extent such action would be taken into account solely for Tax purposes and not for corporate or other applicable Law purposes);
(xvi) incur, assume, endorse, guarantee or otherwise become liable for or modify in any material respects the terms of any Indebtedness for borrowed money, issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise) or enter into any swap, forward, futures or hedging transaction or other derivative agreements (or amend or modify any such transaction or agreement)), except for (A) any Indebtedness solely among the Company and its wholly owned Company Subsidiaries or solely among wholly owned Company Subsidiaries, (B) guarantees by the Company of Indebtedness for borrowed money of Company Subsidiaries or guarantees by Company Subsidiaries of Indebtedness for borrowed money of the Company or any Company Subsidiary, which Indebtedness is incurred in compliance with this Section 5.1(b)(xvi) or is outstanding on the date hereof, (C) refinancings, replacements or amendments on market standard terms of Indebtedness incurred pursuant to agreements entered into by the Company or any Company Subsidiary in effect prior to the execution of this Agreement (including the refinancing of the Company Notes), provided, that only existing Indebtedness with a maturity date within eighteen (18) months of the date of this Agreement may be refinanced or replaced pursuant to this clause (C) above, provided further, that such refinanced Indebtedness does not become due in connection with the Merger or does not include material prepayment penalties, and (D) drawing on the Company Credit Agreement as it exists on the date of this Agreement, without giving effect to any expansion or accordion feature, in the ordinary course of business or in order to repay existing Indebtedness if so repaying is commercially reasonable;
(xvii) enter into any transactions or Contracts with any affiliate or other Person (other than any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law)) (which shall solely be governed by clause (xv)) that would be required to be disclosed by the Company under Item 404 of Regulation S-K of the SEC, except in the ordinary course of business;

(xviii) fail in any material respect to maintain the Company’s material insurance policies or comparable replacement policies with respect to the material assets, operations and activities of the Company and the Company Subsidiaries;
(xix) acquire any Material Real Property or modify in a manner materially adverse to the Company or amend in a manner materially adverse to the Company or exercise any right to renew any material Company Lease, in each case, other than in the ordinary course of business and with respect to any Company Lease with payments per annum from the Company less than $5,000,000; provided, that entry into such Company Lease must be consistent with the Company’s capital budget provided to Parent on Section 5.1(b)(xi) of the Company Disclosure Letter;
(xx) other than the Company Shareholders Meeting or as required by the Company Governing Documents or by applicable Law, convene any special meeting (or any adjournment or postponement thereof) of the Company Shareholders;
(xxi) adopt or otherwise implement any shareholder rights plan, “poison-pill” or other comparable agreement;
(xxii) enter into any material new line of business outside the businesses being conducted by the Company and the Company Subsidiaries on the date hereof (excluding planned extensions as of the date hereof and retail marketing initiatives);
(xxiii) except as expressly provided for in any Contracts entered into between the Company and any Company Subsidiaries, on the one hand, and any third party, on the other hand, prior to the date hereof, open or commit to open any new stores or similar retail location or close any stores or similar retail location, unless in any case, such store opening, commitment or closing is in the ordinary course of business and involves an annual payment less than $5,000,000; provided, that any such store opening or commitment must be consistent with the Company’s capital budget provided to Parent on Section 5.1(b)(xi) of the Company Disclosure Letter;
(xxiv) materially deviate from the ordinary course inventory and distribution management practices (by brand or by distribution channel) of the Company or any Company Subsidiary;
(xxv) terminate, modify, or waive in any material respect any right under any material Company Permit;
(xxvi) make any distribution or contribution with respect to cash or other assets of the Company Foundations, other than distributions not in excess of five percentage points (5%) above the minimum annual distributions (i.e., 10% in total) under the Code; or
(xxvii) agree or authorize, in writing or otherwise, to take any of the foregoing actions.
Section 5.2. No Solicitation by the Company.
(a) From and after the date hereof until the earlier of the Closing Date or the date, if any, on which this Agreement is validly terminated pursuant to Section 8.1, the Company agrees that it shall not, and shall cause the Company’s controlled affiliates and all of its directors and officers and any of their other respective Representatives acting on their behalf not to, directly or indirectly: (i) solicit, initiate or knowingly encourage or knowingly facilitate any inquiry, proposal or offer, or the making, submission or announcement of any inquiry, proposal or offer which constitutes or would reasonably be expected to lead to an Acquisition Proposal; (ii) participate in any negotiations regarding, or furnish to any person any information relating to the Company or any Company Subsidiary in connection with an Acquisition Proposal; (iii) adopt, approve, endorse or recommend, or propose to adopt, approve, endorse or recommend, any Acquisition Proposal; (iv) withdraw, change, amend or modify, or otherwise propose to withdraw, change, amend or modify, in a manner adverse to Parent, the Company Board Recommendation; (v) if an Acquisition Proposal has been publicly disclosed, fail to publicly recommend against any such Acquisition Proposal within ten (10) Business Days after the public disclosure of such Acquisition Proposal (or subsequently withdraw, change, amend, modify or qualify, in a manner adverse to Parent, such rejection of such Acquisition Proposal) and reaffirm the Company Board Recommendation within such ten (10) Business Day period (or, if earlier, by the second (2nd) Business Day prior to the Company Shareholders Meeting); (vi) fail to include the Company Board Recommendation in the Proxy Statement; (vii) approve, or authorize, or cause or permit the Company or any Company Subsidiary to enter into, any merger agreement, acquisition agreement, reorganization agreement, letter of intent, memorandum of understanding, agreement in principle, option agreement, joint venture agreement, partnership agreement or similar agreement with respect to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement entered into in accordance with this Section 5.2) (a “Company Acquisition Agreement”); (viii) call or convene a meeting of the Company Shareholders to consider a proposal that would reasonably be expect to materially impair, prevent or delay the consummation of the Transactions; or (ix) resolve or agree to do any of the foregoing (any act described in clauses (iii), (iv), (v), (vi) or (vii) a “Change of Recommendation”). The Company shall, and shall cause the Company’s controlled affiliates and its directors and officers and any of their other respective Representatives acting on their behalf to, cease any activities occurring prior to the date hereof prohibited by the first sentence of this Section 5.2(a) with any persons with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal. Promptly after the date hereof (and in any event within two (2) Business Days following the date hereof), the Company shall (A) request in writing that each person that has heretofore executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal promptly destroy or return to the Company all nonpublic information heretofore furnished by the Company or any of its Representatives to such person or any of its Representatives and (B) terminate access to any physical or electronic data rooms relating to an acquisition of the Company or any portion thereof by such person and its Representatives. The Company shall enforce, and not waive, terminate or modify without Parent’s prior written consent, any standstill or similar provision in any confidentiality, standstill or other agreement; provided that, if the Company Board of Directors determines in good faith after consultation with the Company’s outside legal counsel that the failure to waive a particular standstill provision would be reasonably likely to violate the directors’ fiduciary or statutory duties under applicable Law, the Company may, with prior written notice to Parent, waive such standstill solely in order to permit the applicable person (if it has not been solicited in violation of this Section 5.2 in any non-de minimis respect) to make, on a confidential basis to the Company Board of Directors, an Acquisition Proposal, conditioned upon such person agreeing to disclosure of such Acquisition Proposal to Parent, in each case as contemplated by this Section 5.2. For purposes of this Section 5.2, the term “person” means any Person or “group,” as defined in Section 13(d) of the Exchange Act, other than, with respect to the Company, Parent or any Parent Subsidiary or any of its or their Representatives. For the avoidance of doubt, any violation of the restrictions set forth in this Section 5.2 by any of the Company’s controlled affiliates or any of its directors or officers shall be a breach of this Section 5.2 by the Company.
(b) Notwithstanding the limitations set forth in Section 5.2(a), if the Company receives, prior to the Company Shareholder Approval being obtained, an unsolicited, bona fide, written Acquisition Proposal that did not result from a non-de minimis breach of this Section 5.2, which the Company Board of Directors determines in good faith after consultation with the Company’s outside legal counsel and financial advisor (i) constitutes a Superior Proposal or (ii) would reasonably be expected to result in a Superior Proposal, then in either event the Company may take the following actions: (x) furnish nonpublic information with respect to the Company to the person making such Acquisition Proposal, if, and only if, prior to so furnishing such information, the Company receives from such person an executed Acceptable Confidentiality Agreement and the Company also provides Parent, prior to or substantially concurrently with the time such information is provided or made available to such person, any nonpublic information furnished to such other person that was not previously furnished to Parent, and (y) engage in or otherwise participate in discussions or negotiations with such person with respect to such Acquisition Proposal and its Representatives.
(c) The Company shall promptly (and in any event within forty-eight (48) hours) notify Parent of the Company’s or any of its affiliates’ or its or their respective Representatives’ receipt of any Acquisition Proposal, any proposals or inquiries that would reasonably be expected to lead to an Acquisition Proposal, or any inquiry or request for nonpublic information relating to the Company or any Company Subsidiary by any person who has made or would reasonably be expected to make any Acquisition Proposal. Such notice shall indicate the identity of the person making the Acquisition Proposal, inquiry or request, and the material terms and conditions of any such proposal or offer, including unredacted copies of all written proposals or offers, including proposed agreements received by the Company or, if such Acquisition Proposal is not in writing, a reasonably detailed written description of the material terms and conditions thereof. Without limiting the Company’s other obligations under this Section 5.2, the Company shall keep Parent reasonably informed on a prompt and timely basis (and in any event, within forty-eight (48) hours) of the status and material terms (including any amendments or proposed amendments to such material terms) of any such Acquisition Proposal or potential

Acquisition Proposal, including by providing unredacted copies of all written proposals or offers. Without limiting the Company’s other obligations under this Section 5.2, the Company shall promptly provide (and in any event within twenty-four (24) hours) to Parent any material nonpublic information concerning the Company provided to any other person in connection with any Acquisition Proposal that was not previously provided to Parent. Without limiting the foregoing, the Company shall promptly (and in any event within twenty-four (24) hours after such determination) inform Parent in writing if the Company determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal pursuant to Section 5.2(b). The Company agrees that it will not, directly or indirectly, enter into any agreement with any person which directly or indirectly prohibits the Company from providing any information to Parent in accordance with, or otherwise complying with, this Section 5.2.
(d) Notwithstanding anything in this Section 5.2 to the contrary, but subject to Section 5.2(e), at any time prior to the Company Shareholder Approval being obtained, the Company Board of Directors may (i) make a Change of Recommendation in response to an Intervening Event if the Company Board of Directors has determined in good faith after consultation with the Company’s outside legal counsel and financial advisor, that the failure to take such action would be reasonably likely to violate the directors’ fiduciary or statutory duties under applicable Law or (ii) make a Change of Recommendation and/or cause the Company to terminate this Agreement pursuant to and in accordance with Section 8.1(h) in order to enter into a Company Acquisition Agreement for an Acquisition Proposal received after the date of this Agreement that did not result from a non-de minimis breach of this Section 5.2 (and such Acquisition Proposal is not withdrawn) if the Company Board of Directors determines in good faith after consultation with the Company’s outside legal counsel and financial advisor that such Acquisition Proposal constitutes a Superior Proposal, but only if the Company Board of Directors has determined in good faith after consultation with the Company’s outside legal counsel and financial advisors, the failure to take such action would be reasonably likely to violate the directors’ fiduciary or statutory duties under applicable Law; provided that notwithstanding anything to the contrary herein, neither the Company nor any Company Subsidiary shall enter into any Company Acquisition Agreement unless this Agreement has been, or is concurrently, validly terminated in accordance with Section 8.1.
(e) Prior to the Company taking any action permitted (i) under Section 5.2(d)(i), the Company shall provide Parent with three (3) Business Days’ prior written notice advising Parent that the Company Board of Directors intends to effect a Change of Recommendation and specifying, in reasonable detail, the reasons therefor, and during such three (3) Business Day period (which period shall expire at 11:59 p.m., Eastern Time, on the third (3rd) Business Day), the Company shall cause its Representatives (including its executive officers) to negotiate in good faith (to the extent Parent desires to negotiate) any proposal by Parent to amend the terms and conditions of this Agreement in a manner that would obviate the need to effect a Change of Recommendation and, if at the end of such three (3) Business Day period (which period shall expire at 11:59 p.m., Eastern Time, on the third (3rd) Business Day) the Company Board of Directors again makes the determination under Section 5.2(d)(i) in good faith (after taking into account any amendments proposed by Parent) or (ii) under Section 5.2(d)(ii), the Company shall provide Parent with three (3) Business Days’ prior written notice advising Parent that the Company Board of Directors intends to take such action and specifying the material terms and conditions of the Acquisition Proposal, including a copy of any proposed definitive documentation, and during such three (3) Business Day period (which period shall expire at 11:59 p.m., Eastern Time, on the third (3rd) Business Day), the Company shall cause its Representatives (including its executive officers) to negotiate in good faith (to the extent Parent indicates to the Company in writing that it desires to negotiate) any proposal by Parent to amend the terms and conditions of this Agreement such that such Acquisition Proposal would no longer constitute a Superior Proposal and at the end of such three (3) Business Day period (which period shall expire at 11:59 p.m., Eastern Time, on the third (3rd) Business Day) the Company Board of Directors again makes the determination under Section 5.2(d)(ii) (after in good faith taking into account the amendments proposed by Parent). With respect to Section 5.2(e)(ii), if there are any material amendments, revisions or changes to the terms of any such Superior Proposal (including any revision to the amount, form or mix of consideration the Company Shareholders would receive as a result of the Superior Proposal), the Company shall notify Parent of each such amendment, revision or change in compliance with Section 5.2(c) and the applicable three (3) Business Day period shall be extended until at least two (2) Business

Days after the time that Parent receives notification from the Company of each such revision, and the Company Board of Directors shall not take any such action permitted under Section 5.2(d)(ii) prior to the end of any such period (which period shall expire at 11:59 p.m., Eastern Time, on the applicable day) as so extended in accordance with the terms of this Section 5.2(e).
(f) Nothing in this Agreement shall prohibit the Company or the Company Board of Directors from (i) disclosing to the Company Shareholders a position contemplated by Rules 14d-9 and 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, (ii) making any “stop, look and listen” communication to the Company Shareholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act or (iii) making any legally required disclosure to the Company Shareholders with regard to an Acquisition Proposal, which actions, in the case of clauses (i) - (iii), shall not constitute or be deemed to constitute a Change of Recommendation; provided that, if any such disclosure or communication have the substantive effect of withdrawing, qualifying or modifying the Company Board Recommendation, such disclosure or communication shall constitute a Change of Recommendation unless the Company expressly reaffirms the Company Board Recommendation in such disclosure or communication.
Section 5.3. Preparation of the Proxy Statement; Company Shareholders Meeting.
(a) As promptly as reasonably practicable following the date of this Agreement (but in no event more than twenty (20) Business Days thereafter (provided, that Parent complies with its obligations in this Section 5.3)), the Company shall prepare the Proxy Statement in preliminary form and shall cause such Proxy Statement to be filed with the SEC. Parent shall provide to the Company all information concerning Parent, Merger Sub, and their respective affiliates as may be reasonably requested by the Company in connection with the Proxy Statement and shall otherwise reasonably assist and cooperate with the Company in the preparation of the Proxy Statement and the resolution of any comments thereto received from the SEC. The parties shall respond as promptly as practicable to any comments from the SEC or the staff of the SEC and file such other documents with the SEC as may be reasonably requested by the SEC in connection with the Proxy Statement. Each party shall notify the other party promptly of the receipt of any comments (whether written or oral) from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply the other party with copies of all correspondence between such party and any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement or the transactions contemplated by this Agreement. The Proxy Statement shall comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act. If at any time prior to the Company Shareholders Meeting (or any adjournment or postponement thereof) any information relating to Parent or the Company, or any of their respective affiliates, officers or directors, is discovered by Parent or the Company, as applicable, that should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include a misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed by the parties with the SEC and, to the extent required by applicable Law, disseminated to the Company Shareholders. The Company shall use reasonable best efforts to cause the commencement of the dissemination of the Proxy Statement to occur as promptly as reasonably practicable after the earlier of (i) two (2) Business Days after the resolution of any comments of the SEC or the staff of the SEC with respect to the preliminary Proxy Statement or (ii) two (2) Business Days after (A) receiving notification that the SEC is not reviewing the preliminary Proxy Statement or (B) if the SEC has not affirmatively notified the Company by 11:59 P.M. (Eastern time) on the tenth (10th) calendar day following the filing of the preliminary Proxy Statement with the SEC, oral confirmation from the staff of the SEC that the SEC is not reviewing the preliminary Proxy Statement (it being agreed that if the Company shall not receive such notification within such 10 calendar day period, the Company shall promptly contact the staff of the SEC to request confirmation that the SEC does not intend to review the preliminary Proxy Statement). Prior to the filing of the Proxy Statement (or any amendment or supplement thereto) or any dissemination thereof to the shareholders of the Company, or responding to any comments from the SEC with respect thereto, the Company shall provide Parent with a reasonable opportunity to review and to propose comments on such document or response, which the Company shall consider in good faith.

(b) Subject to the earlier termination of this Agreement in accordance with Section 8.1, the Company shall (i) within five (5) days after the date of this Agreement, conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act for a record date for the Company Shareholders Meeting and (ii) duly call, give notice of, convene and hold a meeting of the Company Shareholders for the purpose of seeking the Company Shareholder Approval (as it may be adjourned or postponed as provided below, the “Company Shareholders Meeting”) as soon as reasonably practicable and legally permitted after the date hereof (but in no event later than forty (40) days following the mailing of the Proxy Statement), and the Company shall submit such proposal to the Company Shareholders at the Company Shareholders Meeting and shall not submit any other proposal to the Company Shareholders in connection with the Company Shareholders Meeting (other than an advisory vote regarding merger-related compensation and a customary proposal regarding adjournment of the Company Shareholders Meeting or any proposal reasonably required by applicable Law in connection with the transactions contemplated by this Agreement) without the prior written consent of Parent. The Company agrees to use its reasonable best efforts to provide Parent with periodic updates (including voting reports) concerning proxy solicitation results, as reasonably requested by Parent.
(c) Notwithstanding anything to the contrary contained in this Agreement, the Company shall not adjourn or postpone the Company Shareholders Meeting without Parent’s prior written consent; provided that without Parent’s prior written consent, the Company may adjourn or postpone the Company Shareholders Meeting (i) to the extent necessary to ensure that any supplement or amendment to the Proxy Statement required by Law is provided to the shareholders of the Company within a reasonable amount of time in advance of the Company Shareholders Meeting, (ii) if there are not sufficient affirmative votes in person or by proxy at such meeting to constitute a quorum at the Company Shareholders Meeting or to obtain the Company Shareholder Approval, to allow reasonable additional time for solicitation of proxies for purposes of obtaining a quorum or the Company Shareholder Approval or (iii) if the Company otherwise reasonably determines in good faith that the Company Shareholder Approval is unlikely to be obtained or that it is otherwise advisable to do so to ensure that any information is provided to its shareholders within a reasonable amount of time in advance of the Company Shareholders’ Meeting; provided that unless agreed to in writing by Parent, any such adjournment or postponement shall be for a period of no more than ten (10) Business Days. The Company shall use its reasonable best efforts to (A) solicit from the Company Shareholders proxies in favor of the adoption of this Agreement and approval of the Transactions, including the Merger and (B) take all other action necessary or advisable to secure the Company Shareholder Approval, including, unless the Company Board of Directors has validly made a Change of Recommendation in accordance with Section 5.2, by communicating to the Company Shareholders the Company Board Recommendation and including such Company Board Recommendation in the Proxy Statement. Notwithstanding any Change of Recommendation, unless this Agreement is terminated in accordance with its terms, (x) the Company Shareholders Meeting shall be convened and this Agreement shall be submitted to the Company Shareholders for approval at the Company Shareholders Meeting, and nothing contained herein shall be deemed to relieve the Company of such obligation and (y) all other obligations of the Parties hereunder shall continue in full force and effect and such obligations shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal (whether or not a Superior Proposal).
(d) Following receipt of Company Shareholder Approval, the Company shall promptly deliver notice (the “Shareholder Notice”) to each Company Shareholder who gave written objection to the Merger in accordance with Section 179(2) of the BVI Act and each Company Shareholder from whom written objection was not required in accordance with Section 179(2) of the BVI Act, which notice shall include the notice to shareholders required by Section 179 of the BVI Act of the approval of the Merger. The Company shall (i) give Parent a reasonable opportunity to review and comment on the Shareholder Notice, and (ii) consider in good faith, and incorporate therein, all comments thereon reasonably proposed by Parent.
Section 5.4. Conduct of Business by Parent Pending the Closing. Notwithstanding anything to the contrary set forth in this Agreement and not in limitation of any other obligations set forth herein, Parent shall, and shall cause each of the Parent Subsidiaries to, from and after the entry into this Agreement until the Effective Time, not acquire a footwear or handbag brand, directly or indirectly by merger, consolidation, acquisition of stock or assets or otherwise, any business, Person or assets from any other Person if such transaction would reasonably be expected to (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any approval, consent, clearance, non-action or other similar action or inaction from any Governmental Entity required in connection with the Transactions, including the Merger, (ii) materially increase the risk of any Governmental Entity enacting, issuing, promulgating, enforcing or entering any Order (whether temporary, preliminary or permanent) that makes unlawful or materially delays the consummation of the Transactions, including the Merger, or (iii) materially increase the risk of the Parties not being able to remove any such Law described in the preceding clause (ii).
ARTICLE VI

ADDITIONAL AGREEMENTS
Section 6.1. Access; Confidentiality; Notice of Certain Events.
(a) From the date hereof until the earlier of the Effective Time or the date, if any, on which this Agreement is validly terminated pursuant to Section 8.1, to the extent permitted by applicable Law and subject to the other provisions of this Section 6.1, the Company shall, and shall cause each Company Subsidiary to, afford to Parent and Parent’s Representatives reasonable access during normal business hours and upon reasonable advance notice to the Company’s and the Company Subsidiaries’ offices, properties, Contracts, personnel, books and records (so long as any such access does not unreasonably interfere with the Company’s business), in each case for the purpose of transition and integration planning and reviewing the performance and operations of the business, the Company and the Company Subsidiaries during such period (and not for the purpose of any actual or potential adverse Action or dispute between the parties or their affiliates) (such permitted purpose, the “Intended Purpose”), and during such period, the Company shall, and shall cause each Company Subsidiary to, furnish as promptly as practicable to Parent all information (financial or otherwise) concerning its business, properties, offices, Contracts and personnel as Parent may reasonably request for the Intended Purpose. Notwithstanding the foregoing, the Company shall not be required to provide Parent or Parent’s Representatives with access to or to disclose information (i) that is prohibited from being disclosed pursuant to the terms of a Contract with a third party entered into prior to the date hereof or after the date hereof in the ordinary course of business (provided, however, that, at Parent’s written request, the Company shall use its reasonable best efforts to (x) obtain the required consent of such third party to such access or disclosure or (y) make appropriate substitute arrangements to permit reasonable access or disclosure not in violation of such consent requirement), (ii) the disclosure of which would violate applicable Law (provided, however, that the Company shall use its reasonable best efforts to make appropriate substitute arrangements to permit reasonable disclosure not in violation of such Law) or (iii) the disclosure of which would cause the loss of any attorney-client, attorney work product or other legal privilege (provided, however, that the Company shall use its reasonable best efforts to allow for such access or disclosure to the maximum extent that such access or disclosure would not jeopardize attorney-client, attorney work product or other legal privilege). Notwithstanding anything to the contrary contained in this Section 6.1(a), any document, correspondence or information or other access provided pursuant to this Section 6.1(a) may be redacted or otherwise limited to prevent disclosure of information concerning or relating to (A) the valuation of the Company, consideration or valuation of the Merger, (B) any Acquisition Proposal, Superior Proposal or Change of Recommendation, each subject to their respective obligations under Section 5.2 or (C) any other similarly confidential information, or any competitively sensitive information. All access pursuant to this Section 6.1(a) shall be (x) coordinated through the General Counsel of the Company or a designee thereof and (y) subject to the Company’s reasonable security measures and insurance requirements. Access pursuant to this Section 6.1(a) shall not include the right to perform invasive testing or environmental sampling of any kind, without the prior written consent of the Company.
(b) Each of the Company and Parent will hold, and will cause its Representatives and affiliates to hold, any nonpublic information in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of the Confidentiality Agreement.
(c) The Company shall give prompt notice to Parent, and Parent shall give prompt written notice to the Company (subject to Section 6.2(b)) (i) of any notice or other communication received by such Party from any Governmental Entity in connection with this Agreement and the Transactions, including the Merger, or from any Person alleging that the consent of such Person is or may be required in connection with the Merger, and (ii) of any legal proceeding commenced or, to such Party’s Knowledge, threatened against such Party or any of its Subsidiaries, affiliates, directors or officers or otherwise relating to, involving or affecting such Party or any of its Subsidiaries, affiliates, directors or officers, in each case in connection with, arising from or otherwise relating to the Merger or any other transaction contemplated by this Agreement.

Section 6.2. Efforts.
(a) Subject to the terms and conditions of this Agreement, Parent (and the Parent Subsidiaries) and the Company (and the Company Subsidiaries) shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the Transactions, including the Merger, as soon as practicable after the date hereof (and in any event by the Outside Date), including (i) preparing and filing or otherwise providing, in consultation with the other Party and as promptly as reasonably practicable and advisable after the date hereof, all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as reasonably practicable (and in any event by the Outside Date) all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Transactions, including the Merger, and (ii) taking all steps as may be necessary, subject to the limitations in this Section 6.2, to obtain all such waiting period expirations or terminations, consents, clearances, waivers, licenses, registrations, permits, authorizations, orders and approvals. In furtherance and not in limitation of the foregoing, each Party, as applicable, agrees to (x) make, or cause to be made, an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions as promptly as reasonably practicable, and in any event within fifteen (15) Business Days after the execution of this Agreement (unless a later date is mutually agreed between the Parties), and to supply as promptly as reasonably practicable and advisable any additional information and documentary materials that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting period under the HSR Act as soon as reasonably practicable (and in any event by the Outside Date) and (y) make all other necessary filings under any applicable Regulatory Law as promptly as reasonably practicable, and to supply as promptly as reasonably practicable and advisable any additional information and documentary materials that may be requested under any Regulatory Laws. Notwithstanding anything to the contrary set forth in this Agreement, none of Parent, Merger Sub or any of their respective Subsidiaries shall be required to, and the Company may not, and not permit any Company Subsidiary to, without the prior written consent of Parent, become subject to, consent to, or offer or agree to, take or commit to take any action with respect to, any requirement, condition, limitation, understanding, agreement or order to (A) sell, license, assign, transfer, divest, hold separate or otherwise dispose of any assets, business or portion of business of the Company, the Surviving Company, Parent, Merger Sub or any Subsidiary of any of the foregoing or (B) impose any restriction, requirement or limitation on the operation of the business or portion of the business of the Company, the Surviving Company, Parent, Merger Sub or any Subsidiary of any of the foregoing (unless, within such clause (B), such restriction, requirement or limitation shall have no material impact on the Company, the Surviving Company, Parent, Merger Sub or any Subsidiary of any of the foregoing or the Transactions); provided that if requested by Parent, the Company or its Subsidiaries will become subject to, consent to or offer or agree to, or otherwise take any action with respect to, any such requirement, condition, limitation, understanding, agreement or order so long as such requirement, condition, limitation, understanding, agreement or order is only binding on the Company or the Company Subsidiaries in the event the Closing occurs. Further, if any Action, including any proceeding by a private party, is instituted (or threatened) challenging or seeking to restrain, prohibit or place conditions on the consummation of the Transactions, including the Merger, or the ownership or operation by Parent, the Company or any of their respective Subsidiaries of all or any portion of their respective businesses as presently conducted and as currently proposed to be conducted, Parent (and the Parent Subsidiaries) and the Company (and the Company Subsidiaries) shall use their reasonable best efforts to defend or contest, including through litigation or other means, any objection to, or Actions challenging, the consummation of the Transactions, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transactions, including the Merger.
(b) Each of Parent and the Company shall, in connection with and without limiting the efforts referenced in Section 6.2(a) to obtain all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits and authorizations for the Transactions under the HSR Act or any other Regulatory Law, (i) cooperate in all respects, including by furnishing to the other as promptly as practicable information and assistance as the other may reasonably request, and consult with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, including by allowing the other Party to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions and reasonably considering in good faith comments of the other Party, (ii) promptly inform the other Party of any communication received by such Party from, or given by such Party to, the Antitrust Division of the Department of Justice (the “DOJ”), the Federal Trade Commission (the “FTC”) or any other Governmental Entity, by promptly providing copies to the other Party of any such written communications, and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the Transactions and (iii) permit the other Party to review in advance any communication that it gives to, and consult with each other in advance of any in-person meeting, telephone call or other meeting or conference (whether by video or otherwise) with, the DOJ, the FTC or any other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent not prohibited by the DOJ, the FTC or other applicable Governmental Entity or other Person, give the other Party the reasonable opportunity to attend and participate thereat; provided, however, that materials required to be provided pursuant to the foregoing clauses (i) - (iii) may be redacted (A) to remove references concerning the valuation of Parent, Company or any of their respective Subsidiaries, (B) as necessary to comply with contractual arrangements and (C) as necessary to address reasonable privilege or confidentiality concerns; provided, further, that each of Parent and the Company may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 6.2(b) as “Outside Counsel Only Material” which such material and the information contained therein shall be given only to the outside antitrust counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Parent on the one hand or the Company on the other) or its legal counsel. Notwithstanding anything in this Agreement to the contrary, Parent shall be entitled to lead the strategy and course of action for seeking and obtaining all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits and authorizations for the Transactions under the HSR Act or any other Regulatory Law, including but not limited to directing and unilaterally determining (i) any decision to pull and refile any Governmental Filing or voluntarily extend any waiting period or review period under the HSR Act or any other applicable Regulatory Law and (ii) any decision to enter into, and the contents of, any agreement (including a timing agreement) with any Governmental Entity to delay and not to consummate the Transactions, provided, that (x) at the time of entry into any timing or similar agreement, the term thereof would not reasonably be expected to extend beyond such time as would allow the parties sufficient time to consummate the Closing prior to the Outside Date and (y) in doing so it must act reasonably and must consider in good faith the views of the Company.
(c) In connection with and without limiting the foregoing, in the event that Parent requests the Company to do so, the Company shall give any notices to third parties required under Contracts, and the Company shall use, and cause each of the Company Subsidiaries to use, its reasonable best efforts to obtain any third party consents to any Contracts that are necessary to consummate the Transactions, including the Merger. Notwithstanding anything to the contrary herein, none of Parent, the Company or any of their respective Subsidiaries shall be required to pay any consent or other similar fee, payment or consideration, make any other concession or provide any additional security (including a guaranty), or amend or modify any Contract, to obtain such third party consents (except, in the case of the Company, if requested by Parent and either (i) reimbursed or indemnified for by Parent or (ii) subject to the occurrence of the Closing).
Section 6.3. Publicity. From and after the date hereof until the earlier of the Closing or the date, if any, on which this Agreement is validly terminated pursuant to Section 8.1, neither the Company nor Parent, nor any of their respective Subsidiaries, shall issue or cause the publication of any press release or other public announcement or disclosure with respect to the Merger, the other Transactions or this Agreement without the prior written consent of the other Party, unless such Party determines, after consultation with outside counsel, that it is required by applicable Law or by any listing agreement with or the listing rules of a national securities exchange or trading market to issue or cause the publication of such press release or other public announcement or disclosure with respect to the Merger, the other Transactions or this Agreement, in which event such Party shall endeavor, on a basis reasonable under the circumstances, to provide a meaningful opportunity to the other Party to review and comment upon such press release or other announcement or disclosure in advance and shall give due consideration to all reasonable additions, deletions or changes suggested thereto; provided, however, that the Company and Parent shall be permitted to issue press releases or make public announcements or disclosure (i) with respect to any Acquisition Proposal or from and after a Change of Recommendation, subject to the obligations of the Company set forth in Section 5.2, or (ii) with respect to any litigation between the Parties relating to this Agreement; provided, further, that each Party and their respective

Subsidiaries and Representatives may make statements that are consistent with previous press releases, public disclosures or public statements made by Parent or the Company in compliance with this Section 6.3 or make statements regarding the actual or expected financial impact (including earnings guidance) of this Agreement or the Transactions on such Party.
Section 6.4. D&O Insurance and Indemnification.
(a) For six (6) years from and after the Effective Time, Parent shall, and shall cause the Surviving Company to, indemnify and hold harmless each past and present director, officer and employee of the Company or any Company Subsidiary and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request or for the benefit of the Company or any Company Subsidiary (collectively, the “Indemnified Parties”) against any costs or expenses (including advancing attorneys’ fees and expenses prior to the final disposition of any actual or threatened claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by applicable Law and the Company Governing Documents; provided that such Indemnified Party agrees in advance to return any such funds to which a court of competent jurisdiction determines in a final, nonappealable judgment that such Indemnified Party is not ultimately entitled), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, investigation, suit or proceeding in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time (including acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Merger or any of the other Transactions), whether asserted or claimed prior to, at or after the Effective Time, in connection with such Person serving as an officer, director, employee or other fiduciary of the Company or any Company Subsidiary or of any other Person, to the fullest extent permitted by applicable Law and the Company Governing Documents or the organizational documents of the applicable Company Subsidiary (as applicable) or any indemnification agreements with such Person in existence on the date of this Agreement. The Parties agree that all rights to elimination of liability, indemnification and advancement of expenses for acts or omissions occurring or alleged to have occurred at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, now existing in favor of the Indemnified Parties as provided in the Company’s or the Company Subsidiaries’ respective certificate of incorporation, certificate(s) of change of name (if any), certificate(s) of merger (if any), memorandum and articles of association or bylaws (or comparable organizational documents) or in any indemnification agreement of the Company or a Company Subsidiary with any Indemnified Party in existence on the date of this Agreement shall survive the Transactions, including the Merger, and shall continue in full force and effect in accordance with the terms thereof. Notwithstanding anything herein to the contrary, if any Indemnified Party notifies the Surviving Company on or prior to the sixth (6th) anniversary of the Effective Time of a matter in respect of which such Person intends in good faith to seek indemnification pursuant to this Section 6.4, the provisions of this Section 6.4 shall continue in effect with respect to such matter until the final disposition of all claims, actions, investigations, suits and proceedings relating thereto.
(b) For six (6) years after the Effective Time, Parent shall cause to be maintained in effect the provisions in (i) the Company Governing Documents and (ii) any indemnification agreement of the Company or a Company Subsidiary with any Indemnified Party in existence on the date of this Agreement, except to the extent that such agreement provides for an earlier termination, in each case, regarding elimination of liability, indemnification of officers, directors and employees and advancement of expenses that are in existence on the date hereof, and no such provision shall be amended, modified or repealed in any manner that would adversely affect the rights or protections thereunder of any such Indemnified Party in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time (including acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Merger or any of the other Transactions).
(c) At or prior to the Effective Time, the Company shall purchase a six (6)-year prepaid “tail” policy on terms and conditions providing coverage retentions, limits and other material terms substantially equivalent to the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and the Company Subsidiaries with respect to matters arising at or prior to the Effective Time; provided, however, that the Company shall not commit or spend on such “tail” policy, in the aggregate, more than three hundred percent (300%) of the last aggregate annual premium paid by the Company prior to the date hereof for the Company’s current policies of directors’ and officers’ liability insurance and fiduciary liability insurance (the “Base Amount”), and if the cost of such “tail” policy would otherwise exceed the Base Amount, the Company shall be permitted to purchase only as much coverage as reasonably practicable for the Base Amount. The Company shall in good faith consult with Parent prior to the Closing with respect to the procurement of such “tail” policy, including with respect to the selection of the broker, available policy price and coverage options.
(d) In the event Parent or the Surviving Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving company or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Company, as the case may be, shall assume the obligations set forth in this Section 6.4. The rights and obligations under this Section 6.4 shall survive consummation of the Merger and shall not be terminated or amended in a manner that is adverse to any Indemnified Party without the written consent of such Indemnified Party. The Parties acknowledge and agree that the Indemnified Parties shall be third party beneficiaries of this Section 6.4, each of whom may enforce the provisions thereof. Parent shall pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided in this Section 6.4. The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Parties have under any organizational documents of the Company or any Company Subsidiary.
Section 6.5. Takeover Statutes. The Parties shall use their respective reasonable best efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to the Merger or any of the other Transactions and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary so that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute on the Merger and the other Transactions. No Change of Recommendation shall change, or be deemed to change, or permit the Company or the Company Board of Directors to change, in any manner or respect, the approval of the Company Board of Directors for purposes of causing any Takeover Statute to be inapplicable to the Merger or any of the other Transactions.
Section 6.6. Obligations of Merger Sub and Parent. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Transactions, including the Merger, upon the terms and subject to the conditions set forth in this Agreement. For the avoidance of doubt, any violation of the obligations of Merger Sub under this Agreement shall also be deemed to be a breach of this Agreement by Parent. Immediately after the execution of this Agreement, Parent shall deliver to the Company evidence of the adoption of this Agreement by Parent, in its capacity as the sole shareholder of Merger Sub, and the consent effecting such adoption shall not be modified or withdrawn after the entry into this Agreement.
Section 6.7. Employee Matters.
(a) Effective as of the Effective Time and for a period of twelve (12) months thereafter (the “Continuation Period”), Parent shall provide or shall cause to be provided to each employee of the Company and Company Subsidiary who continues to be employed by Parent or any Subsidiary thereof (the “Continuing Employees”), (i) a base salary or hourly wage rate and short-term (annual or more frequent) cash bonus or commission opportunities that are no less favorable in the aggregate than the base salary or hourly wage rate and short-term (annual or more frequent) cash bonus or commission opportunities, as applicable, as provided to such Continuing Employee immediately prior to the Effective Time, provided that during the Continuation Period, Parent shall provide or shall cause to be provided to such Continuing Employee a base salary or hourly wage rate, as applicable, that is no less favorable than that provided to such Continuing Employee immediately prior to the Effective Time, (ii) long-term incentive compensation opportunities that are no less favorable than the long-term incentive compensation opportunities provided to such Continuing Employee immediately prior to the Effective Time, provided that in lieu of equity or equity-based compensation, Parent may elect to substitute cash incentive compensation of equivalent value, and (iii) benefits (excluding retention, change in control, defined benefit pension and post-retirement welfare payments or benefits) that are no less favorable in the aggregate to such Continuing Employee than those provided to similarly situated employees of Parent or the Parent Subsidiaries, provided that providing for such Continuing Employee to continue to participate in Company Benefit Plans as in effect immediately prior to the Effective Time shall satisfy this clause (iii) (it being understood that participation in the Parent benefit plans may commence at different times with respect to each

Parent benefit plan as determined by Parent in its sole discretion), and provided further that during the Continuation Period, the medical, dental, vision and other health benefits provided to such Continuing Employee shall be no less favorable in the aggregate than those provided to such Continuing Employee immediately prior to the Effective Time. In addition, Parent shall, and shall cause the Company and the Company Subsidiaries to, provide to each Continuing Employee who is terminated by Parent, the Company or any Company Subsidiary other than for cause during the Continuation Period the severance payments and benefits as set forth on Section 6.7(a) of the Company Disclosure Letter, taking into account the Continuing Employee’s service prior the Effective Time in accordance with Section 6.7(e) and after the Effective Time through the date of termination and without giving effect to any reductions in compensation occurring at or after the Effective Time.
(b) Parent shall, or shall cause the Company and the Company Subsidiaries to, honor all Company Benefit Plans (including all severance, change of control and similar plans and agreements) to Continuing Employees in accordance with their terms as in effect immediately prior to the Effective Time. Without limiting the generality of the foregoing, Parent shall, and shall cause the Company and the Company Subsidiaries to, honor the Company’s retention program providing for retention payments to certain individuals set forth on Section 6.7(b) of the Company Disclosure Letter in connection with the provision of services relating to the Merger to such individuals and on the terms as set forth on Section 6.7(b) of the Company Disclosure Letter (the “Retention Program”). Following the Effective Time, Parent, the Company or one of the Company Subsidiaries shall pay or cause to be paid such retention payments pursuant to the terms of the Retention Program.
(c) Parent agrees to, and agrees to cause the Company and the Company Subsidiaries to, pay bonuses to Continuing Employees under the Company’s annual incentive plan in respect of the fiscal year in which the Effective Time occurs in an amount equal to the annual incentive award earned by such Continuing Employee based on the actual level of performance for the applicable fiscal year through the latest practicable date prior to the Effective Time as determined by the Compensation and Talent Committee of the Company Board of Directors in good faith and consistent with such annual incentive plan, as multiplied by a fraction, the numerator of which is the number of days elapsed during the applicable fiscal year through and including the date of the Effective Time and the denominator of which is the total number of days in the fiscal year in which the Effective Time occurs (the “Prorated Annual Bonuses”). The Prorated Annual Bonuses shall be paid by Parent, the Company or the Company Subsidiaries at the time or times that the Prorated Annual Bonuses would normally be paid by the Company and the Company Subsidiaries, subject to such Continuing Employee’s continued employment through the date that Prorated Annual Bonuses are paid; provided, however, that any Continuing Employee whose employment is terminated on or following the Closing Date and prior to the Prorated Annual Bonus payment date under circumstances that entitle such employee to severance and/or equity award vesting shall be entitled to receive his or her Prorated Annual Bonus, payable as soon as reasonably practicable following the date of such termination of employment.
(d) Notwithstanding anything in this Agreement to the contrary, with respect to any Continuing Employees who are covered by a collective bargaining agreement or other agreement with a Union, Parent’s obligations under this Section 6.7 shall be in addition to, and not in contravention of, any obligations under the applicable collective bargaining agreement or Union agreement or applicable Law.
(e) For all purposes (including purposes of vesting, eligibility to participate and level of benefits) under the employee benefit plans of Parent and the Parent Subsidiaries providing benefits to any Continuing Employees after the Effective Time (the “New Plans”), each Continuing Employee shall be credited with his or her years of service with the Company and the Company Subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Continuing Employee was entitled, before the Effective Time, to credit for such service under any similar or comparable Company Benefit Plan in which such Continuing Employee participated or was eligible to participate immediately prior to the Effective Time; provided that the foregoing shall not apply to the extent that its application would result in a duplication of benefits for the same period of service or with respect to benefit accrual under any defined benefit pension plan. For purposes of each New Plan providing health or welfare benefits to any Continuing Employee, Parent or its applicable Subsidiary shall (i) waive or cause all preexisting condition exclusions or limitations and actively-at-work requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents to the extent that such exclusions or limitations and waiting periods would not apply under a similar or comparable Company Benefit Plan in which such employee participated prior to the Effective Time, and (ii) use reasonable best efforts to cause such Continuing Employee to be given credit under such New Plan for all amounts paid by such

Continuing Employee under any similar or comparable Company Benefit Plan for the plan year that includes the Effective Time for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the plans maintained by Parent or any Parent Subsidiary, as applicable, for the plan year in which the Effective Time occurs.
(f) If, at least thirty (30) Business Days prior to the Effective Time, Parent provides written notice to the Company directing the Company to terminate its 401(k) plan(s), the Company shall terminate any and all 401(k) plans effective as of the day immediately preceding the day on which the Effective Time occurs (the “401(k) Termination Date”). In the event that Parent requests that such 401(k) plan(s) be terminated, the Company shall provide Parent with evidence that such 401(k) plan(s) have been terminated pursuant to resolution of the Company’s Board of Directors at least two (2) Business Days prior to the day on which the Effective Time occurs; provided that, prior to terminating the Company’s 401(k) plan, the Company shall provide Parent with the form and substance of any applicable resolutions or amendments for review and comment and the Company shall consider in good faith any comments promptly received from Parent. If the Company 401(k) plan is terminated pursuant to this Section 6.7(f), then on the Closing Date (such that there is no gap in 401(k) plan participation), Parent shall permit all Continuing Employees who were eligible to participate in any of the Company’s 401(k) plan(s) immediately prior to the 401(k) Termination Date to participate in Parent’s 401(k) plan and shall permit each such Continuing Employee to elect to transfer his or her account balance when distributed from the terminated Company 401(k) plan(s), including any outstanding participant loans, to Parent’s 401(k) plan.
(g) Nothing in this Agreement shall confer upon any Continuing Employee any right to continue in the employ or service of Parent or any affiliate of Parent, or shall interfere with or restrict in any way the rights of Parent or any affiliate of Parent, which rights are hereby expressly reserved, to discharge or terminate the services of any Continuing Employee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between Parent, the Company or any affiliate of Parent and the Continuing Employee or any severance, benefit or other applicable plan or program covering such Continuing Employee. Notwithstanding any provision in this Agreement to the contrary, nothing in this Section 6.7 or otherwise in this Agreement shall (i) be deemed or construed to be an amendment, termination, adoption or other modification of any Company Benefit Plan or employee benefit plan of Parent, Merger Sub or any affiliate thereof, (ii) alter or limit the ability of Parent to amend, modify or terminate any Company Benefit Plan or any other benefit plan, program, agreement or arrangement, or (iii) create any third party rights in any current or former employee or other service provider (or any beneficiaries or dependents thereof) of Parent, the Company or its affiliates.
Section 6.8. Rule 16b-3. Prior to the Effective Time, the Company and Parent shall, as applicable, take all such steps as may be reasonably necessary or advisable hereto to cause any dispositions of Company equity securities (including derivative securities) pursuant to the Transactions by each individual who is a director or officer of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 6.9. Shareholder Litigation. The Company shall provide Parent prompt notice (and in any event within forty-eight (48) hours of the Company having Knowledge of any such litigation) of any litigation brought by any shareholder of the Company or purported shareholder of the Company against the Company, any of the Company Subsidiaries and/or any of their respective directors or officers relating to the Merger or any of the other Transactions or this Agreement, and shall keep Parent informed on a prompt (and in any event within forty-eight (48) hours of any development or update) and timely basis with respect to the status thereof. The Company shall give Parent the opportunity to participate (at Parent’s expense) in the defense or settlement of any such litigation and reasonably cooperate with Parent in conducting the defense or settlement of such litigation (provided, that the Company shall in any event control such defense and/or settlement), and no such settlement shall be agreed without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). In the event of, and to the extent of, any conflict or overlap between the provisions of this Section 6.9 and Section 5.1 or Section 6.2, the provisions of this Section 6.9 shall control.
Section 6.10. Delisting. Each of the Parties agrees to cooperate with the other Parties in taking, or causing to be taken, all actions reasonably necessary to delist the Company Ordinary Shares from the NYSE and terminate its registration under the Exchange Act; provided that such delisting and termination shall not be effective until at or after the Effective Time.

Section 6.11. Director Resignations. The Company shall use its reasonable best efforts to cause to be delivered to Parent resignations executed by each director of the Company in office as of immediately prior to the Effective Time and effective upon the Effective Time. The Company shall use its reasonable best efforts to: (a) cause to be delivered to Parent resignations executed by each director of the Company Foundations in office as of immediately prior to the Effective Time and effective upon the Effective Time, and (b) take such actions as reasonably requested by Parent to appoint the individuals designated in writing by Parent to the board of directors of the Company Foundations with effect upon the Effective Time.
Section 6.12. Financing.
(a) Parent shall, and shall cause each Parent Subsidiary to, use reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things reasonably necessary or advisable to obtain funds sufficient to fund the Financing Amounts on or prior to the date on which the Merger is required to be consummated pursuant to the terms hereof, which may include the issuance and sale of senior unsecured notes and/or the entry into a committed term loan facility (any such (1) notes that have been funded and are not subject to an escrow arrangement, (2) notes that are subject to an escrow agreement, which shall have conditions to funding not less favorable than those set forth in the Debt Commitment Letter as of the date hereof and (3) committed term loan facility, which shall have conditions to funding not less favorable than those set forth in the Debt Commitment Letter as of the date hereof, collectively, the “Replacement Financing”)). In furtherance and not in limitation of the foregoing, Parent shall use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary or advisable to obtain the proceeds of the Debt Financing on the terms and subject only to the conditions described in the Debt Commitment Letter on or prior to the date on which the Merger is required to be consummated pursuant to the terms hereof, including by (i) maintaining in effect the Debt Commitment Letter, (ii) negotiating and entering into definitive agreements with respect to the Debt Financing (the “Definitive Agreements”) consistent with the terms and conditions contained in the Debt Commitment Letter (including, as necessary, the “flex” provisions contained in any related fee letter) or with other terms agreed by Parent and the Financing Parties provided that the conditions to the consummation thereof are not more onerous than the conditions set forth in the Debt Commitment Letter as of the date hereof, without any Prohibited Modification, (iii) satisfying (or obtaining the waiver of) on a timely basis all conditions in the Debt Commitment Letter and the Definitive Agreements that are in Parent’s of any Parent Subsidiary’s control and complying with its obligations thereunder and (iv) enforcing its rights under the Debt Commitment Letter. Parent shall pay, or cause to be paid, as the same shall become due and payable, all fees and other amounts under the Debt Commitment Letter and Definitive Agreements.
(b) Parent or any Parent Subsidiary may (i) amend, modify, replace, assign or agree to any waiver under the Debt Commitment Letter or any Definitive Agreements without the prior written approval of the Company, provided, that neither Parent nor any Parent Subsidiary shall, without the prior written consent of the Company (except if Parent has available sufficient cash on hand or cash from other funding sources pursuant to a Replacement Financing to fund the Financing Amounts) permit, consent to or agree to any amendment, replacement, supplement or modification to, or any waiver of, any provision or remedy under, the Debt Commitment Letter or the Definitive Agreements if such amendment, replacement, supplement, modification, waiver or remedy (A) adds new (or adversely modifies any existing) conditions to the consummation of all or any portion of the Debt Financing, (B) reduces the aggregate principal amount of the Debt Financing unless the aggregate amount of the Debt Financing following such reduction, together with cash on hand and cash available to Parent pursuant to a Replacement Financing, is sufficient to consummate the Merger and pay the other Financing Amounts (it being understood that any mandatory commitment reduction due to obtaining net proceeds of a debt or equity issuance, entry into a limited condition bank loan or obtaining net proceeds of certain asset sales in accordance with the terms of such Debt Commitment Letter (a “Replacement Financing Reduction”) shall be permitted), (C) adversely affects the ability of Parent to enforce its rights against other parties to the Debt Commitment Letter or the Definitive Agreements as so amended, replaced, supplemented or otherwise modified or (D) would otherwise reasonably be expected to prevent, materially impede or materially delay the consummation of the Merger and the other transactions contemplated by this Agreement (the effects described in clauses (A) through (D), collectively, the “Prohibited Modifications”); provided, that notwithstanding the foregoing, Parent or any Parent Subsidiary may modify, supplement or amend the Debt Commitment Letter to (1) add lenders, lead arrangers, bookrunners, syndication agents or similar entities that have not executed the Debt Commitment Letter as of the date of this Agreement and (2) implement or exercise any “market flex” provisions contained in the Debt Commitment Letter or (ii) terminate the Debt Commitment Letter or any Definitive Agreement only if it has obtained Replacement Financing with net proceeds that, together with cash on hand, is sufficient to pay the Financing Amounts. In the event that new commitment letters and/or fee letters are entered into in accordance with any amendment, replacement, supplement, termination or other modification of the Debt Commitment Letter permitted pursuant to this Section 6.12, such new commitment letters and/or fee letters shall be deemed to be the “Debt Commitment Letter” for all purposes of this Agreement and references to “Debt Financing” herein shall include and mean the financing contemplated by the Debt Commitment Letter as so amended, replaced, supplemented or otherwise modified, as applicable. Parent shall promptly deliver to the Company copies of any amendment, replacement, supplement, termination, modification, waiver or replacement of the Debt Commitment Letter and/or any Definitive Agreement.
(c) In the event that any portion of the Debt Financing becomes unavailable (other than in connection with a Replacement Financing Reduction), Parent shall (i) promptly as practicable notify the Company in writing of such unavailability and the reason therefor and (ii) unless Parent has available sufficient cash on hand or cash from other funding sources pursuant to a Replacement Financing to fund the Financing Amounts, use reasonable best efforts, and cause each Parent Subsidiary to use their reasonable best efforts, to arrange and obtain, as reasonably promptly as practicable following the occurrence of such event, alternative financing (on terms and conditions that are not materially less favorable to Parent and/or any Parent Subsidiary, taken as a whole, than the terms and conditions as set forth in the Debt Commitment Letter, taking into account any “market flex” provisions thereof) for any such unavailable portion from the same or alternative sources (the “Alternative Financing”) in an amount sufficient, when taken together with the available portion of the Debt Financing, to consummate the transactions contemplated by this Agreement and to pay the Financing Amounts and, without limiting the foregoing, shall use reasonable best efforts to cause such Alternative Financing to not include any Prohibited Modifications or conditions to the consummation thereof that are more onerous than those set forth in Debt Commitment Letter as of the date hereof. Promptly after obtaining knowledge thereof, Parent shall provide the Company with written notice of any actual or threatened breach, default, cancellation, termination or repudiation by any party to the Debt Commitment Letter or any Definitive Agreement and a copy of any written notice or other written communication from any Lender or other financing source with respect to any actual or threatened breach, default, cancellation, termination or repudiation by any party to the Debt Commitment Letter or any Definitive Agreement of any provision thereof. Parent shall keep the Company reasonably informed on a timely basis of the status of its efforts to consummate the Debt Financing, including any Alternative Financing.
(d) Notwithstanding the foregoing, compliance by Parent with this Section 6.12(d) (or any other provision of this Agreement) shall not relieve Parent of its obligations to consummate the transactions contemplated by this Agreement whether or not the Debt Financing or any Alternative Financing is available. To the extent Parent obtains Alternative Financing or amends, replaces, supplements, terminates, modifies or waives any of the Debt Financing, in each case pursuant to this Section 6.12 and without any Prohibited Modification, references to the “Debt Financing,” “Debt Commitment Letters” and “Definitive Agreements” (and other like terms in this Agreement) shall be deemed to refer to such Alternative Financing, the commitments thereunder and the agreements with respect thereto, or the Debt Financing as so amended, replaced, supplemented, terminated, modified or waived.
Section 6.13. Financing Cooperation.
(a) Prior to the Effective Time, the Company shall use its reasonable best efforts, and shall cause the Company Subsidiaries to use their reasonable best efforts, and shall use its reasonable best efforts, to cause its and their respective Representatives to, provide all customary cooperation and all customary financial information, in each case that is reasonably requested by Parent in connection with any financing, including the Debt Financing, obtained or to be obtained by Parent for the purpose of financing the Transactions or any transaction undertaken in connection therewith (it being understood that the receipt of any such financing is not a condition to the Merger), including by using reasonable best efforts to:
(i) furnish, or cause to be furnished, to Parent (x) audited consolidated balance sheets and related consolidated statements of operations and comprehensive income (loss), consolidated statements of shareholders’ equity and consolidated statements of cash flows for the Company for each of the three (3) most recently completed fiscal years of the Company ended at least sixty (60) days prior to the Closing Date prepared in accordance with GAAP applied on a basis consistent with that of the most recent fiscal year (which Parent hereby acknowledges receiving for the three (3) fiscal years ended March 27, 2021, April 2, 2022 and April 1, 2023) and (y) unaudited consolidated balance sheets and related consolidated statements of operations and comprehensive income (loss), consolidated statements of shareholders’ equity and consolidated statements of cash flows (in each case, subject to normal year-end adjustments and absence of footnotes) for each subsequent fiscal quarter ended on a date that is at least forty (40) days before the Closing Date;
(ii) cause the Company’s and the Company Subsidiaries’ independent accountants, as reasonably requested by Parent, to (a) consent to the use of their audit reports on the financial statements of the Company and the Company Subsidiaries in any materials relating to, or any filings made with the SEC related to, such financing, (b) provide, consistent with customary practice, “comfort letters,” including customary “negative assurances” (including drafts thereof which such accountants are prepared to issue at the time of pricing and at closing of any offering or placement of the Debt Financing) necessary and reasonably requested by Parent in connection with any debt capital markets transaction comprising a part of such financing, and (c) participate in reasonable and customary due diligence sessions, which sessions shall be telephonic or held by videoconference and held at reasonable and mutually agreeable times;
(iii) assist Parent in (including by providing information relating to the Company and the Company Subsidiaries reasonably required and requested by Parent in connection with) its preparation of rating agency presentations, road show materials, bank information memoranda, projections, prospectuses, bank syndication materials, credit agreements, offering memoranda, private placement memoranda, definitive financing documents (as well as customary certificates and “backup” support) and similar or related documents to be prepared by Parent in connection with such financings, and which may incorporate by reference periodic and current reports filed by the Company with the SEC, including any historical financial information of the Company and the Company Subsidiaries required for the preparation by Parent of customary pro forma financial information and pro forma financial statements to the extent required by Regulation S-X under the Securities Act or any other accounting rules and regulations of the SEC, and/or in connection with such financing (it being agreed that the Company need only assist in the preparation thereof but shall not be required to (x) prepare independently any pro forma financial statements or (y) provide any information or assistance relating to (A) the proposed aggregate amount of debt financing, together with assumed interest rates, dividends (if any) and fees and expenses relating to the incurrence of such debt, (B) any post-Closing or pro forma cost savings, synergies, capitalization or ownership desired to be incorporated into any information used in connection with such financing or (C) any financial information related to Parent or any Parent Subsidiaries);
(iv) cooperate with customary marketing efforts of Parent for such financing, including using reasonable best efforts to cause its management team, with appropriate seniority and expertise, to assist in preparation for and to participate in a reasonable number of meetings, presentations, road shows, due diligence sessions (including accounting due diligence sessions), drafting sessions, and sessions with rating agencies, in each case, upon reasonable notice and at mutually agreeable dates and times, which sessions meetings, presentations, road shows and sessions shall be telephonic or held by video conference;
(v) deliver to Parent, no later than four (4) Business Days prior to the Closing Date, any materials and documentation about the Company and the Company Subsidiaries required under applicable “know your customer” and anti-money laundering Laws (including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001), to the extent requested by Parent no less than nine (9) Business Days prior to the Closing Date;
(vi) inform Parent promptly in writing if the Company (A) concludes that any previously issued financial statement of the Company or any of Subsidiaries included in any materials with respect to such financing should no longer be relied upon as per Item 4.02 of Form 8-K under the Exchange Act or (B) shall have determined a restatement of any of the Company’s or the Company Subsidiaries’ financial statements is required or reasonably likely;
(vii) cooperate with respect to the provision of guarantees required by such financing, including by executing and delivering definitive documents related thereto, it being understood that the effectiveness of any such guarantees shall be conditioned upon the occurrence of the Closing; and

(viii) provide customary authorization letters to the Financing Parties authorizing the distribution of information to prospective lenders or investors and containing a representation that the public side versions of such documents, if any, do not include material non-public information about the Company or the Company Subsidiaries (only to the extent such authorization letters contain customary disclaimers for the Company, its affiliates and their respective Representatives with respect to responsibility for the use or misuse of the contents thereof), provided that the Company is afforded adequate time to review such authorization letters and related materials;
provided, however, that (a) no such cooperation shall be required under this Section 6.13 or Section 6.14(b) to the extent it would (i) unreasonably disrupt the conduct of the Company’s business, (ii) require the Company or the Company Subsidiaries to incur any fees, expenses or other liability prior to the Effective Time for which it is not promptly reimbursed or simultaneously indemnified, (iii) be reasonably expected to cause any director, officer or employee of the Company or any Company Subsidiary to incur any personal liability, (iv) require the Company to waive or amend any terms of this Agreement, (v) require the Company or any Company Subsidiary to provide any information that is prohibited or restricted by applicable Law or is legally privileged (provided, however, that the Company shall use its reasonable best efforts to make appropriate substitute arrangements to permit reasonable disclosure not in violation of Law or to allow for such access or disclosure to the maximum extent that does not result in a loss of such legal privilege), (vi) require the Company or any Company Subsidiary or any persons who are officers or directors of such entities to pass resolutions or consents to approve or authorize the execution of such financing or enter into, execute or deliver any certificate, document, instrument or agreement (other than the authorization letters referred to in Section 6.13(a)(viii) above, customary representation letters required in connection with the provision of any “comfort letters” in accordance with Section 6.13(a)(i) above and any supplemental indenture related to a consent solicitation pursuant to Section 6.14(b) in which the changes do not become effective until Closing) or agree to any change or modification of any existing certificate, document, instrument or agreement, (vii) cause any representation or warranty in this Agreement to be breached by the Company or any of the Company Subsidiaries, (viii) conflict with the organizational documents of the Company or any Company Subsidiary or any Laws, (ix) reasonably be expected to result in a material violation or material breach of, or a default (with or without notice, lapse of time, or both) under, any material Contract to which the Company or any of the Company Subsidiaries is a party, (x) require the delivery of any opinion of counsel, or (xi) require the Company or any Company Subsidiary to prepare any financial statements or information that cannot be produced or provided without unreasonable cost or expense and are not prepared in the ordinary course of its financial reporting practice. Nothing contained in this Section 6.13 or otherwise shall require the Company or any Company Subsidiary, prior to the Effective Time, to be an issuer or other obligor with respect to such financing. Parent shall, promptly upon request by the Company, reimburse the Company or any Company Subsidiary for all reasonable and documented out-of-pocket costs incurred by them or their respective representatives in connection with such cooperation and shall reimburse, indemnify and hold harmless the Company and Company Subsidiaries and their respective representatives from and against any and all losses actually suffered or incurred by them in connection with the arrangement of such financing, any action taken by them at the request of Parent or its representatives pursuant to this Section 6.13 and Section 6.14 and any information used in connection therewith, except to the extent resulting from the gross negligence, fraud or willful misconduct of the Company or any Company Subsidiary or any of its their respective representatives, arising from incorrect or misleading information provided by the Company or any Company Subsidiary or any of its their respective representatives.
(b) The Company hereby consents to use of all of its and the Company Subsidiaries’ logos in connection with any financing (subject to the Company having a reasonable opportunity for advance review of and consultation with respect to such use); provided that such logos are used solely in a manner that is reasonable and customary for such purposes and solely in a manner that is not intended to, nor reasonably likely to, harm or disparage the Company or the Company Subsidiaries or the Company’s or the Company Subsidiaries’ reputation or goodwill.
(c) In no event shall the receipt or availability of any funds or financing (including the Debt Financing) by Parent any of its affiliates or any other financing or other transactions be a condition to any of Parent’s obligations under this Agreement. Notwithstanding anything to the contrary in this Agreement, the Company’s breach of any of the covenants required to be performed by it under this Section 6.13 shall not be considered in determining the satisfaction of the condition set forth in Section 7.2(b), unless such breach is the primary cause of Parent being unable to obtain the proceeds of any financing at the Closing.

(d) All non-public or otherwise confidential information regarding the Company or any of the Company Subsidiaries obtained by Parent, the Parent Subsidiaries or any of their respective Representatives pursuant to this Section 6.13 shall be kept confidential in accordance with the Confidentiality Agreement; provided that such information may be disclosed (i) on a confidential basis to prospective lenders, underwriters, initial purchasers, placement agents, dealer managers, solicitation agents, information agents and depositary or other agents during syndication and marketing of the financing subject to such entities entering into confidentiality obligations with Parent on terms similar to those in the Confidentiality Agreement and (ii) on a confidential basis to rating agencies.
Section 6.14. Treatment of Company Indebtedness.
(a) The Company shall use reasonable best efforts (and shall cause the Company Subsidiaries to use their reasonable best efforts) deliver all notices and take all other actions required to facilitate at or prior to the Effective Time the termination of all commitments outstanding under the Company Credit Facilities, the repayment in full of all obligations outstanding thereunder, the release of all Liens securing such obligations and the release of all guarantees in connection therewith. In furtherance and not in limitation of the foregoing, the Company shall use its reasonable best efforts, and shall cause the Company Subsidiaries to use their reasonable best efforts, to deliver to Parent least five (5) days prior to the Closing Date, a draft payoff letter and deliver to Parent at least two (2) Business Days prior to the Closing Date, an executed payoff letter, in each case with respect to each Company Credit Facility (the “Payoff Letter”) in form and substance customary for transactions of this type, from the agent on behalf of the Persons to whom such Indebtedness is owed, which Payoff Letter shall, among other things, include the payoff amount and provide that all guarantees in connection therewith shall, upon the payment of the amount set forth in the Payoff Letter at or prior to the Effective Time, be released and terminated. The Company shall use its reasonable best efforts to include in the Payoff Letter any proposed changes thereto that Parent reasonably requests.
(b) Prior to the Closing Date, Parent shall consult with the Company in good faith with respect to any plans for Parent to (i) commence a tender offer, exchange offer and/or consent solicitation or change of control offer for any of the Company Notes prior to the Closing Date, the settlement of which, in each case, will be contingent on the Closing or (ii) redeem or satisfy and discharge any Company Notes, as of the Effective Time. To the extent reasonably requested by Parent, the Company shall provide reasonable and customary assistance, at Parent’s sole cost and expense, in connection therewith, including using reasonable best efforts to (i) take any actions reasonably necessary or appropriate to be taken to issue conditional redemption notices and/or conditional notices of offers to purchase the Company Notes, the redemption or repurchase of which closes at or following the Effective Time, or other documents necessary to commence a tender offer, exchange offer and/or consent solicitation or change of control offer, as the case may be, for the Company Notes and (ii) cause the applicable trustee to proceed with a tender offer, exchange offer and/or consent solicitation or change of control offer, as the case may be, for the Company Notes, and take any such action as is reasonably necessary to cause the applicable trustee and/or other applicable agent to send the notices of offers to purchase and/or redemption, consent solicitation statement and/or other documents necessary to commence such a transaction, to the holders of the Company Notes on or prior to the Closing Date, as applicable. Parent shall draft all documentation related to any tender offer, exchange offer and/or consent solicitation and shall provide advanced review and consultation to the Company and give reasonable consideration to the comments raised by the Company and its counsel. Notwithstanding the foregoing, the Company shall not be required to give a notice of redemption that is not conditional on Closing.
Section 6.15. Integration and Tax Matters.
(a) The Company (i) shall use commercially reasonable efforts to consult with Parent with respect to, and keep Parent reasonably apprised of, (A) any reorganizations of the corporate structure of the Company and the Company Subsidiaries or (B) any reorganizations, restructurings, transactions or other actions by or among the Company and the Subsidiaries which have a substantial or principal objective relating to Tax planning, including in respect of OECD Pillar Two, in the case of each of clauses (A) and (B), (I) which have a material Tax impact, but (II) excluding (x) any items set forth in Section 5.1 of the Company Disclosure Letter and (y) any actions consistent with past practice and in the ordinary course of the Tax compliance function of the Company and its Subsidiaries (collectively, “Tax Actions”), (ii) shall consider in good faith any comments from Parent in respect of such Tax Actions, and (iii) if Parent reasonably objects to any such Tax Action on the basis that such Tax Action would materially increase the Tax liability of Parent, the Company, or their respective Subsidiaries after the Closing (or materially increase the risk of any material Tax liability of Parent, the Company and their respective Subsidiaries, including as a result of a Tax audit, claim, or other proceeding after the Closing with respect to any taxable period (or portion thereof) ending on or before the Closing Date), shall not, and shall cause each Company Subsidiary not to, consummate such Tax Action unless the Company has received an opinion from a “Big-4” accounting firm or other nationally recognized accounting firm concluding that there is at least “more likely than not-level” support for the reporting position(s) with respect to such Tax Action.
(b) Upon the written request of Parent and at Parent’s sole cost and expense, the Company shall consider in good faith any reasonable request by Parent that the Company and the Company Subsidiaries make Tax elections, implement restructuring transactions, or otherwise take actions, in each case, prior to the Closing, in furtherance of Parent’s integration and Tax planning with respect to the Company and the Company Subsidiaries; provided, for the avoidance of doubt, the Company shall not be required to make any Tax election, implement any restructuring transaction, or otherwise take any action pursuant to this Section 6.15(b) that the Company determines, in its discretion, exercised in good faith, not to make, implement, or take.
(c) At or prior to the Closing, upon the written request of Parent received by the Company at least ten (10) Business Days prior to the Closing, with respect to any Company Subsidiary that is classified as a domestic C corporation for U.S. federal income tax purposes, to the extent the Company is legally able to do so, the Company shall deliver to Parent a certification from such Company Subsidiary pursuant to Treasury Regulations Section 1.1445-2(c) signed by a responsible corporate officer, together with a signed notice as contemplated by Treasury Regulations Section 1.897-2(h).
Section 6.16. BVI Registered Agent. On or prior to the Closing, the Company and Parent shall reasonably cooperate to obtain evidence that the registered agent of the Company in the British Virgin Islands will recognize the authority of Parent to give instructions in relation to the Surviving Company with effect from the Effective Time, including for the purposes of updating the corporate records of the Company to reflect the Merger, the changes to the Company Board of Directors contemplated by Section 1.6 and (if so required by Parent) register the amended and restated memorandum and articles of association of the Company with the Registrar.
ARTICLE VII

CONDITIONS TO CONSUMMATION OF THE MERGER
Section 7.1. Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of each Party to consummate the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Parent, Merger Sub and the Company, as the case may be, to the extent permitted by applicable Law:
(a) Company Shareholder Approval. The Company shall have obtained the Company Shareholder Approval.
(b) Government Consents. (i) The waiting period (or extensions thereof) under the HSR Act relating to the Transactions shall have expired or been terminated and (ii) all applicable filings, registrations, waiting periods (or extensions thereof) and approvals under each other applicable Regulatory Laws relating to the Transactions that is set forth on Section 7.1(b) of the Company Disclosure Letter shall have been made, expired, terminated or obtained, as the case may be.
(c) No Legal Prohibition. No Governmental Entity of competent jurisdiction in any of the jurisdictions set forth on Section 7.1(c) of the Company Disclosure Letter shall have, after the entry into this Agreement, (i) enacted, issued or promulgated any Law that is in effect as of immediately prior to the Effective Time or (ii) issued or granted any order or injunction (whether temporary, preliminary or permanent), and (iii) there shall be no timing agreement with a Governmental Entity entered into in accordance with Section 6.2(b) that is in effect as of immediately prior to the Effective Time, in each case of clauses (i) – (iii), which has the effect of restraining, enjoining or otherwise prohibiting the consummation of the Merger.
Section 7.2. Conditions to Obligations of Parent. The obligations of Parent and Merger Sub to consummate the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Parent and Merger Sub, as the case may be, to the extent permitted by applicable Law:
(a) Representations and Warranties. (A) The representations and warranties of the Company set forth in Section 3.1(a) (Qualification, Organization, etc.), Section 3.1(b) (Qualification, Organization, etc.),

Section 3.2(c) (Capitalization) (other than the first sentence thereof), Section 3.3 (Corporate Authority), Section 3.22 (Opinion of Financial Advisor), Section 3.23 (State Takeover Statues; Anti-Takeover Laws) and Section 3.25 (Finders and Brokers) (in each case, without giving effect to any qualification as to materiality or Company Material Adverse Effect contained therein) shall be true and correct in all material respects as of the Closing as though made as of the Closing (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date); (B) the representations and warranties of the Company set forth in Section 3.8(a) (Absence of Certain Changes) shall be true and correct in all respects as of the Closing as though made as of the Closing; (C) the representations and warranties of the Company set forth in Section 3.2(a) (Capitalization) and the first sentence of Section 3.2(c) (Capitalization) shall be true and correct other than for de minimis inaccuracies as of the Closing as though made as of the Closing (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date); and (D) the other representations and warranties of the Company set forth in this Agreement (without giving effect to any qualification as to materiality or Company Material Adverse Effect contained therein) shall be true and correct as of the Closing as though made as of the Closing (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date), except, with respect to this clause (D), where any failure of any such representation or warranty to be true and correct (without giving effect to any qualification as to materiality or Company Material Adverse Effect contained therein) has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b) Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with the obligations, covenants and agreements required to be performed or complied with by it under the Agreement at or prior to the Closing.
(c) No Company Material Adverse Effect. A Company Material Adverse Effect shall not have occurred on or after the date of the Agreement.
(d) Company Officer’s Certificate. Parent shall have received a certificate, dated as of the Closing Date, signed by the chief executive officer or chief financial officer of the Company, on behalf of the Company, certifying that each of the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) has been satisfied.
Section 7.3. Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by the Company to the extent permitted by applicable Law:
(a) Representations and Warranties. (i) The representations and warranties of Parent and Merger Sub set forth in Section 4.1 (Qualification, Organization, etc.), Section 4.2 (Corporate Authority) and Section 4.7 (Finders and Brokers) (in each case, without giving effect to any qualification as to materiality contained therein) shall be true and correct in all material respects as of the Closing as though made as of the Closing (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date); and (ii) the other representations and warranties of Parent and Merger Sub set forth in this Agreement (without giving effect to any qualification as to materiality contained therein) shall be true and correct as of the Closing as though made as of the Closing (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date), except, with respect to this clause (ii), where any failures of any such representation or warranty to be true and correct (without giving effect to any qualification as to materiality contained therein) would not prevent or materially impair the ability of Parent or Merger Sub to consummate the Transactions, including the Merger, prior to the Outside Date.
(b) Performance of Obligations of Parent. Each of Parent and Merger Sub shall have performed or complied in all material respects with the obligations, covenants and agreements required to be performed or complied with by it under the Agreement at or prior to the Closing.
(c) Parent Officer’s Certificate. The Company shall have received a certificate, dated as of the Closing Date, signed by the chief executive officer or chief financial officer of Parent, on behalf of Parent, certifying that each of the conditions set forth in Section 7.3(a) and Section 7.3(b) has been satisfied.

ARTICLE VIII

TERMINATION
Section 8.1. Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time before the Closing, as follows (with any termination by Parent also being an effective termination by Merger Sub):
(a) by mutual written consent of Parent and the Company;
(b) by the Company, in the event that (i) Parent and/or Merger Sub shall have breached, failed to perform or violated their respective covenants or agreements under this Agreement or (ii) any of the representations and warranties of Parent or Merger Sub set forth in this Agreement shall have become inaccurate, in either case of clauses (i) or (ii) in a manner that would give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b), as applicable, and such breach, failure to perform, violation or inaccuracy is not capable of being cured by the Outside Date or, if capable of being cured by the Outside Date, is not cured by Parent or Merger Sub, as applicable, before the earlier of (x) the third (3rd) Business Day immediately prior to the Outside Date and (y) the forty-fifth (45th) calendar day following receipt of written notice from the Company of such breach, failure to perform, violation or inaccuracy; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(b) if the Company is then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would give rise to the failure of a condition set forth in Section 7.2(a), Section 7.2(b) or Section 7.2(c), as applicable;
(c) by Parent, in the event that (i) the Company shall have breached, failed to perform or violated its covenants or agreements under this Agreement or (ii) any of the representations and warranties of the Company set forth in this Agreement shall have become inaccurate, in either case of clauses (i) or (ii) in a manner that would give rise to the failure of a condition set forth in Section 7.2(a), Section 7.2(b), as applicable, and such breach, failure to perform, violation or inaccuracy is not capable of being cured by the Outside Date or, if capable of being cured by the Outside Date, is not cured by the Company before the earlier of (x) the third (3rd) Business Day immediately prior to the Outside Date and (y) the forty-fifth (45th) calendar day following receipt of written notice from Parent of such breach, failure to perform, violation or inaccuracy; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(c) if Parent or Merger Sub is then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b), as applicable;
(d) by either Parent or the Company if the Closing has not occurred on or before the first anniversary of the date of this Agreement (the “Outside Date”); provided that if on such date, the condition to Closing set forth in Section 7.1(b) or Section 7.1(c) shall not have been satisfied but all other conditions to Closing shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but provided that such conditions shall then be capable of being satisfied if the Closing were to take place on such date), then the Outside Date shall be automatically extended for one three (3) month period and such date shall become the Outside Date for purposes of this Agreement; provided further that if on the date which is three months after the first anniversary of the date of this Agreement, the condition to Closing set forth in Section 7.1(b) or Section 7.1(c) shall not have been satisfied but all other conditions to Closing have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but provided that such conditions shall then be capable of being satisfied if the Closing were to take place on such date), then the Outside Date shall be automatically further extended for one additional three (3) month period and such date as so extended shall become the Outside Date for purposes of this Agreement; provided further that the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to any Party whose failure to fulfill or perform any obligation or covenant under this Agreement has been a principal cause of the failure of the Transactions to be consummated by the Outside Date and such action or failure to act constitutes a material breach of this Agreement (it being agreed that any such failure of Merger Sub shall be deemed to be a failure of Parent);
(e) by Parent, if, prior to obtaining the Company Shareholder Approval, (i) the Company Board of Directors shall have effected a Change of Recommendation or (ii) the Company has materially breached Section 5.2;

(f) by either the Company or Parent if a Governmental Entity of competent jurisdiction shall have issued a final, non-appealable order, injunction, decree or ruling in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the Transactions; provided, that the right to terminate this Agreement pursuant to this Section 8.1(f) shall not be available to any Party whose failure to fulfill or perform any obligation or covenant under this Agreement has been a principal cause of the issuance of such order, injunction, decree or ruling (it being agreed that any such failure of Merger Sub shall be deemed to be a failure of Parent);
(g) by either the Company or Parent, if the Company Shareholder Approval shall not have been obtained upon a vote taken thereon at the Company Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof; or
(h) by the Company, upon written notice to Parent, at any time prior to the receipt of the Company Shareholder Approval, in accordance with Section 5.2(d), in order to accept a Superior Proposal and enter into a Company Acquisition Agreement providing for the consummation of such Superior Proposal; provided, that the Company shall have (i) previously or concurrently paid the Termination Fee in accordance with Section 8.2(b)(iii) and (ii) substantially concurrently with such termination, entered into a Company Acquisition Agreement.
Section 8.2. Effect of Termination.
(a) In the event of the valid termination of this Agreement as provided in Section 8.1, written notice thereof shall forthwith be given to the other Party or Parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and there shall be no liability on the part of Parent, Merger Sub or the Company, except that the Confidentiality Agreement, the last sentence of Section 6.13(a), Section 6.13(c), Section 6.13(d), this Section 8.2 and Section 9.3 through Section 9.12 shall survive such termination; provided that nothing herein shall relieve any Party from liability for actual and intentional fraud or willful breach of this Agreement prior to such termination. For purposes of this Agreement, “willful breach” shall mean an action or omission taken or omitted to be taken that the breaching party intentionally takes (or fails to take) and actually knows would, or would reasonably be expected to, be or cause a material breach of this Agreement.
(b) Termination Fee.
(i) If (A) Parent or the Company terminates this Agreement pursuant to Section 8.1(d) or Section 8.1(g), or Parent terminates this Agreement pursuant to Section 8.1(c), (B) prior to the date of such termination, an Acquisition Proposal is made to the Company Board of Directors, the Company’s management or the Company Shareholder or otherwise becomes publicly known, or any Person publicly proposes or announces an intention to make an Acquisition Proposal, and (C) within twelve (12) months of such termination, an Acquisition Proposal is consummated or a definitive agreement with respect to an Acquisition Proposal is entered into (and such Acquisition Proposal is subsequently consummated), then on or prior to the date any such Acquisition Proposal is consummated, the Company shall, by way of compensation, pay to Parent a fee of $240,000,000 in cash (the “Termination Fee”). Solely for purposes of this Section 8.2(b)(i), the term “Acquisition Proposal” shall have the meaning assigned to such term in Annex A, except that all references to “twenty” percent (20%)” and “eighty percent (80%)” therein shall be deemed to be references to “fifty percent (50%).”
(ii) If (x) Parent terminates this Agreement pursuant to Section 8.1(e), within two (2) Business Days after such termination, the Company shall, by way of compensation, pay to Parent the Termination Fee.
(iii) If the Company terminates this Agreement pursuant to Section 8.1(h), the Company shall, by way of compensation, pay to Parent the Termination Fee prior to or concurrently with and as a condition of its termination pursuant to Section 8.1(h).
(iv) In the event any amount is payable by the Company pursuant to the preceding clauses (i), (ii) or (iii), such amount shall be paid by wire transfer of immediately available funds to an account designated in writing by Parent. For the avoidance of doubt, in no event shall the Company be obligated to pay the Termination Fee on more than one occasion.
(c) Company Expense Reimbursement. Parent shall reimburse the Company on an indemnity basis (by wire transfer of immediately available funds) for its reasonable and documented costs and expenses, including all fees and expenses incurred in connection with the Transactions and the fees and expenses of counsel, accountants, investment bankers, experts and consultants, incurred by the Company in connection with this Agreement and the Transactions (but excluding any success-based fees payable upon the consummation of the Transactions) in an amount not to exceed the Reimbursement Cap in the aggregate (the “Company Expenses”) in the event that: (i) (A) the Company terminates this Agreement pursuant to Section 8.1(d) or Section 8.1(f) or (B) Parent terminates this Agreement pursuant to Section 8.1(d) or Section 8.1(f) at a time when the Agreement is terminable by the Company pursuant to Section 8.1(d) or Section 8.1(f), and (ii) in the event of a termination pursuant to Section 8.1(d), at the time of such termination, all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (or, if any such conditions are by their nature to be satisfied at the Closing, would have been capable of being satisfied on the date of such termination) or waived other than the conditions set forth in Section 7.1(b) and/or Section 7.1(c).
(d) Each Party acknowledges that the agreements contained in this Section 8.2 are an integral part of the Transactions and that, without these agreements, the Parties would not enter into this Agreement. Each Party further acknowledges that the Termination Fee and the Company Expenses are not a penalty, but rather are liquidated damages in a reasonable amount that will compensate Parent and Merger Sub or the Company, as applicable, in the circumstances in which the Termination Fee or the Company Expenses, as applicable, are payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions. In addition, if the Company or Parent fails to pay in a timely manner any amount due pursuant to Section 8.2(b) or Section 8.2(c), then (i) the breaching Party shall reimburse the non-breaching Party for all reasonable out-of-pocket costs and expenses (including disbursements and fees of counsel) incurred in the collection of such overdue amounts, including in connection with any related claims, actions or proceedings commenced and (ii) the breaching Party shall pay the non-breaching Party interest on the amounts payable pursuant to Section 8.2(b) or Section 8.2(c), as applicable, from and including the date payment of such amounts were due to but excluding the date of actual payment at the prime rate set forth in the Wall Street Journal in effect on the date such payment was required to be made. Notwithstanding anything to the contrary in this Agreement, except for the right to seek monetary damages for actual and intentional fraud (solely as it relates to the representations and warranties expressly made in Article III or Article IV) or willful breach (as defined in Section 8.2(a)) occurring prior to the valid termination of this Agreement, and without limiting the Company’s, Parent’s or Merger Sub’s right to specific performance in accordance with Section 9.12, (A) the Termination Fee and the Company Expenses (and any other amounts expressly contemplated by this Section 8.2, if any) shall be the sole and exclusive monetary remedy available to Parent, Merger Sub or the Company, as applicable, in connection with this Agreement and the Transactions in any circumstance in which the Termination Fee or the Company Expenses are required to be paid pursuant to this Section 8.2 and are paid by the Company or Parent, as applicable, in accordance with this Agreement, and (B) upon Parent’s or the Company’s receipt of the full Termination Fee or Company Expenses, as applicable (and any other amounts contemplated by this Section 8.2(d)), pursuant to this Section 8.2 in circumstances in which the Termination Fee or the Company Expenses are required to be paid pursuant to this Section 8.2, none of the Company, any Company Subsidiary, Parent or any Parent Subsidiary or any of their respective former, current or future officers, directors, partners, shareholders, managers, members, affiliates or agents shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions, except for actual and intentional fraud or willful breach (as defined in Section 8.2(a)) or any breach of the Confidentiality Agreement. For the avoidance of doubt, Parent may seek specific performance to cause the Company to consummate the Transactions in accordance with Section 9.12 and the payment of the Termination Fee pursuant to Section 8.2(b), but in no event shall Parent be entitled to both (i) specific performance to cause the Company to consummate the Transactions in accordance with Section 9.12 and (ii) the payment of the Termination Fee pursuant to Section 8.2(b). For the avoidance of doubt, the Company may seek specific performance to cause Parent to consummate the Transactions in accordance with Section 9.12 and the payment of the Company Expenses pursuant to Section 8.2(c), but in no event shall the Company be entitled to both (i) specific performance to cause Parent to consummate the Transactions in accordance with Section 9.12 and (ii) the payment of the Company Expenses pursuant to Section 8.2(c).
(e)
(i) The parties intend that any payment of the Termination Fee, being compensatory in nature, shall not be treated (in whole or in part) as consideration for a taxable supply for the purposes of VAT and, accordingly, each of the Parent and the Company shall, and shall, where relevant, procure that the representative member of any VAT group of which it is a member shall (A) use reasonable best efforts to secure that any Termination Fee payable under this Section 8.2 will not be subject to any VAT and (B) pay the full amount of any such Termination Fee free and clear of any deduction or adjustment pursuant to the following Section 8.2(e)(ii).
(ii) If:
(A) a Tax authority (or, following an appeal to a court or tribunal, such court or tribunal) finally determines that any payment of the Termination Fee constitutes all or part of the consideration for a supply made for VAT purposes in respect of which the recipient of the sum (or the representative member of the VAT group of which the recipient of the sum is a member) is liable to account for VAT, to the extent that such VAT is recoverable by the payor of the sum (or the representative member of the VAT group of which the payor is a member) by way of repayment or credit as input tax, the amount of the sum shall be increased to such amount so that the amount of the sum (including any amount in respect of VAT), less the amount of such repayment or credit in respect of input tax equals the amount of the sum had no such VAT arisen; for the avoidance of doubt if and to the extent that such VAT is irrecoverable by the payor (or the representative member of the VAT group of which the payor is a member) then no additional amount shall to that extent be paid in respect of such VAT and the sum shall, to that extent, be VAT inclusive; and
(B) a Tax authority (or, following an appeal to a court or tribunal, such court or tribunal) finally determines that any payment of the Termination Fee constitutes all or part of the consideration for a supply made for VAT purposes in respect of which the payor of the sum (or the representative member of the VAT group of which the payor is a party) is liable to account for VAT under the reverse charge mechanism, then to the extent that any VAT chargeable on the supply is not recoverable by such payor (or the representative member of the VAT group of which the payor is a member) by way of repayment or credit as input tax, the amount of the sum shall be reduced to such amount so that the aggregate of the sum (as so reduced) and such irrecoverable reverse charge VAT equals the amount of the sum had no such irrecoverable reverse charge VAT arisen.
Such adjusting payment as may be required between the parties to give effect to this Section 8.2(e)(ii) shall be made five (5) Business Days after the date on which the determination by the Tax authority (or court or tribunal, as the case may be) has been communicated to the party required to make the adjusting payment pursuant to this Section 8.2(e)(ii) (together with such evidence of it as it is reasonable in the circumstances to provide and, where Section 8.2(e)(ii)(A) applies, together with the provision of a valid VAT invoice)) or, if later, five (5) Business Days (y) in the case of Section 8.2(e)(ii)(A) after the date on which the VAT is recovered or (z) in the case of Section 8.2(e)(ii)(B) before the date on which the irrecoverable VAT is required to be accounted for (taking into account any applicable extensions of time), provided that in the case of Section 8.2(e)(ii)(B) the party making the adjusting payment has been given written notice of such date not less than fifteen (15) Business Days before.
The party paying the Termination Fee shall (or shall procure that the representative member of the VAT group of which such party is a member shall) use its reasonable best efforts to obtain any available repayment or credit in respect of VAT (as referred to in this Section 8.2(e)(ii)) and for the purposes of this Section 8.2(e)(ii) the extent of such repayment or credit shall be determined by such party, or the relevant representative member of the VAT group, acting reasonably.
ARTICLE IX

MISCELLANEOUS
Section 9.1. Amendment and Modification; Waiver.
(a) Subject to applicable Law and except as otherwise provided in this Agreement, this Agreement may be amended, modified and supplemented by written agreement of each of the Parties.
(b) At any time and from time to time prior to the Effective Time, either the Company, on the one hand, or Parent and Merger Sub, on the other hand, may, to the extent legally allowed and except as otherwise set forth herein, (i) extend the time for the performance of any of the obligations or other acts of the other Parties, as applicable, (ii) waive any inaccuracies in the representations and warranties made by the other Parties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for their respective benefit contained herein. Any agreement on the part of Parent, Merger Sub or the Company to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of Parent or the Company, as applicable. No failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.
Section 9.2. Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.
Section 9.3. Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such costs and expenses. Except as otherwise provided in Section 2.2(b)(i), all transfer, documentary, sales, use, stamp, registration and other such Taxes (“Transfer Taxes”) imposed with respect to or as a result of the transfer of Company Ordinary Shares pursuant to the Merger shall be borne and paid by Parent or Merger Sub and expressly shall not be a liability of holders of Company Ordinary Shares.
Section 9.4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), by electronic mail (notice deemed given upon transmission so long as there is no return error message or other notification of non-delivery received by the sender) or sent by a nationally recognized overnight courier service or express delivery service (notice deemed given upon receipt of proof of delivery), to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):
if to Parent or Merger Sub, to:

Tapestry, Inc.
10 Hudson Yards
New York, New York 10001
Email:	dhoward@tapestry.com
Attention:	David E. Howard

with a copy to:

Latham & Watkins LLP
1271 Avenue of the Americas
New York, New York 10020
Email:	Charles.Ruck@lw.com
Josh.Dubofsky@lw.com
Leah.Sauter@lw.com
Attention:	Charles Ruck
Josh Dubofsky
Leah Sauter

if to the Company, to:

Capri Holdings Limited
90 Whitfield Street, 2nd Floor
London, United Kingdom W1T 4EZ
Email:	Krista.Mcdonough@capriholdings.com
Attention:	Krista Mcdonough

with copies to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Email:	JRCammaker@wlrk.com
MAStagliano@wlrk.com
Attention:	Joshua R. Cammaker
Mark A. Stagliano
Section 9.5. Interpretation. When a reference is made in this Agreement to sections, such reference shall be to a section of this Agreement, unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” As used in this Agreement, the term “affiliates” shall have the meaning set forth in Rule 12b-2 of the Exchange Act. The word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other things extends, and such word or phrase shall not merely mean “if.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The term “or” is not exclusive, and shall be interpreted as “and/or.” The phrases “the date of this Agreement,” “the date hereof,” “of even date herewith” and terms of similar import shall be deemed to refer to the date set forth in the preamble to this Agreement. All references herein to “$” or “dollars” shall be to U.S. dollars. All references to “written” or “in writing” include in electronic form. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. All references to “days” mean calendar days unless Business Days are expressly specified. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day. The table of contents and headings set forth in this Agreement or any schedule delivered pursuant to this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or such schedule or any term or provision hereof or thereof. All references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person, unless otherwise indicated or the context otherwise requires. A reference to any specific Law or to any provision of any Law, whether or not followed by the phrase “as amended,” includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in this Agreement that are made as a specific date, references to any specific Law will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
Section 9.6. Counterparts. This Agreement may be executed manually or by other electronic transmission by the Parties, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the Parties and delivered to the other Parties. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .pdf or DocuSign format shall be sufficient to bind the Parties to the terms and conditions of this Agreement.
Section 9.7. Entire Agreement; Third-Party Beneficiaries.
(a) This Agreement (including the Company Disclosure Letter and the Parent Disclosure Letter) and the Confidentiality Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all other prior agreements (except that the Confidentiality Agreement shall be deemed amended hereby so that until the termination of this Agreement in accordance with Section 8.1, Parent, Merger Sub and the Company shall be permitted to take the actions contemplated by this Agreement) and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof and thereof.
(b) Except as provided in Section 6.4, nothing in this Agreement (including the Company Disclosure Letter and the Parent Disclosure Letter) or in the Confidentiality Agreement, express or implied, is intended to confer upon any Person other than the Parties any rights or remedies hereunder or thereunder.
Section 9.8. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner adverse to any Party or holders of Company Ordinary Shares. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Merger is consummated as contemplated hereby to the extent possible.
Section 9.9. Governing Law; Jurisdiction.
(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other state, provided that (i) the provisions of the BVI Act applicable to the authorization, effectiveness and effects of the Merger will apply to the Merger and (ii) the applicable Law of the BVI shall apply to the standard of conduct governing acts by the Company Board of Directors in connection with this Agreement, including with respect to compliance with statutory and fiduciary duties.
(b) Each of the Parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, or, if (and only if) such courts find they lack jurisdiction, any state court sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding, except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, or, if (and only if) such courts find they lack jurisdiction, any state court sitting in Delaware, and any appellate court from any thereof; (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, or, if (and only if) such courts find they lack jurisdiction, any state court sitting in Delaware, and any appellate court from any thereof; (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in such courts; and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts. Each of the Parties hereto agrees that, notwithstanding the foregoing, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each Party to this Agreement irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 9.9(b) in the manner provided for notices in Section 9.4. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by applicable Law.
Section 9.10. Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE MERGERS OR THE OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED

THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.
Section 9.11. Assignment. This Agreement shall not be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, but without relieving any Party of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns; provided, that Merger Sub may assign this Agreement to any other wholly owned Subsidiary of Parent (it being understood and agreed that (a) no such assignment shall be permitted if such assignment would, or would reasonably be expected to, prevent, impede or materially delay Parent or Merger Sub from performing their respective obligations under this Agreement or consummating the Merger and the other transactions contemplated by this Agreement and (b) no such assignment shall relieve Parent of any of their respective obligations pursuant to this Agreement); provided, further, that, notwithstanding anything in this Agreement to the contrary, Parent shall be responsible for, and shall indemnify and hold harmless the Company and its shareholders from and against, any and all incremental Taxes that result from an assignment by Parent pursuant to this Section 9.11, for the avoidance of doubt including any increase in the amount of Tax required to be deducted or withheld pursuant to Section 2.4.
Section 9.12. Enforcement; Remedies.
(a) Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.
(b) The Parties agree that irreparable injury, for which monetary damages (even if available) would not be an adequate remedy, will occur in the event that any of the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate the Merger or the other Transactions) is not performed in accordance with its specific terms or is otherwise breached. Accordingly, it is agreed that each Party shall be entitled to an injunction or injunctions to prevent or remedy any breaches or threatened breaches of this Agreement by any other Party, a decree or order of specific performance specifically enforcing the terms and provisions of this Agreement and any further equitable relief, in each case in accordance with Section 9.9, this being in addition to any other remedy to which such Party entitled under the terms of this Agreement at law or in equity. The Company’s pursuit of an injunction, specific performance or other equitable remedies at any time shall not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which the Company may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by the Company and its shareholders.
(c) The Parties’ rights in this Section 9.12 are an integral part of the Transactions and each Party hereby waives any objections to any remedy referred to in this Section 9.12 (including any objection on the basis that there is an adequate remedy at Law or that an award of such remedy is not an appropriate remedy for any reason at Law or equity). For the avoidance of doubt, each Party agrees that there is not an adequate remedy at Law for a breach of this Agreement by any Party. In the event any Party seeks any remedy referred to in this Section 9.12, such Party shall not be required to obtain, furnish, post or provide any bond or other security in connection with or as a condition to obtaining any such remedy.
Section 9.13. Financing Entities. Notwithstanding anything in this Agreement to the contrary, the Company, on behalf of itself, the Company Subsidiaries and each of their controlled affiliates hereby: (a) agrees that any legal action, whether in law or in equity, whether in contract or in tort or otherwise, involving the Financing Entities, arising out of or relating to, this Agreement or the Debt Financing shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each Party irrevocably submits itself and its property with respect to any such legal action to the exclusive jurisdiction of such court, (b) agrees that any such legal action shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), except as otherwise provided in any applicable agreement or document relating to the Debt Financing and except to the extent relating to the interpretation of any provisions in this Agreement (including any provision in the Debt Commitment Letter or in any definitive documentation related to the Debt Financing that expressly specifies that the interpretation of such provisions shall be governed by and construed in accordance with the laws of the State of Delaware), (c) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable law trial by jury in any such legal action brought against the Financing Entities in any way arising out of or relating to, this Agreement or the Debt Financing, (d) agrees that none of the Financing Entities will have any liability to the Company, the Company Subsidiaries or any of their controlled affiliates (in each case, other than Parent or the Parent Subsidiaries) relating to or arising out of this Agreement or the Debt Financing (subject to the last sentence of this Section 9.13) and (e) agrees that the Financing Entities are express third party beneficiaries of, and may enforce, any of the provisions of this Section 9.13, and that such provisions and the definition of “Financing Parties” shall not be amended in a manner materially adverse to the Financing Parties without the prior written consent of the Financing Entities (such consent not to be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, nothing in this Section 9.13 shall in any way limit or modify the rights and obligations of the Parent under this Agreement, or any Financing Party’s obligations under the Debt Commitment Letter, or the rights of the Company and the Company Subsidiaries against the Financing Parties with respect to the Debt Financing or any of the transactions contemplated thereby or any services thereunder following the Closing Date.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.
TAPESTRY, INC.

By	/s/ Joanne C. Crevoiserat
Name: Joanne C. Crevoiserat
Title: Chief Executive Officer

SUNRISE MERGER SUB, INC.

By	/s/ David E. Howard
Name: David E. Howard
Title: Sole Director

CAPRI HOLDINGS LIMITED

By	/s/ John D. Idol
Name: John D. Idol
Title: Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

Annex A

Certain Definitions
For the purposes of this Agreement, the term:
“Acceptable Confidentiality Agreement” means a confidentiality agreement entered into after the date hereof that contains terms that (i) are similar in all material respects to the Company than those contained in the Confidentiality Agreement (it being understood that such confidentiality agreement need not contain a “standstill” or similar provision) and (ii) do not in any way restrict the Company or its Representatives from complying with its disclosure obligations under this Agreement.
“Acquisition Proposal” means any offer, proposal or indication of interest from a Person (other than a proposal or offer by Parent or any Parent Subsidiary) at any time relating to any transaction or series of related transactions (other than the Transactions) involving: (a) any acquisition or purchase by any person, directly or indirectly, of more than twenty percent (20%) of any class of outstanding voting or equity securities of the Company (whether by voting power or number of shares), or any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any person beneficially owning more than twenty percent (20%) of any class of outstanding voting or equity securities of the Company (whether by voting power or number of shares); (b) any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving the Company and a person pursuant to which the shareholders of the Company immediately preceding such transaction hold less than eighty percent (80%) of the equity interests in the surviving, resulting or ultimate parent entity of such transaction (whether by voting power or number of shares); or (c) any sale, lease, exchange, transfer or other disposition to a person of more than twenty percent (20%) of the consolidated assets of the Company and the Company Subsidiaries (measured by the fair market value thereof).
“Action” means any demand, action, suit, countersuit, litigation, investigation, audit, claim, examination, arbitration or proceeding by or before any Governmental Entity or any arbitration or mediation tribunal.
“Anti-Corruption Law” means any Law related to combating bribery and corruption, including legislation implementing the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions or the U.N. Convention Against Corruption including, the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and the U.K. Bribery Act 2010, as well as the relevant provisions of the 231 Decree.
“Anti-Money Laundering Law” means any Law related to combatting money laundering and terrorist financing, including but not limited to the U.S. Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, the Currency Transactions Reporting Act of 1970, as amended, and any other similar anti-money laundering and counter-terrorism financing Laws, including Italian Legislative Decree no. 231/2007 and the relevant provisions of the 231 Decree.
“Business Days” means any day, other than a Saturday, Sunday and any day on which banking institutions located in New York City, the British Virgin Islands or London are authorized or required by applicable Law or other governmental action to close.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company Credit Agreement” means that certain Revolving Credit Agreement, dated as of July 1, 2022, by and among the Company, Michael Kors (USA), Inc., the Foreign Subsidiary Borrowers (as defined therein) from time to time party thereto, the Guarantors (as defined therein) from time to time party thereto, the Lenders (as defined therein) from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Issuing Banks (as defined therein) from time to time party thereto.
“Company Credit Facility” means each of the Company Credit Agreement, the Company Term Loan and the Company Guarantee.
“Company Equity Awards” means the Company Options, the Company RSUs and the Company PSUs.
“Company Equity Plan” means the Company’s Third Amended and Restated Omnibus Incentive Plan, as it may be amended and restated from time to time.
“Company Foundations” means the Versace Foundation, the Jimmy Choo Foundation and the Capri Holdings Foundation for the Advancement in Diversity in Fashion.

“Company Governing Documents” means the Amended and Restated Memorandum and Articles of Association of the Company, as amended.
“Company Guarantee” means the Parent Company Guarantee, dated as of December 5, 2022, by and among the Company, as guarantor, Banca Nazionale del Lavoro S.p.A., Intesa Sanpaolo S.p.A. and UniCredit S.p.A.
“Company Intellectual Property” means all Intellectual Property owned by the Company or any Company Subsidiary.
“Company Material Adverse Effect” means any Effect that, (a) individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the financial condition, business or operations of the Company and the Company Subsidiaries, taken as a whole; provided, however, that no Effects to the extent resulting or arising from the following shall be deemed to constitute a Company Material Adverse Effect or shall be taken into account when determining whether a Company Material Adverse Effect exists or has occurred: (i) any changes in United States, regional, global or international economic conditions, including any changes affecting financial, credit, foreign exchange or capital market conditions; (ii) any changes in conditions in the industry in which the Company and the Company Subsidiaries operate; (iii) any changes in political, geopolitical, regulatory or legislative conditions in the United States or any other country or region of the world; (iv) any changes after the date hereof in GAAP or the interpretation thereof; (v) any changes after the date hereof in applicable Law or the interpretation thereof; (vi) any failure by the Company to meet any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from this definition of a “Company Material Adverse Effect” may be taken into account) (provided, that this clause shall not be construed as implying that the Company is making any representation or warranty hereunder with respect to any internal or analysts’ projections, estimates or expectations); (vii) any acts of terrorism or sabotage, war (whether or not declared, including the conflict between the Russian Federation and Ukraine), the commencement, continuation or escalation of a war, acts of armed hostility, weather conditions, natural disasters, epidemics or Pandemics or other force majeure events, including any material worsening of such conditions threatened or existing as of the date hereof; (viii) the execution and delivery of this Agreement, the identity of Parent or any Parent Subsidiary, the pendency or consummation of this Agreement, the Merger and the other Transactions, or the public announcement of this Agreement or the Transactions (provided that this clause (viii) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address, as applicable, the consequences resulting from the execution and delivery of this Agreement, the pendency or consummation of this Agreement or the Merger and the other Transactions); (ix) any action or failure to take any action which action or failure to act is requested or consented to in writing by Parent or otherwise expressly required by this Agreement; and (x) any breach by Parent or any of its affiliates of this Agreement; provided that with respect to the exceptions set forth in clauses (i), (ii) and (vii), if such Effect has had a disproportionate adverse effect on the Company or any Company Subsidiary relative to other companies operating in the business in which the Company and the Company Subsidiaries operate, then only the incremental disproportionate adverse effect of such Effect shall be taken into account for the purpose of determining whether a Company Material Adverse Effect exists or has occurred or (b) prevents or materially impairs the ability of Company to consummate the Transactions, including the Merger, prior to the Outside Date.
“Company Notes” means the Company’s $450,000,000 notes due November 2024.
“Company Option” means each option to purchase Company Ordinary Shares granted under the Company Equity Plan.
“Company Products” means any and all products and services, including Software as a service (SaaS) and any professional or consulting services, that are or have been in the three (3) years prior to the date of this Agreement marketed, offered, sold, licensed, imported, developed, made available or distributed by the Company or any Company Subsidiary.
“Company PSU” means each restricted stock unit award relating to Company Ordinary Shares granted under the Company Equity Plan for which vesting is conditioned in whole or in part based on achievement of performance goals or metrics and for which the applicable performance period has not been completed as of the applicable determination date.

“Company Registered Intellectual Property” means all Company Intellectual Property that is, as of the entry into this Agreement, the subject of a pending application before, registered with, or issued by any Governmental Entity, whether wholly or jointly owned by the Company or any Company Subsidiary.
“Company RSU” means each restricted stock unit award relating to Company Ordinary Shares granted under the Company Equity Plan subject solely to service-based vesting requirements.
“Company Subsidiaries” means the Subsidiaries of the Company; provided that, for the avoidance of doubt, the Company Foundations shall be deemed Subsidiaries of the Company for the purposes of this Agreement.
“Company Term Loan” means the Facility Agreement, dated as of December 5, 2022, by and among Gianni Versace S.r.l., as borrower, Intesa Sanpaolo S.p.A., Banca Nazionale Del Lavoro S.p.A. and UniCredit S.p.A., as arrangers and lenders, and Intesa Sanpaolo S.p.A., as agent.
“Confidentiality Agreement” means the Confidentiality Agreement, dated June 13, 2023, between Parent and the Company, as may be amended or supplemented by a clean team or similar agreement.
“Contract” means any legally binding written or oral agreement, contract, subcontract, settlement agreement, lease, sublease, instrument, permit, concession, franchise, binding understanding, note, option, bond, mortgage, indenture, trust document, loan or credit agreement, license, sublicense, insurance policy or other legally binding commitment or undertaking of any nature (other than a Company Benefit Plan).
“Controlled Group Liability” means any and all liabilities (i) under Title IV of ERISA; (ii) under Section 302 of ERISA; (iii) under Sections 412 and 4971 of the Code; and (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, other than such liabilities that arise solely out of, or relate solely to, plans directly sponsored by the Company and the Company Subsidiaries.
“Conversion Ratio” means the quotient, rounded to the second decimal place, obtained by dividing (a) the Merger Consideration by (b) the Parent Trading Price.
“Copyrights” means all copyrights and works of authorship, and associated moral rights, and all copyright registrations and pending copyright applications, and any renewals or extensions of any of the foregoing.
“Data Partner” means any affiliate, vendor, processor, or other third party processing or otherwise accessing, or sharing Personal Data for, with or on behalf of the Company or any Company Subsidiary.
“Effect” means any change, effect, development, circumstance, condition, state of facts, event or occurrence.
“Environmental Law” means any and all applicable Law which (a) regulate or relate to the protection or clean-up of the environment; the generation, use, treatment, storage, transportation, handling, disposal or Release of, or exposure to, Hazardous Substances, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, threatened or endangered species, plants or other natural resources, or the health and safety of persons or property, including protection of the health and safety of employees or (b) impose liability or responsibility with respect to any of the foregoing, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), or any other Law of similar effect.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder.
“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
“Financing Entities” means the Financing Parties and their respective affiliates and their and their respective affiliates’ officers, directors, employees, agents and representatives and their respective successors and assigns; provided that neither Parent nor any affiliate of Parent shall be a Financing Party
“Financing Parties” means the entities that have committed to or commit to provide or have otherwise entered into or enter into agreements in connection with the Debt Financing.

“GDPR” means Regulation (EU) 2016/679 (General Data Protection Regulation) of the European Parliament and of the Council on the protection of natural persons with regard to the processing of personal data and on the free movement of such data as currently in effect and as may be amended from time to time.
“Governmental Authorization” means any licenses, approvals, clearances, permits, certificates, waivers, amendments, consents, exemptions, variances, expirations, and terminations of any waiting period requirements, other actions by, and notices, filings, registrations, qualifications, declarations and designations with, and other authorizations and approvals issued by or obtained from, a Governmental Entity.
“Governmental Entity” means any government, court of competent jurisdiction, regulatory or administrative agency, commission or other governmental authority or instrumentality, whether Federal, state, provincial, local, domestic, foreign or multinational.
“Governmental Filing” means any notification, application, registration, declaration, filing or other submission to or with any Governmental Entity.
“Hazardous Substances” means any chemical, material, substance or waste that is defined or listed as hazardous, toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable, or as a pollutant or contaminant, or words of similar meaning or regulatory effect, under any Environmental Law, including any quantity of petroleum product or byproduct, solvent, flammable or explosive material, radioactive material, asbestos or asbestos-containing material, lead paint, polychlorinated biphenyls (or PCBs), per- and polyfluoroalkyl substances (or PFAS), dioxins, dibenzofurans, heavy metals, radon gas, mold, mold spores, and mycotoxins.
“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“Indebtedness” means, with respect to any Person, (a) all obligations for borrowed money; (b) all obligations evidenced by bonds, debentures, notes or similar instruments; (c) all Indebtedness of others secured by any Lien on owned or acquired property, whether or not the Indebtedness secured thereby has been assumed; (d) all guarantees (or any other arrangement having the economic effect of a guarantee) of Indebtedness of others; (e) all finance lease obligations; (f) all obligations, contingent or otherwise, of such Person as an account party in respect of financial guaranties, letters of credit, letters of guaranty, surety bonds and other similar instruments; (g) all securitization transactions; (h) all obligations representing the deferred and unpaid purchase price of property (other than trade payables incurred in the ordinary course of business); (i) all obligations, contingent or otherwise, in respect of bankers’ acceptances; and (j) net cash payment obligations of such Person under swaps, options, derivatives and other hedging agreements or arrangements that will be payable upon termination thereof (assuming they were terminated on the date of determination).
“Information Privacy and Security Laws” means any Law and applicable binding guidance and standards governing the privacy, protection, or security of Personal Data (including, as applicable to the privacy and the protection and security of Personal Data, data breach notification, and consumer protection), online behavioral advertising, tracking technologies, call or electronic monitoring or recording, any outbound calling and text messaging, telemarketing, or email marketing, including as relevant to the collection, use, storage, retention, processing, transfer, disclosure, sharing, disposal and destruction of Personal Data, including, to the extent applicable to the Company’s and any Company Subsidiary’s collection, storage, retention, processing, transfer, disclosure, sharing, disposal and destruction of Personal Data, the Federal Trade Commission Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, the Telecommunications (Interception and Access) Act and analogous state recording laws, the Video Privacy Protection Act, the Children’s Online Privacy Protection Act, the Computer Fraud and Abuse Act, the Electronic Communications Privacy Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Reporting Act, the Health Insurance Portability and Accountability Act of 1996, the California Consumer Privacy Act as amended by the California Privacy Rights Act, the Colorado Privacy Act, the Connecticut Act Concerning Personal Data Privacy and Online Monitoring, the Virginia Consumer Data Protection Act, the GDPR (and any European Union member states’ laws and regulations implementing the GDPR), the Canadian Personal Information Protection and Electronic Documents Act, India’s Information Technology Act, Japan’s Act on the Protection of Personal Information, Hong Kong’s Personal Data (Privacy) Ordinance, People Republic of China’s Cybersecurity Law (“CSL”), Data Security Law (“DSL”), Personal Information Protection Law (“PIPL”), and Australia’s Privacy Amendment (Private Sector) Act 2000, as amended by the Privacy Amendment (Enhancing Privacy Protection) Act 2012.

“Intellectual Property” means all intellectual property and other proprietary rights, whether statutory, common law or otherwise, whether registered or unregistered in any jurisdiction throughout the world, including in or with respect to any of the following: (a) Patents; (b) Marks, Internet domain names and URLs, and social media handles; (c) all Copyrights; (d) Software; and (e) Trade Secrets.
“Intervening Event” means any Effect that (i) is neither known by, nor reasonably foreseeable (with respect to magnitude or material consequences) by the Company or the Company Board of Directors as of or prior to the date of this Agreement and (ii) first occurs, arises or becomes known to the Company or the Company Board of Directors after the entry into this Agreement and prior to obtaining the Company Shareholder Approval; provided, that none of the following shall constitute an Intervening Event: any Effect (1) relating to any Acquisition Proposal or (2) resulting from (A) the announcement, pendency, and consummation of this Agreement and the transactions contemplated hereby, (B) any actions required to be taken or to be refrained from being taken pursuant to this Agreement, (C) a breach of this Agreement by the Company or any Company Subsidiary, (D) the fact that the Company or any of the Company Subsidiaries meets or exceeds any internal or analysts’ expectations or projections, in and of itself or (E) any changes after the date hereof in the market price or trading volume of the Company, Merger Sub, Parent or any of their respective Subsidiaries, or any change in credit rating, in each case in and of themselves.
“IT Assets” means computers, Software, websites, networks, hardware, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology and related equipment.
“Knowledge” will be deemed to be, as the case may be, the actual knowledge of (a) the individuals set forth on Section 1.1(a) of the Parent Disclosure Letter with respect to Parent or Merger Sub or (b) the individuals set forth on Section 1.1(a) of the Company Disclosure Letter with respect to the Company.
“Law” means any law (including common law), statute, requirement, code, rule, regulation, order, ordinance, judgment or decree or other pronouncement of any Governmental Entity.
“Lien” means any lien, pledge, hypothecation, mortgage, deed of trust, security interest, conditional or installment sale agreement, encumbrance, covenant, charge, claim, option, right of first refusal, easement, right of way, encroachment, occupancy right, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, or any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset), whether voluntarily incurred or arising by operation of Law; provided that a license, covenant not to assert or similar right granted in or with respect to Intellectual Property shall not be considered a “Lien.”
“Malicious Code” means any (a) back door, time bomb, drop dead device, or other Software routine designed to disable a computer program automatically with the passage of time or under the positive control of a Person other than the user of the program, or (b) virus, Trojan horse, worm, or other Software routine or hardware component designed to permit unauthorized access, to disable, erase, or otherwise harm Software, hardware, or data.
“Marks” means all trademarks, service marks, trade dress, trade names, logos and slogans, corporate names, designs, brand names, doing business designations used in connection with the conduct of an entity’s business to identify any product, service, business or company, and all other indicia of origin, and registrations and applications for registration and any renewals or extensions thereof, together in each case with the goodwill symbolized by any of the foregoing.
“Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 3(37) of ERISA or 4001(a)(3) of ERISA.
“NYSE” means the New York Stock Exchange.
“Ordinary Course License” means licenses contained in: (a) customer subscription, terms of use or terms of service, license or service agreements, in each case, with respect to Company Products; (b) non-exclusive authorizations to open travel retail locations; (c) confidentiality agreements; (d) agreements facilitating any consultant’s, contractor’s, or other service provider’s provision of services for or on behalf of the Company or any Company Subsidiary where such rights are substantially limited to those granted for the purpose of facilitating the provision of such services; or (e) agreements whose terms are consistent in all material respects with the terms of a form used by the Company or any Company Subsidiary that has been made available to Parent, including each form of (i) software development kit (SDK), connector, or API agreement and (ii) distributor or sales representatives agreement.
“Pandemic” means SARS-CoV-2 or COVID-19, and any variants, sub-variants or evolutions thereof or any other epidemics, pandemics or disease outbreaks.
“Parent Common Stock” means common stock of Parent, par value $0.01 per share.
“Parent Governing Documents” means the Articles of Incorporation of Parent, as amended.
“Parent Subsidiaries” means the Subsidiaries of Parent.
“Parent Trading Price” means the volume weighted average closing sale price of one (1) share of Parent Common Stock as reported on NYSE for the ten (10) consecutive trading days ending on the trading day immediately preceding the Closing Date (as adjusted as appropriate to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications or similar events).
“Patents” means all patents and patent applications of any kind, patentable inventions and invention disclosures and all reissues, divisionals, continuations, continuations-in-part, provisionals, reexaminations, substitutes and extensions of any of the foregoing.
“PCI DSS” means the Payment Card Industry Data Security Standard, issued by the Payment Card Industry Security Standards Council, as may be revised from time to time.
“Permitted Liens” means any Lien (i) for Taxes or governmental assessments, charges or claims of payment not yet due or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (ii) which is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Lien arising by operation of Law in the ordinary course of business for amounts not yet delinquent; (iii) which is a statutory or common law Lien to secure landlords, lessors or renters under leases or rental agreements; (iv) which is imposed on the underlying fee interest in real property subject to a Company Lease; (v) any non-exclusive license, covenant not to assert or other similar non-exclusive grant of rights under or to Intellectual Property; (vi) that arises from pledges or deposits to secure obligations pursuant to workers’ compensation Laws, unemployment insurance, social security, retirement and similar Laws or similar legislation or to secure public or statutory obligations, in each case in the ordinary course of business; (vii) which is an immaterial defect, imperfection or irregularity in title, charge, easement, covenant and right of way of record or zoning, building and other similar restriction, in each case, that do not adversely affect in any material respect the current use of the applicable property owned, leased, used or held for use by the Company or any Company Subsidiary; (viii) is a pledge or deposit to secure performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature that, in each case, is not material; and (ix) that has arisen in the ordinary course of business and does not adversely affect the value, ownership, use or operation of the property subject thereto and is not incurred in connection with the borrowing of money.
“Person” means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.
“Personal Data” means any and all information that identifies or could be used to identify, alone or in combination with other reasonably available information, an individual natural person and/or any other information that is defined as “personal data,” “personally identifiable information,” or “personal information” or similar term under any applicable data privacy Laws.
“Privacy Statements” means, collectively, all of the Company’s and the Company Subsidiaries’ published privacy policies, written statements and published notices (including if posted on the Company’s or the Company Subsidiaries’ products and services) regarding the collection, use, disclosure, transfer, storage, maintenance, retention, deletion, disposal, modification or processing of Personal Data.
“Protected Information” means (a) Personal Data; (b) any Business Confidential Information; (c) other material confidential or non-public information that relates to the businesses of the Company and the Company Subsidiaries or the Company Products or (d) any material information that the Company or a Company Subsidiary is contractually obligated to keep confidential.

“Regulatory Laws” means any applicable supranational, national, federal, state, county, local or foreign antitrust, competition, trade regulation, or foreign investment or foreign subsidies Laws that are designed or intended to prohibit, restrict or regulate (a) actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, including the HSR Act, the Sherman Act, the Clayton Act and the Federal Trade Commission Act, in each case, as amended, and other similar antitrust, competition or trade regulation laws of any jurisdiction other than the United States or (b) investments by entities that are deemed a foreign entity or by entities that are deemed to have received foreign subsidies for purposes of any applicable law or regulation.
“Reimbursement Cap” has the meaning set forth on Section 1.1(b) of the Company Disclosure Letter.
“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into, onto, under or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata).
“Representatives” means, when used with respect to any Person, the directors, officers, employees, consultants, financial advisors, accountants, legal counsel, investment bankers and other agents, advisors and representatives of such Person and its Subsidiaries.
“Sanctioned Country” means, at any time, a country or territory that is itself the target of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic)
“Sanctioned Person” means any Person that is the target of Sanctions, including: (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, any Member State of the European Union, or the United Kingdom; (b) any Person operating, organized, or resident in a Sanctioned Country; (c) the government of a Sanctioned Country or the Government of Venezuela; or (d) any Person 50% or more owned or controlled by any such Person or Persons or acting for or on behalf of such Person or Persons.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or the United Kingdom.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the United States Securities Act of 1933, as amended.
“Software” means any and all software and computer programs, including any and all applications, interfaces, tools, operating systems, and software implementations of algorithms, models and methodologies, whether in source code, object code or other form, databases and compilations, including any and all data and collections of data and all documentation, including programmers’ notes and source code annotations, user manuals and training materials, and materials relating to any of the foregoing.
“Specified Employee” means each employee of the Company (a) with annual base compensation in excess of $500,000, (b) who is an executive officer under Rule 3b-7 promulgated under the Exchange Act, or (c) who is the Chief Executive Officer of any of Michael Kors, Jimmy Choo or Versace, or has a title of President.
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the outstanding shares of capital stock of, or other equity interests, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation, limited liability company, partnership or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, or (b) with respect to a partnership, such Person or any other Subsidiary of such Person is a general partner or managing member of such partnership.
“Superior Proposal” means a bona fide, written Acquisition Proposal (with references in the definition thereof to twenty percent (20%) and eighty percent (80%) being deemed to be replaced with references to fifty percent (50%)) by a third party, which the Company Board of Directors determines in good faith after consultation with the

Company’s outside legal counsel and financial advisors to be more favorable to the Company Shareholders than the Merger, taking into account all relevant factors and any changes to the terms of this Agreement proposed by Parent pursuant to Section 5.2(e); provided, however, that any offer, proposal or indication of interest involving the sale or disposition of any of the Michael Kors, Versace or Jimmy Choo brands individually or in a combination of two shall not constitute an Acquisition Proposal for purposes of this definition.
“Takeover Statute” means any “business combination,” “control share acquisition,” “fair price,” “moratorium” or other takeover or anti-takeover statute or similar Law.
“Tax” or “Taxes” means any and all U.S. federal, state, local and non-U.S. taxes, assessments, levies, duties, tariffs, imposts and other similar charges and fees imposed by any Governmental Entity, including income, franchise, windfall or other profits, gross receipts, property, sales, use, net worth, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, withholding, ad valorem, stamp, transfer, value-added, occupation, environmental, disability, real property, personal property, registration, alternative or add-on minimum or estimated tax, including any interest, penalty, additions to tax and any additional amounts imposed with respect thereto, whether disputed or not.
“Tax Return” means any report, return, certificate, claim for refund, election, estimated Tax filing or declaration filed or required to be filed with any Governmental Entity with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof.
“Trade Controls” means (a) all applicable trade, export control, import, and antiboycott laws and regulations imposed, administered, or enforced by the U.S. government, including the Arms Export Control Act (22 U.S.C. § 1778), the International Emergency Economic Powers Act (50 U.S.C. §§ 1701–1706), Section 999 of the Internal Revenue Code, the U.S. customs laws at Title 19 of the U.S. Code, the Export Control Reform Act of 2018 (50 U.S.C. §§ 4801-4861), the International Traffic in Arms Regulations (22 C.F.R. Parts 120–130), the Export Administration Regulations (15 C.F.R. Parts 730-774), the U.S. customs regulations at 19 C.F.R. Chapter 1, and the Foreign Trade Regulations (15 C.F.R. Part 30); and (b) all applicable trade, export control, import, and antiboycott laws and regulations imposed, administered or enforced by any other country, except to the extent inconsistent with U.S. law.
“Trade Secrets” means all trade secrets, know-how, and confidential or proprietary information, including ideas, research in progress, algorithms, data, designs, processes, formulae, drawings, schematics, blueprints, flow charts, models, strategies, prototypes, customer lists, supplier lists, mailing lists, business plans and techniques, in each case, that derive independent economic value, actual or potential, from not being generally known or readily ascertainable by others.
“Treasury Regulations” means the U.S. Treasury regulations promulgated under the Code.
“VAT” means value added tax and any equivalent tax on the sale of goods and supply of services.

Annex B

Articles of Merger

ARTICLES OF MERGER

SECTION 171 OF THE BVI BUSINESS COMPANIES ACT
These Articles of Merger are entered into this   day of     , 20   by Capri Holdings Limited (“Capri” or the “Surviving Company”), a BVI business company incorporated under the laws of the British Virgin Islands with company number 524407 and its registered office at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands, VG1110 and Sunrise Merger Sub, Inc. (the “Merging Company”), a BVI business company incorporated under the laws of the British Virgin Islands with company number 2129509 and its registered office at 171 Main Street, PO Box 92, Road Town, Tortola, VG1110, British Virgin Islands, pursuant to the provisions of section 171 of the BVI Business Companies Act, as amended (the “Act”).
WITNESSETH as follows:
1. Capri and the Merging Company HEREBY ADOPT a plan of merger, a copy of which is annexed hereto (the “Plan of Merger”), with the intent that the Merging Company shall merge with and into the Surviving Company (the “Merger”) and that the Merger shall be effective on the date these Articles of Merger are registered by the Registrar of Corporate Affairs (the “Effective Date”).
2. Capri was incorporated under the laws of the British Virgin Islands as an international business company incorporated under the International Business Companies Act on 13 December 2002 and re-registered as a BVI business company under the Act on 1 January 2007 with company number 524407.
3. The Merging Company was incorporated under the laws of the British Virgin Islands as a BVI business company incorporated under the Act on 3 August 2023 with company number 2129509.
4. The memorandum of association and articles of association of Capri were first registered by the Registrar of Corporate Affairs on 13 December 2002, and were last amended on 24 May 2023.
5. The memorandum of association and articles of association of the Merging Company were first registered by the Registrar of Corporate Affairs on 3 August 2023.
6. The memorandum of association and articles of association of the Surviving Company shall be the memorandum of association and articles of association of Capri immediately prior to the Effective Date.
7. The Plan of Merger was approved by the directors of Capri on [•] 2023 and was authorised by the members of Capri on [•] 2023.
8. The Plan of Merger was approved by the directors of the Merging Company on [•] 2023 and was authorised by the sole member of the Merging Company on [•] 2023.
9. The name of the Surviving Company upon the consummation and effectiveness of the Merger shall remain unchanged.
10. These Articles of Merger shall be governed by and construed in accordance with the laws of the British Virgin Islands.
11. These Articles of Merger may be executed in one or more counterparts which, when taken together, shall constitute one instrument.
IN WITNESS WHEREOF the parties hereto have caused these Articles of Merger to be executed on the date first set out in these Articles of Merger.
[Signature page(s) follow]

[Signature page(s)]
)
SIGNED for and on behalf of	)
Capri Holdings Limited	)
Name:	)
Director	)
)

)
SIGNED for and on behalf of	)
Sunrise Merger Sub, Inc.	)
Name:	)
Director	)
)

Annex C

Plan of Merger

PLAN OF MERGER

SECTION 170 OF THE BVI BUSINESS COMPANIES ACT
This Plan of Merger is made the    day of    , 20     by Capri Holdings Limited (“Capri” or the “Surviving Company”), a BVI business company incorporated under the laws of the British Virgin Islands with company number 524407 and its registered office at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands, VG1110, and Sunrise Merger Sub, Inc. (the “Merging Company”), a BVI business company incorporated under the laws of the British Virgin Islands with company number 2129509 and its registered office at 171 Main Street, PO Box 92, Road Town, Tortola, VG1110, British Virgin Islands pursuant to the provisions of section 170 of the BVI Business Companies Act, as amended (the “Act”).
Whereas Capri is existing under and by virtue of the Act and is entering into this Plan of Merger pursuant to the provisions of section 170 of the Act.
Whereas the Merging Company is existing under and by virtue of the Act and is entering into this Plan of Merger pursuant to the provisions of section 170 of the Act.
Whereas the parties hereto deem it desirable and in the best interest of the companies and their members that the Merging Company be merged into the Surviving Company (the “Merger”).
Now therefore this Plan of Merger provides as follows:
1. The constituent companies are the Surviving Company and the Merging Company (together, the “Constituent Companies”).
2. The name of the Surviving Company is “Capri Holdings Limited”.
3. Capri has [•] ordinary shares of no par value each in issue, all of which are entitled to vote on the Merger as one class.
4. The Merging Company has 1,000 (one thousand) ordinary shares of no par value each in issue, all of which are entitled to vote on the Merger as one class.
5. Upon the Merger, the separate corporate existence of the Merging Company shall cease and the assets of every description, including choses in action, of each of Capri and the Merging Company shall immediately vest in the Surviving Company, and the Surviving Company shall become subject to all claims, debts, liabilities, and obligations of the Constituent Companies.
6. The manner and basis of converting the shares of the Constituent Companies into shares of the Surviving Company on the Merger shall be as follows:
(a) each issued and outstanding ordinary share of Capri shall be cancelled, other than the Dissenting Shares or the Cancelled Shares, and the holder of each ordinary share shall have the right to receive $[•] per ordinary share in cash without interest;
(b) each Cancelled Share shall be cancelled, and no consideration shall be delivered with respect thereto;
(c) each Dissenting Share shall be cancelled, and each holder of such Dissenting Shares shall cease to be a shareholder of the Surviving Company and shall solely have the rights granted to them under section 179 of the Act; and
(d) each issued and outstanding ordinary share of the Merging Company shall continue as one validly issued, fully paid and non-assessable ordinary share of no par value of the Surviving Company.
For these purposes:
“Cancelled Shares” means each issued and outstanding ordinary share of Capri which is owned or held in treasury by Capri, or is owned by Tapestry Inc. or any of its direct or indirect subsidiaries.
“Dissenting Shares” means each issued and outstanding ordinary share Capri in respect of which the holder thereof has duly and validly exercised a right of dissent in accordance with section 179 of the Act.

7. The date on which it is intended that the Merger is to take effect is the date on which the Articles of Merger for the Surviving Company are registered by the Registrar of Corporate Affairs of the British Virgin Islands and the certificate of merger is issued (the “Effective Date”).
8. The memorandum of association and articles of association of Capri immediately prior to the Effective Date shall be the memorandum of association and articles of association of the Surviving Company.
9. This Plan of Merger shall be submitted to the members of both the Constituent Companies for their approval by a resolution of members.
10. This Plan of Merger shall be governed by and construed in accordance with the laws of the British Virgin Islands.
11. This Plan of Merger may be executed in one or more counterparts which, when taken together, shall constitute one instrument.
IN WITNESS WHEREOF the parties hereto have caused this Plan of Merger to be executed on the date first set out in this Plan of Merger.
[Signature page(s) follow]

[Signature page(s)]
)
SIGNED for and on behalf of	)
Capri Holdings Limited	)
Name:	)
Director	)
)

)
SIGNED for and on behalf of	)
Sunrise Merger Sub, Inc.	)
Name:	)
Director	)
)

Annex B
745 Seventh Avenue New York, NY 10019 United States
CONFIDENTIAL
August 10, 2023
Board of Directors
Capri Holdings Limited
90 Whitfield Street, 2nd Floor
London, United Kingdom
W1T 4EZ
Members of the Board of Directors:
We understand that Capri Holdings Limited, a British Virgin Islands business company limited by shares with BVI company number 524407 formed under the laws of the territory of the British Virgin Islands (the “Company”), intends to enter into a transaction (the “Proposed Transaction”) with Tapestry, Inc., a Maryland corporation (“Parent”), and Sunrise Merger Sub, Inc., a British Virgin Islands business company limited by shares with BVI company number 2129509 formed under the laws of the territory of the British Virgin Islands and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which (a) Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent, and (b) at the Effective Time (as defined in the Agreement (as defined below)), each ordinary share, no par value, of the Company issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares (as defined in the Agreement) and Dissenting Shares (as defined in the Agreement)) will be converted into the right to receive $57.00 in cash, without interest (the “Merger Consideration”). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger, by and among Parent, Merger Sub and the Company, dated as of August 10, 2023 (the “Agreement”). The summary of the Proposed Transaction set forth above is qualified in its entirety by the terms of the Agreement.
We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company’s shareholders of the Merger Consideration to be paid to such shareholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Proposed Transaction. In addition, we express no opinion on, and our opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Proposed Transaction, or any class of such persons, relative to the consideration to be offered to the shareholders of the Company in the Proposed Transaction. Our opinion does not address the relative merits of the Proposed Transaction as compared to any other transaction or business strategy in which the Company might engage.
In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction; (2) publicly available information concerning the Company that we believe to be relevant to our analysis, including its Annual Report on Form 10-K for the fiscal year ended April 1, 2023 and Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2022, October 1, 2022, and July 2, 2022; (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including financial projections of the Company prepared by management of the Company (the “Management Projections”); (4) trading history of the Company’s common shares from May 2021 to July 2023; (5) a comparison of the projected future financial results and trading multiples of the Company with those of other companies that we deemed relevant; and (6) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, liabilities, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.
In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information) and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make
B-1

such information inaccurate or misleading. With respect to the Management Projections, upon the advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. We assume no responsibility for and we express no view as to any such projections or estimates or the assumptions on which they are based. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. In addition, you have not authorized us to solicit, and we have not solicited, any indications of interest from any third party with respect to the purchase of all or a part of the Company’s business. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We assume no responsibility for updating or revising our opinion based on events or circumstances that may occur after the date of this letter.
We have assumed the accuracy of the representations and warranties contained in the Agreement and all agreements related thereto in all respects material to our analysis. We have also assumed, upon the advice of the Company, that all material governmental, regulatory and third party approvals, consents and releases for the Proposed Transaction will be obtained within the constraints contemplated by the Agreement and that the Proposed Transaction will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. We do not express any opinion as to any tax or other consequences that might result from the Proposed Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals.
Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, the consideration to be offered to the shareholders of the Company in the Proposed Transaction is fair to such shareholders from a financial point of view.
We are acting as financial advisor to the Company in connection with the Proposed Transaction and will receive fees for our services, a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities that may arise out of our engagement. We have performed various investment banking services for the Company and Parent in the past, and expect to perform such services in the future, and have received, and expect to receive, customary fees for such services. Specifically, in the past two years, we have acted as a counterparty in hedging transactions of Capri’s European net assets for which we have received customary fees, and are currently a lender under the Company’s existing credit facility. We have not performed any investment banking services for Parent for which we have earned fees in the past two years. Barclays Capital Inc., its subsidiaries and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of our business, we and our affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company and Parent for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.
This opinion, the issuance of which has been approved by our Fairness Opinion Committee, is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Proposed Transaction.
Very truly yours,

BARCLAYS CAPITAL INC.
B-2

PRELIMINARY PROXY CARD, SUBJECT TO COMPLETION

CAPRI
HOLDINGS LIMITED

90 WHITFIELD STREET, 2ND FLOOR
LONDON W1T 4EZ
UNITED KINGDOM

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [TBD], 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CPRI2023SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [TBD], 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V23215-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CAPRI
HOLDINGS LIMITED

The Board of Directors of Capri Holdings Limited recommends you vote FOR proposals 1, 2 and 3:	**For**	**Against**	**Abstain**
1. To adopt a resolution authorizing the Agreement and Plan of Merger, dated as of August 10, 2023, by and among Capri Holdings Limited, Tapestry, Inc., and Sunrise Merger Sub, Inc. (as it may be amended from time to time, the "Merger Agreement").	☐	☐	☐
2. To approve, on an advisory (nonbinding) basis, the compensation that may be paid or become payable to Capri Holdings Limited's named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement.	☐	☐	☐
3. To approve any adjournment of the special meeting of shareholders of Capri Holdings Limited (the "Special Meeting"), if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

V23216-TBD

CAPRI
HOLDINGS LIMITED

Special Meeting of Shareholders
[TBD]
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) John D. Idol, Thomas J. Edwards and Krista A. McDonough, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the Ordinary shares of CAPRI HOLDINGS LIMITED that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at [TBD] on [TBD], 2023, at www.virtualshareholdermeeting.com/CPRI2023SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The Board of Directors recommends that you vote FOR proposals 1, 2 and 3.

PRELIMINARY PROXY CARD, SUBJECT TO COMPLETION

Continued and to be signed on reverse side